As filed with the Securities and Exchange Commission on February 2, 2007
Registration No. 333-138661

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ICON Leasing Fund Twelve, LLC
(Exact name of registrant as specified in governing instruments)

DELAWARE	7359	20-5651009
(State or other jurisdiction of organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 FIFTH AVENUE, NEW YORK,
NEW YORK 10011 (212) 418-4700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Joel S. Kress
Senior Vice President and General Counsel
ICON Capital Corp.
100 Fifth Avenue, Fourth Floor
New York, New York 10011
(212) 418-4700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:
Deborah Schwager Froling, Esquire
Arent Fox LLP
1050 Connecticut Avenue, N.W.
Washington, DC 20036
(202) 857-6075
(counsel to registrant)

Approximate date of commencement of proposed sale to the public:   As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount Being	Aggregate Offering	Offering Price	Registration
Being Registered	Registered	Price(1)	per Share	Fee
Shares of limited liability company interests	400,000 shares	$400,000,000	$1,000.00	$42,800.00(2)
Shares of limited liability company interests(3)	12,000 shares	$10,800,000	$900.00	$1,155.60(2)

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.

(2)	Previously paid.

(3)	Represents limited liability company interests to be issued pursuant to the Registrant’s Distribution Reinvestment Plan.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 2, 2007

ICON LEASING FUND TWELVE, LLC

Up To 412,000 Shares of Limited Liability Company Interests

We are offering up to 400,000 shares of our limited liability company interests (the “Shares”) at a public offering price of $1,000.00 per Share, $920.00 per Share for Shares sold to our Manager, Selling Dealers or certain of their affiliates. We are also offering up to 12,000 Shares pursuant to our Distribution Reinvestment Plan (“DRIP Plan”) at a public offering price of $900.00 per Share. A minimum investment of 5 Shares ($5,000) or 4 1/2 Shares for IRAs and qualified plans ($4,500) is required. There is no minimum investment required to participate in our DRIP Plan for qualified participants.

Our manager is ICON Capital Corp. (the “Manager”) and we were formed as a Delaware limited liability company. We are an equipment leasing program and will primarily engage in the business of acquiring equipment subject to lease, purchasing equipment and leasing it to third-party end users and, to a lesser degree, acquiring ownership rights to items of leased equipment at lease expiration. We expect to invest at least 81.51% of the gross offering proceeds from the sale of Shares in the offering and to establish a reserve of 0.50%. The remaining 17.99% of the gross offering proceeds of the offering will pay fees and expenses related to our organization and the offering.

Investing in our Shares involves a high degree of risk. You should purchase our Shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 10, which include the following:

•	All or a substantial portion of your distributions may be a return of capital and not a return on capital, which will not necessarily be indicative of our performance.

•	Initially, we will be a blind pool because we have not yet identified any specific investments and all of the potential risks of an investment in our Shares cannot be assessed at this time.

•	Your ability to resell your Shares may be limited by the absence of a public trading market and, therefore, you should be prepared to hold your Shares for the life of Fund Twelve, which is anticipated to be approximately 10 years.

•	Uncertainties associated with the equipment leasing industry may have an adverse effect on our business and may adversely affect our ability to give you any economic return from our Shares or a complete return of your capital.

•	You will have limited voting rights and will be required to rely on our Manager to make all of our management decisions and achieve our investment objectives.

•	Our Manager will receive substantial fees from us, and those fees are likely to exceed the income portion of distributions made to you during our early years.

•	Because we will borrow money to make our investments, losses as a result of lessee defaults may be greater than if such borrowings were not incurred.

•	Our Manager’s decisions are subject to conflicts of interest.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our Shares is not permitted.

	Price	Sales	Proceeds to
Offering	to Public	Commissions	Us

Per Share	$1,000	$100	$900
Minimum Offering of 1,200 Shares	$1,200,000	$120,000	$1,080,000
Maximum Offering of 400,000 Shares	$400,000,000	$40,000,000	$360,000,000
DRIP Plan per Share	$900	$—	$900
DRIP Plan of 12,000 Shares	$10,800,000	$—	$10,800,000

ICON Securities Corp., which is an affiliate of our Manager, will act as the dealer-manager for this offering of Shares. Broker-dealers selling our Shares are not required to sell any specific number of our Shares, but will use their best efforts to sell our Shares. None of our Shares will be sold unless a minimum of $1,200,000 is received within one year from the start of the offering. We will deposit subscriptions in a bank escrow account until $1,200,000 is received. If the minimum offering is not achieved, the escrow agent will send a refund of your investment with any interest earned thereon and without deduction for escrow expenses. Investors (other than Pennsylvania investors) who invest prior to the minimum offering size being achieved will receive, upon admission into Fund Twelve, a one-time distribution equal to the initial distribution rate, as determined by us, for each full month their funds were held in escrow but without any interest on their escrow funds. The last date on which our Shares may be sold is               , 2009. There is currently no public market for our Shares, and we do not expect one to develop. Our Shares will not be listed on any national securities exchange.

Notice to Pennsylvania investors: Because the minimum amount of this offering is less than $20,000,000 (a maximum to minimum offering ratio of 20:1), you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of investments.

ICON SECURITIES CORP.
Dealer-Manager

The date of this prospectus is          , 2007.

Page

WHO SHOULD INVEST	iv
QUESTIONS AND ANSWERS ABOUT THIS OFFERING	vi
PROSPECTUS SUMMARY	1
RISK FACTORS	10
All or a substantial portion of your distributions may be a return of capital and not a return on capital which will not necessarily be indicative of our performance	10
Initially, we will be a blind pool because we have not identified any specific investments and all of the potential risks of an investment in our Shares cannot be assessed at this time	10
Your ability to resell your Shares may be limited by the absence of a public trading market and, therefore, you should be prepared to hold your Shares for the life of Fund Twelve, which is anticipated to be approximately 10 years	10
If you choose to request that we repurchase your Shares, you may receive significantly less than you would receive if you were to hold your Shares for the life of Fund Twelve	10
You may not receive cash distributions every month and, therefore, you should not rely on any income from your Shares	11
If we cannot raise a significant amount of capital, our level of equipment diversification and financial performance may be adversely affected	11
Uncertainties associated with the equipment leasing industry may have an adverse effect on our business and may adversely affect our ability to give you any economic return from our Shares or a complete return of your capital	11
You will have limited voting rights and will be required to rely on our Manager to make all of our management decisions and achieve our investment objectives	11
The results of our Manager’s prior equipment leasing programs are not necessarily indicative of our future results.	12
Our Manager will receive substantial fees from us, and those fees are likely to exceed the income portion of distributions made to you during our early years	12
Because we will borrow money to make our investments, losses as a result of lessee defaults may be greater than if such borrowings were not incurred	12
Our Manager’s decisions are subject to conflicts of interest	13
If the value of our equipment declines more rapidly than we anticipate, our financial performance may be adversely affected	13
If leased equipment is not properly maintained, its residual value may be less than expected	14
If a lessee defaults on its lease, we could incur losses	14
If a lessee files for bankruptcy, we may have difficulty enforcing the lease and may incur losses	14
We may invest in options that could become worthless if the option grantor files for bankruptcy	14
Leasing equipment in foreign countries may be riskier than domestic leasing and may result in losses	15
We could incur losses as a result of foreign currency fluctuation	15
Sellers of leased equipment could use their knowledge of the lease terms for gain at our expense	15
Investment in joint ventures may subject us to risks relating to our co-investors that could adversely impact the financial results of such joint ventures	15

Page

We may not be able to obtain insurance for certain risks and would have to bear the cost of losses from non-insurable risks	16
We could suffer losses from failure to maintain equipment registration and from unexpected regulatory compliance costs	16
If a lease is determined to be a loan, it could be subject to usury laws, which could lower our lease revenue	16
Our Manager’s officers and employees manage other businesses and will not devote their time exclusively to managing us and our business	16
Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business	17
We compete with a variety of financing sources for our lessees, which may affect our ability to achieve our investment objectives	17
If the IRS classifies us as a corporation rather than a partnership, your distributions would be reduced under current tax law	17
We could lose cost recovery or depreciation deductions if the IRS treats our leases as sales or financings	18
You may incur tax liability in excess of the cash distributions you receive in a particular year	18
There are limitations on your ability to deduct our losses	18
The IRS may allocate more taxable income to you than our LLC Agreement provides	18
If you are a tax-exempt organization, you will have unrelated business taxable income from this investment	18
This investment may cause you to pay additional taxes	18
You may incur state tax and foreign tax liabilities and have an obligation to file state or foreign tax returns	19
Any adjustment to our tax return as a result of an audit by the IRS may result in adjustment to your tax return	19
Some of the distributions on our Shares will be a return of capital, in whole or in part, which will complicate your tax reporting and could cause unexpected tax consequences at liquidation	19
Our assets may be plan assets for ERISA purposes, which could subject our Manager to additional restrictions on its ability to operate our business	19
FORWARD-LOOKING STATEMENTS	20
ESTIMATED USE OF PROCEEDS	21
CAPITALIZATION	23
COMPENSATION OF OUR MANAGER AND CERTAIN NON-AFFILIATES	24
CONFLICTS OF INTEREST	31
MANAGEMENT RESPONSIBILITY	34
OTHER PROGRAMS SPONSORED BY OUR MANAGER	36
RELATIONSHIPS WITH SOME OF OUR MANAGER’S AFFILIATES	39
MANAGEMENT	40
INVESTMENT OBJECTIVES	41
MARKET AND INDUSTRY DATA	48

WHO SHOULD INVEST

Considerations

Our Shares are an illiquid asset. There is currently no public market for our Shares, and we do not expect one to develop. Our Shares will not be listed on any national securities exchange. Therefore, you should purchase our Shares only if you have adequate financial means, do not need liquidity and are able to make a long-term investment of up to 10 years. Our Shares are not an appropriate investment if you must rely on our cash distributions as an essential source of income to meet your necessary living expenses or if you are seeking to shelter other sources of income from taxation.

Investment in our Shares involves substantial risks. You should carefully consider the information in the “Risk Factors” section and all other information included in this prospectus before investing in our Shares, including the lack of a public market in which to sell our Shares, the limited availability of repurchase, the unfavorable formula by which the repurchase price will be calculated and the resulting long-term nature of an investment in our Shares. See “Risk Factors.”

You must meet the suitability requirements described below to invest in our Shares. Our Manager and the selling broker-dealer have a duty to make reasonable efforts to determine that an investment in our Shares is suitable for you. To verify that you meet such standards, we will rely upon your representations as to suitability on the Subscription Agreement. When evaluating your suitability for this investment using the standards listed below, keep in mind that net worth does not include the value of your home furnishings, personal automobiles or your home. The assets included in your net worth calculation must be valued at their fair market value.

You must meet our basic suitability requirements to invest. In general, you must have either:

(1) a net worth of at least $60,000 plus $60,000 of annual gross income; or

(2) a net worth of at least $225,000.

If you are a resident of Arizona, Kansas, Kentucky, Massachusetts, Missouri, Nebraska, Ohio or Pennsylvania, your investment may not exceed 10% of your net worth. If you are a resident of New Hampshire, you must have either (a) a net worth of at least $250,000 or (b) a net worth of at least $125,000 and an annual gross income of at least $50,000 in order to invest. If you are a resident of Iowa, Kentucky or Ohio you must have either (a) a net worth of at least $250,000 or (b) a net worth of at least $70,000 and an annual gross income of at least $70,000 in order to invest. If you are a resident of Alaska, you must have either (a) a net worth of at least $150,000, or (b) a net worth of $65,000 and an annual gross income of at least $65,000 in order to invest.

In addition, you must be either a U.S. citizen with a resident address in the United States or Puerto Rico (individuals only) or a resident alien residing in the United States in order to purchase our Shares. If, in the case of an individual, such investor is no longer a U.S. citizen, resident of the United States or Puerto Rico (individuals only), or a resident alien or if an investor otherwise is or becomes a foreign partner for purposes of Section 1446 of the Internal Revenue Code of 1986 (the “Code”) at any time during the life of Fund Twelve, we have the right, but not the obligation, to repurchase all of such investor’s Shares subject to the conditions set forth in Section 10.6 of our LLC Agreement.

It may be important for you to consider that, if you are unsure as to whether you meet these standards (or only meet them by a small margin), an investment in our Shares may not be prudent for you.

Suitability Standard for Qualified Plans and IRAs

An IRA can purchase our Shares if the IRA owner meets both the basic suitability standard and any standard applicable in the owner’s State of residence. Pension, profit-sharing or stock bonus plans, including Keogh Plans, that meet the requirements of Section 401 of the Internal Revenue Code are called qualified plans in this prospectus. Qualified plans that are self-directed may purchase our Shares if the plan participant meets both the basic suitability standard and any standard applicable in the participant’s State of residence.

Qualified plans that are not self-directed may purchase our Shares if the plan itself meets both the basic suitability standard and any relevant State standard.

Suitability Standard for Other Fiduciaries

When our Shares are purchased for fiduciary accounts other than IRAs and qualified plans, such as a trust, both the basic suitability standard and any applicable State suitability standard must be met by either the fiduciary account itself, or by the beneficiary on whose behalf the fiduciary is acting. If you are both the fiduciary and the person who directly or indirectly supplies the funds for the purchase of our Shares, then you may purchase our Shares for the fiduciary account if you meet both the basic suitability standard and any applicable State standard.

Additional Considerations for IRAs, Qualified Plans and Tax-Exempt Organizations

An investment in our Shares will not, in and of itself, create an IRA or qualified plan. To form an IRA or qualified plan, an investor must comply with all applicable provisions of the tax code and the Employee Retirement Income Security Act of 1974 (“ERISA”). IRAs, qualified plans and tax-exempt organizations should consider the following when deciding whether to invest:

•	any income or gain realized will be unrelated business taxable income (“UBTI”), which is subject to the unrelated business income tax;

•	for qualified plans and IRAs, ownership of our Shares may cause a pro rata share of our assets to be considered plan assets for the purposes of ERISA and the excise taxes imposed by the tax code;

•	any entity that is exempt from federal income taxation will be unable to take full advantage of any tax benefits generated by us; and

•	charitable remainder trusts that have any UBTI will be subject to an excise tax equal to 100% of such UBTI.

See “Risk Factors,” “Federal Income Tax Consequences — Taxation of Tax-Exempt Organizations” and “Investment by Qualified Plans and IRAs.”

If you are a fiduciary or investment manager of a qualified plan or IRA, or if you are a fiduciary of another tax-exempt organization, you should consider all risks and investment concerns, including those unrelated to tax considerations, in deciding whether this investment is appropriate and economically advantageous for your plan or organization. See “Risk Factors,” “Federal Income Tax Consequences” and “Investment by Qualified Plans and IRAs.”

Although we believe that our Shares may represent suitable investments for some IRAs, qualified plans and tax-exempt organizations, our Shares may not be suitable for your plan or organization due to the particular tax rules that apply to it. Furthermore, the investor suitability standards represent minimum requirements, and the fact that your plan or organization satisfies them does not mean that an investment would be suitable. You should consult your plan’s tax and financial advisors to determine whether this investment would be advantageous for your particular situation.

Suitability Requirements in Connection with Transfers of Shares

Our Shares are subject to substantial transfer restrictions and may be transferred only under certain circumstances and then subject to certain conditions. See “Transfer of Our Shares/Withdrawal — Restrictions on the Transfer of Our Shares and Withdrawal.” One condition is that you may sell or transfer our Shares only to a recipient who meets all applicable suitability standards. If the transfer is effected through a member firm of the NASD, the member firm must be satisfied that a proposed buyer meets suitability standards for this investment. The NASD conduct rules also require the member firm to inform the proposed buyer of all pertinent facts relating to the liquidity and marketability of our Shares.

v

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Q.	What is ICON Leasing Fund Twelve, LLC?

A.	We are an equipment leasing program. In an equipment leasing program, the capital you invest is pooled with the capital contributed by other investors. This pool of cash is then used to make investments, to pay fees and expenses and to establish a small reserve. An equipment leasing program will invest the majority of the cash it receives in items of equipment that are leased to third parties. The party that owns the equipment is commonly referred to as the owner or lessor, and the other party that uses the equipment and pays rent for its use for a specific period of time is known as the user or lessee. When the lease expires, the lessee typically purchases the equipment, extends the lease or returns the equipment to the lessor. An equipment leasing program anticipates receiving cash from both rental payments made by lessees and the sale of the equipment upon the expiration of the lease.

Q.	What does ICON Leasing Fund Twelve, LLC do?

A.	As is typical of equipment leasing programs, we will be a lessor of leased equipment. We will use a substantial portion of the offering proceeds to acquire equipment subject to lease, purchase equipment and lease it to third-party end users and, to a lesser degree, acquire ownership rights to items of leased equipment at lease expiration. Although the makeup of our potential leased equipment portfolio cannot be determined in advance, in other equipment leasing programs that our Manager has managed, such programs have invested in marine vessels, commercial aircraft, information technology equipment, railcars, power plants, production facilities, store fixtures and many other types of equipment. We are not able to determine who will be the future lessees of our equipment, but in our Manager’s other recent equipment leasing programs, the lessees were often Fortune 500 companies, large foreign businesses and other creditworthy businesses.

Q.	How will our Manager select potential equipment for acquisition?

A.	Our Manager will seek to acquire equipment subject to lease that it believes will provide us with a satisfactory rate of return. In general, the return of and return on an investment in an equipment lease, if any, is derived from (a) the receipt of periodic rental payments due under the lease, plus (b) the receipt of the proceeds of any sale or re-lease of such equipment after the end of the initial lease term.

With respect to (a) above, we seek to acquire equipment subject to lease with lessees that we believe to be creditworthy based on the company’s business and financial position. In our opinion, this increases the probability that all of the scheduled rental payments will be paid when due. In the case of “growth” leases, the rental income received in cash will be less than the purchase price of the equipment. In the case of “income” type leases, the rentals due under the lease are often, in the aggregate, enough to provide a return of and a return on the purchase price of the equipment.

With respect to (b) above, we seek to acquire equipment subject to lease that will generate enough proceeds from either sale or re-lease that, when combined with rental payments received in cash, will provide a satisfactory rate of return. In the case of an income lease, the substantial rental payments due under the lease may limit the importance that the underlying equipment has residual value. Income leases may therefore include types of equipment not expected to have substantial future value as a consequence of technological change, wear and tear or planned obsolescence. In the case of a growth type lease, we seek to acquire items of equipment that decline in value at a slow rate by virtue of their long economic life. With respect to growth leases, the goal is to acquire the equipment with a portion of non-recourse indebtedness and utilize some or all of the lease rental payments to reduce such debt. In this manner, in our experience, the residual value may provide a return of and a return on the purchase price of the equipment even if all rental payments received during the initial term were paid to a lender.

Q.	What will be the terms of our leases?

A.	We expect our leases to meet economic and legal standards that our Manager has derived from its experience in the equipment leasing business. In general, we expect that the leases will be enforceable contracts that create non-cancelable obligations of the lessee with respect to the timely payment of rent, proper maintenance of equipment, and the return thereof in a specified condition. Often such leases will create rights for us in the event of a failure of the lessee to perform and/or payment obligations of the lessee over and above the rental obligation to cure such a failure.

Leases often create certain non-cancelable obligations on the part of the lessor as well. For example, leases often provide the lessee with the right to “quiet enjoyment,” in which the lessor will not interfere with the lessee’s proper use of the equipment if the lessee has complied with its obligations under the lease.

Q.	What can you expect to happen after you make an investment in our Shares?

A.	We have three phases of different lengths. It is very important to be aware of how we will operate during these three phases so you can evaluate this investment opportunity and have appropriate expectations.

We call the period when we are raising money from investors the offering period. This period will not exceed two years. The more quickly we raise money, the shorter the offering period will be. After we have raised $1,200,000, we will begin investing the offering proceeds. This investment will continue until all offering proceeds have been spent on investments, fees and expenses, and the establishment of a small reserve.

Upon the completion of the offering period, the operating period begins. Unless extended, it will last for five years. No new investors are admitted during this period. The operating period is when we expect to spend operating proceeds on additional investments to the extent that cash is available after distributions are made and expenses are paid.

In both the offering and operating periods, we plan to make monthly distributions of cash to investors. Cash is expected to be distributed in the early part of each month, commencing shortly after you make an investment and once we have raised $1,200,000. Cash distributions are expected to continue each month for the entire offering and operating periods. However, the amount and rate of cash distributions could vary and is not guaranteed.

Upon the completion of the operating period, the liquidation period begins. The liquidation period is likely to last for several years. It is during the liquidation period that we gradually dispose of our assets. If equipment is still on lease at the start of the liquidation period, it will typically be sold when the lease expires rather than re-leased to third parties, if market conditions permit. If our Manager believes that it would be in the best interests of our investors to reinvest the proceeds received from our investments in additional investments during the liquidation period, we may do so, but our Manager will not receive any fees in connection with such investments.

Q.	How do our planned cash distributions compare to fixed income investments?

A.	You should carefully review the Risk Factors section of this prospectus to see how an investment in our Shares differs from more conservative alternatives. Among other things, you are not guaranteed a return of or a return on your investment in our Shares. The amount of distributions made to you during the offering and operating periods may vary depending on the performance of our investments. The amount of distributions made to you during these periods will be determined by our Manager and at least initially will not be based on any operations or income from our leases. Such distributions are expected to be a return of capital. Distributions made to you during the liquidation period will be irregular and there is no guarantee that, when combined with prior distributions, they will add up to more than 100% of your investment. The possibility that the internal rate of return from our Shares may be more or less than the initial distribution rate, as determined by our Manager in its sole discretion, is an important difference between an investment in our Shares and fixed income alternatives. Understanding the opportunities and risks of our Shares prior to investing is very important, and you should not invest if you believe you do not fully understand an investment in our Shares.

Q.	How does an investment in an equipment lease compare to an investment in another class of asset, such as real estate?

A.	Equipment leases create rental income for a leasing company as does an investment in real estate. It is not possible to compare the likelihood of an equipment lease providing a satisfactory return to the likelihood of an investment in real estate providing the same. In general, the economic life of equipment will be shorter than the economic life of most real estate investments. As a result, equipment lease rentals include a return on investment for the leasing company as well as a return of investment representing the portion of equipment life that was used up during the equipment lease term. Therefore, an investment in an equipment lease can be expected to have very high rental payments but a lower residual value compared to real estate.

Q.	Are there tax considerations of this investment of which you need to be aware?

A.	The material federal tax consequences of an investment in our Shares are described beginning on page 52. You should consult your tax advisor if you have questions about the appropriateness of this investment for your own tax situation.

Investing in equipment ordinarily has the following federal tax characteristics. We will generate taxable income from rents received and equipment sales. A substantial part of this income may be offset by deductions for depreciation, interest and other expenses. The result may be that, in the offering period and early years of the operating period, you will receive cash distributions that are not fully subject to income tax. Distributions not fully subject to income tax during the offering period and early years of the operating period are likely to be comprised mainly of a return of capital. You will receive a Form K-1 early each year, which tells you what share of our income you will need to include on your individual tax return.

This is not an appropriate investment if you are seeking to shelter other sources of income from taxation, although in some instances passive losses from this investment may offset passive income. Based upon our Manager’s experience managing other equipment leasing programs, in the early years you will receive distributions, but may pay current income tax on only a portion of those distributions. By the time we are liquidated, the total tax you pay in the aggregate may likely be consistent with the tax you would pay with respect to other taxable investments. The benefit of paying taxes later instead of currently is commonly referred to as “tax deferral.” We use the term “tax deferral” to mean that, in the early years of the investment, only a small portion of the cash distributed to you will be considered a return on investment. To the extent in later years the portion considered a return on investment grows, it will be taxable at that time. This is not the same as a tax deferral commonly associated with qualified plans or IRAs where even the portion of your portfolio performance considered a return on investment is not taxable when distributed to the qualified plan or IRA and such earnings remain untaxed until withdrawn. An investment in our Shares should not be made solely because of the potential for tax deferral. In addition, in some cases other taxes may offset the deferral benefit. Again, see the tax discussion beginning on page 52, including the discussion of UBTI on page 70, which may apply if you invest in us through a qualified plan or IRA.

Q.	Can you have your distributions redirected elsewhere each month?

A.	Investors can specify a number of different accounts to which their distributions will be deposited. You also have the opportunity to participate in our DRIP Plan, which provides that all of the distributions you receive during the offering period are invested in additional Shares. See “Subscriptions” and “Distribution Reinvestment Plan.”

Q.	What ability will you have to sell your investment in our Shares?

A.	An investment in our Shares is an illiquid investment, and your ability to sell our Shares will be extremely limited. You should only invest money that you can afford to have tied up for at least 10 years, net of distributions that are expected to be made to you during those years. Our Shares will not be listed on any national securities exchange at any time and we will take steps to assure that no public trading market develops for our Shares. We have a share repurchase plan that, after you have held our Shares for one year, allows you to request that we purchase your investment in our Shares from time to time, which plan is more fully described on page 84. You should assume that the financial result of a repurchase or sale, consisting of repurchase proceeds and distributions you received prior to repurchase, may be for less than your original investment.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you may consider important in making your investment decision and is qualified in its entirety by the more detailed information and consolidated financial statements included elsewhere in this prospectus. Therefore, you should read the entire prospectus, including the section entitled “Risk Factors,” carefully before making an investment decision.

In this prospectus, “we,” “us,” “our” and “Fund Twelve” refer to ICON Leasing Fund Twelve, LLC. References to our “Manager” refer to ICON Capital Corp., a Connecticut corporation, and the manager of Fund Twelve.

Our Company

We are a newly formed Delaware limited liability company. We will operate as an equipment leasing program in which the capital you invest is pooled with capital contributed by other investors. This pool of cash is then used to make investments, pay fees and establish a small reserve. Because we have not yet identified any specific investments to purchase, we are considered to be a “blind pool”. We will primarily acquire equipment subject to lease, purchase equipment and lease it to third-party end users and, to a lesser degree, acquire ownership rights to items of leased equipment at lease expiration. Some of our equipment leases will be acquired for cash and will be expected to provide current cash flow, which we refer to as “income” leases. For the other equipment leases, we will finance the majority of the purchase price. We refer to these leases as “growth” leases. These growth leases will generate little or no current cash flow because substantially all of the rental payments received from a lessee will service the indebtedness associated with acquiring or financing the lease. We anticipate that the future value of the leased equipment will exceed our cash portion of the purchase price.

Life of the Fund

We divide the life of the fund into three distinct phases:

(1)	Offering Period: We expect to invest most of the net proceeds from this offering in items of equipment that will be subject to a lease. We anticipate the offering of our Shares will close no later than two years from the date of this prospectus.

(2)	Operating Period: After the close of the offering period, we expect to continue to reinvest the cash generated from our initial investments to the extent that cash is not needed for our expenses, reserves and distributions to members. We anticipate that the operating period will extend until five years from the date we complete this offering. However, our Manager may, at its discretion, extend the operating period for up to an additional three years.

(3)	Liquidation Period: After the operating period, we will then sell our assets in the ordinary course of business. If our Manager believes it would benefit our members to reinvest the proceeds received from our investments in additional investments during the liquidation period, we may do so, but our Manager will not receive any additional acquisition fees in connection with such reinvestments. Our goal is to complete the liquidation period in three years after the end of the operating period, but it may take longer to do so. Accordingly, you should expect to hold your Shares for at least 10 years from the time you invest.

Investment Objectives

We have four investment objectives:

(1)	Invest in Leased Equipment: to invest at favorable prices in equipment and other property subject to leases with creditworthy lessees.

(2)	Make Cash Distributions: to make monthly cash distributions, beginning the month after the first investor is admitted as a member.

(3)	Diversify to Reduce Risk: to select individual investments that, when evaluated as a group, represent a diversified portfolio of equipment and other property subject to leases. We intend to emphasize investments in long-lived, low-obsolescence equipment to reduce the impact of economic depreciation and, to a lesser degree, emphasize investments where high rental rates compensate us for the expected economic depreciation of the underlying equipment. We believe that a diverse portfolio comprised of various types of equipment, a range of maturity dates and creditworthy lessees makes it less likely that changes in any one market sector or a lessee’s default or bankruptcy will significantly impact us.

(4)	Provide a Favorable Total Return: to provide you a total return on your investment that, by the time our investments are sold, compares favorably to fixed income investments.

Summary of Risk Factors

Investing in our Shares involves a high degree of risk. Accordingly, you should read the entire prospectus, including the section entitled “Risk Factors” and the summary below, before making an investment decision.

•	All or a substantial portion of your distributions may be a return of capital and not a return on capital, which will not necessarily be indicative of our performance.

•	Initially, we will be a blind pool because we have not yet identified any specific investments and all of the potential risks of an investment in our Shares cannot be assessed at this time.

•	Your ability to resell your Shares may be limited by the absence of a public trading market and, therefore, you should be prepared to hold your Shares for the life of Fund Twelve, which is anticipated to be approximately 10 years.

•	Uncertainties associated with the equipment leasing industry may have an adverse effect on our business and may adversely affect our ability to give you any economic return from our Shares or a complete return of your capital.

•	You will have limited voting rights and will be required to rely on our Manager to make all of our management decisions and achieve our investment objectives.

•	Our Manager will receive substantial fees from us, and those fees are likely to exceed the income portion of distributions made to you during our early years.

•	Because we will borrow money to make our investments, losses as a result of lessee defaults may be greater than if such borrowings were not incurred.

•	Our Manager’s decisions are subject to conflicts of interest.

Industry Overview

We believe that domestic equipment leasing volume is correlated to overall business investments in equipment. According to information published by the Equipment Leasing and Finance Association (“ELFA”), a leasing industry trade association, total domestic business investment in equipment increased annually from $375.5 billion in 1991 to a peak of $796.0 billion in 2000. Similarly, during the same period, total domestic equipment leasing volume increased annually from $120.2 billion in 1991 to a peak of $247.0 billion in 2000. The economy in the United States experienced a downturn from 2001 through 2003, resulting in a decrease in equipment leasing volume from $216.0 billion in 2001 to $182.0 billion in 2003. Since then, the economy in the United States, including business investments in equipment and equipment leasing volume, has been recovering. According to the ELFA, in 2006, domestic business investment in equipment is forecasted to rebound to an estimated $794.0 billion with a corresponding increase in equipment leasing volume to an estimated $220.0 billion.

We believe that as the economy builds momentum, the demand for productive equipment generally builds, and equipment lease financing volume generally increases, because equipment leasing allows companies to:

(1)	Conserve cash and borrowing capacity. Leasing permits companies to finance 100% of the purchase price of equipment and allows them to conserve cash and borrowing capacity for other purposes (such as research and development) while still having the use of business essential equipment.

(2)	Deduct lease payments for tax purposes as a business expense. When a company borrows money to finance equipment purchases, only the interest portion of the loan is typically tax deductible.

(3)	Maximize flexibility. A lease can allow a business to upgrade its equipment more easily and quickly than owning, enabling the company to stay on the cutting edge of technology. Alternatively, businesses retain operating flexibility in leasing, which is valuable if their long-term demand for the particular equipment is unknown.

(4)	Receive favorable accounting treatment. Acquiring equipment with borrowed funds requires companies to carry debt on their financial statements, which may conflict with the goals of the business or financial ratio restrictions placed on it by lenders. If the lease obligation is accounted for as an “off-balance sheet” transaction in the financial statements, companies may have greater flexibility with respect to meeting lender restrictions and achieving their business objectives.

Our Manager

ICON Capital Corp. is a Connecticut corporation and was formed in 1985. In addition to the primary services related to our acquisition and disposition of equipment, our Manager will provide services relating to the day-to-day management of our equipment. These services include:

•	collecting payments due from the lessees;

•	remarketing equipment that is off-lease;

•	inspecting equipment;

•	serving as a liaison with lessees;

•	supervising equipment maintenance; and

•	monitoring performance by lessees of their obligations, including payment of rent and all operating expenses.

Our Manager’s current executive management team, led by Beaufort J.B. Clarke, Chairman and Chief Executive Officer and Thomas W. Martin, President, Chief Operating Officer and Director, has been in place since 1996. They have extensive equipment leasing experience, with over 40 years in selecting, acquiring, leasing, financing, managing and remarketing (re-leasing and selling) equipment. Both Mr. Clarke and Mr. Martin would be considered our “promoters.” For more information regarding each of Messrs. Clarke and Martin see “Management.”

We believe our Manager is one of the leading sponsors of registered direct investment programs and is the leading sponsor of equipment leasing programs. According to the Monitor, Inc. (“Monitor”), our Manager is the fifth largest independent equipment leasing company in the United States. To date, our Manager has sponsored equipment leasing programs that have raised over $750 million in equity from more than 30,000 investors. In addition, our Manager has had the sole management responsibility for almost $2 billion invested by equipment leasing programs sponsored by it since its inception. See “Management” and “Other Programs Sponsored by Our Manager” for more information.

As of December 31, 2006, our Manager sponsors and manages six other public equipment leasing programs. Our Manager is also the sole shareholder of ICON Securities Corp., the dealer-manager of this offering. The following diagram shows our Manager’s relationship to some of our affiliates.

Investor Suitability

You must meet our basic suitability requirements to invest in our Shares. In general, you must either have:

(1) a net worth of at least $60,000 plus $60,000 of annual gross income; or

(2) a net worth of at least $225,000.

In addition, you must be either a U.S. citizen with a resident address in the United States or Puerto Rico (individuals only) or a resident alien residing in the United States in order to purchase our Shares. If, in the case of an individual, such investor is no longer a U.S. citizen, resident of the United States or Puerto Rico (individuals only), or a resident alien or if an investor otherwise is or becomes a foreign partner for purposes of Section 1446 of the Code at any time during the life of Fund Twelve, we have the right, but not the obligation, to repurchase all of such investor’s Shares subject to the conditions set forth in Section 10.6 of our LLC Agreement.

Certain State Requirements:  If you are a resident of Arizona, Kansas, Kentucky, Massachusetts, Missouri, Nebraska, Ohio or Pennsylvania, your investment may not exceed 10% of your net worth. If you are a resident of New Hampshire, you must have (a) a net worth of at least $250,000 or (b) a net worth of at least $125,000, and an annual gross income of at least $50,000 in order to invest. If you are a resident of Iowa, Kentucky or Ohio, you must have either (a) a net worth of at least $250,000 or (b) a net worth of at least $70,000 and an annual gross income of at least $70,000 in order to invest. If you are a resident of Alaska, you must have either (a) a net worth of at least $150,000, or (b) a net worth of $65,000 and an annual gross income of at least $65,000 in order to invest.

Who Should Invest:  You should only invest if you:

•	are prepared to hold this investment for at least 10 years;

•	have no need for this investment to be liquid except for cash that you may receive from monthly distributions; and

•	are prepared to assume the risks associated with this investment. See the section of this prospectus entitled “Who Should Invest” and “Subscriptions,” and the Subscription Agreement, for a more detailed explanation of these requirements.

Minimum Investment:  The minimum number of Shares you must purchase is five. For IRAs and qualified plans, you must purchase at least 4 1/2 Shares.

Additional Information

Our Manager’s principal executive offices are located at 100 Fifth Avenue, Fourth Floor, New York, New York 10011 and its telephone number is (212) 418-4700. Our Manager’s website address is http://www.iconcapital.com. The information contained on our Manager’s website is not part of this prospectus. For more information about our Manager, see “Management,” “Other Programs Sponsored by Our Manager” and “Conflicts of Interest.”

The Offering

The information provided below, unless otherwise indicated, does not include any Shares to be sold pursuant to our DRIP Plan.

Offering	A minimum of 1,200 Shares and a maximum of up to 400,000 Shares.

Offering Share Price	$1,000.00 per Share; $920.00 per Share for Shares sold to our Manager, selling dealers or certain of their affiliates; $900.00 per Share pursuant to our DRIP Plan.

Escrow(1)	We will deposit and hold your investment in an interest-bearing escrow account at a national bank until:

• the minimum offering size of $1,200,000 has been achieved; or

• one year after the offering begins, whichever comes first.

While your investment is held in escrow, your money will be invested in savings or money-market accounts bearing interest at prevailing rates. This will occur from the time the investment is deposited with the escrow agent until:

• you are admitted as a member; or

• one year from the time the offering period began, whichever comes first.

Investors (other than Pennsylvania investors) who invest prior to the minimum offering size being achieved will receive, upon admission into Fund Twelve, a one-time distribution equal to the initial distribution rate, as determined by us, for each full month their funds were held in escrow but without any interest on their escrow funds.

Estimated Use of Proceeds	Assuming only the minimum number of our Shares (1,200) in the offering is sold, we expect we will:

• invest at least 79.55% of the gross offering proceeds we receive from investors in equipment;

• retain 0.50% of the gross offering proceeds in a reserve; and

• use the remaining 19.95% of the gross offering proceeds to pay fees and expenses relating to our organization and the offering.

Assuming the maximum number of our Shares (400,000) in the offering is sold, we expect we will:

• invest at least 81.51% of the gross offering proceeds we receive from investors in equipment;

• retain 0.50% of the gross offering proceeds in a reserve; and

• use the remaining 17.99% of the gross offering proceeds to pay fees and expenses relating to our organization and the offering.

See “Estimated Use of Proceeds” for more information.

Compensation of our Manager and Certain Non-Affiliates	Our Manager, its affiliates, including ICON Securities Corp., and certain non-affiliates (namely, selling broker-dealers) will receive fees and compensation from the offering of our Shares, including the following, which we believe are the most significant items of compensation:

• Sales Commission: We will pay up to 8.0% of the gross offering proceeds to unaffiliated broker-dealers.

• Underwriting Fees: We will pay 2.0% of the gross offering proceeds to ICON Securities Corp, an affiliate of our Manager.

• O&O Expense Allowance: We will pay our Manager up to 1.88% of the gross offering proceeds (assuming all 400,000 of our Shares are sold in the offering) for fees and expenses relating to our organization and the offering.

• Acquisition Fees: We will pay our Manager Acquisition Fees of 3.0% of the purchase price we pay for each item of equipment or direct or indirect interest in equipment we acquire.

• Management Fees: We will pay our Manager Management Fees of between 2.0% and 7.0% of the gross rental payments from our leases.

• Distributions: We will initially pay our Manager 1.0% from the cash distributions paid from our operations and sales, subject to adjustment based on us achieving a targeted return.

• Re-Leasing Fees: We may pay our Manager Re-Leasing Fees of 2.0% of the gross rental payments from the re-leasing of our equipment portfolio, up to a maximum of 7% when combined with the Management Fees.

• Re-Sale Fees: We may pay our Manager Re-Sale Fees of up to 3.0% of the purchase price we pay for each item of equipment or direct or indirect interest in equipment acquired from us.

See “Compensation of our Manager and Certain Non-Affiliates” for more information about the fees we will pay our Manager, its affiliates and certain non-affiliates.

Conflicts of Interest	We will be subject to conflicts of interest because of our relationship to our Manager. These conflicts may include:

• the lack of arm’s-length negotiations in determining our Manager’s compensation;

• the substantial fees our Manager and its affiliates will earn for the management of our business;

• competition with other equipment leasing programs that our Manager sponsors for the acquisition, lease or sale of equipment;

• competition for management services with other leasing programs that our Manager or its affiliates sponsor; and

• our Manager’s decisions regarding whether to borrow to purchase equipment and when to sell equipment, since it may receive additional fees as a result of these decisions.

Management Responsibility	Our Manager will act with integrity, in good faith and exercise its best business judgment in conducting our business. However, we will indemnify our Manager for many of its acts on our behalf, and our Manager will be permitted to take actions that may involve a conflict of interest between us and the other programs it sponsors.

Federal Income Tax Consequences	This prospectus contains a discussion of the material federal income tax issues pertinent to you, including whether we will be taxed as a partnership or as a corporation. We have obtained an opinion from our counsel concerning our classification for federal income tax purposes as a partnership. See “Federal Income Tax Consequences” for more information.

LLC Agreement	The relationship between you and our Manager is governed by our LLC Agreement. You should be particularly aware that under our LLC Agreement:

• you will have limited voting rights;

• our Shares will not be freely transferable; and

• the fiduciary duty of our Manager has been modified because of its sponsorship of other similar equipment leasing programs.

Distribution Reinvestment Plan	You may elect to have all of the cash distributions that you receive from us reinvested into our additional Shares at a purchase price of $900.00 per Share, which represents the public offering price minus the Sales Commission and Underwriting Fees. In addition, until $200,000,000 in gross offering proceeds have been received, members of our Manager’s three most recent offerings, ICON Leasing Fund Eleven, LLC; ICON Income Fund Ten, LLC; and ICON Income Fund Nine, LLC, who meet specified criteria may elect to invest all of their distributions from those funds in our Shares pursuant to our DRIP Plan. Our DRIP Plan is intended to last only through the offering period. See “Distribution Reinvestment Plan” for more information.

Subscriptions	You must fill out a Subscription Agreement (Exhibit C to this prospectus) in order to purchase our Shares. By signing the Subscription Agreement, you will be making the representations and warranties contained in the Subscription Agreement and you will be bound by all of the terms of the Subscription Agreement and of our LLC Agreement.

Plan of Distribution	Our initial closing of the offering for our Shares will be held after subscriptions for at least 1,200 Shares have been received by the escrow agent (excluding subscriptions from residents of Pennsylvania). At that time, subscribers for at least that number of Shares may be admitted as members. After the initial closing, we intend to hold daily closings until the offering is completed or terminated.

(1)	If you are a Pennsylvania resident, your investment is further subject to the conditions that (i) it must be held in escrow until at least $20,000,000 (5.0% of the offering of $400,000,000) has been received; and (ii) you are offered the opportunity to rescind your investment if $20,000,000 has not been received within 120 days following the date your funds are received by the escrow agent, and every 120 days thereafter, during the offering period in Pennsylvania. In addition, your investment will be held in escrow until the end of the 120-day period following the effective date of the offering during which your money was received. During this period, aggregate subscriptions of $20,000,000 must be received and accepted for you to be admitted as a member, or you will have the option to have your investment refunded.

RISK FACTORS

This investment involves a high degree of risk. You should carefully read the following risks and the other information in this prospectus before purchasing our Shares. Our business, prospects, operating results and financial condition could be adversely affected by any of the following risks. As a result, you could lose part or all of your investment in our Shares.

Risks Related To This Offering

All or a substantial portion of your distributions may be a return of capital and not a return on capital, which will not necessarily be indicative of our performance.

The portion of total distributions that is a return of capital and the portion which is economic return will depend upon a number of factors in our operations. The portion of your total distributions that is an economic return cannot be determined until all of our investments are disposed of, at which time you will be able to compare the total amount of all cash distributions received to your total capital invested in order to determine your economic return.

Furthermore, the Internal Revenue Service will deem the majority of your distributions to be a return of capital for tax purposes during our early years. Distributions are expected to be deemed to be a return of capital for tax purposes because we are distributing cash in an amount greater than our taxable income. The fact that the Internal Revenue Service deems distributions to be a return of capital in part and we report an adjusted tax basis to you on Form K-1, is not an indication that we are performing greater than or less than expectations and cannot be utilized to forecast what our final return might be.

Initially, we will be a blind pool because we have not yet identified any specific investments and all of the potential risks of an investment in our Shares cannot be assessed at this time.

Initially, we will be a blind pool and you cannot assess all of the potential risks of an investment in our Shares because none of the equipment to be purchased nor the lessees to whom the equipment will be leased have been identified. You will not have advance information as to the types, ages, manufacturers, model numbers or condition of our equipment portfolio, the number of leases we will acquire, the identity, financial condition and creditworthiness of the lessees, the terms and conditions in the leases, the purchase price that will be paid for the equipment subject to lease or the expected residual value of the equipment. You must rely upon our Manager’s judgment and ability to select the equipment to purchase, evaluate the equipment’s condition, evaluate the ability of lessees to continue paying rent and negotiate purchase documents. We cannot assure you that our Manager will be able to perform such functions in a manner that will achieve our investment objectives.

Your ability to resell your Shares may be limited by the absence of a public trading market and, therefore, you should be prepared to hold your Shares for the life of Fund Twelve, which is anticipated to be approximately 10 years.

Our Shares will not be listed on any national securities exchange at any time and we will take steps to assure that no public trading market develops for our Shares. Your ability to sell or otherwise transfer your Shares, other than at a substantial discount, is extremely limited and will depend upon your ability to identify a buyer. You must view your investment in our Shares as a long-term, illiquid investment that may last for up to 10 years. See “Transfer of Our Shares/Withdrawal.”

If you choose to request that we repurchase your Shares, you may receive significantly less than you would receive if you were to hold your Shares for the life of Fund Twelve.

After you have been admitted as a member and have held your Shares for at least one year, you may request that we repurchase up to all of your Shares. We are under no obligation to do so, however, and will only have limited cash available for this purpose. If we repurchase your Shares, the repurchase price has been unilaterally set and is described in the section of this prospectus entitled “Share Repurchase Plan.” Depending upon when you request repurchase, the repurchase price may be less than the unreturned amount of your investment. If your Shares are repurchased, the repurchase price may provide you a significantly lower value than the value you would realize by retaining your Shares for the duration of the fund.

You may not receive cash distributions every month and, therefore, you should not rely on any income from your Shares.

You should not rely on the cash distributions from your Shares as a source of income. While we intend to make monthly cash distributions, our Manager may determine it is in our best interest to periodically change the amount of the cash distributions you receive or not make any distributions in some months. Losses from our operations of the types described in these risk factors and unexpected liabilities could result in a reduced level of distributions to you. Additionally, during the liquidation period, although we expect that lump sums will be distributed from time to time if and when financially significant assets are sold, regularly scheduled distributions will decrease because there will be fewer investments available to generate cash flow. See “Cash Distributions — Monthly Cash Distributions.”

If we cannot raise a significant amount of capital, our level of equipment diversification and financial performance may be adversely affected.

We may begin operations with a minimum capitalization of approximately $1,200,000. Our ability to diversify our equipment portfolio, and our potential to provide attractive returns, will be adversely affected by having only the minimum amount of funds at our disposal. If only the minimum number of our Shares is sold, it will be harder to diversify both our equipment portfolio and our lessees, and any single lease transaction will have a greater impact on our financial performance and results of operations. See “Estimated Use of Proceeds.”

Risks Related To Our Business

Uncertainties associated with the equipment leasing industry may have an adverse effect on our business and may adversely affect our ability to give you any economic return from our Shares or a complete return of your capital.

There are a number of uncertainties associated with the equipment leasing industry that may have an adverse effect on our business and may adversely affect our ability to make cash distributions to you that will, in total, be equal to a return of all of your capital, or provide for any economic return from our Shares. These include:

•	changes in economic conditions, including fluctuations in demand for equipment and interest rates;

•	the continuing economic life and value of the equipment upon lease expiration;

•	the technological and economic obsolescence of equipment;

•	potential defaults by lessees;

•	supervision and regulation by governmental authorities, including the approval from certain State securities authorities for our continuing the offering of our Shares for more than one year after it commences;

•	increases in our expenses, including taxes and insurance expenses.

You will have limited voting rights and will be required to rely on our Manager to make all of our management decisions and achieve our investment objectives.

Our Manager will make all of our management decisions, including determining which leased equipment we will purchase. Our success will depend upon the quality of the investment decisions our Manager makes, particularly relating to the acquisition of equipment and the re-leasing and disposition of such equipment. You are not permitted to take part in managing, establishing or changing our investment objectives or policies.

Accordingly, you should not invest unless you are willing to entrust all aspects of our management to our Manager. An affirmative vote of members owning not less than a majority of our Shares is required to remove our Manager (or anyone else) as manager.

The results of our Manager’s prior equipment leasing programs are not necessarily indicative of our future results.

As of December 31, 2005, four of the twelve other equipment leasing programs that our Manager sponsored have completed operations and have been liquidated. These equipment leasing programs had different investment objectives than us and were operated by individuals who have not been part of our Manager’s current management team. A brief financial summary of the performance of those liquidated programs follows.

	Series A	Series B	Series C	Series D

Amount Invested	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Total Distributions	1,238.74	957.60	968.45	1,192.77
Taxable Income/Loss	238.74	(42.40)	(31.55)	192.77
Year Offering Commenced	1987	1989	1990	1991
Year Offering Terminated	1989	1990	1991	1992
Year Liquidation Period Commenced	1999	1999	2001	1997

As noted, two of those completed equipment leasing programs did not completely return to their respective investors all of their capital and the other two completed leasing programs returned $238.74 and $192.77 for each $1,000 invested to its investors in excess of their original investment. See “Other Programs Sponsored by Our Manager” for more detail. In addition on April 18, 2006, two additional equipment leasing programs that our Manager sponsored have completed operations and have been liquidated.

Our Manager will receive substantial fees from us, and those fees are likely to exceed the income portion of distributions made to you during our early years.

We will pay our Manager and its affiliates substantial fees for our organization, selling our Shares and acquiring, managing, re-leasing and selling investments for us. In addition, we will initially pay our Manager 1.0% from the cash distributions paid from our operations and sales. The amount of these fees is likely to exceed the income portion of distributions made to you in the early years of Fund Twelve. Furthermore, we are likely to borrow a substantial portion of the purchase price of our investments. This use of indebtedness should permit us to acquire more investments than if borrowings were not utilized. As a consequence, we will pay greater fees to our Manager than if no indebtedness were incurred because the Management, Re-Leasing and Acquisition Fees are based upon the gross rental payments earned from, or the purchase price (including any indebtedness incurred) of, our investments.

Because we will borrow money to make our investments, losses as a result of lessee defaults may be greater than if such borrowings were not incurred.

Although we expect to acquire some of our investments for cash, we are likely to borrow a substantial portion of the purchase price of our investments. Additionally, there is no limit to the amount of indebtedness that we may incur when making our investments. While we believe the use of leverage will result in more acquisitions with less risk than if leverage was not utilized, there can be no assurance that the benefits of greater size and diversification of our portfolio will offset the heightened risk of loss in an individual lease transaction using leverage. Other equipment leasing programs our Manager sponsors, on average, utilized debt for 65-75% of the purchase price of their equipment portfolios. Although some of those programs are limited in the amount of debt they can incur, we are not so limited. With respect to non-recourse borrowings, if we are unable to make our loan service obligations because of a lessee default, a lender could foreclose on the investment securing the non-recourse indebtedness. This could cause us to lose all or part of our investment or could force us to meet loan payment obligations so as to protect our investment, subject to such indebtedness and prevent it from being subject to repossession.

Additionally, while we expect the majority of our borrowings to be non-recourse, we may elect to incur recourse indebtedness under certain circumstances, such as a revolving credit facility, secured by certain of our assets or the assets of our affiliates that are not otherwise secured by other lenders. With recourse borrowings, the lender may have a security interest in such assets or the assets of our affiliates and the right to sell those assets to pay off the indebtedness if we default on our payment obligations. Recourse indebtedness may increase our risk of loss because we must meet the loan payment obligations regardless of the rental revenue we receive from the investment that is secured under the indebtedness.

Our Manager’s decisions are subject to conflicts of interest.

Our Manager’s decisions will be subject to various conflicts of interest arising out of its relationship to us and its affiliates. Our Manager could be confronted with decisions where it will have an economic incentive to place its interests above ours. As of September 30, 2006, our Manager sponsors, and is currently managing, six other equipment leasing programs. See “Other Programs Sponsored by Our Manager,” “Conflicts of Interest” and Exhibit B for more detailed information. These conflicts may include:

•	our Manager will receive more fees for making investments if we incur indebtedness to fund these acquisitions than if indebtedness is not used;

•	our LLC Agreement does not prohibit our Manager from competing with us for equipment acquisitions and engaging in other types of business;

•	our Manager will have opportunities to earn fees for referring a prospective acquisition opportunity to purchasers other than us;

•	our Manager may receive fees in connection with the turnover of our equipment portfolio;

•	the dealer-manager, which is an affiliate of our Manager and not an independent securities firm, will review and perform due diligence on us and the information in this prospectus and thus cannot be considered an independent review and may not be as meaningful as a review conducted by an unaffiliated broker-dealer;

•	the lack of separate legal representation for us and our Manager and lack of arm’s-length negotiations regarding compensation payable to our Manager;

•	our Manager is our tax matters partner and is able to negotiate with the IRS to settle tax disputes that would bind us and our members that might not be in your best interest given your individual tax situation; and

•	our Manager can make decisions as to when and whether to sell a jointly-owned asset when the co-owner is another business it manages.

If the value of our equipment declines more rapidly than we anticipate, our financial performance may be adversely affected.

A significant part of the value of most of the equipment that we will purchase is the potential value of the equipment once the lease term expires (“residual value”). Generally, leased equipment is expected to decline in value over its useful life. In acquiring equipment, we will assume a residual value for the equipment at the end of the lease that, when combined with lease payments, is expected to be enough to return the cost of our investment in the equipment and provide a rate of return despite the expected decline in the value of the equipment over the lease term. However, the residual value of the equipment at the end of a lease, and whether that value meets our expectations, will depend to a significant extent upon the following factors, many of which are beyond our control:

•	our ability to acquire or, to a lesser degree, enter into lease agreements that preserve or enhance the relative value of the equipment;

•	our ability to maximize the value of the equipment upon the sale or re-lease when the lease expires;

•	market conditions prevailing at the time the lease expires;

•	the cost of new equipment at the time we are remarketing used equipment;

•	the extent to which technological or regulatory developments during the lease term reduce the market for such used equipment;

•	the strength of the economy; and

•	the condition of the equipment when the lease expires.

We cannot assure you that our assumptions with respect to value will be accurate or that the equipment will not lose value more rapidly than we anticipate.

If leased equipment is not properly maintained, its residual value may be less than expected.

If a lessee fails to maintain equipment in accordance with the terms of its lease, we may have to make unanticipated expenditures to repair the equipment in order to protect our investment. In addition, some of the equipment we purchase may be used equipment. While we plan to inspect most used equipment prior to purchase, there is no assurance that an inspection of used equipment prior to purchasing it will reveal any or all defects and problems with the equipment that may occur after it is acquired by us.

We will seek to obtain representations from the sellers and lessees of used equipment that:

•	the equipment has been maintained in compliance with the terms of their leases;

•	that neither the seller, as lessor, nor the lessee, is in violation of any material terms of such leases; and

•	the equipment is in good operating condition and repair and that the lessee has no defenses to the payment of rent for the equipment as a result of its condition.

We would have rights against the seller of the equipment for any losses arising from a breach of representations made to us, and against the lessee for a default under the lease. However, we cannot assure you that these rights would make us whole with respect to our entire investment in the equipment or our expected returns on the equipment, including legal costs, costs of repair and lost revenue from the delay in being able to sell or re-lease the equipment due to undetected problems or issues.

If a lessee defaults on its lease, we could incur losses.

If a lessee does not make lease payments to us when due, or violates the terms of its lease in another important way, we may be forced to terminate the lease and attempt to recover the equipment. We may do this at a time when we may not be able to arrange for a new lease or to sell the equipment right away, if at all. We would then lose the expected lease revenues and might not be able to recover the entire amount or any of our original investment in the equipment. The costs of recovering equipment upon a lessee’s default, enforcing the lessee’s obligations under the lease, and transporting, storing, repairing and finding a new lessee for the equipment may be high and may negatively affect the value of our investment in the equipment. We may lease equipment to lessees that have senior debt rated below investment grade. We do not require our lessees to have a minimum credit rating. Lessees with such lower credit ratings may default on lease payments more frequently than lessees with higher credit ratings.

If a lessee files for bankruptcy, we may have difficulty enforcing the lease and may incur losses.

If a lessee files for protection under the bankruptcy laws, the remaining term of the lease could be shortened or the lease could be rejected, and unpaid pre-bankruptcy lease payments may be cancelled as part of the bankruptcy. We may also experience difficulty and delays in recovering equipment from a bankrupt lessee. If a lease is rejected in a bankruptcy, we would bear the cost of retrieving and storing the equipment, and then have to remarket it, and we would be an unsecured creditor for any amounts due under the lease.

We may invest in options that could become worthless if the option grantor files for bankruptcy.

We may acquire options to purchase equipment, usually for a fixed price at a future date, typically at the end of a lease term. In the event of a bankruptcy by the party granting the option, we might be unable to enforce the option or recover the option price paid.

Leasing equipment in foreign countries may be riskier than domestic leasing and may result in losses.

While we expect to acquire equipment in the United States with domestic lessees, we will also lease equipment for use by domestic or foreign lessees outside of the United States. We may have difficulty enforcing our rights under a foreign lease. In addition, we may have difficulty repossessing our equipment if a foreign lessee defaults, and lease enforcement outside the United States could be more expensive. Moreover, foreign jurisdictions may confiscate equipment. Use of equipment in a foreign country will be subject to that country’s tax laws, which may impose unanticipated taxes. While we will seek to require lessees to reimburse us for all taxes imposed on the use of the equipment and require them to maintain insurance covering the risks of confiscation of the equipment, we cannot assure you that we will be successful or that insurance reimbursements will be adequate to allow for recovery of and a return on foreign investments.

In addition, we may lease aircraft and marine vessels that may travel to or between locations outside of the United States. Regulations in foreign countries may adversely affect our title to equipment in those countries. Foreign courts may not recognize judgments obtained in U.S. courts, and different accounting or financial reporting practices may make it difficult to judge lessees’ financial viability, heightening the risk of default and the loss of our investment in such equipment, which could have a material adverse effect on our results of operations and financial condition.

We could incur losses as a result of foreign currency fluctuation.

We have the ability to lease equipment where the rental payments are not made in U.S. dollars. In these cases, we may then enter into a contract to protect the lease from fluctuations in the currency exchange rate. These contracts, known as hedge contracts, would allow us to receive a fixed number of U.S. dollars for the rent and any other fixed, periodic payments due under the lease even if the exchange rate between the U.S. dollar and the currency of the lease changes over the lease term. If the lease payments were disrupted due to default by the lessee, we would try to continue to meet our obligations under the hedge contract by acquiring the foreign currency equivalent of the missed payments, which may be available at unfavorable exchange rates. If a lease is denominated in a major foreign currency such as the pound sterling, which historically has had a stable relationship with the U.S. dollar, we may consider hedging to be unnecessary to protect the value of the rental payments, but our assumptions concerning currency stability may turn out to be incorrect. Our investment returns could be reduced in the event of unfavorable currency fluctuation when lease payments are not made in U.S. dollars.

Furthermore, when we acquire a residual interest in foreign equipment, we may not be able to hedge our foreign currency exposure with respect to those residual values because the terms and conditions of such hedge contracts might not be in the best interest of our members. Even with leases requiring rental payments in U.S. dollars, the equipment may be sold at lease expiration for an amount that cannot be pre-determined to a buyer paying in a foreign currency. This could positively or negatively affect our income from such a transaction when the proceeds are converted into U.S. dollars. See “Investment Objectives and Policies — Leases — Leases Denominated in Foreign Currencies.”

Sellers of leased equipment could use their knowledge of the lease terms for gain at our expense.

We may acquire equipment subject to lease from leasing companies that have an ongoing relationship with the lessees. A seller could use its knowledge of the terms of the lease, particularly the end of lease options and date the lease ends, to compete with us. In particular, a seller may approach a lessee with an offer to substitute similar equipment at lease end for lower rental amounts. This may adversely affect our opportunity to maximize the residual value of the equipment.

Investment in joint ventures may subject us to risks relating to our co-investors that could adversely impact the financial results of such joint ventures.

We may invest in joint ventures with other businesses our Manager sponsors and manages or with unrelated third parties. Investing in joint ventures involves additional risks not present when acquiring leased equipment that will be wholly owned by us. These risks include the possibility that our co-investors might become bankrupt or otherwise fail to meet financial commitments, thereby obligating us to pay all of the debt associated with the joint venture, as each party to a joint venture typically must guarantee all of the joint venture’s obligations. Alternatively, the co-investors may have economic or business interests or goals that are inconsistent with our investment objectives and want to manage the joint venture in ways that do not maximize our return. Among other things, actions by a co-investor might subject leases that are owned by the joint venture to liabilities greater than those contemplated by the joint venture agreement. Also, when none of the joint owners control a joint venture, there might be a stalemate on decisions, including when to sell the equipment or the prices or terms of a lease. Finally, while we will have the right to buy out the other joint owner’s interest in the equipment in the event of the sale, we may not have the resources available to do so.

We may not be able to obtain insurance for certain risks and would have to bear the cost of losses from non-insurable risks.

Leased equipment may be damaged or lost. Fire, weather, accident, theft or other events can cause damage or loss of leased equipment. While our leases will generally require lessees to have comprehensive insurance and assume the risk of loss, some losses, such as from acts of war, terrorism or earthquakes may either be uninsurable or not economically feasible to insure. Furthermore, not all possible liability claims or contingencies affecting equipment can be anticipated or insured against, and, if insured, the insurance proceeds may not be sufficient to cover a loss. If such a disaster occurs to the equipment, we could suffer a total loss of any investment in the affected equipment. In leasing some types of equipment, such as pressurized railroad tank cars that may carry hazardous materials, we may be exposed to environmental tort liability. Although we will use our best efforts to minimize the possibility and exposure of such liability including by means of attempting to obtain insurance, we cannot assure you that our assets will be protected against any such claims.

We could suffer losses from failure to maintain equipment registration and from unexpected regulatory compliance costs.

Many types of transportation equipment are subject to registration requirements by U.S. governmental agencies, as well as foreign governments if the equipment is to be used outside of the United States. Failing to register the equipment, or losing the registration, could result in substantial penalties, forced liquidation of the equipment and/or the inability to operate and lease the equipment. Governmental agencies may also require changes or improvements to equipment, and we may have to spend our own capital to comply if the lessee of the equipment is not required to do so under the lease. These changes could force the equipment to be removed from service for a period of time. The terms of leases may provide for rent reductions if the equipment must remain out of service for an extended period of time or is removed from service. We may then have reduced rental income from the lease for this item of equipment. If we do not have the capital to make a required change, we might be required to sell the affected equipment. If so, we could suffer a loss on our investment, lose future revenues and experience adverse tax consequences.

If a lease is determined to be a loan, it could be subject to usury laws, which could lower our lease revenue.

Equipment leases have sometimes been held by the courts to be loan transactions subject to State usury laws, which limit the interest rate that can be charged. Although we anticipate entering into or acquiring leases that we believe are structured so that they avoid being deemed loans, and would therefore not be subject to usury laws, we cannot assure you that we will be successful in doing so. Loans at usurious interest rates are subject to a reduction in the amount of interest due under such loans and, if an equipment lease is held to be a loan with a usurious rate of interest, the amount of the lease payment could be reduced and adversely affect our lease revenue.

Our Manager’s officers and employees manage other businesses and will not devote their time exclusively to managing us and our business.

We will not employ our own full-time officers, managers or employees. Instead, our Manager will supervise and control our business affairs. Our Manager’s officers and employees will also be spending time supervising the affairs of other equipment leasing programs it manages, so they will only devote the amount of time they think is necessary to conduct our business. See “Conflicts of Interest.”

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business.

Our Manager is evaluating our internal controls over financial reporting in order to allow management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations of the SEC thereunder, which we refer to as “Section 404.” Our Manager is in the process of documenting and testing our internal control procedures in order to satisfy the requirements of Section 404, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accountants addressing these assessments. During the course of our testing, our Manager may identify deficiencies that it may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. We expect that we will be required to comply with the requirements of Section 404 and issue management’s report on our internal controls in connection with our Annual Report on Form 10-K for our fiscal year ending December 31, 2007. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. We cannot be certain as to the timing of completion of our evaluation, testing and any remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent registered public accounting firm may not be able to certify as to the effectiveness of our internal control over financial reporting in connection with our Annual Report on Form 10-K for the year ended December 31, 2008, and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could negatively affect our results of operations and the achievement of our investment objectives.

We compete with a variety of financing sources for our lessees, which may affect our ability to achieve our investment objectives.

The commercial leasing industry is highly competitive and is characterized by competitive factors that vary based upon product and geographic region. Our competitors are varied and include other equipment leasing programs, captive and independent finance companies, commercial and industrial banks, manufacturers and vendors. Competition from both traditional competitors and new market entrants has intensified in recent years due to a strong economy, growing marketplace liquidity and increasing recognition of the attractiveness of the commercial leasing industry.

We compete primarily on the basis of pricing, terms and structure. To the extent that our competitors compete aggressively on any combination of those factors, we could fail to achieve our investment objectives.

Risks Related to the Tax Treatment of Us and Our Shares

If the IRS classifies us as a corporation rather than a partnership, your distributions would be reduced under current tax law.

Although counsel has rendered an opinion to us that we will be taxed as a partnership and not as a corporation, that opinion is not binding on the IRS and the IRS has not ruled on any federal income tax issue relating to us. If the IRS successfully contends that we should be treated as a corporation for federal income tax purposes rather than as a partnership, then:

•	our realized losses would not be passed through to you;

•	our income would be taxed at tax rates applicable to corporations, thereby reducing our cash available to distribute to you; and

•	your distributions would be taxed as dividend income to the extent of current and accumulated earnings and profits.

We will not apply for an IRS ruling that we will be classified as a partnership for federal income tax purposes. We could be taxed as a corporation if we are treated as a publicly traded partnership by the IRS. To minimize this possibility, Section 10 of our LLC Agreement places restrictions on your ability to transfer our Shares. You and your advisors should not only review the “Federal Income Tax Consequences” section with care, but also carefully review your own individual tax circumstances. See “Federal Income Tax Consequences — Publicly Traded Partnerships.”

We could lose cost recovery or depreciation deductions if the IRS treats our leases as sales or financings.

We expect that, for federal income tax purposes, we will be treated as the owner and lessor of the equipment we own or co-own and/or lease. However, the IRS may challenge the leases and instead assert that they are sales or financings. If the IRS determines that we are not the owner of our equipment, we would not be entitled to cost recovery, depreciation or amortization deductions, and our leasing income might be deemed to be portfolio income instead of passive income. The denial of such cost recovery or amortization deductions could cause your tax liabilities to increase. See “Federal Income Tax Consequences — Tax Treatment of Leases” and “— Deductibility of Losses; Passive Activity Losses, Tax Basis and “At-Risk” Limitation.”

You may incur tax liability in excess of the cash distributions you receive in a particular year.

Your tax liability from owning our Shares may exceed the cash distributions you receive from this investment. While we expect that your taxable income from owning our Shares for most years will be less than your cash distributions in those years, to the extent any of our debt is repaid with rental income or proceeds from equipment sales, taxable income could exceed the related cash distributions. Additionally, a sale of our property may result in taxes in any year that are greater than the amount of cash from the sale and give you tax liability in excess of cash distributions. Therefore, you will have to pay any excess tax liability out of other funds, since the distributions we make may not be sufficient to pay such excess tax liability.

There are limitations on your ability to deduct our losses.

Your ability to deduct our losses is limited to the amounts that you have at risk from owning our Shares. This is generally the amount of your investment, plus any profit allocations and minus any loss allocation and distributions, but this determination is further limited by a tax rule that limits the ability to deduct losses from an activity to the amount at risk in that activity and treats equipment placed in service in separate years as separate activities. Additionally, your ability to deduct losses attributable to passive activities is restricted. Because our operations will constitute passive activities, you can only use our losses to offset passive income in calculating tax liability. Furthermore, passive losses may not be used to offset portfolio income. See “Federal Income Tax Consequences — Deductibility of Losses; Passive Activity Losses, Tax Basis and “At-Risk” Limitation.”

The IRS may allocate more taxable income to you than our LLC Agreement provides.

The IRS might successfully challenge our allocations of profits or losses. If so, the IRS would require reallocation of our taxable income and loss, resulting in more taxable income or less loss for you than our LLC Agreement allocates. See “Federal Income Tax Consequences — Allocations of Profits and Losses.”

If you are a tax-exempt organization, you will have unrelated business taxable income from this investment.

Tax-exempt organizations are nevertheless subject to income tax on UBTI. Such organizations are required to file federal income tax returns if they have UBTI from all sources in excess of $1,000 per year. Our leasing income will constitute UBTI. Furthermore, for tax-exempt organizations in the form of charitable remainder trusts will be subject to an excise tax equal to 100% of their UBTI. Thus, an investment in our Shares may not be appropriate for a charitable remainder trust and such entities should consult their own tax advisors with respect to an investment in our Shares. See “Federal Income Tax Consequences — Taxation of Tax-Exempt Organizations.”

This investment may cause you to pay additional taxes.

You may be required to pay alternative minimum tax in connection with owning our Shares, since you will be allocated a proportionate share of our tax preference items. Our Manager’s operation of our business affairs may lead to other adjustments that could also increase your alternative minimum tax. Alternative minimum tax is treated in the same manner as the regular income tax for purposes of making estimated tax payments. See “Federal Income Tax Consequences — Alternative Minimum Tax.”

You may incur state tax and foreign tax liabilities and have an obligation to file state or foreign tax returns.

You may be required to file tax returns and pay foreign, state or local taxes, such as income, franchise or personal property taxes, as a result of an investment in our Shares, depending upon the laws of the jurisdictions in which the equipment we own is located. See “Federal Income Tax Consequences — State and Local Taxation” and “ — Foreign-Source Taxable Income.”

Any adjustment to our tax return as a result of an audit by the IRS may result in adjustment to your tax return.

If we adjust our tax return as a result of an IRS audit, such adjustment may result in an examination of other items in your returns unrelated to us, or an examination of your tax returns for prior years. You could incur substantial legal and accounting costs in contesting any challenge by the IRS, regardless of the outcome. Further, because you will be treated for federal income tax purposes as a partner in a partnership by investing in our Shares, an audit of our tax return could potentially lead to an audit of your individual tax return.

Some of the distributions on our Shares will be a return of capital, in whole or in part, which will complicate your tax reporting and could cause unexpected tax consequences at liquidation.

As equipment values decrease over the term of our existence, a portion of each distribution will be considered a return of capital, rather than income. Therefore, the dollar amount of each distribution should not be considered as necessarily being all income to you. As your capital in our Shares is reduced for tax purposes over the life of your investment, you will not receive a lump sum distribution upon liquidation that equals the purchase price you paid for our Shares, as you might expect if you had purchased a bond. Also, payments made upon our liquidation will be taxable to the extent that such payments are not a return of capital.

As you receive distributions throughout the life of your investment, you will not know at the time of the distribution what portion of the distribution represents a return of capital and what portion represents income. The Schedule K-1 statement you receive from us each year will specify the amounts of capital and income you received throughout the prior year.

Our assets may be plan assets for ERISA purposes, which could subject our Manager to additional restrictions on its ability to operate our business.

ERISA and the Internal Revenue Code may apply what is known as the look-through rule to an investment in our Shares. Under that rule, the assets of an entity in which a qualified plan or IRA has made an equity investment may constitute assets of the qualified plan or IRA. If you are a fiduciary of a qualified plan or IRA, you should consult with your advisors and carefully consider the effect of that treatment if that were it to occur. See “Investment by Qualified Plans and IRAs.”

FORWARD-LOOKING STATEMENTS

Certain statements within this prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors” and “Manager’s Discussion and Analysis of Financial Condition and Results of Operations” may constitute forward-looking statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” anticipate,” believe,” “estimate,” “expect,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected. Such factors include, but are not limited to, the following:

•	uncertainties associated with the equipment leasing industry;

•	reliance on our Manager to achieve our investment objectives;

•	future borrowings to purchase equipment;

•	an unexpected decline in the value of leased equipment;

•	improper maintenance of leased equipment by lessees;

•	defaults by lessees;

•	bankruptcies of lessees;

•	equipment located in foreign countries;

•	foreign currency fluctuations for lease payments denominated in non-U.S. currencies;

•	improper use of knowledge of the lease terms by sellers of leased equipment;

•	investment in joint ventures;

•	ability to maintain insurance and the occurrence of non-insurable events;

•	equipment registration and unexpected regulatory compliance;

•	treatment of leases under the usury laws;

•	devotion of the time of our Manager; and

•	tax treatment of us and our Shares.

Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we cannot assure investors that our expectations will be attained or that any deviations will not be material. Except as required by law, we undertake no obligation to update these forward-looking statements to reflect any future events or circumstances.

ESTIMATED USE OF PROCEEDS

The first table below is our best estimate of the use of the gross offering proceeds if only the minimum number of our Shares (1,200) is sold in the offering at the public offering price, excluding any Shares sold pursuant to our DRIP Plan. The second table below is our best estimate of the use of the gross offering proceeds assuming the maximum number of our Shares (400,000) is sold at the public offering price, excluding any Shares sold pursuant to our DRIP Plan. If the maximum number of our Shares in the offering is sold at the public offering price, resulting in gross offering proceeds of $400,000,000, we expect we will invest 81.51% of the gross offering proceeds in equipment and other property and establish a reserve of 0.50%. The remaining 17.99% will pay the fees and expenses of our organization and the offering as described below, including Acquisition Fees payable to our Manager. Any proceeds received from Shares sold pursuant to our DRIP Plan will be used to make investments in equipment and other property, establish a reserve and pay the fees and expenses of our organization and the offering. The column in each table expressing expenses and fees as a percentage of our assets assumes that 40% of the purchase price for our equipment acquisitions will be paid from the net proceeds of this offering and the remaining 60% will be paid with borrowed funds. This ratio reflects the approximate level of borrowing by similar equipment leasing programs our Manager has formed and manages. However, our actual level of borrowing to purchase equipment could exceed 60%.

		Fees and Expenses
	Minimum	As a Percentage of:
	Offering of	Total Offering
	1,200 Shares	Proceeds	Assets(1)

Offering Proceeds — Assets	$1,200,000	$1,200,000	$2,400,000
Expenses:
Sales Commissions to Selling Dealers(2)	(96,000)	8.00%	4.00%
Underwriting Fees to our Dealer Manager(3)	(24,000)	2.00%	1.00%
O&O Expense Allowance to our Manager(4)	(42,000)	3.50%	1.75%

Public Offering Expenses	(162,000)	13.50%	6.75%
Cash Reserve(5)	(6,000)	0.50%	0.25%
Acquisition Fees to our Manager(6)(7)	(72,000)	6.00%	3.00%

Fees and Expenses	$(240,000)	20.00%	10.00%

		Fees and Expenses
	Maximum	As a Percentage of:
	Offering of	Total Offering
	400,000 Shares	Proceeds	Assets(1)

Offering Proceeds — Assets	$400,000,000	$400,000,000	$815,100,000
Expenses:
Sales Commissions to Selling Dealers(2)	(32,000,000)	8.00%	3.93%
Underwriting Fees to our Dealer Manager(3)	(8,000,000)	2.00%	0.98%
O&O Expense Allowance to our Manager(4)	(7,500,000)	1.88%	0.92%

Public Offering Expenses	(47,500,000)	11.88%	5.83%
Cash Reserve(5)	(2,000,000)	0.50%	0.25%
Acquisition Fees to our Manager(6)(7)	(24,453,000)	6.11%	3.00%

Fees and Expenses	$(73,953,000)	18.49%	9.08%

(1)	Excluding $1,000 contributed by our Manager at the time of formation, the column includes the aggregate purchase price of equipment we would be able to acquire and the Acquisition Fees we would be obligated to pay, assuming we borrowed 60% of the purchase price for our equipment.

(2)	We will pay $80.00 per Share sold in the offering to broker-dealers as a Sales Commission, but we will not pay any Sales Commissions on our Shares sold in the offering to our Manager or its affiliates. In some specific circumstances, we will not pay any Sales Commissions to selling broker-dealers for our Shares, and the offering proceeds and related offering expenses in this table may be reduced. See “Plan of Distribution.” No Sales Commissions will be paid on any Shares sold pursuant to our DRIP Plan.

(3)	We will pay an Underwriting Fee of $20.00 per Share sold in the offering to ICON Securities Corp., the dealer-manager and a wholly-owned subsidiary of our Manager, for managing this offering and to reimburse the dealer-manager for wholesaling fees and expenses. Underwriting Fees will be paid on a non-accountable basis, which means that the payment the dealer-manager receives may be less than, or greater than, the actual costs and expenses that it incurs in managing this offering. A portion of the $20.00 per Share may be re-allowed to selling broker-dealers to reimburse them for marketing expenses, such as sales and training seminars and educational conferences and meetings in connection with our offering. No Underwriting Fees will be paid on any Shares sold pursuant to our DRIP Plan.

(4)	We will pay our Manager an organizational and operating expense allowance (“O&O Expense Allowance”) based upon the gross offering proceeds received from the sale of our Shares in the offering:

Gross Offering Proceeds	O&O Expense Allowance
Less than or equal to $50,000,000	$35.00 per Share
Greater than $50,000,000 but less than or equal to $100,000,000	$25.00 per Share
Greater than $100,000,000	$15.00 per Share

The O&O Expense Allowance will also be paid on a non-accountable basis, which means that the payment our Manager receives may be less than, or greater than, the actual costs and expenses that it incurs in our organization and the offering. These costs include, but are not limited to, legal, accounting, printing, advertising and promotional expenses for preparing our registration statement and then offering and distributing our Shares to the public. The O&O Expense Allowance includes up to 0.5% of bona fide due diligence expense reimbursement to be paid to broker-dealers for actual expenses incurred in performing due diligence on us and this offering. In no event will the amounts paid to NASD member broker-dealers exceed 10.50% of the gross offering proceeds. If all of the Shares in our DRIP Plan are sold, an additional $180,000 in O&O Expense Allowance would be payable to our Manager.

(5)	We intend to establish an initial reserve equal to $5.00 per Share, which will be used for insurance, certain repairs, replacements and miscellaneous contingencies.

(6)	Acquisition Fees are calculated by multiplying 3.0% times the total purchase price of our future acquisitions, calculated using proceeds from both future borrowings and the net proceeds from this offering. In calculating the Acquisition Fees, we have assumed that on average, our total indebtedness encumbering our acquisitions will equal 60% of the total purchase price of all acquisitions — $2,400,000 if the minimum number or $815,100,000 if the maximum number of our Shares is sold at the public offering price in the offering. We will also pay our Manager Acquisition Fees from the reinvestment of proceeds received from equipment sales and operations in additional items of equipment.

(7)	A 5% increase (decrease) in the assumed borrowing rate of 60% for our future equipment acquisitions would increase (decrease) the Acquisition Fees we will pay to our Manager to approximately $81,473 and $64,500, respectively, assuming the minimum number of Shares in the offering is sold at the public offering price. Additionally, a 5% increase (decrease) in the assumed borrowing rate of 60% for our future equipment acquisitions would increase (decrease) the Acquisition Fees we will pay to our Manager to approximately $27,671,000 and $21,906,250, respectively, assuming the maximum number of Shares in the offering is sold at the public offering price. The more indebtedness we incur to purchase our future equipment acquisitions, the greater the Acquisition Fees and related expenses we will pay our Manager and the less equity we will have to invest in future acquisitions.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of the date of this prospectus and as adjusted to reflect the sale of our Shares in the offering, assuming that (1) the minimum 1,200 Shares are sold at the public offering price, (2) the maximum 400,000 Shares are sold at the public offering price and (3) all 12,000 Shares are sold pursuant to our DRIP Plan at the public offering price. You should read this table together with “Estimated Use of Proceeds,” “Manager’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes included elsewhere in this prospectus.

	As of the	Minimum	Maximum Offering	Maximum Offering
	Date Hereof	Offering of 1,200 Shares	of 400,000 Shares	of 412,000 Shares

Cash and cash equivalents(1)(2)	$2,000	$1,039,000	$352,501,000	$363,121,000

Our Manager’s Capital Contribution(2)	$2,000	$1,000	$1,000	$1,000
Other Members’ Capital Contribution	—	1,200,000	400,000,000	410,800,000
Less Public Offering Expenses(3)	—	(162,000)	(47,500,000)	(47,680,000)

Total Capitalization	$2,000	$1,039,000	$352,501,000	$363,121,000

(1)	Cash and cash equivalents reflect the net offering proceeds, assuming that (a) the minimum number of our Shares (1,200) is sold at the public offering price, (b) the maximum number of our Shares (400,000) is sold at the public offering price and (c) all 12,000 Shares are sold pursuant to our DRIP Plan.

(2)	We were originally capitalized by a contribution of $1,000 by our Manager and $1,000 contributed by Thomas W. Martin, the Initial Member. The Initial Member will withdraw his capital contribution upon our achieving the minimum offering of Shares and admitting investors as members.

(3)	Public Offering Expenses for the offering include: (a) Sales Commissions of $80.00 per Share sold (except on Shares sold pursuant to our DRIP Plan), (b) Underwriting Fees of $20.00 per Share sold (except on Shares sold pursuant to our DRIP Plan) and (c) O&O Expense Allowance based on the gross offering proceeds. See “Estimated Use of Proceeds.”

COMPENSATION OF OUR MANAGER AND CERTAIN NON-AFFILIATES

The following table summarizes the types and estimated amounts of all compensation or distributions that we will directly or indirectly pay our Manager, its affiliates and the selling broker-dealers, excluding Shares that may be sold pursuant to our DRIP Plan and assuming our Shares are sold at the public offering price set forth on the cover page of this prospectus. Some of our Manager’s compensation will be paid regardless of our success or the profitability of our operations, and we did not determine any of our Manager’s compensation through arm’s-length negotiations. Our LLC Agreement does not permit our Manager to recover or reclassify its services under a different category of fee type. Although some of the compensation described below may vary from the amounts projected, the total amounts of compensation payable to all persons, including our Manager, are limited as provided for in our LLC Agreement.

ORGANIZATION AND OFFERING STAGE

Type of Compensation	Method of Compensation	Estimated Dollar Amount

Sales Commissions (1) — payable to selling broker-dealers, who are not affiliated with our Manager.	Up to $80.00 per Share from all Shares sold in the offering, or 8.0% of the gross offering proceeds.
Because Sales Commissions are based upon the number of our Shares sold, the total amount of Sales Commissions cannot be determined until this offering is complete.

Sales Commissions of $96,000 will be paid if the minimum number of 1,200 Shares is sold in the offering.

Sales Commissions of $32,000,000 will be paid if the maximum number of 400,000 Shares is sold in the offering. No Sales Commissions will be paid on any Shares sold pursuant to our DRIP Plan.

Underwriting Fees — payable to ICON Securities Corp., the dealer-manager.	$20.00 per Share on all Shares sold in the offering, or 2.0% of the gross offering proceeds.
Because Underwriting Fees are based upon the number of our Shares sold, the total amount of Underwriting Fees cannot be determined until this offering is complete.

Underwriting Fees of $24,000 will be paid if the minimum number of 1,200 Shares is sold in the offering.

Underwriting Fees of $8,000,000 will be paid if the maximum number of 400,000 Shares is sold in the offering. No Underwriting Fees will be paid on any Shares sold pursuant to our DRIP Plan.

O&O Expense Allowance — payable to our Manager for our organizational and offering expenses.	Our O&O Expense Allowance is based upon the gross offering proceeds that we receive from the sale of our Shares in accordance with the following schedule:	Because the O&O Expense Allowance is based upon the number of our Shares sold, the total amount of the O&O Expense Allowance cannot be determined until this offering is complete.

O&O Expense
Gross Offering Proceeds	Allowance

Less than or equal to $50,000,000	$35.00 per Share	An O&O Expense Allowance of $42,000 will be paid if the minimum number of 1,200 Shares is sold in the offering.
Greater than $50,000,000 but less than or equal to $100,000,000	$25.00 per Share	An O&O Expense Allowance of $7,500,000 will be paid if the maximum number of 400,000 Shares is sold in the offering. If all Shares in our DRIP Plan are sold, an additional $180,000 in O&O Expense Allowance would be payable to our Manager.
Greater than $100,000,000	$15.00 per Share

Type of Compensation	Method of Compensation	Estimated Dollar Amount

Our O&O Expense Allowance will be paid on a non-accountable basis, which means that the payment our Manager receives may be less than, or greater than, the actual costs and expenses that it incurs in our organization and the offering of our Shares. Our Manager will pay, without reimbursement, actual expenses relating to our organization and the offering to the extent such expenses exceed the O&O Expense Allowance.

We will pay or advance bona fide due diligence fees and expenses of the dealer-manager and actual and prospective selling broker-dealers on a fully accountable basis from such allowance up to a maximum of 0.50% of the gross offering proceeds.

Acquisition Fees — payable to our Manager and its affiliates.(2)
3.0% of the purchase price we pay for each item of equipment or direct or indirect interest in equipment we acquire (including a residual interest, a joint venture interest or an option to acquire a residual interest). The purchase price includes the indebtedness incurred to finance the acquisition of equipment, an interest in equipment, such as a residual interest or a joint venture interest, or an option to acquire a residual value interest in equipment assuming that such option was concurrently exercised.

In calculating Acquisition Fees, costs that we pay to unaffiliated finders and brokers are deducted from Acquisition Fees otherwise payable to our Manager. No finder’s or broker’s fees may be paid to any of our Manager’s affiliates.

Our Manager will reduce or refund Acquisition Fees if our investment in equipment is less than the greater of (a) 80% of the gross offering proceeds reduced by 0.0625% for each 1.0% of borrowings encumbering our equipment, or (b) 75% of the gross offering proceeds.

Acquisition Fees of $77,400, or 6.45% of the gross offering proceeds, will be paid if the minimum number of 1,200 Shares is sold in the offering.

Acquisition Fees of $24,453,500, or 6.11% of the gross offering proceeds, will be paid if the maximum number of 400,000 Shares is sold in the offering.

In calculating the Acquisition Fees, we have assumed that, on average, our total indebtedness encumbering our acquisitions will equal 60% of the total purchase price of all acquisitions.

We will also pay our Manager Acquisition Fees from the reinvestment of proceeds received from equipment sales and operations in additional items of equipment.

(1)	The amounts listed above for Sales Commissions do not give effect to the potential reduction of the Sales Commissions that are not payable for our Shares purchased by affiliates of our Manager and any selling broker-dealers and by investors whose broker-dealer has waived or reduced the sales commission, if any. To the extent our Shares are purchased this way, the estimated amount of the expenses of this offering reflected in this chart may be reduced. See “Plan of Distribution.”

(2)	Total Acquisition Fees paid from all sources is limited to the difference between the maximum front-end fees limitation (explained below) and all other front-end fees (i.e., Sales Commissions, Underwriting Fees and the O&O Expense Allowance, which fees may total up to 11.88% of the gross offering proceeds, if all 400,000 Shares are sold in the offering). Pursuant to our LLC Agreement, the maximum front-end fees that we are able to pay is 20% of the gross offering proceeds (if we do not use any indebtedness to acquire our investments), which percentage is increased by 0.0625% for each 1% of indebtedness (up to a maximum of 80% of capital contributions) so utilized, resulting in maximum front-end fees of 25% of the gross offering proceeds. However, while we have the ability to incur up to the 25% maximum of front-end fees, we estimate the front-end fees will total up to a maximum of 17.99%. See “Estimated Use of Proceeds.”

OPERATING STAGE

Type of Compensation	Method of Compensation	Estimated Dollar Amount

Acquisition Fees — payable to our Manager and its affiliates.(1)
3.0% of the purchase price we pay for each item of equipment or direct or indirect interest in equipment we acquire (including a residual interest, a joint venture interest or an option to acquire a residual interest). The purchase price includes the indebtedness incurred to finance the acquisition of equipment, an interest in equipment, such as a residual interest or a joint venture interest, or an option to acquire a residual value interest in equipment assuming that such option was concurrently exercised.

In calculating Acquisition Fees, costs that we pay to unaffiliated finders and brokers are deducted from Acquisition Fees otherwise payable to our Manager. No finder’s or broker’s fees may be paid to any of our Manager’s affiliates.

Our Manager will reduce or refund our Acquisition Fees if our investment in equipment is less than the greater of (a)   80% of the gross offering proceeds reduced by 0.0625% for each 1.0% of borrowings encumbering our equipment, or (b)   75% of the gross offering proceeds.

Acquisition Fees of $77,400, or 6.45% of the gross offering proceeds, will be paid if the minimum number of 1,200   Shares is sold in the offering.

Acquisition Fees of $24,453,500, or 6.11% of the gross offering proceeds, will be paid if the maximum number of 400,000 Shares is sold in the offering.

In calculating the Acquisition Fees, we have assumed that, on average, our total indebtedness encumbering our acquisitions will equal 60% of the total purchase price of all acquisitions.

We will also pay our Manager Acquisition Fees from the reinvestment of proceeds received from equipment sales and operations in additional items of equipment.

Management Fees — payable to our Manager and its affiliates.
We will pay our Manager Management Fees for actively managing the leasing of our equipment portfolio, which will equal the lesser of:

(i)(a) 5.0% of gross rental payments from operating leases(2) except operating leases for which management services are performed by non-affiliates under our Manager’s supervision for which 1.0% of annual gross rental payments will be payable;

(b) 2.0% of gross rental payments and debt service interest payments from full payout leases(3) with net lease provisions; and

The amount of Management Fees will depend upon the rental payments generated by our equipment portfolio. As the composition and size of the equipment portfolio will primarily be a function of the amount of gross offering proceeds raised and the amount of indebtedness incurred in connection with equipment acquisitions, the total amount of Management Fees is not determinable at this time.

Our Manager has agreed to subordinate, without interest, receipt of 50% of its monthly payments of Management Fees during the offering and operating

Type of Compensation	Method of Compensation	Estimated Dollar Amount

(c) 7.0% of gross rental payments(4) from equipment operated by us; or

(ii) management fees which are competitive and/or customarily charged by others rendering similar services as an ongoing public activity in the same geographic location for similar equipment transactions.(5)
periods to the members’ receipt of all accrued, but previously unpaid, and current, installments of first cash distributions.(6) Any Management Fees so deferred will be deferred without interest until the next month we have paid all previously unpaid installments of the first cash distributions.
Management Fees will not be payable with respect to rental payments from any equipment acquired during the Liquidation Period.

Re-Leasing Fees — payable to our Manager and its affiliates.
We may pay our Manager Re-Leasing Fees for re-leasing our equipment portfolio through the end of the operating period which will equal the lesser of:

(i) 2.0% of gross rental payments and debt service interest payments from the re-lease of equipment; or

(ii) leasing fees that are competitive and/or customarily charged by others rendering comparable services for similar equipment transactions.
The amount of Re-Leasing Fees will depend upon the rental payments generated from equipment that is re-leased after lease expiration. The rental amounts for which equipment can be re-leased in the future is presently unknown, as is the size and composition of the equipment portfolio that may be re-leased. For these reasons, the total amount of Re- Leasing Fees is not determinable at this time.
In no event will we pay our Manager a 2.0% Re-Leasing Fee if our Manager receives a 7.0% Management Fee as described in Note (4).

The Re-Leasing Fee is only payable if the equipment is not re-leased to the same lessee or its affiliates and our Manager has provided substantial re-leasing services in connection with the re-lease, such as ongoing marketing or hiring or arranging for hiring of crews or operating personnel.

Re-Sale Fees — payable to our Manager and its affiliates.
We may pay our Manager Re-Sale Fees for the re-sale our equipment portfolio through the end of the operating period equal to the lesser of:

(i) 3.0% of the purchase price paid to us by the purchaser for each item of equipment or direct or
The amount of Re-Sale Fees will depend upon the amount of proceeds received from equipment sales. The price at which equipment can be sold in the future is presently unknown, as is the size and composition of the equipment portfolio that may be

Type of Compensation	Method of Compensation	Estimated Dollar Amount

indirect interest in equipment acquired from us (including a residual interest, a joint venture interest or an option to acquire a residual interest). The purchase price includes indebtedness incurred, assumed or associated with the sale of the equipment or interest in the equipment, such as a residual interest or a joint venture interest, and in the case of options to acquire residual value interests, debt which would be assumed so long as such options can be immediately exercised; or

(ii) One-half of reasonable, customary and competitive brokerage fees paid for services rendered in connection with the sale of equipment of similar size, type and location.

sold. For these reasons, the amount of Re-Sale Fees is not determinable at this time.

Our payment of Re-Sale Fees is subordinate to our members’ receipt of their capital contribution plus a cumulative return of 8.0%   per year on unreturned capital contributions. Any Re-Sale Fees that cannot be paid to us when earned will be deferred, without interest, and paid to us when our members have received the above return.

Distributions from operations and sales — payable to our Manager.	Prior to payout, which is the time when cash distributions in an amount equal to (1) the sum of the investors’ capital contributions and (2) an 8.0% cumulative annual return, compounded daily, on such capital contributions as reduced by distributions in excess of such 8.0% have been made, distributions of cash from operations and sales will be made 99% to our members (based upon the number of Shares held) and 1% to our Manager. After payout, cash distributions from operations and sales will be made 90% to our members (based upon the number of Shares held) and 10% to our Manager.	Our distributions from operations and sales will depend upon the extent to which equipment rental payments and sales proceeds exceed our expenses, including any indebtedness obligations, as well as whether payout has been achieved. Therefore, our distributions from operations and sales are not determinable at this time.

Reimbursement for out- of-pocket expenses directly attributable to our operations — payable to our Manager and its affiliates.	We will reimburse our Manager and its affiliates for some expenses incurred in connection with our operations.(7)	The amount of expenses reimbursed will depend upon the scope of services our Manager provides to us. Reimbursement amounts are not determinable at this time.

(1)	Total Acquisition Fees paid from all sources is limited to the difference between the maximum front-end fees limitation (explained below) and all other front-end fees (i.e., Sales Commissions, Underwriting Fees and the O&O Expense Allowance, which fees may total up to 11.88% of gross offering proceeds, if all 400,000 Shares are sold in the offering). Pursuant to our LLC Agreement, the maximum front-end fees that we are able to pay is 20% of the gross offering proceeds (if we do not use any indebtedness to acquire our investments), which percentage is increased by 0.0625% for each 1% of indebtedness (up to a maximum of

80% of capital contributions) so utilized, resulting in maximum front-end fees of 25% of the gross offering proceeds. However, while we have the ability to incur up to the 25% maximum of front-end fees, we estimate the front-end fees will total up to a maximum of 17.99%. See “Estimated Use of Proceeds.”

(2)	Operating leases are leases under which the aggregate rental payments due during the initial term of the lease, on a net present value basis, are less than the purchase price of the equipment.

(3)	Full payout leases are leases under which the rental payments due during the initial term of the lease, on a net present value basis, are sufficient to recover the purchase price of the equipment. Net lease provisions are provisions in leases pursuant to which the lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased equipment.

(4)	If our Manager provides both equipment management and additional services relating to the continued and active operation of our equipment, such as ongoing marketing and re-leasing of equipment, hiring or arranging for the hiring of crews or operating personnel for our equipment and similar services, our Manager may charge us a management fee not to exceed 7.0% of the gross rental payments from equipment operated by us. If our Manager receives a Management Fee of 7.0% pursuant to this provision, our Manager will not be entitled to the 2.0% Re-Leasing Fee.

(5)	Our Manager has established a market compensation committee to annually evaluate whether our Management, Re-Leasing and Re-Sale Fees are reasonable, customary and competitive. With respect to Management Fees, the market compensation committee reviews Management Fees charged by similar businesses that operate public investment programs, with a particular emphasis on other equipment leasing programs. With respect to evaluating Re-Sale and Re-Leasing Fees, our Manager has extensive contact with parties offering services of re-sale and re-lease. The market compensation committee reviews dealings with third parties or proposals received from third parties in an effort to establish the reasonableness of these types of fees paid to our Manager. If the committee believes it has not received adequate unsolicited information from third parties on market fees for these services, it will solicit service providers for feedback as to market pricing for such services. The market compensation committee is currently comprised of Messrs. Clarke, Martin, Reisner, Gatto and Jackson.

(6)	See “Cash Distributions — First Cash Distributions to Members” for an explanation of first cash distributions.

(7)	Our O&O Expense Allowance will be paid on a non-accountable basis, which means that the payment our Manager receives may be less than, or greater than, the actual costs and expenses that it incurs in our organization and the offering of our Shares. These costs may include, but are not limited to, legal, accounting, printing, advertising and promotional expenses for the preparation of registering, offering and distributing our Shares to the public. We will pay or advance bona fide due diligence fees and expenses of the dealer-manager and actual and prospective selling broker-dealers on a fully accountable basis from such allowance up to a maximum of 0.50% of the gross offering proceeds or such other amount provided for in the NASD Conduct Rules. Our Manager will pay all O&O expenses in excess of the O&O Expense Allowance, in the aggregate, without seeking reimbursement from us.

In addition to the O&O Expense Allowance, we will also reimburse our Manager and its affiliates for: (1) the actual costs of goods and materials used for or by us and obtained from unaffiliated parties; (2) expenses related to the purchase, operation, financing and disposition of our equipment incurred prior to the time that we have funds available to pay such expenses directly; and (3) administrative services necessary to the prudent operation of our business affairs, such as accounting, professional, secretarial and investor relations staff, and capital items including computers and related equipment, not in excess of the lesser of our Manager’s, or its affiliate’s, costs, or 90% of the cost that we would be required to pay to independent parties for comparable services. Our annual reports to our members will provide a breakdown of services performed by, and amounts reimbursed to, our Manager and its affiliates.

Section 6.4(j) of our LLC Agreement limits the types and annual amounts of our expenses that may actually be paid to our Manager and its affiliates. No reimbursement is permitted for services for which our Manager or its affiliates are entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement, unless permitted under Section 6.4 of our LLC Agreement, will be:

(1)	salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any person with a controlling interest in our Manager; and

(2)	expenses for rent, depreciation and utilities or for capital equipment or other administrative items.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship to our Manager and its affiliates. There are some provisions in our LLC Agreement that are intended to protect your interests when conflicts arise. Please review Sections 6.2 and 6.4 of our LLC Agreement, which limit the actions our Manager can take on our behalf and limit the compensation we pay to our Manager and its affiliates. In addition, see “Management Responsibility” for a discussion of our Manager’s fiduciary obligations to holders of our Shares, which require our Manager to consider the best interests of holders of our Shares in managing our assets and affairs. The conflicts include the following:

Our Manager’s Compensation

Our Manager has unilaterally determined the compensation that we will pay to our Manager and the dealer-manager. However, our Manager believes that the amount of compensation is representative of practices in the equipment leasing industry and complies with the NASAA Guidelines (the North American Securities Administrators Association guidelines for publicly offered, finite-life equipment leasing programs) in effect on the date of this prospectus. Our Manager and the dealer-manager will receive substantial compensation upon the closing of this offering and our Manager will receive substantial compensation upon, or from, our acquisition, use and sale of our equipment and leases. Our Manager will make decisions involving these transactions in its sole discretion. See “Compensation of our Manager and Certain Non-Affiliates.”

A conflict of interest may also arise from our Manager’s decisions concerning the timing of our purchases and sales of equipment or the termination of Fund Twelve, each of which events will have an effect on the timing and amounts of our Manager’s compensation. In such circumstances, our Manager’s interest in continuing Fund Twelve and receiving Management Fees, for example, may conflict with the interests of our members in realizing an earlier return from our Shares.

Effect of Leverage on Our Manager’s Compensation

Our Manager intends for us to incur indebtedness that will total approximately 60% of the aggregate purchase price of our total portfolio of equipment and interests in equipment. However, our actual level of borrowings may vary from this estimate and there is no limit on the amount of the aggregate purchase price of our investments that can be financed. Our Manager will earn Acquisition Fees for purchasing equipment, and those fees are based upon the purchase price of the equipment our Manager acquires for us, including incurred indebtedness. Therefore, our Manager will earn a greater amount of Acquisition Fees if we incur significant indebtedness to purchase equipment. Additionally, we pay our Manager management and re-leasing fees based upon our gross lease rental payments, so our Manager may earn greater management and re-leasing fees as a result of our utilizing a greater amount of debt (leverage) to increase the amount of our investments. See “Compensation of our Manager and Certain Non-Affiliates.”

Competition with our Manager for Equipment

Our Manager and its affiliates are engaged directly and indirectly in the business of acquiring equipment for their own accounts as well as for other businesses. In the future, our Manager or any of its affiliates may form, sponsor and act as a general partner or manager of, or as an advisor to, other investment entities (including other public equipment ownership and leasing programs). Those programs could have investment objectives similar to ours and may be in a position to acquire the same equipment at the same time as us. See “Relationships with Some of Our Manager’s Affiliates” and “Management” for a chart of and a description of our Manager’s relationship to us.

If the investments available from time to time to us and to other programs our Manager sponsors are less than the aggregate amount of investment then sought by them, in addition to the factors listed below, our

Manager will take into account the time period each program has been seeking investments. In allocating investments among us and other programs our Manager sponsors, our Manager will take into consideration:

•	whether the required cash investment is greater than the cash that the programs have available for investment;

•	whether the amount of debt to be incurred or assumed is above levels that our Manager believes are acceptable for the program;

•	whether the investment is appropriate to the objectives of the programs, which include seeking to avoid concentrations of exposure to any one class of equipment;

•	whether the lessee’s credit quality satisfies the objectives of the programs of maintaining high-quality portfolios with creditworthy lessees while avoiding concentrations of exposure to any individual lessee or user;

•	whether the remaining lease term extends beyond the date by which the existence of the businesses will end;

•	whether the available cash flow of the programs is sufficient to purchase the investment and to make distributions;

•	whether the structure of the proposed transaction, particularly the end-of-lease options governing the equipment, provides the opportunity to obtain the residual values needed to meet the programs’ total return objectives for their investments; and

•	whether the transaction complies with the terms of our LLC Agreement or partnership or limited liability company agreement of the programs.

Any conflicts in determining and allocating investments between us and other programs managed by our Manager will be resolved by our Manager’s investment committee, which will evaluate the suitability of all prospective lease acquisitions for investment by us and other programs.

Our LLC Agreement does not prohibit our Manager or its affiliates from investing in equipment leases, and our Manager and its affiliates can engage in acquisitions, leasing and re-leasing opportunities on its or their own behalf or on behalf of other programs. Our Manager and its affiliates will have the right to take for its or their own account, or to recommend to any program it manages, any particular investment opportunity after considering the factors in the preceding paragraph.

Conflicts may also arise between two or more programs (including us) that our Manager or one of its affiliates advises or manages, or between one or more programs and an affiliate of our Manager acting for its own account, which may be seeking to re-lease or sell similar equipment at the same time. In these cases, the first opportunity to re-lease or sell equipment will generally be allocated to the program attempting to re-lease or sell equipment that has been subject to the lease that expired first, or, if the leases expire simultaneously, the lease that was first to take effect. However, our Manager may make exceptions to this general policy where equipment is subject to remarketing commitments with contrary provisions or where, in our Manager’s judgment, other circumstances make applying this policy inequitable or not economically feasible for a particular program.

Joint Ventures

For added diversification, we may invest in joint ventures with other programs that our Manager sponsors and manages or with third parties. If we enter into a joint venture, our Manager would have a fiduciary duty to us and to any other programs it manages that participate in the joint venture. Having this duty to several programs may result in conflicts in determining when and whether to dispose of any jointly owned investment. To minimize the likelihood of a conflict between these fiduciary duties, our LLC Agreement restricts our Manager’s ability to make investments in joint ventures by requiring that the joint investment comply with the investment criteria and our investment objectives. See “Risk Factors — Investment in joint ventures may subject us to risks relating to our co-investors that could adversely impact the financial results of such joint ventures.” Other than with respect to investments in these types of joint ventures, Section 6.2(e) of our LLC Agreement prohibits our Manager from investing our funds in other programs that our Manager or its affiliates sponsor or manage.

Lease Referrals

From time to time, our Manager may have the opportunity to earn fees for referring prospective equipment lease transactions to a purchaser other than us. This could involve conflicts of interest because our Manager would receive compensation as a result of the referral even though we would not receive any benefits from the transaction. Section 6.5 of our LLC Agreement provides that, if we have funds available for investment, our Manager will not refer prospective equipment lease transactions to third parties for compensation, unless, using the criteria listed above under “Competition with our Manager for Equipment,” our Manager decides that the investment in question is inconsistent with our investment and diversification objectives.

Lack of Independent Management and Directors or Employees

Our Manager’s directors who are listed and described in the section of this prospectus entitled “Management,” are also our Manager’s shareholders (through a company they own). In their roles as our Manager’s directors and executive officers, they will make management decisions on our Manager’s behalf. Since they also are our Manager’s owners, their decisions regarding our management are subject to conflicts of interest, since such decisions could also benefit our Manager.

We will not employ our own full-time officers, managers or employees. Instead, our Manager will supervise and control our business affairs. Our Manager’s officers and employees will also be spending time supervising the affairs of other equipment leasing programs it manages, so they will only devote the amount of time they think is necessary to conduct our business.

Participation of an Affiliate in this Offering

Our Shares will be sold on a best-efforts basis through ICON Securities Corp., the dealer-manager, which will receive underwriting fees for all Shares sold, in addition to sales commissions for any Shares sold by its securities representatives. Because ICON Securities Corp. is affiliated with our Manager, its review and due diligence investigation of us and the information provided in this prospectus will not have the benefit of a review and due diligence examination by an independent securities firm in the capacity of a dealer-manager. ICON Securities Corp. is wholly-owned by our Manager. Therefore, ICON Securities Corp.’s relationship with us is subject to conflicts of interests, similar to our Manager’s relationship, since it is controlled by our Manager and it can be presumed to seek to maximize the sale of our Shares.

No Arm’s-Length Negotiation of Agreements

Our Manager and the dealer-manager are represented by the same legal counsel that represents us. Our members, as a group, have not been represented by legal counsel and our legal counsel has not acted on behalf of prospective investors or conducted a review or due diligence investigation on their behalf. Therefore, none of the agreements and arrangements between our Manager and either the dealer-manager or us was negotiated on an arm’s-length basis. The attorneys, accountants and other experts who perform services for our Manager will also perform services for us, the dealer-manager and other businesses that our Manager or its affiliates may sponsor. However, should a dispute arise between our Manager and us, our Manager will have us retain separate legal counsel to represent us in connection with the dispute.

Tax Matters Partner

Our Manager is our tax matters partner for purposes of dealing with the IRS on any audit or other administrative proceeding before the IRS and/or any legal proceeding. As tax matters partner, our Manager is empowered to negotiate with the IRS and settle our tax disputes, thereby binding our members to any settlement. While our Manager will seek to take into consideration the interest of our members as a whole in agreeing to any settlement of any disputed items of our income and expense, we cannot assure you that any settlement will be in the best interest of any specific member given his or her specific tax situation.

MANAGEMENT RESPONSIBILITY

Conflicts

General.  We are a Delaware limited liability company formed pursuant to the Delaware Limited Liability Company Act. The Delaware Limited Company Act was enacted in the early 1990s and there is limited case law interpreting it. The Delaware Limited Liability Company Act does not set forth any duties that a manager owes to a limited liability company and to its members. Nevertheless, it does allow for duties to be imposed on a manager contractually through a limited liability company’s limited liability company agreement. In this regard, under the terms of our LLC Agreement, our Manager has imposed upon itself the following duties:

•	to act diligently;

•	to faithfully exercise its discretion to the best of its abilities; and

•	to use its best efforts to carry out the purposes and conduct our business in the best interests of our members, subject to the limitations set forth therein.

Under the Delaware Limited Liability Company Act, a manager who acts under a limited liability company agreement that imposes such duties will not be liable to the limited liability company or its members when acting in good faith in reliance upon the provisions of the limited liability company agreement.

Competing Activities.  Because our Manager and other programs that it manages (or in the future may manage) will acquire, lease and/or manage equipment, our Manager may be deemed to have interests that differ from our interests. In recognition of this fact, Section 6.5 of our LLC Agreement expressly provides that neither our Manager nor its affiliates will be obligated to present any particular investment opportunity to us and our Manager and its affiliates have the right, subject to certain limitations, to take for its or their own accounts (without the use of our funds), or to recommend to any affiliate (including us), any particular investment opportunity. Provisions to resolve conflicts of interest that may arise between us and other programs our Manager sponsors with respect to particular investment opportunities that become available, as well as conflicts that arise between us and one or more other programs that may be seeking to re-lease or sell similar equipment at the same time, are included in Section 6.5 of our LLC Agreement. See “Conflicts of Interest — Competition with our Manager for Equipment.”

Detriment and Benefit.  If our LLC Agreement did not explicitly permit our Manager to acquire investments or to manage similar programs and thereby allocate investment opportunities among us and other programs it manages, a Delaware court could, by analogy to partnership law, apply certain fiduciary obligations to our Manager commonly applied to the general partner of a partnership. If so, our Manager might not be permitted to serve as our manager, as well as the manager or general partner of any programs that might acquire and lease equipment, at the same time. The provisions in our LLC Agreement benefit our Manager since they allow it to act as manager for more than one program and to acquire investments, which a Delaware court might not permit absent such provisions, although this is not certain. Our Manager’s right to manage similar programs and make investments on its own behalf may operate as a detriment to you because there may be opportunities that will not be made available to us. However, our Manager believes that we should benefit from the experience our Manager has gained from acting as a manager or general partner of more than one program. Furthermore, our LLC Agreement attempts to resolve any conflicts arising from the management of multiple programs in a manner consistent with the expectations of the investors of all of these programs, our Manager’s duties and our and other programs’ investment objectives, especially including that of investment diversification.

Indemnification

We will indemnify our Manager and its affiliates, out of our assets, for any liability, loss, cost and expense of litigation arising out of its acts or omissions provided that:

(1)	our Manager or its affiliate made a determination in good faith that the action or inaction was in our best interests;

(2)	our Manager or its affiliate were acting on behalf of or performing services for us; and

(3)	the course of conduct did not constitute negligence or misconduct on our Manager’s part or that of our its affiliate.

Our Manager and each of its affiliates will be liable, responsible and accountable, and we will not be held liable or responsible, for any liability, loss, cost or expense due to our Manager’s or its affiliate’s negligence or misconduct to us or any member, as determined by a court. We will not have to pay the cost of insurance that insures our Manager or any affiliate for any liability for which our Manager cannot be indemnified.

In addition, we have agreed to indemnify the dealer-manager and the selling broker-dealers against all losses, claims, damages, liabilities and expenses incurred by any of them (except those arising as a result of their own gross negligence or willful misconduct) in connection with the offer or sale of our Shares. Any successful claim for indemnification would deplete our assets by the amount paid and could reduce the amount of distributions subsequently made to you.

We are not permitted to indemnify our Manager, any of its affiliates, including the dealer-manager, or any selling broker-dealer for any losses, liabilities or expenses arising out of an alleged violation of federal or State securities laws unless the following have occurred:

(1)	(a) there was a successful adjudication on the merits in favor of our Manager, its affiliates or the selling broker-dealer on each count of alleged securities laws violation;

(b) the claims were dismissed with prejudice on the merits by the court and the court approves such indemnification; or

(c) the court approved a settlement of the claims and indemnification regarding the costs of claims; plus

(2)	Our Manager has advised the court regarding the current position of the Securities and Exchange Commission, and any other applicable regulatory body on the issue of indemnification for securities law violations.

Investor Remedies

There are a number of remedies available to you if you believe our Manager has breached its fiduciary duty. You may sue on behalf of yourself and all other similarly situated members (a class action) to recover damages, or you may bring suit on behalf of us (a derivative action) to recover damages from our Manager or from third parties where our Manager has failed or refused to enforce an obligation. Further, if you suffer losses resulting from violation of the anti-fraud provisions of federal or State securities laws in connection with the purchase or sale of our Shares, you may be able to recover the losses from a selling broker-dealer, the dealer-manager or anyone associated with either of them.

Our Manager will provide quarterly and annual reports of operations and must, upon demand, give you or your legal representative a copy of our Annual Report on Form 10-K and other information concerning our affairs. Further, you may inspect or copy our books and records at any time during normal business hours upon reasonable advance written notice. See “Summary of Our LLC Agreement — Access to Our Books and Records.”

This is a developing and constantly changing area of the law and this summary, which describes in general terms the remedies available to you if our Manager breaches its fiduciary duty, is based on statutes and judicial and administrative decisions as of the date of this prospectus. If you have questions concerning our Manager’s duties or you believe that our Manager has breached a fiduciary duty, you should consult your own counsel.

In the opinion of the Securities and Exchange Commission, indemnifying an entity for liabilities arising under the Securities Act is contrary to public policy and therefore unenforceable. If our Manager asserts a claim against us for indemnification for such liabilities (other than for expenses incurred in a successful defense) under our LLC Agreement or otherwise, we will submit to a court of competent jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act.

OTHER PROGRAMS SPONSORED BY OUR MANAGER

Our Manager was formed in 1985 to finance and lease equipment, and act as the manager or general partner for publicly offered, income-oriented equipment leasing programs. In addition to acting as our Manager, as of December 31, 2006, our Manager sponsored and is the manager or general partner of:

•	ICON Cash Flow Partners L.P. Seven (“LP Seven”);

•	ICON Income Fund Eight A L.P. (“Fund Eight A”);

•	ICON Income Fund Eight B L.P. (“Fund Eight B”);

•	ICON Income Fund Nine, LLC (“Fund Nine”);

•	ICON Income Fund Ten, LLC (“Fund Ten”); and

•	ICON Leasing Fund Eleven, LLC (“Fund Eleven”).

Also, our Manager sponsored and was the general partner of:

•	ICON Cash Flow Partners, L.P., Series A (“Series A”), which was liquidated and dissolved in 1999;

•	ICON Cash Flow Partners, L.P., Series B (“Series B”), which was liquidated and dissolved in 1999;

•	ICON Cash Flow Partners, L.P., Series C (“Series C”) which was liquidated and dissolved in 2001;

•	ICON Cash Flow Partners, L.P., Series D (“Series D”), which was liquidated and dissolved in 2005;

•	ICON Cash Flow Partners, L.P., Series E (“Series E”), which was liquidated and dissolved in 2006; and

•	ICON Cash Flow Partners L.P. Six (“LP Six”), which was liquidated and dissolved in 2006.

These equipment leasing programs are referred to collectively as the equipment leasing programs sponsored by our Manager. All of these equipment leasing programs sponsored by our Manager were publicly offered and are income-oriented equipment leasing limited partnerships or limited liability companies. Our Manager and its affiliates have also engaged in the past, and may in the future engage, in the business of brokering or acquiring equipment leasing transactions that do not meet the investment criteria our Manager has established for us and for the equipment leasing programs sponsored by it, such as the criteria for creditworthiness, equipment types, excess transaction size or concentration by lessee, location or industry.

As of December 31, 2005, four of the twelve other equipment leasing programs that our Manager sponsored have completed operations and have been liquidated. These equipment leasing programs had different investment objectives than us and were primarily operated by individuals who have not been part of our Manager’s current management team. A brief financial summary of the performance of those completed programs follows as of December 31, 2005.

	Series A	Series B	Series C	Series D

Amount Invested	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Total Distributions	1,238.74	957.60	968.45	1,192.77
Taxable Income/Loss	238.74	(42.40)	(31.55)	192.77
Year Offering Commenced	1987	1989	1990	1991
Year Offering Terminated	1989	1990	1991	1992
Year Liquidation Period Commenced	1999	1999	2001	1997

As noted, two of those completed equipment leasing programs did not completely return to their respective investors all of their capital and the other two completed leasing programs returned $238.74 and $192.77 for each $1,000 invested to its investors in excess of their original investment. In addition on April 18, 2006, two additional equipment leasing programs that our Manager sponsored have completed operations and have been liquidated.

Total Gross Offering Proceeds of Equipment Leasing Programs
Sponsored by our Manager
(as of December 31, 2005)

	Number of	Total
Program	Investors	Gross Offering Proceeds

Series A (dissolved in 1999)	226	$2,504,500
Series B (dissolved in 2001)	1,756	20,000,000
Series C (dissolved in 2001)	1,741	20,000,000
Series D (dissolved in 2005)	3,076	40,000,000
Series E (dissolved in 2006)	3,712	61,041,151
LP Six (dissolved in 2006)	2,276	38,385,712
LP Seven	4,582	99,999,681
Fund Eight A	2,887	74,996,504
Fund Eight B	2,816	75,000,000
Fund Nine	3,221	99,653,474
Fund Ten	4,383	149,994,502
Fund Eleven	3,112	107,098,773

Total:	33,788	$788,674,297

The equipment leasing programs sponsored by our Manager that are still in the reinvestment phase are all actively engaged in purchasing equipment and entering into and acquiring lease and other transactions, and all other equipment leasing programs sponsored by our Manager are either in their liquidation period or have liquidated. As of December 31, 2005, the equipment leasing programs sponsored by our Manager had originated or acquired investments as follows:

Investments Originated or Acquired by Equipment Leasing Programs
Sponsored by our Manager
as of December 31, 2005
(All Amounts in Dollars of Original Acquisition Cost)

	Leased	Other	Total
Program	Equipment	Transactions	Investments

Series A (dissolved in 1999)	$6,226,774	$1,556,694	$7,783,468
Series B (dissolved in 2001)	40,950,305	26,850,666	67,800,971
Series C (dissolved in 2001)	45,800,967	26,853,123	72,654,090
Series D (dissolved in 2005)	55,577,669	81,733,088	137,310,757
Series E (dissolved in 2006)	80,651,864	199,000,866	279,652,730
LP Six (dissolved in 2006)	93,104,306	80,323,694	173,428,000
LP Seven	251,479,444	75,503,618	326,983,062
Fund Eight A	152,696,530	25,258,312	177,954,842
Fund Eight B	231,605,065	38,761,792	270,366,857
Fund Nine	233,241,134	47,593,637	280,834,771
Fund Ten	136,134,575	25,449,630	161,584,205
Fund Eleven	—	16,118,846	16,118,846

As of December 31, 2005, the equipment leasing programs sponsored by our Manager had leases and other transactions under management (determined by the original cost of the investment acquired less the total original cost of assets sold) in the U.S. dollar amounts shown below.

Investment Portfolio of Equipment Leasing Programs
Sponsored by our Manager
as of December 31, 2005

	Leased	Other	Total
Program	Equipment	Transactions	Investments

Series A (dissolved in 1999)	$—	$—	$—
Series B (dissolved in 2001)	$—	$—	$—
Series C (dissolved in 2001)	$—	$—	$—
Series D (dissolved in 2005)	$—	$—	$—
Series E (dissolved in 2006)	$—	$—	$—
LP Six (dissolved in 2006)	$—	$—	$—
LP Seven	$2,565,000	$11,241,860	$13,806,860
Fund Eight A	$31,461,263	$4,004,228	$35,465,491
Fund Eight B	$121,194,913	$7,102,985	$128,297,898
Fund Nine	$208,156,067	$8,812,180	$216,968,247
Fund Ten	$138,721,933	$18,701,576	$157,423,509
Fund Eleven	$—	$16,084,960	$16,084,960

Three of the equipment leasing programs sponsored by our Manager, Series A, Series B and Series C, experienced unexpected losses in 1992. The losses incurred by investors in those programs do not take into account the benefit of tax-deferral resulting from the fact that a significant portion of early distributions received by investors comprised a return of capital, which was not subject to tax at the time of receipt. Series A experienced losses of $133,569 in 1992, primarily related to the bankruptcy of Richmond Gordman Stores, Inc. In 1992, Series B wrote down its residual positions by $506,690, of which $138,218 was related to the bankruptcy of Richmond Gordman Stores, Inc. and $368,472 was related to rapid obsolescence of equipment due to unexpected withdrawal of software support by the manufacturer. Series C wrote down its residual position in 1992 by $1,412,365, relating to the bankruptcy of PharMor, Inc., which involved the reported misappropriation of funds by the management of that company and the overstatement of inventory on its audited financial statements.

Series A, Series B, Series C and Series D were all syndicated before 1996 by ICON Capital Corp. under prior ownership and management. In 1996, our Manager was acquired by Messrs. Clarke and Martin along with Mr. Paul Weiss, with Messrs. Clarke and Martin comprising its executive management since that time through the date hereof. All members of our Manager’s acquisition and remarketing departments joined those departments upon or subsequent to the ownership change. Each of Series A, Series B, Series C and Series D had investment objectives and policies significantly different than those of ours. For example, the majority of the equipment acquired by those programs was new or recently delivered, whereas a significant portion of the equipment that we will purchase may be used equipment already subject to lease, which our Manager believes presents substantially less risk than purchasing new equipment. Additionally, Series A, Series B, Series C and Series D attempted to compete with large commercial lending institutions in the highly competitive business of originating new leases. Finally, the amount of the gross offering proceeds raised by each of Series A, Series B, Series C and Series D was substantially smaller than what we are likely to raise. Less offering proceeds result in smaller portfolios of equipment and less portfolio diversification. For example, Series A raised only $2.5 million, Series B and Series C each raised only $20 million, Series D raised only $40 million Series E raised only $60 million and LP Six raised only $38 million. Other equipment leasing programs our Manager has sponsored under current management have raised in excess of 99% of the amounts offered, which have been between $75 and $375 million.

Fund Eight B had a $2.2 million investment in a Boeing 767 aircraft that became a total loss and Fund Eight A had a total of $5.7 million invested in two Boeing 737 aircraft on lease to two different lessees that also became total losses. In the foregoing examples, the remaining loan balance at the expiration of each respective lease was greater than the fair market value of each aircraft. In these instances, the aircraft could not have been sold for an amount to satisfy the debt balance and could not be re-leased to a third-party at a lease rate high enough lease to make the debt service payments owed to a lender. As a consequence, equipment was either voluntarily returned to the lender or repossessed by the lender and the businesses received no additional proceeds from the aircraft. Additionally, LP Seven had a $7.5 million investment in five off- shore supply tug vessels on bareboat charter to SEACOR Marine, Inc. The loan balance at charter expiration exceeded the fair market value of the vessels, thereby similarly making it impossible to remarket the vessels in a way that would be advantageous to the business. The vessels were subsequently repossessed by the lender.

Each of Series E and LP Six made its final liquidating distribution in March 2006 and were dissolved in April 2006. Series E had not made a distribution to its limited partners since May 1, 2004. LP Six had not made a distribution to its limited partners since March 1, 2004. Fund Seven has not made a distribution to its limited partners since April 2003; however, it currently has a significant asset remaining to be liquidated and is currently in its liquidation period.

The information presented in this section and the tables included as Exhibit B to this prospectus represents historical results of equipment leasing programs sponsored by our Manager and its affiliates. If you purchase our Shares, you will not have any ownership interest in any other businesses sponsored or owned by our Manager as a result of your purchase. You should not assume that you will experience returns, if any, comparable to those experienced by investors in equipment leasing programs sponsored by our Manager and its affiliates.

RELATIONSHIPS WITH SOME OF OUR MANAGER’S AFFILIATES

The following diagram shows our relationship to our Manager and its affiliates.

Each of Messrs. Clarke and Martin would be considered our Manager’s “promoters.” As officers and directors of ICON Capital Corp., each of Messrs. Clarke and Martin would indirectly receive a portion of the compensation received by ICON Capital Corp. as set forth under “Compensation of our Manager and Certain Non-Affiliates.” Mr. Martin is also an officer and director of ICON Securities Corp. and as such would indirectly receive a portion of the compensation received by ICON Securities Corp. as set forth under “Compensation of our Manager and Certain Non-Affiliates.”

Our Manager’s Affiliates

ICON Securities Corp., the dealer-manager, is a New York corporation and a wholly-owned subsidiary of our Manager. It was formed in 1982 to manage the equity sales for investor programs sponsored by its affiliates. It is registered with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation. ICON Securities Corp. is the dealer-manager of this offering.

MANAGEMENT

The Manager

Our Manager is a Connecticut corporation that was formed in 1985. Its principal office is located at 100 Fifth Avenue, Fourth Floor, New York, New York 10011, and its telephone number is (212) 418-4700. The following table provides information regarding our Manager’s executive officers.

Name	Age	Title

Beaufort J.B. Clarke	60	Chairman, Chief Executive Officer and Director
Thomas W. Martin	52	Chief Operating Officer and Director
Michael A. Reisner	36	Executive Vice President and Chief Financial Officer
Mark Gatto	34	Executive Vice President-Business Development
Joel S. Kress	34	Senior Vice President and General Counsel
David J. Verlizzo	34	Vice President and Deputy General Counsel
David C. Wright	49	Senior Vice President-Accounting
Craig A. Jackson	48	Vice President-Remarketing and Portfolio Management

Beaufort J. B. Clarke has been Chairman, Chief Executive Officer and a Director since August 1996. He was President from August of 1996 until December 31, 1998. Prior to his present positions, Mr. Clarke was founder, President and Chief Executive Officer of Griffin Equity Partners, Inc. (a purchaser of equipment leasing portfolios) from October 1993 through August 1996. Prior to that, Mr. Clarke was President of Gemini Financial Holdings, Inc. (an equipment leasing company) from June 1990 through September 1993. Previously, Mr. Clarke was a Vice President of AT&T Systems Leasing. Mr. Clarke formerly was an attorney with Shearman and Sterling LLP. Mr. Clarke received a B.A. degree from the George Washington University and a J.D. degree from the University of South Carolina. Mr. Clarke has been in the equipment leasing business, as a business person and lawyer, since 1979.

Thomas W. Martin has been Chief Operating Officer since February 2006, has been a Director (and Director, President and Treasurer of ICON Securities Corp. as well) since August 1996, and was Chief Financial Officer from August 1996 through January 2007. Mr. Martin was the Executive Vice President, Chief Financial Officer and a co-founder of Griffin Equity Partners, Inc. from October 1993 to August 1996. Prior to that, Mr. Martin was Senior Vice President of Gemini Financial Holdings, Inc. from April 1992 to October 1993 and he held the position of Vice President at Chancellor Corporation (an equipment leasing company) for 7 years. Mr. Martin has a B.S. degree from University of New Hampshire. Mr. Martin has been in the equipment leasing business since 1983.

Michael A. Reisner has been Executive Vice President and Chief Financial Officer since January 2007 and was Executive Vice President-Acquisitions from February 2006 through January 2007. Mr. Reisner was Senior Vice President and General Counsel from January 2004 through January 2006. Mr. Reisner was Vice President and Associate General Counsel from March 2001 until December 2003. Previously, from 1996 to 2001, Mr. Reisner was an attorney with Brodsky Altman & McMahon, LLP in New York, concentrating on commercial transactions. Mr. Reisner received a J.D. from New York Law School and a B.A. from the University of Vermont.

Mark Gatto has been Executive Vice President-Business Development since February 2006. Mr. Gatto is responsible for business and corporate development, including the acquisition of equipment subject to lease. Before serving as Associate General Counsel from November 1999 through October 2000, Mr. Gatto was an attorney with Cella & Goldstein in New Jersey, concentrating on commercial transactions and general litigation matters. From November 2000 to June 2003, Mr. Gatto was Director of Player Licensing for the Topps Company and, in July 2003, he co-founded a specialty business consulting firm in New York City and served as its managing partner before re-joining our Manager in April 2005. Mr. Gatto received an M.B.A from the W. Paul Stillman School of Business at Seton Hall University, a J.D. from Seton Hall University School of Law, and a B.S. from Montclair State University.

Joel S. Kress has been Senior Vice President and General Counsel since February 2006. Mr. Kress was Vice President and Associate General Counsel from August 2005 until January 2006. Previously, from 2001 to 2005, Mr. Kress was an attorney with Fried, Frank, Harris, Shriver & Jacobson LLP in New York and London, England, concentrating on mergers and acquisitions, corporate finance and financing transactions (including debt and equity issuances) and private equity investments. Mr. Kress received a J.D. from Boston University School of Law and a B.A. from Connecticut College.

David J. Verlizzo has been Vice President and Deputy General Counsel since February 2006. Mr. Verlizzo was Assistant Vice President and Associate General Counsel from May 2005 until January 2006. Previously, from 2001 to 2005, Mr. Verlizzo was an attorney with Cohen Tauber Spievack & Wagner LLP in New York, concentrating on public and private securities offerings, securities law compliance and corporate and commercial transactions. Mr. Verlizzo received a J.D. from Hofstra University School of Law and a B.S. from The University of Scranton.

David C. Wright is a certified public accountant and has been Senior Vice President-Accounting since February 2005. Mr. Wright was Vice President-Accounting from August 2004 until January 2005. Previously, from 1989 through 2004, Mr. Wright was employed as a manager at several regional and national public accounting firms, including Grant Thornton LLP, Goldstein Golub Kessler LLP and Hays & Company LLP, having responsibility for both public and private engagements. Mr. Wright received a B.A. from Ohio Wesleyan University.

Craig A. Jackson has been Vice President-Remarketing and Portfolio Management since February 2006. Previously, from October 2001 to 2006, Mr. Jackson was president and founder of Remarketing Services, Inc., a transportation equipment remarketing company. Prior to 2001, Mr. Jackson served as Vice President of Remarketing and Vice President of Operations for Chancellor Fleet Corporation (an equipment leasing company). Mr. Jackson received a B.A. from Wilkes University.

Committees

Market Compensation Committee.  Our Manager has established a market compensation committee to annually evaluate whether our Management, Re-Leasing and Re-Sale Fees are reasonable, customary and competitive. With respect to Management Fees, the market compensation committee reviews management fees charged by similar businesses that operate public investment programs, with a particular emphasis on other equipment leasing programs. With respect to evaluating Re-Sale and Re-Leasing Fees, our Manager has extensive contact with parties offering services of re-sale and re-lease. The market compensation committee reviews dealings with third parties or proposals received from third parties in an effort to establish the reasonableness of these types of fees paid to our Manager. If the committee believes it has not received adequate unsolicited information from third parties on market fees for these services, it will solicit service providers for feedback as to market pricing for such services. The market compensation committee is currently comprised of Messrs. Clarke, Martin, Reisner, Gatto and Jackson.

Investment Committee.  Our Manager established an investment committee which has set, and may from time to time revise, standards and procedures for the review and approval of potential leases. The investment committee is responsible for supervising and approving all individual transactions and portfolio purchases. The investment committee will consist of at least two persons whom our Manager will designate. Our Manager expects that all such persons will be its officers or those of its affiliates. The investment committee will make decisions by majority vote. As of the date of this prospectus, the members of the investment committee are Messrs. Clarke, Martin, Reisner, Kress and Jackson.

INVESTMENT OBJECTIVES

General

Investment Objectives.  We will purchase various types of equipment that will typically be leased at the time of purchase. The leases will generally be with lessees that our Manager determines are creditworthy and are located in North America, Europe and other developed markets, including those in Asia, South America and elsewhere. We have four investment objectives:

(1)	Invest in Leased Equipment: to invest at favorable prices in equipment and other property subject to leases with creditworthy lessees.

(2)	Make Cash Distributions: to make monthly cash distributions, beginning the month after the first investor is admitted as a member.

(3)	Diversify to Reduce Risk: to select individual investments that, when evaluated as a group, represent a diversified portfolio of equipment and other property subject to leases. We intend to emphasize investments in long-lived, low-obsolescence equipment to reduce the impact of economic depreciation and, to a lesser degree, emphasize investments where high rental rates compensate us for the expected economic depreciation of the underlying equipment. We believe that a diverse portfolio comprised of various types of equipment, a range of maturity dates and creditworthy lessees makes it less likely that changes in any one market sector or a lessee’s default or bankruptcy will significantly impact us.

(4)	Provide a Favorable Total Return: to provide you a total return on your investment that, by the time our investments are sold, compares favorably to fixed income investments.

We expect initially to make equipment investments equal to the sum of the following:

•	81.51% of the gross offering proceeds if the maximum number of our Shares is sold in the offering; plus

•	borrowed funds, which are expected to be approximately 60% of the purchase price of our investment portfolio, but we are not limited on the amount we can borrow to fund equipment purchases; plus

•	excess cash flow not held in reserve or distributed to investors.

Leases

Leases in General.  In a typical lease, we will own and lease equipment and the lessee will make periodic payments to us, usually of a predetermined (and usually level) dollar amount, payable for a fixed length of time. The most important characteristic that distinguishes a lease from other financing arrangements involving equipment is that when the lessee’s right to use the equipment ends (upon the expiration of a lease), a significant part of the equipment’s economic life remains. The potential value that may be realized upon the expiration of the initial lease term is commonly referred to as the residual value of the equipment. Your ultimate return, if any, on an investment in our Shares may partly depend upon the residual value of the equipment we acquire.

The majority of our investments will be the outright purchase of equipment that is already subject to lease. From this type of investment, we will be legally entitled to receive rental payments from leasing the equipment and, as owner of the equipment, may sell or re-lease it at lease expiration. We will purchase equipment subject to lease either directly or through special purpose entities we own. We may, in some cases, jointly purchase equipment with other businesses our Manager sponsors and manages or with unaffiliated third parties. In such cases, we may co-own a special purpose entity with other parties.

We will seek to acquire a portfolio of equipment leases that is comprised of both (a) transactions that provide current cash flow in the form of rental payments made directly to us, and (b) transactions where the cash flow in the form of rental payments has been pledged or assigned, in whole or in part, to a lender. We refer to current cash flow leases which we acquire for cash as income leases. We call leases where a substantial portion of the cash flow (and perhaps a portion of the expected residual value of the equipment) has been pledged or assigned to a lender as growth leases (also known within the equipment leasing industry as leveraged leases). We expect that most of the indebtedness incurred by us to pay a portion of the purchase price for growth leases will be non-recourse to our other assets, meaning that in the event the lender is not paid, our other assets would not be at risk as a source of payment; only the particular item or items of financed equipment would be at risk.

Income Leases.  Equipment acquired subject to income leases generally will have shorter economic lives (at least 3 and sometimes 7-10 years), and more rapid technological obsolescence, than equipment subject to growth leases. It is typical of income leases that we intend to acquire for the value of the leased equipment at lease expiration to be a smaller percentage of the purchase price of the equipment than is the case with growth leases. As a result, income leases provide for the payment of a higher relative amount of rent than growth leases. Rental payments under income leases are expected to be, on average, in the range of 2-3% of equipment cost per month. The higher anticipated rental rate on income leases is expected to enable us to achieve a favorable return on these lease investments despite the anticipated decline in the value of the equipment.

Despite the anticipated decline in the value of the underlying equipment, we believe that income leases will be available to us that have attractive total return opportunities resulting from the possible extension of the leases with the lessees, or the exercise of renewal options by the lessees. A meaningful amount of the cash distributions we make to members in our early years is expected to come from the cash flow associated with income leases. Given our investment objectives, income leases are an important component of a balanced portfolio of equipment leases.

Growth Leases.  Equipment acquired subject to growth leases generally will have longer economic lives (at least 10 and sometimes 40 or more years) and much less rapid technological obsolescence than equipment that is subject to income leases. We anticipate that for growth leases we acquire, the future value of these types of leased equipment will exceed the cash portion of the purchase price we pay for such equipment. With growth leases, a lender provides a significant percentage of the purchase price, and the rental payments from the lease are used, in whole or in part, to pay interest on, and reduce the principal balance of, the financed portion of the purchase price. Rental payments under growth leases are expected to be, on average, close to 1% of the equipment cost per month (most of which will be paid to a lender). The outstanding indebtedness used to acquire or finance the growth lease is expected to be reduced at a faster rate than the gradual economic depreciation for this class of equipment. As a result, we hope to build up our equity in the equipment over time if the future value of the equipment is equal to or exceeds our expectations.

Growth leases typically will provide us little or no current cash flow. We will receive most or all of our cash from growth leases upon the sale or re-lease of the equipment at lease expiration when the underlying equipment is sold or is re-leased to current lessees or third parties. Because we expect that a meaningful amount of distributions to members in our early years will come from the cash flow associated with income leases, we believe we can prudently invest at least 50% of our portfolio in growth leases.

There can be no assurance as to the exact percentage of our equipment leasing portfolio that will consist of income leases and growth leases. We believe the optimal mix depends upon the specific leases identified for acquisition and their rental payments, lease terms and forecasted residual values. The mix of lease types may vary significantly as leases expire and reinvestment occurs, and the mix of leases we believe optimal at later dates may be materially different than what we consider optimal today. It is our general philosophy that income leases, having generally lower total return prospects but higher current cash flow than growth leases, are an important part of a prudently structured portfolio when combined with growth leases, which we believe should have higher total return prospects.

Our authority to carry out these acquisition policies and endeavor to meet our investment objectives is contained in Sections 3.1 through 3.3 of our LLC Agreement. Any substantive changes to those provisions of our LLC Agreement can only be made with the approval of a majority of our Shares.

Lease Provisions.  The terms and provisions of each lease that we acquire or enter into will vary depending upon a number of factors that existed at the time the lease commenced, including the type and intended use of the equipment, the business, operations and financial condition of the lessee, any regulatory considerations and the tax consequences and accounting treatment of the lease transaction.

We anticipate that each lease we acquire will hold the lessee responsible for:

(1)	paying rent without deduction or offset of any kind;

(2)	bearing the risk of equipment loss and maintaining both casualty and liability insurance on the equipment;

(3)	paying sales, use or similar taxes relating to the lease or other use of the equipment;

(4)	indemnifying us against any liability resulting from any act or omission of the lessee or its agents;

(5)	maintaining the equipment in good working order and condition during the term of the lease; and

(6)	prohibiting the assignment or sublease of the equipment without our prior written consent.

Our leases will usually have terms ranging from 2 to 7 years. We also anticipate that most leases will not be cancelable during their initial terms, although some leases may provide the lessee with a termination right in exchange for an agreed upon payment to us. We may agree to allow cancellation of a lease that does not have a termination right if it appears to be in our best interest; provided, that a lessee pays compensation to us or a more attractive alternative exists that will enable us to achieve our investment objectives. At the end of each lease term, the lessee may have the option to buy the equipment or renew the lease, either at set prices or at prices tied to the then current fair market value.

Leases Denominated in Foreign Currencies.  We have the ability to acquire leases in which the rental payments are denominated in a currency other than U.S. dollars. In these cases, we may enter into a contract to protect us from fluctuations in the currency exchange rates. If a lease is denominated in a major currency such as the pound sterling, which has historically had a stable exchange relationship with the U.S. dollar, hedging may be unnecessary or not cost effective to protect the value of the rental payments. To hedge the risk related to lease payments made in a foreign currency, we would enter into a hedge contract so that we would receive a fixed number of U.S. dollars for the rent and any other fixed, periodic payments due under the lease even if the exchange rate between the U.S. dollar and the currency of the lease changes over the lease term. We expect to enter into hedge contracts only if the hedge contracts would be on terms and conditions favorable to our members. See “Risk Factors — We could incur losses as a result of foreign currency fluctuation.”

Transaction Approval Procedures

Our Manager has established an investment committee that has set, and may from time to time revise, standards and procedures for the review and approval of potential leases. The investment committee is responsible for supervising and approving all individual transactions and portfolio purchases. The investment committee will consist of at least two persons whom our Manager designates. Our Manager expects that all such persons will be its officers or those of its affiliates. The investment committee will make decisions by majority vote. As of the date of this prospectus, the members of the investment committee are Messrs. Clarke, Martin, Reisner, Kress and Jackson.

The investment committee will make investment decisions using the investment policies described in this prospectus and the factors set forth under “Conflicts of Interest.” All potential equipment acquisitions will be evaluated on the basis of:

•	the extent to which the transaction appears to satisfy our investment objectives;

•	the creditworthiness of the prospective lessee and the character of its business, and, to the extent deemed prudent for lessees whose senior debt is rated investment grade by an independent rating agency, the availability of credit enhancements to secure the transaction in the event the potential lessee defaults; and

•	the type of equipment to be purchased for lease and its condition, location and expected residual value.

Creditworthiness Considerations

We maintain credit review procedures that govern our credit review of potential lessees. Our typical minimum procedures are set forth below, but may be revised by the investment committee as it deems necessary or appropriate for a particular transaction:

•	for lessees that have senior debt rated investment grade by an independent rating agency, such as, Moody’s, Standard & Poor’s, Dun & Bradstreet and Fitch, an intensive and comprehensive analysis of a potential lessee’s current and past years’ financial statements and any and all additional information on the lessee’s business that may help determine the ability of the lessee to meet its obligations; and

•	for lessees that do not have senior debt rated investment grade by an independent rating agency and whom we believe warrant additional investigation beyond the review noted above, review and verification of the potential lessee’s credit and payment history, bank accounts, trade references and credit reports from credit agencies such as Moody’s, Standard & Poor’s, Dun & Bradstreet and Fitch, etc.

Equipment Considerations

“Used” Equipment.  We anticipate that the majority of our investments will be in used equipment, that is, equipment delivered to the current lessee prior to our purchase of the equipment. Used equipment transactions that are already subject to lease can be advantageous to us because we may have the opportunity to analyze payment histories and compliance with other lease provisions, the condition of the equipment, and how it is used and maintained by the lessee prior to purchasing it. In general, we will not make substantial equipment purchases (particularly in the case of growth leases) without obtaining such information and reports, and inspecting and surveying the equipment and its service, maintenance and repair records and utilization history as we deem prudent and necessary to determine the probable economic life, reliability and productivity of the equipment, as well as the competitive position, suitability and desirability of investing in the equipment compared with other investment opportunities.

Types of Equipment.  We expect to invest in the following types of equipment (among others):

•	transportation equipment such as aircraft (including airframes, engines, avionics, parts and ground handling equipment), rail equipment (including boxcars, tank cars, hopper cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their railroad track), heavy-duty trucks, truck trailers and intermodal (rail, over-the-road and marine) containers and chassis and marine vessels (including oceangoing vessels, towboats and barges and offshore energy exploration and production equipment that may be characterized as vessels);

•	machine tools and manufacturing equipment such as computer- and mechanically-controlled lathes, drill presses, vertical and horizontal milling machines, rotary and cylindrical grinders, metal fabrication and slitting equipment, and other metal forming equipment, and entire facilities dedicated to manufacturing, production or distribution of goods;

•	materials handling equipment, such as forklifts and more specialized equipment for moving materials in warehouse or shipping areas;

•	furniture and fixtures, store fixtures, display cases, freezers, manufacturing equipment, electronic test equipment, medical diagnostic and testing equipment (such as radiology equipment, sonographic equipment and patient monitoring equipment) and miscellaneous medical equipment (including lab test equipment, blood-gas analyzers and treatment room furniture);

•	office technology, personal computers and computer networks, servers, communication and related peripheral equipment, scanners and copy machines;

•	any real property or leasehold or other interests in real property that are incidental to any equipment or leases; and

•	other equipment, which we believe may be an attractive investment to meet our investment objectives, including future technology equipment, custom-made or specialized equipment similar to those types of equipment described above, data gathering equipment and upgrades and retrofitting to existing equipment.

As of December 31, 2006, the following graph shows the types of equipment purchased by other equipment leasing programs our Manager sponsored since the date that the current executive management team took over, based on the cash portion of the purchase price.

Acquisitions in Cash
By Equipment Type Since August 1996

Economic Useful Lives of Equipment.  We will generally seek to buy equipment that, on expiration of the lease, at least one-third of the economic useful life of the equipment remaining, based upon its age or utilization history. To maximize our end-of-lease disposal options and investment returns, we will generally seek to avoid investing in equipment that may become technologically obsolete or, as in the case of income leases, otherwise of limited utility for reasons including excessive wear and tear. However, we will make exceptions for equipment that we have reason to believe will contribute to our overall investment objectives. An example of this in the case of income leases is if the lease rental rate enables us to achieve a favorable return despite the anticipated decline in the value of the equipment.

Equipment Registration and Regulation.  Before we acquire transportation equipment, we will evaluate the impact and costs of maintaining the registration of the equipment with appropriate governmental agencies and complying with the requirements such agencies place on the operation and condition of the equipment. Aircraft and marine vessels are subject to registration and other requirements by the Federal Aviation Administration and United States Coast Guard, respectively. Railroad cars, over-the-road vehicles and other equipment may also be subject to governmental registration requirements. Most foreign countries have similar regulatory requirements. If, for any reason, the equipment is not appropriately registered or registration lapses or is lost, substantial penalties could be imposed on us or we could be forced to liquidate our investment in the equipment. Often, until registration is obtained or regained, the equipment may not be operated. Regulatory agencies sometimes require changes or improvements to equipment and we may have to spend our own capital to make the changes if the lessee of the equipment is not required to do so under a lease. Making changes may cause the equipment to be removed from service for a period of time. Additionally, federal law restricts the extent to which U.S. registered aircraft and marine vessels that are registered in the United States may be owned or controlled by people who are not U.S. citizens. As a consequence of these rules, we may transfer title of certain aircraft and vessels to a trust of which we are the sole beneficiary, a limited liability company beneficially owned by us or a limited liability company of which we are a member.

Portfolio Acquisitions

We may purchase portfolios of equipment subject to leases. In evaluating a portfolio acquisition, we expect to follow one or more of the following procedures:

•	review for completeness and accuracy the lease documentation of (a) the largest of the leases in the portfolio, and/or (b) a substantial random sampling of smaller leases (particularly in the event that there is not a concentration of large transactions);

•	review and verify lessee and user payment histories where necessary and practicable;

•	evaluate the underlying equipment or other collateral and verify their values (either directly or by an independent appraiser with respect to some or all of the leases);

•	take commercially reasonable steps to evaluate the creditworthiness of a representative number of non-investment-grade potential lessees; and

•	perform Uniform Commercial Code lien searches against selected potential lessees, as well as against the current owner of the portfolio.

In connection with the acquisition of any portfolio, we may require that such acquisition be full or partially recourse to the current holder of the portfolio in the event that any underlying lessee defaults.

Options and Other Interests in Equipment

We may purchase options to acquire equipment, usually for a fixed price at a future date. We will acquire options, with the intent of exercising them, if we believe the residual value of the equipment is significantly greater than the price of the option plus the agreed price of the equipment at which the option can be exercised. We may also purchase direct and indirect interests in equipment, including ownership rights to equipment after lease expiration or make future commitments to lease, purchase or purchase options in, equipment. Indirect interests in equipment may include residual interests, which include the right to the proceeds from lease payments and equipment sales after all of the debt associated with the equipment has been paid.

Other Investments

We may also, from time to time, invest in other types of property, tangible and intangible, including related real property, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships, affiliated programs, joint ventures or other entities. However, we may make such investments only in furtherance of our investment objectives, in accordance with our investment policies, and in relation to the acquisition of equipment or other transactions as described in this prospectus and as governed by our LLC Agreement.

Interim Financing

We may participate with other affiliated programs of our Manager in a recourse debt facility to provide temporary financing. Our Manager or any of its affiliates may acquire equipment for us on an interim basis, generally not to exceed six months, so long as the acquisition is in our best interest and the equipment is purchased by us for a price no greater than our Manager’s or its affiliate’s cost for the equipment. Neither our Manager nor its affiliates may benefit from the acquisition, except for allowable compensation to our Manager as described in “Compensation of our Manager and Certain Non-Affiliates.” When our Manager or one of its affiliates purchases equipment on our behalf on an interim basis with its own funds in order to facilitate our ultimate purchase, our Manager or such affiliates, as the case may be, will be entitled to receive interest on the funds advanced on our behalf at a rate equal to that which would be charged by third-party financing institutions on comparable loans for the same purpose in the same geographic area. However, we will not pay a higher rate of interest than that which our Manager or such affiliate is paying if our Manager or such affiliate either assumes an existing loan or borrows money to acquire the equipment. Our Manager will pay interest on such funds until we buy the equipment, which interest will begin to accrue on the date our

Manager or such affiliate buys the equipment. Any rental payments received or accrued by our Manager or such affiliate prior to our purchase of the equipment will either reduce our purchase price of the equipment or will be assigned to us upon our purchase of the equipment. If a secured loan is assumed in connection with such an acquisition, the loan must have the same interest terms at the time we acquire the equipment as it had when our Manager or such affiliate first acquired the equipment.

Portfolio Review and Remarketing

Our Manager intends to evaluate our investments at least annually, and more frequently if circumstances require, to determine whether each item of equipment should remain in the portfolio or should be sold, and if such a sale would achieve our investment objectives given then-existing market conditions. Our Manager will make that decision based upon our operating results, general economic conditions, tax considerations, the nature and condition of items of equipment, the financial condition of the parties obligated to make payments under leases, alternate investment opportunities then available to us and other factors that we deem appropriate to the evaluation.

Prior to or upon the expiration of any lease, our Manager will try to:

(1)	extend or renew the lease with the existing lessee,

(2)	lease the equipment to a new lessee, or

(3)	sell the equipment to the existing lessee or a third party.

Disposing of or redeploying equipment upon lease expiration is known in the equipment leasing industry as remarketing.

MARKET AND INDUSTRY DATA

Market and industry data used throughout this prospectus were obtained through our research, surveys and studies conducted by third parties and industry and general publications. We have not independently verified market and industry data from third-party sources but have no reason to believe such information is not reliable or accurate as of the date of this prospectus. In particular, we made our determinations about equipment leasing financing companies and the equipment leasing industry from the Monitor and the ELFA, respectively.

INDUSTRY OVERVIEW

Growth of the Equipment Leasing Industry

In the second half of the twentieth century, leasing became one of the most popular methods by which domestic businesses financed their capital equipment needs. We that believe that domestic equipment leasing volume is correlated to overall business investments in equipment. According to information published by the ELFA, total domestic business investment in equipment increased annually from $375.5 billion in 1991 to a peak of $796.0 billion in 2000. Similarly, during the same period, total domestic equipment leasing volume increased annually from $120.2 billion in 1991 to a peak of $247.0 billion in 2000.

The volume of equipment lease financing reflects general economic conditions. As the economy slows or builds momentum, the demand for productive equipment generally slows or builds, and equipment leasing volume generally decreases or increases. The economy in the United States experienced a downturn from 2001 through 2003, resulting in a decrease in equipment leasing volume from $216.0 billion in 2001 to $182.0 billion in 2003. Since then, the economy in the United States, including business investment in equipment and equipment leasing volume has been recovering. According to the ELFA, in 2006, domestic business investment in equipment forecasted to rebound to an estimated $794.0 billion with a corresponding increase in leasing volume is to an estimated $220.0 billion.

A key obstacle facing the leasing industry is the relatively low interest rate environment, which reduces leasing volume inasmuch as customers are more prone to purchase than lease. However, as economic growth continues and interest rates rise over time, more lessees are expected to return to the marketplace.

Why Businesses Lease

Over the years, leasing has grown to be one of the major sources of equipment financing for businesses. It allows companies to:

•	Conserve cash and borrowing capacity. Leasing permits companies to finance 100% of the purchase price of equipment and allows them to conserve cash and borrowing capacity for other purposes (such as research and development) while still having the use of business essential equipment.

•	Deduct lease payments for tax purposes as a business expense. When a company borrows money to finance equipment purchases, only the interest portion of the loan is typically tax deductible.

•	Maximize flexibility. A lease can allow a business to upgrade its equipment more easily and quickly than owning, enabling the company to stay on the cutting edge of technology. Alternatively, businesses retain operating flexibility in leasing, which is valuable if their long-term demand for the particular equipment is unknown.

•	Receive favorable accounting treatment. Acquiring equipment with borrowed funds requires companies to carry debt on their financial statements, which may conflict with the goals of the business or financial ratio restrictions placed on it by lenders. If the lease obligation is accounted for as an “off-balance sheet” transaction in the financial statements, companies may have greater flexibility with respect to meeting lender restrictions and achieving their business objectives.

Competition in the Equipment Leasing Industry

The equipment leasing industry is highly competitive. When seeking leasing transactions for acquisition, we compete with other leasing companies, manufacturers that lease their products directly, equipment brokers and dealers and financial institutions, including commercial banks and insurance companies. Other leasing companies and equipment manufacturers or their affiliated financing companies may be in a position to offer equipment to prospective lessees on financial terms that are more favorable than those that we can offer. There are numerous other potential entities, including entities organized and managed similarly to us, seeking to purchase equipment subject to leases. Many of these potential competitors are larger and have greater financial resources than us.

We specialize in acquiring used equipment already on lease. Typically, this means a bank or other financial institution originally competed for the lease and today it sits within their leasing investment portfolio. Our purchases are often made from the portfolios of these other leasing companies rather than through competition in the open market. This approach limits the competition for our typical investment, which may enhance returns. We believe this investment model may represent the best way for individual investors to participate in leased equipment ownership.

CASH DISTRIBUTIONS

While our objective is to make the monthly cash distributions to our members as described below, we cannot make any prediction as to what level of distributions or return on investment, if any, will be achieved. In addition, no specific amount of distributions or any specific amount of distributions is guaranteed and investors bear a significant risk of loss on an investment in our Shares.

Monthly Cash Distributions

Section 8.1(a) of our LLC Agreement provides that each member, other than our Manager (solely in its role as manager and not in its capacity as a member), is entitled to receive monthly cash distributions and that our Manager will receive distributions as monthly distributions are made to our members. These monthly distributions will be made at the initial distribution rate, as determined by our Manager, beginning with the month after the member’s admission and ending with the termination of the operating period, to the extent that cash on hand is available for this purpose. The operating period is our period of active investment and reinvestment, which we anticipate will end five years after the final closing date of the offering, but which our Manager may extend for up to an additional 36 months.

During the operating period, our Manager intends for us to reinvest substantially all of our undistributed cash not held in reserve, as well as proceeds of financings not needed to pay current obligations, in additional equipment. A ratable portion (that is, one-twelfth) of the annual distribution amount will be payable monthly. Those members who invest prior to the applicable minimum offering size being achieved whose funds are held in escrow, upon admission as members, will receive a one-time distribution in an amount equal to the initial distribution rate for each full month their funds were held in escrow, but without interest, to the extent cash on hand permits. We are making this one-time distribution so, with respect to distributions, all investors are treated equally regardless of when they invested, either before or after breaking escrow.

Cash on hand will be distributed to members in an amount that we believe can be prudently distributed without adversely affecting our operations, including meeting all of our investment objectives. In determining how much cash to distribute, our Manager will consider the following: (a) our expenses, the timing and amounts of which are expected to be largely non-discretionary; and (b) monies that our Manager determines are necessary to set aside as reserves or reinvest in additional investments. Thus, our Manager’s decisions to establish additional reserves might affect our ability to make monthly cash distributions. Furthermore, our ability to make cash distributions to our members may be subject to restrictions imposed upon us in loan or other types of agreements.

Cash distributions are generally made in proportion to the number of Shares a member owns, without taking into account differences in the length of time such members have held their Shares, and are non-cumulative, meaning that if there is insufficient cash available to make a distribution at the initial distribution rate or the current distribution rate, as determined by our Manager, in a given month, the shortfall will not necessarily be made up in any subsequent monthly distribution.

Distributions to be made to members pursuant to our LLC Agreement are intended to be in an amount sufficient to permit the members to pay any federal and state income taxes payable with respect to sales of equipment by us. For this purpose, we assume that all members are subject to income taxation at a 35% rate on taxable profits from such sales. There can be no assurance that cash will be available in an amount sufficient for that purpose.

We anticipate that the monthly cash distributions, provided funds are available, will be made approximately five days after the end of each month, commencing in the first full month following the initial closing date, which is the date the minimum offering is achieved. Since monthly cash distributions are subject to the availability of funds, there can be no assurance that any anticipated monthly distributions will be made.

First Cash Distributions to Members

If in any month during the offering period and operating period, the current annual distribution rate is less than the initial distribution rate, our Manager will defer 50% of its Management Fees. Such deferral will be without interest and will continue until such time as aggregate distributions to our members are equal to the aggregate distributions that would have been received had the initial distribution rate continued, as modified, to the calculation date.

The ratio of cash distributions to members other than our Manager to cash distributions to our Manager is different before and after payout. See “Compensation of our Manager and Certain Non-Affiliates — Operating Stage.” Payout is the time when cash distributions have been made in an amount equal to the sum of the members’ capital contributions, plus an 8.0% cumulative annual return on their unreturned capital contributions, compounded daily. These determinations will not be made on a member-by-member basis but will be made by aggregating contributions from our members and distributions to our members as a whole. Prior to payout, distributions of cash flow will be made 99% to our members and 1% to our Manager. After payout, distributions of cash flow will be made 90% to our members and 10% to our Manager.

Reinvesting Distributions in Additional Shares During our Offering Period Pursuant to our DRIP Plan

You may elect to have all of the cash distributions you receive during our offering period invested in additional Shares pursuant to our DRIP Plan. See “Distribution Reinvestment Plan.”

Cash Distributions During the Liquidation Period

After the operating period, we will sell our assets in the ordinary course of business during a timeframe called the liquidation period. These sales will occur as soon as our Manager deems it prudent, which may or may not be before the expiration of the remaining term of the related lease. At our option, equipment returned from expired leases may be leased to third parties rather than sold if, in our Manager’s judgment, the re-lease of the equipment is in the best economic interest of our members. Because there can be no assurance that equipment coming off lease can be sold in a timely fashion during the liquidation period, or that sales proceeds will be adequate to allow a distribution to be made in a given month, you should expect the amount and frequency of distributions during the liquidation period to be unpredictable. Distributions made during the liquidation period will, among other things, depend upon:

•	the amount of cash on hand at the end of the operating period;

•	the cash from sales of our investments;

•	the amount of cash flow, if any, that we derive from the ownership of our remaining investments during the liquidation period; and

•	repayment of debt obligations, if any.

If our Manager believes it would benefit our members to reinvest the proceeds received from our investments in additional investments during the liquidation period, we may do so, and that would have an impact on the amount and timing of distributions made during the liquidation period. In addition, our Manager will not receive any Acquisition Fees on equipment purchased during the liquidation period. Upon our liquidation, our assets will be distributed in accordance with the positive balances in our members’ capital accounts.

Members investing at different times during the offering period may experience different rates of return on their investments, both at the time if and when payout is achieved and upon the liquidation of Fund Twelve. This will depend on, among other things, whether the initial distribution is less than, equal to, or greater than 8% (the priority return used to determine when payout is achieved) and whether monthly distributions at that rate are always made, and similar differences could exist at the time of the liquidation of Fund Twelve.

FEDERAL INCOME TAX CONSEQUENCES

This section discusses the material federal income tax consequences for an individual investor who is a U.S. citizen or resident. This summary is not exhaustive of all possible tax considerations and is not tax advice. Moreover, this summary does not deal with all aspects that might be relevant to you, as a particular prospective investor, in light of your personal circumstances. The tax consequences of investing in our Shares will not be the same for all investors. A careful analysis of your particular tax situation is required to evaluate this investment properly. Therefore, we urge you to consult your own tax advisor.

Tax treatment for other investors — such as trusts, corporations, tax-exempt organizations and employee benefit plans, and foreign investors — are likely to differ significantly from the principal tax consequences outlined in this section. See “— Tax Treatment of Certain Trusts and Estates,” “— Taxation of Tax-Exempt Organizations” and “— Corporate Investors.” State and local tax consequences may differ from the federal income tax consequences described below. See “— State and Local Taxation.”

Opinion of Counsel

We have obtained a legal opinion from Arent Fox LLP, our counsel, concerning our classification as a partnership for federal tax purposes. To the extent the summaries of tax consequences herein contain statements or conclusions of law, counsel is of the opinion that these statements or conclusions more likely than not are correct under the present Internal Revenue Code (the “Code”), applicable current and proposed IRS regulations, current published administrative positions of the IRS and judicial decisions.

Counsel’s opinion is based upon the facts described in this prospectus and upon additional facts that we provided to counsel about our operations. Any alteration of our activities from the description we gave to counsel may render the opinion unreliable. Furthermore, the opinion of counsel is based upon existing law, which is subject to change either prospectively or retroactively.

You should note that the tax opinion represents only our counsel’s best legal judgment and has no binding effect or official status of any kind, on the IRS or otherwise; and neither we nor our counsel has requested a ruling from the IRS on any of the tax matters discussed in this prospectus. The IRS may not accept the conclusions set forth in our counsel’s opinion.

Our counsel will not prepare or review our income tax information returns, which will be prepared by our Manager and our independent registered public accounting firm. Our Manager will make a number of decisions on such tax matters as the expensing or capitalizing of particular items, the proper period over which capital costs may be depreciated or amortized and many similar matters. Such matters are usually handled by taxpayers, often with the advice of independent accountants, and are usually not reviewed with counsel.

With regard to the tax consequences to you of an investment in our Shares, your use of our counsel’s tax opinion letter is subject to the limitations of the Code and proposed Treasury Regulations set forth below:

•	With respect to any material federal tax issue on which our counsel has issued a “more likely than not” or more favorable opinion, its opinion may not be sufficient for you to use for the purpose of avoiding penalties relating to any substantial understatement of income tax under Section 6662(d) of the Code.

•	Because we have entered into a compensation arrangement with our counsel to provide certain legal services to us, including its tax opinion letter, our counsel’s tax opinion letter was not written and cannot be used by you for the purpose of avoiding penalties relating to any reportable transaction understatement of income tax under Section 6662A of the Code.

The limitations set forth above on your use of our counsel’s tax opinion letter apply only for federal tax purposes. They do not apply to your right to rely on our counsel’s tax opinion letter and the discussion in the “Federal Income Tax Consequences” section of this prospectus under the federal securities laws.

Classification as a Partnership

Business organizations generally are treated either as corporations or partnerships for tax purposes. Our counsel has given us its opinion that, under current tax laws and regulations, we will be classified for federal tax purposes as a partnership and not as a corporation. We will not request a ruling from the IRS on this matter. Our counsel’s opinion on this issue is based partially on our representations that: (1) our business will be conducted as described in this prospectus; and (2) we will not elect to be classified as an association taxable as a corporation. While we are not a partnership for State law purposes, for federal income tax purposes we expect to be treated as a partnership.

Taxation of Limited Liability Companies in General

For income tax purposes, limited liability companies that do not elect to be taxed as corporations are treated as partnerships and, thus, pass through entities. This means that the individual members, and not the limited liability company, pay tax on the limited liability company’s income and deduct the limited liability company’s losses. As a member, you will report your share of our income, deductions, capital gains and losses on your federal income tax return. You will also pay taxes on your share of any taxable income or gains earned by us.

One tax advantage of a limited liability company taxed as a partnership is that its earnings are only taxed once by the federal government. The limited liability company files an informational return with the IRS, but has no federal income tax liability. Because it pays no federal income taxes, the limited liability company has more income to distribute to its investors. By contrast, a corporation’s earnings are effectively taxed twice. The corporation itself must pay corporate income taxes, reducing the amount available to distribute in dividends to its shareholders; the shareholders are then required to pay income taxes on the dividends they receive. Another tax advantage of limited liability companies is that, subject to the limitations discussed in this section, investors often can deduct their share of any losses the limited liability company incurs; a corporation does not pass through deductible losses to its investors.

We believe that your most substantial tax risk from this investment would be for the IRS to treat us as a corporation for tax purposes, by classifying it as a “publicly traded partnership,” under Code Section 7704(b). Were that to happen, we would have to pay tax on our income, reducing the amount of income available for distribution to you; and you would not be able to deduct your share of any losses. Such a classification would adversely affect your after-tax return, especially if the classification were to occur retroactively. Furthermore, a change in our tax status would be treated as an exchange by the IRS, which could give rise to additional tax liabilities. See “— Publicly Traded Partnerships.”

Your ability to deduct our losses is limited to the amounts that you have at risk in this investment. This is generally the amount of your investment, plus any profit allocations and minus any loss allocations and distributions. Additionally, your ability to deduct losses attributable to passive activities is restricted. Because our operations will constitute passive activities to an individual investor, you can only use our losses to offset passive income in calculating your tax liability. For example, passive losses may not be used to offset portfolio income. See “— Deductibility of Losses; Passive Activity Losses, Tax Basis and ‘At-Risk’ Limitation.”

Leasing activities will generate the overwhelming majority of our income. We expect that, for federal income tax purposes, our equipment leases will be treated as true leases and we will be considered the owner and lessor of the equipment. The IRS may challenge the leases, however, and instead assert that they are sales or financings. This would result in the loss of your cost recovery or depreciation deductions. See “— Tax Treatment of Leases.”

Publicly Traded Partnerships

Some limited liability companies otherwise treated as partnerships for tax purposes are classified as publicly traded partnerships, referred to as “PTPs.” If we are classified as a PTP, we would be taxed as a corporation. A PTP is a limited liability company (or partnership) in which interests are traded on an established securities market or are readily tradable on either a secondary market or the substantial equivalent of a secondary market. If a PTP derives less than 90% of its gross income from sources such as interest and dividends, rents from real property and gains from the sale of real property, the PTP is taxed as a corporation.

The legislative history of Code Section 7704 provides that a secondary market for interests in a partnership or the substantial equivalent thereof exists if investors are readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on established securities markets. A secondary market is generally indicated by the existence of a person standing ready to make a market in the interests. The substantial equivalent of a secondary market will be deemed to exist if (i) interests in the partnership are regularly quoted by any person, such as a broker or dealer, making a market in the interests; (ii) any person regularly makes available to the public (including customers and subscribers) bid or offer quotes with respect to interests in the partnership and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (iii) if the holders of interests in the partnership have a readily available, regular and ongoing opportunity to sell or exchange their interests through a public means of obtaining or providing information of offers to buy, sell, or exchange interests; or (iv) buyers and sellers have the opportunity to buy, sell, or exchange interests in the partnership in a time frame that a market-maker would provide and prospective buyers have similar opportunities to acquire such interests. The legislative history of Section 7704 also indicates that a regular plan of redemptions or repurchases by a partnership may constitute public trading where holders of interests have readily available, regular and ongoing opportunities to dispose of their interests.

We do not intend to list our Shares on any market. Our Shares also will not be readily tradable on a secondary market, nor do we expect them to be in the future. Therefore, we will be a PTP only if our Shares become readily tradable on the substantial equivalent of a secondary market. Our Shares do not become readily tradable merely because we provide information to members regarding other members’ desires to buy or sell Shares to each other or occasionally arrange transfers between members.

Transfers made through a qualified matching service are also not counted. A matching service qualifies for this exclusion if it satisfies all seven of the following conditions:

(1)	it consists of a system that lists customers’ bid and ask quotes in order to match sellers and buyers;

(2)	deals occur either by matching the list of interested buyers to interested sellers or by bidding on listed interests;

(3)	sellers cannot enter into a binding agreement to sell their interest until at least 15 days after information regarding their offering is made available to potential buyers;

(4)	the closing of the sale does not occur until at least 45 days after information about the offering is made available;

(5)	the matching service only displays quotes that express interest in trading but do not represent firm commitments to buy or sell at the quoted price;

(6)	the seller’s information is removed from the matching service within 120 days after the posting and, if removed for any reason other than a sale, no offer to sell from that seller is entered into the matching service for at least 60 days; and

(7)	the percentage of interests in the capital or profits transferred during the tax year (other than through private transfers) does not exceed 10% of the total interests in partnership capital or profits.

In the opinion of our counsel, the IRS will not treat us as a PTP. This opinion is based in part on our representation to counsel that our Shares will not be listed on any securities exchange and that, in accordance with Section 10.2 of our LLC Agreement, our Manager will refuse to recognize or give effect to any assignment of our Shares for any purpose (including recognizing any right of the transferee, such as the right of the transferee to receive directly or indirectly our distributions or to acquire an interest in our capital or profits) if such assignment occurred on an established securities market or a secondary market (or the substantial equivalent thereof), within the meaning of Section 7704 of the Code and the Treasury Regulations and published notices promulgated thereunder, or to permit, recognize or give effect to any assignment of

Shares that would result in the transfer of more than 2% of our Shares in any year other than those that our Manager determines in good faith fall within certain safe harbor provisions under Treasury Regulation Section 1.7704-1. See “Transfer of Our Shares / Withdrawal — Restrictions on the Transfer of Our Shares and Withdrawal.” This is pursuant to a “safe harbor” under Treasury Regulation 1.7704-1 that provides that a secondary market or its equivalent will not exist if the sum of the interests in partnership capital or profits attributable to those partnership interests that are sold, redeemed, or otherwise disposed of during the partnership’s taxable year and do not fall within other “safe harbor” provisions does not exceed 2% of the total interests in partnership capital or profits. In determining whether we satisfy the 2% safe harbor, redemptions of our Shares pursuant to Sections 10.5 and 10.6 of our LLC Agreement will be counted.

While we will use our best efforts to limit the type and number of transfers of Shares to those that will allow us to remain within the 2% safe harbor, we do not warrant that we will satisfy this safe harbor during each of our taxable years. It is conceivable that transfers of Shares could occur that would cause us to fall outside the safe harbor. In this regard, Treasury Regulation Section 1.7704-1(c)(3) states that failure to meet any of the safe harbors will not create a presumption that a secondary market or its equivalent exists for Shares. No assurances can be offered, however, that, if the amount and type of trading in our Shares were to fall outside the safe harbor, the IRS would not claim publicly traded partnership status with respect to us.

If we are classified as a PTP, we would be treated for federal income tax purposes as a corporation unless, as noted above, 90% or more of our income were to come from certain “qualified sources.” Our business will be the leasing of personal (but not real) property, and income from this source is not “qualified.” Thus, if we were a PTP, we would be taxed as a corporation. The major consequences of corporate tax treatment would be that, in addition to being taxed when distributed to you, our income would be subject to corporate income tax and our losses would not be passed through our members. If we are taxed as a corporation, and particularly if the PTP classification is made retroactively, corporate taxation would have a substantial adverse effect on your after-tax return on your investment. Furthermore, the IRS would treat a change in tax status from a partnership to a PTP taxable as a corporation as an exchange that would give rise to tax liabilities for our members if our debt exceeded the tax basis of our assets at the time of the change in tax status — even though members likely would not receive cash distributions from us to cover such tax liabilities. See “— Classification as a Partnership” and “— Sale or Other Disposition of Shares.” In addition, our distributions would be classified as portfolio income rather than passive activity income and thus would not be eligible to be offset by passive activity losses attributable to us or other activities giving rise to passive losses. See “— Deductibility of Losses; Passive Activity Losses, Tax Basis and ‘At-Risk’ Limitation.”

Taxation of Distributions

As long as we are classified as a partnership under federal tax law, we will not be subject to federal income tax. Rather, you will be required to report on your federal income tax return, and pay taxes with respect to, your share of our annual income, gains, losses, deductions and credits. Our tax returns will be prepared using the accrual method of accounting. Under the accrual method, we will recognize as income items such as rentals and interest as and when earned by us, whether or not they are received.

You will be furnished with all information about us necessary to prepare your federal income tax return not later than 75 days after the end of each fiscal year. We will also file an annual information return with the IRS and will report our finances on an accrual basis using a December 31 fiscal year. Our income and loss for the year will be allocated among our members to take into account the varying interests of our members during the year using any method permissible under Code Section 706 that our Manager may select. If any members hold their Shares for less than the entire year, they will be allocated income and loss using such method as selected by our Manager that reflects such part-year ownership as is permissible under Code Section 706. For purposes of allocating income or loss among our members, we will treat our operations as occurring ratably over each fiscal year — in other words, we will assume that income and loss are spread evenly over the fiscal year. Thus, if some members are admitted even after others, those members admitted later may receive a smaller portion of each item of our net profits and net losses than the members who were admitted earlier. Nevertheless, those members still will be obligated to make the same capital contributions to us for their interests as the members who were admitted previously. In addition, where a member transfers

Shares during a taxable year, a member may be allocated net profits for a period for which such member will not receive a corresponding cash distribution. Depreciation or other cost recovery with respect to equipment may create a deferral of tax liability. Larger cost recovery deductions in the early years may reduce or eliminate our taxable income in the initial years of our operations. This deferral, however, will be offset in later years, when smaller depreciation and cost recovery deductions will offset less of our income, while an increasing portion of our revenue must be applied to reduce debt principal. In later years, it is possible that taxable income will exceed cash distributions.

With the exception noted below, you will not be required to pay income tax on cash distributions that exceed your share of our taxable income. The excess will reduce your tax basis for your Shares, however. Your tax basis will also increase or decrease annually based on your allocable share of our income or loss for the year. Any cash distributions you receive that exceed your tax basis (after adjustment for your allocated share of our income or loss) will be taxable to you, generally as capital gains, provided the Shares are held by you as capital assets. Any reduction in your share of non-recourse liabilities, such as might arise as a result of a reduction of your percentage interest in us upon issuance of additional Shares to new or existing members, will be treated as a distribution of cash to you. A portion of any distribution in excess of your tax basis will, however, be recharacterized as ordinary income in the same percentage that ordinary income would be realized upon a sale by us of all our assets, for example, because of depreciation recapture. In addition, to the extent that a distribution would cause the amount you are considered to have “at risk” with respect to equipment placed in service in a given year to become negative, you will have to include such amount in your gross income up to the amount of losses previously taken with respect to such equipment. Further, a non-pro rata distribution of money or property, such as might arise as a result of a reduction of your share of our liabilities upon the admission of additional members, may result in ordinary income to you, regardless of your tax basis in your Shares, if the distribution reduces your share of our “unrealized receivables,” including depreciation recapture, or substantially appreciated “inventory items.” These terms are defined in Section 751 of the Code, and are known as “Section 751 assets.” To that extent, you will be treated as having been distributed your proportionate share of our Section 751 assets and having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to you. This last deemed exchange generally will result in your realization of ordinary income under Section 751(b) of the Code. That ordinary income will equal the excess of (i) the non-pro rata portion of that distribution over (ii) your tax basis for your share of Section 751 assets deemed relinquished in the exchange.

Participation in our DRIP Plan

Although the tax treatment of participation in corporate dividend reinvestment plans is well-established, the treatment of participation in our DRIP Plan is less clear because we expect to be treated as a partnership for federal income tax purposes, rather than as a corporation. See “— Classification as a Partnership” and “— Taxation of Limited Liability Companies in General.” If the general principles applicable to corporate dividend reinvestment plans were to apply to us, members participating in our DRIP Plan would be treated as having received the applicable distribution and immediately contributed such amount to us in exchange for additional Shares. We intend to maintain our records consistent with such an approach in that we will show a distribution to members participating in our DRIP Plan and an associated purchase by them of Shares from us.

If the IRS were to treat participation in our Plan in a similar fashion, a member who participates in our DRIP Plan will be treated as receiving all cash distributions reinvested in Shares registered in his name pursuant to our DRIP Plan. Such distributions would be treated for tax purposes like other cash distributions. See “— Taxation of Distributions.” Generally speaking, the Treasury Regulations provide that when a partner makes an additional cash contribution to a partnership, the holding period of that partner’s partnership interest becomes a “split” holding period, with the portion of the interest attributable to the additional contribution (determined by the ratio of the amount of the additional cash contribution to the fair market value of the partnership interest after the contribution) treated as having a holding period that begins the day following the date of the additional contribution and the balance of the partnership interest retaining the holding period that it had prior to the contribution. A special rule under the Treasury Regulations also provides, however, that in determining the holding period of a partnership interest upon a sale of the interest, cash distributions received during the one-year period prior to the sale may be applied to reduce the cash contributions made during that period, on a last-in-first-out basis. Application of this special rule may, in many instances, prevent a member from having a short-term holding period with respect to a portion of his interest in us at the time of a sale of all or part of such interest if the only Shares acquired by the member during the one year period preceding such sale were acquired through our DRIP Plan. For the tax treatment of any gain on such a sale, see “— Sale or Other Disposition of Shares.”

While, as noted above, the Treasury Regulations generally provide that an interest in a partnership (or an entity treated as a partnership, such as us) is a single interest, with the result that a member’s interest in us can (subject to the special rule mentioned in the preceding paragraph) have a “split” holding period upon the acquisition of additional Shares, there is an exception to this rule that permits a partner in a publicly-traded partnership to treat separately-identifiable units therein that were acquired at different times to have different holding periods. We do not expect that exception will apply to a member’s interest in us because we do not expect to be a publicly-traded partnership. See “— Publicly Traded Partnerships.”

Alternatively, it is possible that members who participate in our DRIP Plan might not be considered by the IRS to have received cash distributions and that the additional Shares that were registered in their names pursuant to the DRIP Plan reflect the dilution of the interests in us of those members who did not participate in our DRIP Plan, such dilution being effected by the issuance of such additional Shares to the members who participate in our DRIP Plan.

If a member elects to participate in our DRIP Plan, the deemed distribution and corresponding investment will not, in and of themselves, have any net effect on the basis of such member’s interest in us. This is the case even though such member’s basis would be reduced by the amount of the distribution, because such member’s basis would be increased by an equal amount as a result of the corresponding reinvestment. Such member’s share of our non-recourse liabilities — which are also included in such member’s basis — could increase relative to those members who do not participate in our DRIP Plan, however, because such member’s relative ownership interest in us would be deemed to have increased.

For further information regarding the tax consequences of participation in our DRIP Plan, you should consult your own tax advisor.

Our Income Versus Our Distributions

The taxable income we report to you each year will not equal the cash distributions that you receive. The difference between reported income and cash distributions arises primarily from three facts: first, depreciation and other cost recovery deductions reduce our taxable income, but not our cash available for distribution. Second, our revenues that we reinvest or use to repay debt principal will generally constitute income even though using revenues for those purposes reduces the cash distributed to you. See “— Cost Recovery.” Third, we will determine our income using the accrual method of accounting, which means it will include rent income as it accrues, even if not yet received. Therefore, the cash distributions that we make to you may be greater or less than your share of our taxable income in any given year.

Allocations of Profits and Losses

Your share of any item of our income, gain, loss, deductions or credits is determined by our LLC Agreement. As a general rule, when we are reinvesting proceeds in equipment (the first five to eight years after we are closed to new investors), 99% of our profits will be allocated among our members (including our Manager) in proportion to their Share ownership, and our Manager will be allocated 1%. This allocation will continue until the excess of the cumulative profits allocated to our members, in the aggregate, over the cumulative losses allocated to our members, in the aggregate (not taking into account certain items that are specially allocated, such as non-recourse deductions and minimum gain chargebacks) would, if distributed currently to the extent not previously distributed, provide our members in the aggregate with an 8% cumulative annual return, compounded daily. Thereafter, during the operating period, our profits will be allocated 90% among our members (including our Manager) in proportion to their Share ownership and 10% to our Manager. Then, during the liquidation period, while we sell our assets, profits shall initially be allocated between our Manager and the members so that our Manager is allocated the greater of 1% thereof or such greater amount as is necessary to provide our Manager with cumulative profits allocated pursuant to this provision, equal to, when added to the profits allocated 1% to our Manager during the operating period, the cash that has been distributed 1% to it, and the balance to our members until they have been allocated an amount equal to the 8% cumulative annual return, compounded daily, threshold described in the second preceding sentence. Thereafter, profits will be allocated 10% to our Manager and 90% to our members. Starting with the first year that starts on or after the first day of the liquidation period, profits allocated to our members shall be allocated among them in the first instance so as to cause their capital accounts, as determined on a per Share basis and adjusted to reflect such items as their share of minimum gain, to be equal and thereafter in proportion to their Shares.

As a general rule, 1% of our losses will be allocated to our Manager and 99% will be allocated among our members in proportion to their Share ownership. However, losses will be allocated 10% to our Manager and 90% to our members to reverse profits that were allocated in such 10%/90% ratio, described above, and thereafter 1% to our Manager and 99% to our members. During the operating period, losses allocated to our members shall be allocated among them in proportion to their Share ownership. Starting with the first year that begins on or after the first day of the liquidation period, losses allocated to our members shall be allocated among them in the first instance so as to cause their capital accounts, determined on a per Share basis and adjusted to reflect such items as their shares of minimum gain, to be equal and thereafter in proportion to their Shares. Non-recourse deductions will be allocated 1% to our Manager and 99% among our other members.

The IRS respects a limited liability company’s allocation of income, gain, loss, deductions or credits if:

(a)	the allocation is substantial and has economic effect, or

(b)	the members can show that the allocation accords with the member’s interest in the limited liability company, and

(c)	in the case of either (a) or (b), the allocation complies with special rules requiring that members receiving allocations of losses or deductions generated by purchasing assets with borrowed money be charged back income and gain as those funds are repaid.

IRS regulations generally provide that, for an allocation to have economic effect, the following conditions must be true:

•	the allocation must be reflected by an increase or decrease in the relevant member’s capital account;

•	liquidation proceeds must be distributed in accordance with the member’s positive capital account balances;

•	our LLC Agreement must provide that if a member will have a deficit balance in his or her capital account upon liquidation of the limited liability company, the member either must be required to restore the deficit amount to the limited liability company, so that amount may be distributed to other members with positive capital account balances, or, in the absence of an obligation to restore the deficit, our LLC Agreement must contain a qualified income offset provision. A qualified income offset provision mandates that when a member receives a distribution from the limited liability company that causes a deficit in the member’s capital account or increases a preexisting deficit, that member must be allocated income and gains as quickly as possible to eliminate any deficit balance in his or her capital account that is greater than any amount that he or she is obligated to restore.

The economic effect of an allocation is substantial if there is a reasonable possibility that it will substantially affect the amount to be received by our members from us, independent of tax consequences. An economic effect is not substantial if, at the time the allocation becomes part of our LLC Agreement: (1) at least one member’s after-tax return may, in present value terms, be enhanced compared to his or her return if the allocation were not contained in our LLC Agreement; and (2) there is a strong likelihood that no member’s after-tax return will, in present value terms, be substantially diminished compared to his or her return if the allocation were not contained in our LLC Agreement. The Treasury regulations on this issue state that, in determining after-tax return, a member’s entire tax situation, including aspects unrelated to the limited liability company, will be taken into account.

Our LLC Agreement contains several provisions designed to ensure that allocations have a substantial economic effect, including.

(1)	It requires that all allocations of income, gains, losses, deductions and distributions are reflected by an increase or decrease in the relevant members’ capital accounts.

(2)	All members who are allocated losses and deductions generated by assets acquired with borrowed money will be charged back income and gains generated by those assets.

(3)	Although no member (other than our Manager) having a deficit balance in his or her capital account after the final liquidating distribution will be required to make a cash contribution to us to eliminate the deficit, our LLC Agreement does contain a provision for a qualified income offset and requires that, upon liquidation, our assets will be distributed to our members in accordance with such members’ positive capital accounts.

Based on the foregoing, the allocations provided in our LLC Agreement should be respected for tax purposes. If upon audit, however, the IRS takes the position that any of those allocations should not be recognized, and if the IRS’s position were sustained by the courts, you could be taxed on a portion of the income allocated to our Manager, and part of the deductions allocated to you could be disallowed.

Retroactive Allocations

Retroactive Allocations.  Under Code Section 706(d), “retroactive allocations” — i.e., allocations of items to partners before they become partners — are prohibited, and Code Section 706(d) and the Treasury Regulations thereunder effect this prohibition by providing that if there is a change of a partner’s interest in a partnership in any taxable year, each partner’s distributive share of partnership tax items is to be determined by any method prescribed in the Treasury Regulations that takes into account the varying interests of the partners in the partnership during that year. Our LLC Agreement provides that our items shall, to the extent necessary in order to comply with Code Section 706(d), be allocated on a daily, monthly or other basis as determined by our Manager using any permissible method under Code Section 706(d) and the Treasury Regulations promulgated thereunder. If, as a result, an amount of profit or loss allocated to a member is limited compared to what would otherwise have been the case with respect to the general rules regarding the allocation of profits and losses, such excess shall be allocated to the other members in relation to the amounts otherwise allocated to them. As a result, if some members are admitted after others, they may receive a smaller portion of our profits and losses even though they are required to contribute the same amount as those members who were admitted earlier.

Deductibility of Losses; Passive Activity Losses, Tax Basis and “At-Risk” Limitation

Passive Activity Losses.  The passive activity loss rules generally allow taxpayers to deduct their passive activity losses only against their passive activity income. Passive activity income does not include portfolio income like interest, dividends and royalties, or ordinary income from salary and other types of compensation for personal services. Therefore, taxpayers generally will be required to segregate income and loss into three categories: active trade or business income or loss; passive activity income or loss; and portfolio income or loss. The passive activity rules apply to individuals, estates, trusts, personal service corporations and some closely held corporations (including S corporations).

A passive activity is one that involves the conduct of a trade or business in which the taxpayer does not materially participate. The IRS generally considers rental activities passive, whether or not a taxpayer materially participates. Furthermore, the IRS generally considers the status of non-managing members to be passive with respect to a limited liability company’s activities. Accordingly, we expect that you should treat your share of our income or losses as passive activity income or loss. Any interest you incur on debt used to acquire or maintain our Shares will also be treated as a passive activity deduction, except to the extent attributable to portfolio income, if any, of us and deduction of such amounts will be limited by the same principles as those applicable to losses passed through to you by us. You may also have some portfolio income or loss derived through us; for example, interest earned on our funds pending their investment in equipment would be portfolio income. Interest expense of a member attributable to such portfolio income may be subject to other limitations on its deductibility. See “— Interest Expense.”

You can deduct passive activity losses against passive income to reduce your overall income tax liability, but you cannot offset ordinary or portfolio income with passive activity losses. Your tax deduction for passive activity losses will be limited by the amount of your passive activity income in any given tax year. If your share of our passive activity losses is greater than your passive activity income, you will have a suspended loss, meaning that you cannot deduct the loss in the year you incurred it. You can, however, carry the suspended loss forward indefinitely to offset any passive activity income you derive in future years, whether from us or another passive activity. Additionally, any suspended losses generally may be deducted against non-passive income when you recognize a gain or loss from the sale of your entire interest in us. Finally, passive activity income from us can be used to absorb losses from other passive activities, subject to special rules regarding PTPs.

Losses from a PTP are treated as passive activity losses that may only be used to offset income subsequently generated by the same PTP that is taxed as a partnership. The IRS generally treats income from a PTP as portfolio income, unless it is used to offset previous losses from the same PTP. We have been structured to avoid being classified as a PTP; however, these rules mean that our income or losses may not be used to offset any losses or income you may derive from another limited liability company or partnership that is classified as a PTP.

Tax Basis.  Your initial tax basis in your Shares will be the price you paid for your Shares. Your tax basis will then be increased by your share of our income, and by your share of any increases in our non-recourse indebtedness (that is, indebtedness for which none of the members are personally liable). Your basis will be reduced by the amount of any cash distributions you receive, your share of any losses and any reductions in your share of our non-recourse indebtedness. You may deduct your share of our losses, if any, only to the extent of the tax basis in your Shares.

“At-Risk” Limitation.  Generally, taxpayers may not deduct limited liability company losses they incur that exceed the total amount they have at risk in the limited liability company at the end of a limited liability company’s tax year. For the most part, the amount a taxpayer has at risk equals the money and the adjusted basis of other property contributed to the limited liability company.

You will not be at risk, and will not be entitled to increase the at-risk basis of your Shares, with respect to our recourse liabilities, such as trade payables. Nor will you be at risk with respect to non-recourse liabilities incurred by us, such as amounts borrowed to finance equipment purchases, even though non-recourse liabilities may increase the tax basis of your Shares. Thus your initial amount at risk will be the amount of your investment.

A member’s amount at risk will be reduced by (i) net losses that are allowed as a deduction to the member under the “at-risk” rules and (ii) cash distributions received by a member with respect to the member’s Shares, and increased by that member’s distributive share of net profits. Investors should note that net losses that may be allowable as a deduction under the at-risk rules may be disallowed currently under the passive activity loss limitations.

If a member’s at-risk amount is reduced below zero (due to a cash distribution to a member), the member must recognize income to the extent of the deficit at risk amount, up to the amount of loss the member previously recognized that reduced his or her at-risk amount. Our losses that have been disallowed as a deduction in any year because of the at-risk rules will be allowable, subject to other limitations, as a deduction to the member in subsequent years to the extent that the member’s amount at-risk has been increased.

It is not anticipated that, on an aggregate basis, we will incur losses. For purposes of the “at risk” rules, however, the Code will allow us to aggregate our equipment leasing activities only with respect to equipment placed in service during the same taxable year. Therefore, the “at risk” rules will be applied separately to the net taxable income or loss resulting from leasing equipment that was placed in service during separate taxable years. This could result in a member’s deduction for losses with respect to certain items of equipment being limited by the “at risk” rules, even though he must recognize income with respect to other items of equipment. In such circumstances, the application of the “at risk” rules could compel a member to recognize more taxable income in a year than that member’s share of our aggregate income because of a limitation imposed by such rules on the ability to set off losses attributable to equipment placed in service in one year against income attributable to equipment placed in service in another year.

The sum of the amounts for which a member will be considered “at-risk” for purposes of Section 465 of the Code, in any taxable year with respect to equipment placed in service in that taxable year and in each prior year (treating all equipment placed in service in the same year as a single activity separate from the activities represented by equipment placed in service in other years) will be equal to (i) the capital contributions (as such term is defined in the LLC Agreement) of such member (provided that funds for such capital contributions are not from borrowed amounts other than amounts: (A) for which the member is personally liable for repayment, or (B) for which property other than Shares is pledged as security for such borrowed amounts, but only to the extent of the fair market value of such pledged property and provided further that such capital contributions are invested in the equipment or otherwise expended in connection with our organization or leasing activities (or are subject to the rights of our creditors for amounts incurred by it with respect to same)), less (ii) the sum determined on a cumulative basis of (A) the total net losses with respect to such equipment that have been allowed as deductions to the member under the at risk rules and (B) cash distributions received by the member, plus (iii) the member’s distributive share, determined on a cumulative basis, of total net profits with respect to our equipment.

Deductions for Organizational and Offering Expenses; Start-Up Costs

The costs of our organization and the sale of our Shares, as well as other start-up costs, generally may not be deducted in the year they are incurred; rather, they must be capitalized. Organizational expenses and start-up costs may be currently deducted on a limited basis (up to $5,000) in the year incurred. However, this $5,000 amount is reduced (but not below zero) by the amount by which the cumulative cost of such expenditures exceeds $50,000. The remainder of the start-up costs can be amortized over a period of 180 months.

Syndication expenses, which are the costs incurred to promote or effect the sale of our Shares are non-deductible, must reduce members’ capital accounts when incurred and give rise to a tax offset, if at all, only upon our liquidation, and then, in most cases, only as a capital loss. Syndication expenses include brokerage fees (such as the underwriting fees and sales commissions provided for in our LLC Agreement); registration and filing fees with the Securities and Exchange Commission and each State in which our Shares are sold; our legal fees for securities advice and advice concerning the adequacy of tax disclosures in the offering materials; accounting fees for the preparation of information to be included in the offering materials; printing and reproduction costs; and other selling or promotional expenses.

We will endeavor to treat our organizational, start-up and syndication costs in accordance with the foregoing rules. There is uncertainty, however, about the distinction between trade or business expenses that may be currently deducted, and organizational, start-up and syndication costs that must be capitalized or deferred. Because of this uncertainty, the IRS could challenge the current deduction of some of our expenses on the grounds that the expenses are not deductible in the year incurred. Under our LLC Agreement, brokerage fees and underwriting commissions are also allocated to those members with respect to whose purchase of Shares such commissions and fees were paid. Other syndication expenses will be allocated, to the extent possible, in equal amounts per Share. If such equality is not possible, our Manager may make compensating allocations of items of income or loss to achieve the same effect on capital accounts.

Tax Treatment of Leases

Your depreciation and cost recovery deductions with respect to any item of our equipment depends, in part, on the tax classification of the agreement under which it is leased. These deductions are only available if the agreement is a true lease of equipment, meaning we retain ownership of the equipment. Depreciation and cost recovery deductions are not available if the transaction is classified as a sale, or as a financing or refinancing arrangement where, for tax purposes, ownership is treated as if it shifted to a purchaser, the nominal lessee.

Whether we are the owner of any particular item of equipment, and whether a lease is a true lease for federal income tax purposes, depends upon both factual and legal considerations. The IRS has published guidelines on the tax treatment of leveraged leases. These guidelines do not purport to be substantive rules of law and are not supposed to be applied in audit contexts, although they have been in a number of instances.

Whether any lease will meet the relevant requirements to be characterized as a true lease, and whether we will be treated for tax purposes as the owner of each item of equipment acquired by us, will depend upon the specific facts in each case. Since these facts cannot now be determined with regard to leases that will be entered into in the future, our counsel cannot render an opinion on this issue.

Cost Recovery

The equipment we plan to acquire and lease generally is classified as 3-year, 5-year or 7-year property and may be written off for federal income tax purposes, through cost recovery or depreciation deductions, over our respective recovery period. The amount deductible in each year generally may be calculated using the 200 percent declining-balance depreciation method, switching to the straight-line method at a time that maximizes the deduction. A taxpayer may, however, choose to use a straight-line method of depreciation for the entire recovery period.

We will allocate all or part of the Acquisition Fees, which are fees paid to our Manager in connection with the selection and purchase of equipment, to the cost basis of such equipment. We cannot assure you that the IRS will agree that cost recovery deductions calculated on a cost basis that includes Acquisition Fees are properly allowable. The IRS might assert that the Acquisition Fees are attributable to items other than the equipment, or are not subject to cost recovery at all. If the IRS were successful in making that claim, the cost recovery deductions available to us would be reduced accordingly. Because the determination of this issue depends on the magnitude and type of services performed for the Acquisition Fees, which is presently undeterminable and may vary for each piece of equipment acquired by us, our counsel is unable to render an opinion about whether our cost recovery deductions would be upheld if challenged by the IRS.

In some circumstances, a taxpayer will be required to recover the cost of an asset over longer period of time than described above. These circumstances include the use of equipment predominantly outside the United States and the use of equipment by a tax-exempt entity. See “— Limitations on Cost Recovery Deductions.”

Limitations on Cost Recovery Deductions

Property Used Predominantly Outside the United States. We may own and lease equipment that is used predominantly outside the United States. The cost of this equipment must be written off for federal income tax purposes using the straight-line method of depreciation over a period corresponding to the equipment’s ADR Class Life, which generally is longer than the 3-year, 5-year or 7-year periods permitted for other property. If the equipment does not have an ADR Class Life, a 12-year period must be used. Certain types of property used predominantly outside the United States nevertheless qualify for the normal rules discussed above, that is, a shorter depreciable life should be allowable. The exceptions include the following:

(1)	aircraft registered in the United States that are operated to and from the United States;

(2)	some railroad rolling stock used within and without the United States;

(3)	vessels documented under the laws of the United States that are operated in the foreign or domestic commerce of the United States; and

(4)	containers owned by a United States taxpayer that are used in the transportation of property to and from the United States.

Tax-exempt Leasing.  We may lease equipment to tax-exempt entities. Property leased to tax-exempt entities, called tax-exempt use property, must be written off for federal income tax purposes using the straight-line method of depreciation. The depreciation period is the longer of

•	the equipment’s ADR Class Life, which generally is longer than the 3-year, 5-year or 7-year periods permitted for property not leased to tax-exempt entities; or

•	125% of the term of the lease, including all options to renew as well as some successor leases for the equipment.

The definition of a tax-exempt entity includes governmental bodies and tax-exempt governmental instrumentalities, tax-exempt organizations, some foreign persons and entities and some international organizations. The term also generally includes organizations that were tax-exempt at any time during the five-year period before the organization first uses the property involved. Foreign persons or entities are treated as tax-exempt entities with respect to property if less than 50% of the income derived from the leased property is subject to U.S. income tax.

The term tax-exempt use property does not include:

(1)	property that is used predominantly by a tax-exempt entity in an unrelated trade or business, if the entity pays unrelated business income tax on the income from the trade or business;

(2)	property leased to a tax-exempt entity under a short-term lease, meaning a lease that has a term of either less than one year, or less than 30% of the property’s ADR Class Life as long as that is less than three years; and

(3)	certain high-technology equipment.

In addition, under Code Section 470, enacted as part of the American Jobs Creation Act of 2004 (the “2004 Tax Act”), losses attributable to the leasing of tax-exempt use property (including property described in items (2) and (3) of the immediately preceding paragraph) cannot be deducted currently, but must be deferred until there is income derived from such property or when the interest therein is completely disposed of, unless the lease complies with certain requirements. Because these facts depend upon leases that will be acquired or entered into in the future, no conclusion can be expressed now regarding the possible application of Code Section 470 to leases of property to tax-exempt entities.

If any property is owned by a partnership or limited liability company (taxed as a partnership and not as a corporation) that has both a tax-exempt entity and a non-exempt person or entity as partners or members, the tax-exempt entity’s proportionate share of the property is treated as tax-exempt use property for purposes of determining the rate of depreciation thereof, and for purposes of the rules under Code Section 470 that allow losses attributable to such property only when and to the extent there is income therefrom, unless specific requirements relating to the allocation of profits and losses among the partners or members are met. These requirements will not be met by us. Substantially all of our taxable income, however, will be treated as unrelated business taxable income in the hands of employee benefit plans and other tax-exempt investors. See “— Taxation of Tax Exempt Organizations.” Additionally, a substantial portion of our taxable income will be treated as United States source business income in the hands of foreign members for which no exemption is available. Therefore, we do not anticipate that the depreciation and Code Section 470 loss limitations applicable to tax-exempt use property will be material as they relate to equipment owned by us and not leased to or used by a tax-exempt entity.

Deferred Payment Leases

Section 467 of the Internal Revenue Code requires both the lessor and lessee in certain lease agreements to annually accrue the rent and interest on any rental payments that will be paid in the future. A Section 467 rental agreement is any rental agreement for the use of tangible property that involves total payments in excess of $250,000 and either provides for increasing (or decreasing) rental payments, or provides that some rent for the use of property in a calendar year is payable after the close of the following calendar year. In general, the amount of rent that must be allocated to a tax year will be determined by the terms of the lease. In some circumstances, however, rent will be required to be allocated to a year prior to the year in which it will be paid, with the exact amount determined based upon present-value principles and, in the case of certain rental agreements, on a constant, level rate; the present-value amount would accrue interest until paid. We may enter into transactions that meet the definition of a Section 467 lease agreement, which could result in the acceleration of income recognition by us prior to receipt of the corresponding cash flow. Another consequence would be the conversion of some of our income from rental income (passive) to interest income (portfolio).

Sale or Other Disposition of Our Property

Because of the different individual tax rates for capital gains and ordinary income, the tax code provides various rules classifying income as ordinary income or capital gains, and for distinguishing between long-term and short-term gains and losses. The distinction between ordinary income and capital gains is relevant for other purposes as well. For example, there are limits on the amount of capital losses that an individual may offset against ordinary income.

Upon a sale or other disposition of equipment, we will realize gain or loss equal to the difference between the tax basis of the equipment at the time of disposition and the price received for it upon disposition. Any foreclosure of a security interest in equipment would be considered a taxable disposition, and we would realize gain if the face amount of the debt being discharged were greater than the tax basis of the equipment, even though we would receive no cash.

Because equipment is tangible personal property, upon its disposition, all of the depreciation and cost recovery deductions taken by us will be subject to recapture to the extent of any realized gain. Recapture means that the depreciation previously deducted is reversed by recognizing the depreciated amounts as ordinary income in the year of the sale or other disposition. Recapture cannot be avoided by holding the equipment for any specified period of time. If we were to sell property on an installment basis, all depreciation recapture income would be recognized at the time of sale, even though the payments are received in later taxable years.

Certain gains and losses are grouped together to determine their tax treatment. The gains on the sale or exchange of certain assets, including equipment used in a trade or business such as that to be owned by us and held for more than one year, are added to the gains from some compulsory or involuntary conversions. If these gains exceed the losses from such sales, exchanges and conversions, the excess gains will be taxed as capital gains (subject to the general rules of depreciation recapture described above and a special recapture rule described below). If the losses exceed the gains, however, the excess losses will be treated as ordinary losses. Under a special recapture provision, any net gain under this aggregation rule will be treated as ordinary income rather than capital gain if the taxpayer has non-recaptured net losses, which are net losses under this aggregation rule from the five preceding taxable years that have not yet been offset against net gains in those years.

Because of the nature of our property, we expect that substantially all, if not all, of any gain we realize on the sale or other disposition of our assets will be treated as ordinary income for income tax purposes rather than capital gain.

Sale or Other Disposition of Shares

The gain or loss you realize on the sale of our Shares includes the cash or other consideration you receive from the purchaser, as well as your share of our non-recourse indebtedness. This gain or loss will, except as noted below, be taxed as long-term or short-term capital gain or loss, depending on how long you hold your Shares, assuming that your Shares qualify as capital assets in your hands.

The portion of your gain attributable to ordinary income assets held by us, which includes inventory and unrealized receivables, would be treated as ordinary income. Ordinary income assets include assets that are subject to recapture of recovery or depreciation deductions, determined as if your proportionate share of our assets are sold at the time you sell your Shares. Thus, it is likely that most of any gain upon the sale of your Shares will be treated as ordinary income.

You must promptly notify us of any transfer of your Shares, whether by sale, gift or otherwise. Once we are notified, we are required to inform the IRS, the buyer and you of the fair market value of the allocable share of unrealized receivables and appreciated inventory attributable to the Shares you sold or exchanged. This report must be made on or before January 31 following the calendar year of sale. The penalty for failure to inform the IRS is $50 for each failure, with a limit of $100,000. If you fail to notify us of the transfer of your Shares, you will be penalized $50 per failure.

Treatment of Cash Distributions Upon Redemption or Repurchase

The redemption or repurchase by us of all or a portion of your Shares will be treated as a sale or exchange of the Shares for income tax purposes and may generate taxable income to you. The amount you realize in such redemption or repurchase will equal the sum of the cash you receive plus your share of our non-recourse liabilities.

Simultaneously with your receipt of a cash distribution from us in connection with a redemption or repurchase, your share of our ordinary income assets will be reduced. You will be treated as if you have received the cash, or a portion of the cash, in exchange for your share of ordinary income assets. If the distribution that is deemed a payment for the ordinary income assets exceeds your share of the adjusted basis of the ordinary income assets, you must recognize the excess as ordinary income. The remainder of the distribution, if any, will be treated in the same manner as a distribution (that is, you will recognize income only to the extent that the cash distributions exceed your adjusted basis in your Shares). See “— Taxation of Distributions.”

We anticipate that funds used to redeem or repurchase Shares will be payable out of cash flow that otherwise would be available for distribution to all members or for reinvestment in additional equipment. Accordingly, while any redemption or repurchase of Shares would decrease the aggregate number of Shares outstanding, and thereby proportionally increase each remaining member’s distributive share of our income, gain, loss and deductions, it may also reduce the total amount of cash available for investment or reinvestment.

You should be aware, however, that proposed regulations under Code Section 707, dealing with so-called “disguised sales” of partnership interests, could cause contributions by members (including reinvestment by members of distributions received from us) to be combined with a redemption or repurchase by us of another member’s Shares and treated as if the two transactions were a sale by the redeemed member of Shares to the contributing member. Under the proposed regulations, such transaction could be considered to have occurred upon the first to occur of either the contribution or redemption, with the effect that a contributing member could be deemed to have become a member in us before our contribution was actually made thereto. Also under the proposed regulations, any redemption and contribution that occurred within two years of each other are presumed to be a sale of a partnership interest for purposes thereof. However, the proposed regulations also provide that if a redemption is a complete liquidation of a member’s interest, the transaction will be presumed not to be a sale between the contributing investor and the redeemed member unless the facts and circumstances clearly establish the contrary. Thus, under the proposed regulations, the treatment of a redemption of a member’s interest and a contribution by an investor could be different depending upon whether the redemption was in complete liquidation of a member’s interest. These proposed regulations have not yet been promulgated in final form and it is possible that we may limit the extent to which we redeem or repurchase a member’s Shares to take into account those regulations when and if finalized.

Gifts of Shares

Generally, no gain or loss is recognized upon the gift of property. A gift of Shares, however, including a charitable contribution, may be treated partially as a sale, to the extent of your share of our non-recourse liabilities. You may be required to recognize gain in an amount equal to the difference between your share of non-recourse indebtedness and, in the case of a charitable contribution, the portion of the basis in the Shares allocable to that deemed sale transaction. In the event of a non-charitable gift, the amount of your share of the non-recourse indebtedness is offset by your entire basis in the Shares. Charitable contribution deductions for the fair market value of the Shares will be reduced by the amounts involved in such a partial sale and, in any event, may be subject to reduction in certain cases by the amount of gain that would be taxed as ordinary income on a sale of your Shares.

Consequence of No Section 754 Election

Because of the complexities of the tax accounting required, we do not presently intend to file elections under Section 754 of the tax code to adjust the basis of assets in the case of transfers of Shares. As a consequence, a person who obtains Shares may be subject to tax upon the portion of the proceeds of sales of our assets that represents a return of capital to that person. This may adversely affect the price that potential purchasers would be willing to pay for our Shares. Even if we do not make a Section 754 election, however, the Code requires mandatory Section 754 basis adjustments for transfers of interests in or distributions by partnerships or limited liability companies with substantial built-in loss (where the adjusted basis of the partnership property exceeds our fair market value by more than $250,000), which provision was added to the Code by the 2004 Tax Act. In such instances, the adjusted tax basis of our assets will be reduced to their fair market value.

Tax Treatment of Our Termination Pursuant to our LLC Agreement

In the event we terminate pursuant to our LLC Agreement, we are required to dispose of our assets, apply the proceeds and other funds to repayment of our liabilities and distribute any remaining funds to our members in accordance with their positive capital accounts balances. Sales and other dispositions of our assets would have the tax consequences described in “— Sale or Other Disposition of our Property.” Cash distributions made at liquidation that exceed the tax basis of your interest in us generally would be taxable as capital gain, provided your Shares constitute capital assets in your hands. Cash distributions in amounts less than your basis may result in a loss, generally a capital loss, which would be subject to the general limitations on deductibility of losses.

Audit by the IRS

No tax rulings have been sought by us from the IRS. While we (and any joint ventures in which we participate) intend to claim only those deductions and assert only those tax positions for which there is substantial authority, the IRS may audit our returns or any joint venture we are involved in, and it may not agree with some or all of the tax positions our Manager takes.

An audit of our information return may result in an increase in our income, the disallowance of deductions, and the reallocation of income and deductions among our members. In addition, an audit of our information return may lead to an audit of your personal income tax return, which could lead to adjustments of items unrelated to this investment.

You must report your share of our income, gains, losses, deductions and credits on your individual return in a manner consistent with our return unless you file a statement with the IRS identifying the inconsistency, or unless you can prove your return is in accordance with information provided by us. Failure to comply with this requirement will subject you to penalties and may result in an extended time period for the IRS to challenge your return.

In most circumstances, the federal tax treatment of the income, gains, losses, deductions and credits of a limited liability company taxed as a partnership will be determined at the limited liability company level in a unified limited liability company proceeding, rather than in separate proceedings with its members. In any audit of a limited liability company, the IRS will deal with the limited liability company’s “tax matters partner.” Our Manager is designated as our tax matters partner in our LLC Agreement. Only members having at least a 1% interest in us will be entitled to receive a separate notice from the IRS of any audit of our return and of the results of the audit. Members who have an interest of less than 1% will not be entitled to notice from the IRS; however, groups of members who together own a 5% or greater interest in us may, by notification to the IRS, become a “notice group” and designate a member of their group to receive IRS notices. All members have the right to participate in any audit of us. We are required to keep you informed of any administrative and judicial proceedings involving our tax matters. Also, we will keep you advised of any significant audit activities with respect to us.

As the tax matters partner, our Manager is authorized to enter into settlement agreements with the IRS that are binding upon members with less than a 1% interest, except for those who belong to a notice group or who have filed a statement with the IRS that we do not have authority to enter into settlement agreements that are binding upon them. You are entitled to have any favorable settlement agreement reached between the IRS and another member with respect to our item applied to you.

Our Manager is empowered by our LLC Agreement to conduct, on behalf of us and our members, all examinations by tax authorities relating to us at our expense. See “Summary of Our LLC Agreement.” A tax controversy could result in substantial legal and accounting expenses being charged to us, even if the outcome is favorable.

Alternative Minimum Tax

Some taxpayers must pay an alternative minimum tax (AMT) if the AMT exceeds the taxpayer’s regular federal income tax liability for the year. For non-corporate taxpayers, the AMT is imposed on alternative minimum taxable income (AMTI) that is above an exemption amount. The AMTI is based on a recomputation of taxable income, which is increased by tax preference items, and other adjustments to taxable income are made. The principal adjustment associated with an investment in our Shares relates to depreciation or cost recovery deductions. In this case depreciation deductions are limited to those that do not exceed those calculated using the 150% declining balance method.

We do not anticipate that any significant tax preference items will be generated by us. You should be aware, however, that, for purposes of computing AMTI, interest you pay to acquire or maintain an ownership interest in a passive activity (such as our Shares) is deductible only to the extent that the interest payments, when added to your passive activity income or loss and computed with the appropriate alternative minimum tax adjustments and tax preferences, does not result in a passive activity loss. Accordingly, if you borrow money and incur interest expense in connection with your purchase of our Shares, you may only be allowed a limited deduction for that interest in calculating AMTI.

The rules relating to the alternative minimum tax for corporations are different than those just described. Corporations contemplating purchase of our Shares should consult their tax advisors as to the possible AMT consequences of investing in our Shares.

Interest Expense

In general, interest paid in connection with investment activities is deductible only against investment income. Interest paid in connection with investments in passive activities, such as in an investment in our Shares, may only be deducted in accordance with the rules for losses derived from passive activities, except to the extent allocable to portfolio income. See “— Deductibility of Losses; Passive Activity Losses, Tax Basis and ‘’At-Risk” Limitation.”

Interest paid by us likely will be treated as passive activity interest, except to the extent it is allocable to reserves being maintained by us, as would any interest expense you incur on money borrowed to purchase our Shares. However, because we will enter into net leases, the IRS might argue that the portion of interest expense we incur or that is incurred by you on monies borrowed to purchase our Shares attributable to such leases might be investment interest expense and deductible only to the extent of investment income. We may enter into transactions involving the prepayment of interest or the payment of points, commitment fees and loan origination or brokerage fees. In general, prepaid interest, points and similar costs may not be deducted currently; they usually have to be capitalized and expensed over the life of the related loan.

Self-Employment Tax

You should be aware that, under Code Section 1402(a)(13), limited partners in limited partnerships are generally not subject to self-employment tax with respect to their distributive share of income or loss of a limited partnership, other than with respect to guaranteed payments to that partner for services actually rendered to or on behalf of the partnership. However, that Code section does not deal expressly with respect to the treatment of members of limited liability companies for purposes of the self-employment tax. In 1997, the IRS promulgated proposed regulations to define when a partner in a partnership or member of a limited liability company should be considered to be a limited partner for purposes of this exclusion from the self-employment tax. Under those proposed regulations, members who do not have personal liability for our debts, the authority under the laws of the State of Delaware to contract on our behalf, or otherwise do not participate in our activities would not be subject to the self-employment tax. However, the proposed regulations are not yet effective and Congress, in response to complaints from the business community in 1997, imposed a one-year moratorium on their effective date. We expect to follow the rules set forth in these proposed regulations and not identify a member’s distributive share of our income as self-employment income on the K-1 distributed to such member unless the member has personal liability for our debts, has the authority to contract on our behalf, or otherwise participates in the conduct of our business activities. However, because the regulations are not final and because Code Section 1402(a)(13) otherwise excludes from the self-employment tax only income of a limited partner, it is possible that the government could take a contrary position. It is also possible that, when and if the government finalizes the proposed regulations, it could amend them in such a way so as not to exclude the distributive share of income of a member who does not otherwise participate in our management from the self-employment tax.

Limited Deductions for Activities Not Engaged in for Profit

The ability to take deductions for activities not engaged in for profit is limited. The law presumes that an activity is engaged in for profit if the gross income from the activity exceeds the deductions from the activity in at least three out of five consecutive years, ending with the tax year at issue. We intend to operate for the purpose of providing an economic profit and anticipate that we will have sufficient income to entitle us to the benefit of the presumption that we operate for profit. If the IRS were to treat our activities as not being engaged in for profit, any deductions of ours in excess of our income might be permanently disallowed.

Foreign-Source Taxable Income

Rental income and interest received by us from sources in foreign countries could be subject to withholding and/or income taxes imposed by those countries. In addition, gains on the sale of equipment may also be subject to taxes in foreign countries where we sell equipment. Tax treaties between some countries and the United States may reduce or eliminate such taxes. Our foreign activities, however, may require you to file tax returns in foreign countries. We cannot predict what tax rate our income will be subject to in other countries, since the amount of our assets to be invested in various countries is not known.

We will inform you of your proportionate share of any foreign income and the foreign taxes, if any, paid by us. You will then be required to include these items on your tax return. At your option, you generally will be entitled to claim either a credit (subject to the limitations discussed below) or, if you itemize your deductions, a deduction (subject to the limitations generally applicable to deductions) for your share of foreign taxes in computing your federal income taxes.

Generally, a credit for foreign taxes may not exceed the federal tax liability attributable to your total foreign-source taxable income. Your share of our rental income and interest income attributable to equipment used outside the United States generally will qualify as foreign-source income, and the source of income from the sale of equipment will usually be attributed to the location of the equipment. Several limits apply to the foreign tax credit. The credit is applied separately to different types of foreign-source income, including foreign-source passive income like interest income, and special limits also apply to income from the sale of capital assets. Previously, the foreign tax credit was allowed to offset only 90% of the alternative minimum tax imposed on corporations and individuals; but this limitation was eliminated by the 2004 Tax Act, effective for tax years beginning after December 31, 2004. Furthermore, in calculating the foreign tax credit limitation, the amount of your foreign-source income is reduced by various deductions that are allocated and/or apportioned to the foreign-source income. One such deduction is interest expense, a portion of which will generally reduce the foreign-source income of any member who owns foreign assets, either directly or indirectly. For these purposes, foreign assets owned by us will be treated as owned by our members, and indebtedness incurred by us will be treated as incurred by members.

Because of these limits, you may be unable to claim credit for the full amount of your proportionate share of the foreign taxes attributable to our income. In addition, any foreign losses generated by us could reduce the tax credits available to you from foreign-source income unrelated to us. The foregoing is only a general description of the foreign tax credit under current law. Since the availability of a credit or deduction depends on your particular circumstances, we advise you to consult your own tax advisor.

Registration, Reportable Transactions, Interest and Penalties

Tax Shelter Registration and Reportable Transactions.  Prior to the 2004 Tax Act, tax shelters were required to be registered with the IRS. Under temporary Treasury regulations, an investment was regarded as a tax shelter if a potential investor could reasonably infer from representations made in connection with the sale of the investment that the aggregate amount of deductions and 350% of the credits potentially allowable with respect to the investment will be greater than twice the amount to be invested for any of the first five years.

The 2004 Tax Act repealed tax shelter registration, and replaced it with a requirement of disclosure and list maintenance for persons that participate in listed and reportable transactions. In general, listed and reportable transactions are those that the IRS views as having substantial potential for tax avoidance or evasion. By category, reportable transactions include listed transactions, confidential transactions, transactions with contractual protection, transactions that result in substantial losses, transactions with significant book-tax differences, and transactions with a brief asset holding period. It is possible that the threshold of the gross out-of-pocket losses contemplated by the loss transaction reportable transaction category may be experienced by us or our members ($2,000,000 for an individual or a partnership that does not have only “C” corporations as partners, in any one year, or $4,000,000 over any combination of years, $10,000,000 for corporations that are not S corporations, or at least $10,000,000 for a partnership in any year or $20,000,000 in any combination of years, $50,000 for an individual in a taxable year in a foreign currency transaction). If an investment in our Shares or our investment in equipment leases were to be considered to be reportable transactions, then our members would be required to adequately disclose such transactions on their income tax return and we would be required to do so on our information return. We believe that, under current regulations, neither we nor our investments constitute reportable transactions, since it is expected that the requisite magnitude of losses, if any, will not be incurred, and the disclosure and list maintenance requirements for such transactions are therefore not applicable.

Current regulations exclude most customary commercial leases from the definition of reportable transactions — even if, because of the depreciation and other expenses attributable to the leased equipment, there is a loss from the leasing of that equipment in excess of the applicable thresholds for a year or combination of years — unless such a lease also constituted a listed transaction. However, in late 2006, the IRS issued proposed regulations which, if they became effective, would eliminate this exclusion. Although such proposed regulations also propose to eliminate transactions with significant book-tax differences from the definition of reportable transactions, the result is that under the proposed regulations a leasing transaction — which could include leases of multiple pieces of equipment to multiple lessees under related agreements — could be a reportable transaction if the loss thresholds described above are exceeded. If so, such transaction would be subject to the disclosure and list maintenance requirements above. Because we have not yet entered into any leases, we do not know whether, if the proposed regulations were to be finalized, any of our leasing transactions would be reportable transactions.

Interest on Underpayments.  The interest that taxpayers must pay for underpayment of federal taxes is the Federal short-term rate plus three percentage points, compounded daily. The Federal short-term rate is set quarterly by the Treasury Department based on the yield of U.S. obligations with maturities of three years or less.

Penalty for Substantial Understatements or Understatements Attributable to Reportable Transactions.  The tax code also contains a penalty for substantial understatement of federal income tax liability equal to 20% of the amount of the understatement; and a penalty on the understatement of tax attributable to a reportable transaction equal to 20% of the understatement (30% if the transaction is not disclosed) whether or not the taxpayer’s total understatement is substantial. An understatement occurs if the correct tax for the year (as finally determined after all administrative and judicial proceedings) exceeds the tax liability actually shown on the taxpayer’s returns for the year. An understatement on an individual’s return will be considered substantial for purposes of the penalty if it exceeds both (a) 10% of the correct tax and (b) $5,000. The imposition of this penalty may be avoided however if, in the case of any item that is not attributable to a reportable transaction, (a) there was substantial authority for the taxpayer’s treatment of the item, or (b) the relevant facts affecting the item’s tax treatment were adequately disclosed in the taxpayer’s return, provided that the taxpayer had a “reasonable basis” for the tax treatment of such item. In the case of an item that is attributable to a reportable transaction, the penalty may be avoided if (a) all the relevant facts affecting the tax treatment of the item are adequately disclosed on the foregoing return, (b) there was substantial authority for the taxpayer’s treatment of the item and (c) the taxpayer reasonably believed that his treatment of the item on the return was more likely than not the proper treatment.

If any of our transactions constitute reportable transactions, you may receive from us a copy of Form 8886, which is used to disclose such transactions to the IRS. You should consult with your own tax advisor as to the reporting on your own tax returns of that form and the information that it contains. Failure of a member to report such information may result in a penalty for that member.

State and Local Taxation

In addition to the federal income tax consequences described above, you should consider potential State and local tax consequences of this investment. Your share of our taxable income or loss generally must be included in determining reportable income for State or local tax purposes in the jurisdiction where you reside. In addition, other states in which we own equipment or do business may require you to file State income tax returns and may impose taxes on your pro rata share of our income derived from that State. Any tax losses generated by our operations in such states may not be available to offset income from other sources in other states. To the extent that you pay tax to a State by virtue of our operations within that State, you may be entitled to a deduction or credit against tax owed to your State of residence with respect to the same income. Payment of State and local taxes will constitute a deduction for federal income tax purposes, assuming that you itemize deductions. We advise you to consult your own tax advisor to determine the effect of State and local taxes, including gift and death taxes as well as income taxes, which may be payable in connection with this investment.

Tax Treatment of Certain Trusts and Estates

The tax treatment of trusts and estates can differ from the tax treatment of individuals. Investors who are trusts and estates should consult with their tax advisors regarding the applicability of the tax rules discussed in this section.

Taxation of Tax-Exempt Organizations

Charitable and other tax-exempt organizations, including qualified pension plans and individual retirement accounts, are subject to the unrelated business income tax. Under new rules adopted as part of the Tax Relief and Health Care Act of 2006, a charitable remainder trust that has unrelated business taxable income is subject to an excise tax equal to 100% of such income. Tax-exempt investors will be deemed to be engaged in the business carried on by us and will be subject to the unrelated business income tax. Such investors should consult with their tax advisors regarding the tax consequences to them of investing in our Shares.

Corporate Investors

The federal income tax consequences to investors that are corporations may differ materially from the tax consequences discussed in this section, particularly as they relate to the alternative minimum tax. Such investors should consult with their tax advisors as to the tax consequences to them of this investment.

INVESTMENT BY QUALIFIED PLANS AND IRAS

Fiduciaries Under ERISA

Investors that are fiduciaries of qualified plans are subject to certain requirements under the federal law commonly known as ERISA. These requirements include the duty to discharge their responsibilities solely in the interest of, and for the benefit of, the qualified plan’s participants and beneficiaries. A fiduciary must:

•	perform its duties with the skill, prudence and diligence of a prudent person;

•	diversify the qualified plan’s investments so as to minimize the risk of large losses; and

•	act in accordance with the qualified plan’s governing documents.

Fiduciaries of qualified plans include anyone who exercises any authority or control over the management or disposition of the funds or other property of the qualified plan. For example, any person responsible for choosing a qualified plan’s investments, or who is a member of a committee that is responsible for choosing a qualified plan’s investments, is a fiduciary of the qualified plan. Also, an investment professional who renders or who has the authority or responsibility to render investment advice regarding the funds or other property of a qualified plan is a fiduciary of that qualified plan, along with any other person with special knowledge or influence with respect to a qualified plan’s investment or administrative activities.

IRAs generally are not subject to ERISA’s fiduciary duty rules. In addition, a participant who exercises control over his or her individual account in the qualified plan in a self-directed investment arrangement generally will be held responsible for the consequences of his or her investment decisions. Some qualified plans of sole proprietorships, partnerships and closely held corporations are generally not subject to ERISA’s fiduciary duty rules, although they, as well as IRAs and self-directed accounts, are subject to the IRS’ prohibited transaction rules, which are summarized below.

A person subject to ERISA’s fiduciary rules with respect to a qualified plan should consider those rules in the context of the particular circumstances of the qualified plan before authorizing or making an investment in our Shares with a portion of the qualified plan’s assets.

Prohibited Transactions Under ERISA and the Tax Code

The Internal Revenue Code and ERISA prohibit qualified plans and IRAs from engaging in certain transactions involving assets of the qualified plan or IRA with parties that are referred to as disqualified persons or parties in interest. Disqualified persons include fiduciaries of the qualified plan or IRA, officers, directors and certain shareholders and other owners of the company sponsoring the qualified plan, and persons and legal entities sharing certain family or ownership relationships with other disqualified persons. In addition, the beneficiary of an IRA is generally considered to be a disqualified person for purposes of the prohibited transaction rules.

Types of prohibited transactions include:

•	direct or indirect transfers of a qualified plan’s or IRA’s assets to, or use by or for the benefit of, a disqualified person;

•	acts by a fiduciary involving the use of a qualified plan’s or IRA’s assets in the fiduciary’s individual interest or for the fiduciary’s own account; and

•	a fiduciary receiving consideration for his or her own personal account from any party dealing with a qualified plan or IRA in connection with a transaction involving the assets of the qualified plan or IRA.

Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made from the transaction and will be required to compensate the qualified plan for any losses it sustains. The Internal Revenue Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a qualified plan or IRA. Prohibited transactions subject to these sanctions must generally be unwound to avoid incurring additional penalties. In addition, if you engage in a prohibited transaction with an IRA in which you are a beneficiary, the IRA ceases to be treated as an IRA and, therefore, all of the assets are treated as if they are distributed to you in the year in which such transaction occurred.

In order to avoid the occurrence of a prohibited transaction under the Internal Revenue Code or ERISA, Shares may not be purchased by a qualified plan or IRA from assets for which we or any of our affiliates are fiduciaries.

Plan Assets

If our assets are determined under ERISA or the Internal Revenue Code to be plan assets of qualified plans and/or IRAs owning our Shares, fiduciaries of such qualified plans and IRAs might be subject to liability for actions that we take. In addition, some of the transactions described in this prospectus in which we might engage, including transactions with our affiliates, might constitute prohibited transactions under the Internal Revenue Code and ERISA for qualified plans and IRAs, even if their purchase of our Shares did not originally constitute a prohibited transaction. Moreover, fiduciaries with responsibilities to qualified plans and/or IRAs subject to ERISA’s fiduciary duty rules might be deemed to have improperly delegated their fiduciary responsibilities to us in violation of ERISA.

In some circumstances, ERISA and the Internal Revenue Code apply a look-through rule under which the assets of an entity in which a qualified plan or IRA has invested may constitute plan assets and the manager of the entity becomes a fiduciary to the qualified plan or IRA. ERISA and the Internal Revenue Code, however, exempt from the look-through principle investments in certain publicly registered securities and in certain operating companies, as well as investments in entities not having significant equity participation by benefit plan investors. Under the Department of Labor’s current regulations regarding what constitutes the assets of a qualified plan or IRA in the context of investment securities, such as our Shares, undivided interests in the underlying assets of a collective investment entity such as us will not be treated as plan assets of qualified plan or IRA investors if either:

•	our Shares are publicly offered;

•	less than 25% of any class of our Shares are owned by qualified plans, IRAs and certain other employee benefit plans; or

•	we are an operating company.

To qualify for the publicly-offered exception, our Shares must be freely transferable, owned by at least 100 investors independent of us and of one another, and either (a) be part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days after the end of our fiscal year during which our offering occurred. Our Shares are being sold as part of an offering registered under the Securities Act of 1933. Accordingly, whether our Shares will qualify for the publicly-offered exception will depend whether they are freely transferable within the meaning of the Department of Labor’s regulations.

Whether our Shares are freely transferable is a factual determination. However, we believe that the limits on assigning our Shares and on substituting members contained in Sections 10.2, 10.3 and 10.4 of our LLC Agreement fall within the scope of certain restrictions that are permitted by the Department of Labor regulations. These regulations will not cause a determination that securities are not freely transferable when the minimum investment, as in the case of our Shares, is $10,000 or less.

Whether our assets will constitute “plan assets” is a factual issue that may depend in large part on our ability throughout the life of the fund to satisfy either the publicly-offered shares exception or the 25% ownership exception. Accordingly, our counsel is unable to express an opinion on this issue.

Other ERISA Considerations

In addition to the above considerations in connection with the “plan asset” question, a fiduciary’s decision to cause a qualified plan or IRA to acquire our Shares should involve, among other factors, considerations that include whether:

(1)	the investment is in accordance with the documents and instruments governing the qualified plan or IRA;

(2)	the purchase is prudent in light of the diversification-of-assets requirement for the qualified plan and the potential difficulties that may exist in liquidating our Shares;

(3)	the investment will provide sufficient cash distributions in light of the qualified plan’s likely required benefit payments and other needs for liquidity;

(4)	the investment is made solely in the interests of plan participants;

(5)	the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that will be owed on unrelated business taxable income derived from our business affairs; and

(6)	the fair market value of our Shares will be sufficiently ascertainable, and with sufficient frequency, to enable the qualified plan or IRA to value its assets in accordance with the rules and policies applicable to the qualified plan or IRA.

MANAGER’S DISCUSSION AND ANALYSIS OF RESULTS OF
OPERATIONS AND FINANCIAL CONDITION

Overview

We are a newly formed Delaware limited liability company. With the net proceeds of this offering, we will primarily acquire equipment subject to leases, purchase equipment and lease it to third-party end users and, to a lesser degree, acquire ownership rights to items of leased equipment at lease expiration. Some of our equipment leases will be acquired for cash and will be expected to provide current cash flow, which we refer to as “income” leases. For the other equipment leases, we will finance the majority of the purchase price. We refer to these leases as a “growth” leases. These growth leases will generate little or no current cash flow because substantially all of the rental payments received from a lessee will service the indebtedness associated with acquiring or financing the lease. We anticipate that the future value of the leased equipment will exceed our cash portion of the purchase price. In addition, we will establish working capital reserves of approximately 0.5% of the gross offering proceeds.

Operations

As of the date of this prospectus, we have not had any operations. Until receipt and acceptance of subscriptions for 1,200 Shares and the admission of subscribers as members on the initial closing date, we will not begin to acquire equipment or incur indebtedness (the “Initial Closing Date”). The level of our indebtedness cannot be predicted and is not limited by our LLC Agreement. If we require additional cash or our Manager determines that it is in our best interests to obtain additional funds to increase cash available for investment or for any other proper business need, we may borrow funds on a secured or unsecured basis. We currently have no arrangements with, or commitments from, any lender with respect to any such borrowings.

Liquidity and Capital Resources

We have limited funds at our formation. As of October 18, 2006, we had $2,000 in cash and cash equivalents.

We will establish working capital reserves of approximately 0.5% of the gross offering proceeds. After the Initial Closing Date, we will continue to sell our Shares. As additional Shares are sold, we will experience a relative increase in liquidity as cash is received and then, a relative decrease in liquidity as cash is expended to acquire equipment subject to leases, purchase equipment and lease it to third-party end users and, to a lesser degree, acquire ownership rights to items of leased equipment upon expiration of the lease.

However, unanticipated or greater than anticipated operating costs or losses (including a lessee’s inability to make timely lease payments) would adversely affect our liquidity. To the extent that working capital reserves may be insufficient to satisfy our cash requirements, we anticipate that we would fund our operations from cash flow generated by operating and financing activities. We may participate with other programs sponsored by our Manager in a recourse debt facility to provide temporary financing. In addition, we may use a portion of cash on hand to re-establish working capital reserves. Our Manager has no intent to fund any cash flow deficit of ours or, except as may be described in this prospectus, provide other financial assistance to us.

SUMMARY OF OUR LLC AGREEMENT

The following is a summary of the material provisions of our LLC Agreement. Our LLC Agreement sets forth the terms and conditions upon which we will conduct our business and affairs and it sets forth the rights and obligations of our members. This summary is not complete and is subject to and qualified by the detailed provisions of our LLC Agreement. A copy of our LLC Agreement is included as Exhibit A to this prospectus. Potential investors should study our LLC Agreement carefully before making any investment in our Shares.

Establishment and Nature

We are organized as a limited liability company under the Delaware Limited Liability Company Act, with ICON Capital Corp. as our Manager. A limited liability company is a non-corporate business entity having one or more managers and one or more members (who may also be managers). A member who is not also a manager ordinarily does not play a role in the management or control of a limited liability company’s affairs and his or her liability for limited liability company obligations is generally limited to the amount of his or her investment.

Name and Address

We will conduct business under the name “ICON Leasing Fund Twelve, LLC,” with our principal office and place of business at 100 Fifth Avenue, 4th Floor, New York, New York 10011 (unless we change the offices with written notice to you).

Duration

Our term commenced when we filed a Certificate of Formation with the Delaware Secretary of State on October 3, 2006. We will terminate our corporate existence at midnight on December 31, 2026, or earlier if a dissolution event occurs. See “— Dissolution and Winding-Up.”

Capital Contributions

Our Contribution.  Our Manager has contributed $1,000, in cash, as its capital contribution to us in exchange for one share and an interest in our cash flow, as described in “Compensation of Our Manager.” Thomas W. Martin, a director and officer of our Manager, contributed $1,000, in cash, as a capital contribution to us as the initial member. Mr. Martin will withdraw as the initial member and his capital contribution will be returned, without interest, as soon as the minimum offering is achieved and additional members are admitted as members.

Members’ Contributions.  Each member (other than our Manager, certain officers, employees or securities representatives of our Manager or any affiliate of our Manager or of any selling dealer who is admitted as a member at a closing and members described in the next sentence) will make a capital contribution to our capital, in cash, in an amount equal to $1,000.00 for each Share purchased. Each member affiliated with our Manager, including certain officers, employees or securities representatives of our Manager or any affiliate of our Manager or of any selling dealer who is admitted as a member at a closing, and members who acquire Shares through broker-dealers who charge an investment management fee rather than a sales commission, will make a capital contribution, in cash, in an amount equal to $920.00 for each Share purchased. Members who purchase Shares through our DRIP Plan will make a capital contribution, deemed to be in an amount equal to $900.00 for each Share, or fraction thereof, purchased.

Our Management

Our Powers.  Except as otherwise specifically provided in our LLC Agreement, our Manager will have complete and exclusive discretion in the management and control of our business and affairs and will be authorized to employ all powers necessary or advisable to carry out the purposes and investment policies, conduct our business and affairs, and exercise our powers. For example, our Manager will have the right to make investments for and on behalf of us and to manage our investments and all of our other assets. You will not be permitted to participate in our management. Our Manager will have the sole and absolute discretion to accept or refuse to accept the admission of any subscriber as a member to our fund. Except to the extent limited by Delaware law or our LLC Agreement, our Manager may delegate any or all of its duties under our LLC Agreement to any person, including any of its affiliates. Our LLC Agreement designates our Manager as our tax matters partner and authorizes and directs our Manager to represent us and our members in connection with all examinations of our affairs by tax authorities and any resulting administrative or judicial proceedings and to expend our funds in doing so.

Members’ Powers.  No member can participate in or have any control over our business and affairs or have any right or authority to act for, or to bind or otherwise obligate, us.

Limitations on Our Manager’s Powers

Our LLC Agreement and Delaware law subject our Manager to limitations on how it administers our business and affairs, as outlined below.

Dealings With Affiliates.  We will not purchase or lease investments from, or sell or lease investments to, our Manager or any of its affiliates (including any program in which our Manager or any of its affiliates has an interest, other than joint ventures as described below) unless certain conditions are satisfied. These conditions include:

(1)	a determination that the investment is in our best interests;

(2)	the price to be paid by us does not exceed the sum of (A) the net cost to our Manager or its affiliates of acquiring and holding the investment (adjusted for any income received and expenses paid or incurred while holding same), plus (B) any compensation to which our Manager or its affiliates is otherwise entitled to receive;

(3)	the interest terms of any indebtedness secured by the investment at the time it is acquired by our Manager or its affiliate is the same as at the time it is acquired by us;

(4)	neither our Manager nor its affiliates will receive any compensation, other than as set forth in the section of this prospectus entitled “Compensation of Our Manager and Certain Non-Affiliates,” as a result of the investment; and

(5)	our Manager or its affiliates hold the investment only on an interim basis (generally not longer than six months) for purposes of facilitating the acquisition of the investment by us, borrowing money or obtaining financing for us or for other purposes related to our business.

We may not make any loans to our Manager or any of its affiliates. Our Manager or any of its affiliates, however, may make loans to us, provided the terms of the loan include:

(1)	interest at a rate that does not exceed the lowest of the following:

(a)	the rate at which our Manager or its affiliates borrowed funds for the purpose of making the loan; or

(b)	if no borrowing was incurred, the interest rate we could obtain in an arm’s-length borrowing, without reference to our Manager’s or its affiliates’ financial abilities or guarantees;

(2)	repayment of the loan not later than 12 months after the date on which it was made; and

(3)	neither our Manager nor its affiliates may receive financial charges or fees in connection with the loan, except for reimbursement of actual and reasonable out-of-pocket expenses.

We will not acquire any investments in exchange for our Shares.

We may make investments in joint ventures provided that such joint venture meets the following criteria:

•	our Manager determines that the investment is in our best interests; and

•	such joint venture will not result in duplicate fees being paid to our Manager or any of its affiliates.

If a joint investment is made with affiliates of our Manager, the following additional conditions must be met:

•	the investment will be made upon terms that are substantially identical to the terms upon which the other participants have invested in the joint venture;

•	the compensation payable to our Manager or its affiliates by us and the other program(s) must be substantially identical; and

•	we will have a right of first refusal to buy the investment if an affiliate desires to sell equipment held in the joint venture.

If a joint investment is made with non-affiliates, the following conditions must be met:

•	we will have the right to control the joint investment; and

•	the joint venture will own and lease specific equipment or interests in specific equipment.

Neither our Manager nor any of its affiliates may receive a commission or fee (except the types and amounts described in “Compensation of our Manager and Certain Non-Affiliates”) in connection with the reinvestment or distribution of cash from operations or of the proceeds from the resale, exchange or refinancing of our equipment. In addition, in connection with any agreement we enter into with our Manager or any of its affiliates, our Manager or its affiliates may not receive any rebates or give-ups, nor may our Manager or any of its affiliates participate in any reciprocal business arrangements that could have the effect of circumventing any of the provisions of our LLC Agreement. Neither our Manager nor any of its affiliates will pay or award any commissions or other compensation to any person engaged by a potential investor as an investment advisor as an inducement to the person to advise the potential investor about us or an investment in us. However, this does not prohibit our Manager from paying underwriting fees and sales commissions otherwise in accordance with the terms of our LLC Agreement.

Our Manager’s Right to Indemnification

With limited exceptions, we will indemnify our Manager, its affiliates and individual officers out of our assets. The indemnification will apply to any liability, loss, cost and expense of litigation that our Manager or its affiliates suffers so long as our Manager has met the standard contained in our LLC Agreement. See “Management Responsibility — Indemnification.”

Liability

Our Manager’s Limited Liability.  Except in the case of negligence or misconduct, neither our Manager nor any of its affiliates will have any personal liability for our obligations. All decisions our Manager makes will be binding upon us. See “Management Responsibility — Conflicts.”

Limited Liability of our Members.  You will have no personal liability for any of our obligations or liabilities. You will only be liable, in your capacity as a member, to the extent of your capital contribution and your pro rata share of any of our undistributed profits and other assets.

Delaware law provides that, for a period of three years from the date on which any distribution is made to you, you may be liable to us for the distribution if both of the following are true:

(1)	after giving effect to the distribution, all of our liabilities exceed the fair value of our assets; and

(2)	you knew at the time you received the distribution that it was made in violation of Delaware law.

No Further Contribution

After you pay for your Shares, you will not have any further obligations to us or be required to contribute any additional capital to, or loan any funds to, us. However, under certain circumstances, you may be required to return distributions made to you in violation of Delaware law as described in the immediately preceding paragraph.

Cash Distributions

Prior to payout, which is the time when cash distributions in an amount equal to the sum of the members’ (1) capital contributions and (2) an 8.0% cumulative annual return, compounded daily, on such capital contributions as reduced by distributions in excess of such 8.0% (measured from the date the investor is admitted as a member), compounded daily, have been made, distributions of cash will be made 99% to our members and 1% to our Manager. These determinations are not made on a member-by-member basis but are made by aggregating contributions from, and distributions to, our members as a whole. Income earned on escrowed funds and distributed to our members will be counted toward the 8% cumulative return. After payout, distributions of cash will be made 90% to our members and 10% to our Manager.

During the operating period, our Manager will have the sole discretion to determine the amount of cash on hand that is to be reinvested and the amount that is to be distributed. However, during the operating period, before any cash on hand is reinvested in equipment, you will receive, to the extent available, monthly cash distributions equal to the initial distribution rate on your original investment divided by twelve, reduced by (a) any portion of your original investment that has been returned to you because we did not invest all of the offering proceeds and (b) any amounts you received upon repurchase of your Shares. Our Manager’s decision regarding the amount of reserves to establish and the amount of funds to reinvest may affect our ability to make cash distributions. Cash distributions will be noncumulative, meaning that if there is insufficient cash to pay the full monthly distributions, only the amount available is required to be distributed and any shortfall will not necessarily be made up. We expect that a substantial portion of all of these cash distributions (for example, the portion that exceeds taxable income) will be treated for federal income tax purposes (but not for purposes of GAAP or for purposes of Section 6.4(g) of our LLC Agreement) as a return of our members’ original investment, and that the balance of these distributions will be treated as a return on the original investment. After the operating period, we intend to promptly distribute substantially all cash after taking into account anticipated expenditures and reserves for unanticipated costs; provided, that we may use cash to reinvest the proceeds received from our investments in additional investments if our Manager believes it is in the best interests of our members; however, our Manager will not receive Acquisition or Management Fees with respect to any investments made during the liquidation period. Upon our liquidation, our assets will be distributed to our members and our Manager in proportion to and to the extent of the positive balances in their respective capital accounts.

Allocation of Profits and Losses for Tax Purposes

Generally during our operating period, 99% of our profits will be allocated among our members (including our Manager) in proportion to their Share ownership, and our Manager will be allocated 1%. This allocation will continue until the excess of the cumulative profits allocated to our members, in the aggregate, over the cumulative losses allocated to our members, in the aggregate (not taking into account certain items that are specially allocated, such as non-recourse deductions and minimum gain chargebacks) would, if distributed currently to the extent not previously distributed, provide our members in the aggregate with an 8% cumulative annual return, compounded daily. Thereafter, during the operating period, our profits will be allocated 90% among our members (including our Manager) in proportion to their Share ownership and 10% to our Manager. Then, during the liquidation period, while we sell our assets, profits shall initially be allocated between our Manager and the members so that our Manager is allocated the greater of 1% thereof or such greater amount as is necessary to provide our Manager with cumulative profits allocated pursuant to this provision, equal to, when added to the profits allocated 1% to our Manager during the operating period, the cash that has been distributed 1% to it, and the balance to our members until they have been allocated an amount equal to the 8% cumulative annual return, compounded daily, threshold described in the second preceding sentence. Thereafter, profits will be allocated 10% to our Manager and 90% to our members. Starting with the first year that starts on or after the first day of the liquidation period, profits allocated to our members shall be allocated among them in the first instance so as to cause their capital accounts, as determined on a per Share basis and adjusted to reflect such items as their share of minimum gain, to be equal and thereafter in proportion to their Shares.

As a general rule, 1% of our losses will be allocated to our Manager and 99% will be allocated among our members in proportion to their Share ownership. However, losses will be allocated 10% to our Manager and 90% to our Members to reverse profits that were allocated in such 10%/90% ratio, described above, and thereafter 1% to our Manager and 99% to our Members. During the operating period, losses allocated to our members shall be allocated among them in proportion to their Share ownership. Starting with the first year that that begins on or after the first day of the liquidation period, losses allocated to our members shall be allocated among them in the first instance so as to cause their capital accounts, determined on a per Share basis and adjusted to reflect such items as their shares of minimum gain, to be equal and thereafter in proportion to their Shares. Non-recourse deductions will be allocated 1% to our Manager and 99% among our other members.

In addition to the general provisions regarding allocations of profits and losses, our LLC Agreement contains a number of special allocations that are intended to meet certain tax safe-harbor provisions relating to allocations. One such safe harbor is a qualified income offset provision, which requires that profits be allocated to any members developing deficits in their capital account in an amount necessary to eliminate such deficits. Another safe harbor is a minimum gain chargeback provision, which requires that depreciation recapture and other similar items of income be allocated back to our members who were initially allocated depreciation deductions or other related items of deduction that were attributable to non-recourse indebtedness. Other special allocations provisions are designed to reflect the business deal among our members (see Section 8.2(f)(vi) of our LLC Agreement) or to protect our members in the event we are subjected to an unexpected tax liability because of a particular member. For example, local taxes that are imposed on us because of a member’s residence in that locality will be charged to that member.

Members who own Shares for less than an entire year will be allocated profits or losses to reflect their varying interests during the year and authorize our Manager to select such method to so do as is permissible under the Code. For this purpose, profits and losses will be treated as if they occurred ratably throughout the year.

Change of Management

Voluntary Withdrawal.  Our Manager may not voluntarily withdraw as our manager without (a) 60 days’ advance written notice to you, (b) an opinion of counsel that the withdrawal will not cause our termination or otherwise materially adversely affect our federal tax status as a partnership and (c) selection of, and acceptance of its appointment as manager by, a substitute manager who is acceptable to our members owning a majority of our Shares and meets the requirements, including net worth, of a “sponsor” for purposes of the NASAA Guidelines.

Involuntary Withdrawal.  Our Manager may be removed by our members owning a majority of our Shares or upon the occurrence of any other event that constitutes an event of withdrawal under Delaware law. Neither our Manager nor any of its affiliates may participate in any vote by our members to remove our Manager as manager or cancel any management or service contract with our Manager or its affiliates.

Management Fees for equipment (and interests in equipment) acquired by us prior to the effective date of our Manager’s withdrawal will be payable to our Manager when we receive the gross rental payment from the investments creating the obligation to pay the Management Fees. In the event that our Manager pledges the Management Fees receivable to a lender, the assignment to the lender will be binding in the event of our Manager’s voluntary or involuntary withdrawal.

Transfer of Our Shares

Withdrawal of a Member.  You may withdraw from Fund Twelve by selling, transferring or assigning your Shares or having all of your Shares repurchased or redeemed in accordance with our LLC Agreement and any applicable securities laws. You may generally transfer all or a portion of your Shares except to impermissible types of transferees or by transfers that would adversely affect us. However, in order to protect our status as a partnership for federal income tax purposes, your ability to sell, transfer or assign your Shares is subject to significant limitations. See Section 10.2 of our LLC Agreement and “Transfer of Our Shares / Withdrawal.”

Limited Repurchase of our Shares.  We have a share repurchase plan. In brief, after you have held your Shares for at least one year, and from time to time thereafter until the termination of Fund Twelve, you may request that we repurchase all or any portion of your Shares, subject to certain conditions. This right is subject to the availability of funds and the other provisions of the share repurchase plan. See “Share Repurchase Plan.”

Dissolution and Winding-Up

We will dissolve when any of the following events occurs:

•	the withdrawal of our Manager, if a substitute manager has not been admitted as manager;

•	our voluntary dissolution by our Manager with the consent of our members owning a majority of our Shares or, subject to Section 13 of our LLC Agreement, by the consent of the same majority without action by our Manager;

•	the sale of all or substantially all of our assets;

•	the expiration of our term;

•	our operations are no longer legal activities under Delaware or any other applicable law; or

•	any other event that causes our dissolution or winding-up under Delaware law.

Our Liquidation.  When a dissolution event occurs, our investments and other assets will be liquidated and the proceeds thereof will be distributed to our members after we pay our liquidation expenses and pay the debts, including our Manager’s fees, in the order of priority set forth in our LLC Agreement. Our existence will then be terminated. You are not guaranteed the return of, or a return on, your investment.

Access to Our Books and Records

Our Manager will maintain our books and records at its principal office. Such books and records include, among other things, the investor suitability records for a period of six years for any member whose Shares were sold by our Manager or any of its affiliates.

Our members will have the right to have a copy of the list of members mailed to them for a nominal fee. However, members requesting the list must certify that the list will not be sold or otherwise provided to another party or used for a commercial purpose other than for the member’s interest relative to his or her Shares. In addition, members or their representatives will have the right, upon written request, subject to reasonable notice and at their own expense, to inspect and copy other books and records that are maintained for us by our Manager.

If our Manager refuses or neglects to exhibit, produce or mail a copy of the membership list as requested, our Manager or its affiliates will be liable to any member requesting the membership list for the costs, including reasonable attorneys’ fees, incurred by that member for compelling the production of the membership list and for actual damages suffered by such member by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the request for inspection or for a copy of the membership list is to secure such list for the purpose of selling such list or of using the membership list for a commercial purpose unrelated to our business. Our Manager may require that the member requesting the membership list certify that it is not requesting the membership list for any of the prohibited reasons above. These remedies are in addition to, and will not in any way limit, other remedies available to members under federal law or the laws of any State.

Meetings and Voting Rights of Our Members

Meetings.  Our Manager may call a meeting of our members at any time on its own initiative to act upon any matter on which our members may vote. If our Manger receives written requests for a meeting from members holding 10% or more of the outstanding Shares, our Manager will call a meeting as well. In addition, in lieu of a meeting, any matter that could be voted upon at a meeting of our members may be submitted for action by written consent of our members.

Voting Rights of Our Members.  Our members, with the consent of our members owning a majority of our Shares, may take action on the following matters without our concurrence:

•	an amendment of our LLC Agreement (except as set forth in the following section);

•	our dissolution;

•	the sale of all or substantially all of our assets, except for sales while liquidating our investments during the liquidation period; and

•	the removal of our Manager and the election of one or more substitute managers.

An affirmative vote of our members owning not less than a majority of our Shares (excluding Shares our Manager and its affiliates own) is required to remove our Manager (or anyone else) as manager or cancel any management or service contract or agreement with our Manager or its affiliates. Neither our Manager nor its affiliates may vote on those matters, and the total number of Shares that our Manager and its affiliates may purchase cannot exceed 10% of the number of Shares purchased by non-affiliates. Our members who dissent from any matter approved by our members owning a majority of our Shares are nevertheless bound by such vote and do not have a right to appraisal or automatic repurchase of their Shares. Our Manager and its affiliates are entitled to vote on all matters other than our Manager’s removal or the cancellation of any management or service contract or agreement with our Manager or its affiliates.

Amending Our LLC Agreement

Amendment by Our Members Without Our Manager’s Concurrence.  Our members may amend our LLC Agreement with the consent of our members owning a majority of our Shares without our Manager’s concurrence so long as the amendment does not allow our members to take part in the control or management of our business, or alter our Manager’s rights, powers and duties as set forth in our LLC Agreement. However, any amendment that will increase the liability of any member or adversely affect in a disproportionate manner (other than results that are due to a difference in relative number of Shares owned) any member’s Share of cash distributions, allocations of profits or losses for tax purposes, or of any investment tax credit will require the consent of each member affected by the change.

Amendment by Our Manager Without the Consent of Our Members.  Our Manager may, without the consent of our members, amend our LLC Agreement to effect any change for the benefit or protection of our members, including:

•	adding to our Manager’s duties or obligations, or surrendering any of our Manager’s rights or powers;

•	curing any ambiguity in our LLC Agreement, or correcting or supplementing any provision of our LLC Agreement that may be internally inconsistent;

•	preserving our status as a “partnership” for federal income tax purposes;

•	deleting or adding any provision that the Securities and Exchange Commission or any other regulatory body or official requires to be deleted or added;

•	permitting our Shares to fall into an exemption from the definition of “plan assets” under DOL regulations;

•	under certain circumstances, amending the allocation provisions, in accordance with the advice of tax counsel, accountants or the IRS, to the minimum extent necessary; and

•	changing our name or the location of our principal office.

TRANSFER OF OUR SHARES / WITHDRAWAL

You may withdraw from Fund Twelve only by selling or transferring all of your Shares, or if all of your Shares are repurchased by us in accordance with the share repurchase plan.

Restrictions on the Transfer of Our Shares and Withdrawal

There is no public market for our Shares, and none is expected to develop. Consequently, you may not be able to liquidate your investment in the event of emergencies or for other reasons, or obtain financing from lenders who may not accept our Shares as collateral. You may transfer your Shares only upon the satisfaction of the conditions and subject to the restrictions discussed below. In addition, the transfer of your Shares may subject you to the securities laws of the State or other jurisdiction in which the transfer is deemed to take place. The recipient must also own a sufficient number of our Shares to meet the minimum investment standard. Anyone to whom you transfer your Shares may become a substitute member only upon our approval, which is at our sole and absolute discretion; otherwise, they will be an assignee. While assignees will hold all economic rights that come with ownership of our Shares, they will not have the other rights that our members have, including voting rights and the right to a copy of the list of our members. We will also require that there be no adverse effect to us resulting from the transfer of our Shares, and that the assignee has signed a transfer agreement and other forms, including a power of attorney, as described in our LLC Agreement.

You may transfer or assign your own Shares to any person, whom we call an assignee, only if you and the assignee each sign a written assignment document, in form and substance satisfactory to us, which:

(a)	states your intention that your Shares be transferred to the assignee;

(b)	reflects the assignee’s acceptance of all of the terms and provisions of our LLC Agreement; and

(c)	includes a representation by both you and the assignee that the assignment was made in accordance with all applicable state and federal laws and regulations, including minimum investment and investor suitability requirements under State securities laws.

Furthermore, unless we consent, no Shares may be transferred or assigned:

•	to a minor or incompetent unless a guardian, custodian or conservator has been appointed to handle the affairs of the person;

•	to any person if, in the opinion of counsel, the assignment would result in our termination for federal income tax purposes or change our status as a partnership for federal income tax purposes;

•	to any person if the assignment would affect our existence or qualification as a limited liability company under Delaware law or the applicable laws of any other jurisdiction in which we are conducting business;

•	to any person not permitted to be an assignee under applicable law, including, without limitation, applicable federal and State securities laws;

•	to any person if the assignment would result in the transfer of less than the minimum required share purchase, unless the assignment is of all of the Shares owned by the member;

•	if the assignment would result in your retaining a portion of your investment that is less than the minimum required Share purchase;

•	if, in our reasonable belief, the assignment might violate applicable law;

•	if, in the determination of our Manager, such assignment would not be in the best interests of us or our members; or

•	if the assignment would cause our Shares to be owned by non-United States citizens.

Any attempt to transfer or assign our Shares in violation of the provisions of our LLC Agreement or applicable law will be null and void from the outset and will not bind us. Assignments of our Shares will be recognized by us as of the first day of the month following the date upon which all conditions to the assignment have been satisfied.

Our LLC Agreement provides further that we will not permit any Share (or interest in a Share) to be sold on a secondary market or the substantial equivalent of a secondary market, as defined by the federal income tax law or in a transaction that does not fall within certain safe harbors set forth in Treasury Regulations Section 1.7704-1. See “Federal Income Tax Consequences — Publicly Traded Partnerships.” If we determine that a proposed sale was effected on a secondary market or the substantial equivalent thereof or does not fall within such safe harbors, our Manager and we have the right and obligation to refuse to recognize the proposed sale and to take any action we deem necessary or appropriate so that such proposed sale is not in fact recognized.

All members and assignees must provide us with all information respecting assignments that we deem necessary in order to determine whether a proposed transfer occurred on a secondary market.

Additional Transfer Restriction for Residents of California

California law requires that all certificates for Shares that we issue to residents of California, if any, or that are subsequently transferred to residents of California, bear the following legend:

“It is unlawful to consummate a sale or transfer of a membership interest, or any interest therein, or to receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner’s rules.”

Consequences of Transfer

If you transfer or assign all of your Shares, you will cease to be a member and will no longer have any of the rights or privileges of a member. Whether or not any assignee becomes a substitute member, however, your assignment of all of your Shares will not release you from liability to us to the extent of any distributions, including any return of or on your investment, made to you in violation of Delaware law. See “Federal Income Tax Consequences — Sale or Other Disposition of Shares.”

SHARE REPURCHASE PLAN

Optional Repurchase or Redemption.  We have a share repurchase plan that will provide eligible members with limited, interim liquidity by enabling them to sell their Shares back to us in limited circumstances. Our Manager can amend the provisions of the share repurchase plan without your approval. Our share repurchase plan permits you to sell your Shares back to us after you have held them for at least one year, subject to the significant restrictions and conditions described below.

The prices at which Shares may be sold back to us are as follows:

•	during the offering period at $920 per share, less the total amount of cash distributions received during such period;

•	during the operating period at (i) $950 per share, (ii) plus a 4% annual return for each full year your are a member, (iii) less the total amount of cash distributions you received up to and including the date of such sale; and

•	during the liquidation period, at a price per Share equal to the net asset value per Share as determined from our most recent financial statements.

We will make repurchases under our repurchase plan quarterly, at our sole discretion, on a pro rata basis. Subject to funds being available, we will limit the number of our Shares repurchased during any calendar year to two percent (2%) of the weighted average number of our Shares outstanding during the prior calendar year.

Our Manager may, in its sole discretion, choose to terminate, amend or suspend our repurchase plan at any time.

We cannot guarantee that we will have sufficient funds to accommodate all requests made each year. Pending requests will be honored on a pro rata basis if insufficient funds are available to honor all requests. If no funds are available for the plan when a repurchase is requested, members may withdraw their requests or ask that we honor their requests when funds are available. In addition, members may withdraw a repurchase request upon written notice at any time prior to the date of repurchase. Members are not required to sell their Shares to us, except in the case of members who lose their U.S. citizenship or are no longer a resident alien or a resident in the Unites States or Puerto Rico.

The availability of funds for repurchasing or redeeming our Shares will be subject to us having sufficient cash. In this regard, it should be noted that we intend to reinvest a substantial portion of our cash during the operating period and possibly during the liquidation period. Furthermore, our Shares may be repurchased only if the repurchase would not impair our capital or our operations (which our Manager will decide in its sole discretion) and would not result in the termination of our taxable year or of our federal income tax status as a partnership. Any amounts used to redeem or repurchase Shares will reduce our available funds for making investments and distributions to our remaining members.

Repurchase or Redemption for Foreign Partners.  If, in the case of an individual, such investor is no longer a U.S. citizen, resident of the United States or Puerto Rico (individuals only), or a resident alien or if an investor otherwise is or becomes a foreign partner for purposes of Section 1446 of the Code at any time during the life of Fund Twelve, we have the right, but not the obligation, to repurchase all of such investor’s shares subject to the conditions set forth in Section 10.6 of our LLC Agreement.

Consequences of Repurchase or Redemption

Any Shares tendered to, and accepted by, us for repurchase or redemption will be canceled when repurchased or redeemed. If all of your Shares are accepted for repurchase or redemption by us, you will cease to be a member and will no longer have any of the rights or privileges of a member. A repurchase or redemption of all of your Shares will not release you from liability to us to the extent of any distributions, including any return of or on your investment, made to you in violation of Delaware law.

Gain or loss realized on the repurchase or redemption of your Shares, if you hold them as a capital asset and if you held them for more than one year, will be a capital gain or loss, as the case may be. However, any gain realized will be treated as ordinary income to the extent attributable to your share of potential depreciation recapture on our equipment, substantially appreciated inventory items and unrealized receivables. See “Federal Income Tax Consequences — Treatment of Cash Distributions Upon Redemption or Repurchase.”

DISTRIBUTION REINVESTMENT PLAN

We have adopted a distribution reinvestment plan (“DRIP Plan”) that allows investors to have all of their distributions received from us during our offering period invested in additional Shares. A summary of our DRIP Plan is set forth below. This summary is not complete and is subject to and qualified by the provisions contained in our DRIP Plan. A copy of our DRIP Plan is included as Exhibit D to this prospectus. Potential participants in our DRIP Plan should read it in its entirety before making any decision to participate.

Who may participate?  You may elect to have all of the cash distributions you receive during our offering period invested in additional Shares pursuant to our DRIP Plan. In addition, until $200,000,000 in gross offering proceeds have been received by us, members of ICON Leasing Fund Eleven, LLC, ICON Income Fund Ten, LLC or ICON Income Fund Nine, LLC, who have invested at least $5,000 for an individual account or $3,000 for a plan account (qualified plans or IRAs), may elect to invest all of the distributions that they receive with respect to their investments in those funds in our Shares pursuant to our DRIP Plan. We reserve the right to prohibit qualified plan investors from reinvesting their distributions if such participation would cause our underlying assets to constitute “plan assets.” See “Investment by Qualified Plans and IRAs” and “Subscriptions.”

How do I participate?  You may choose to invest all of your distributions during the offering period at any time by completing the subscription agreement that appears as Exhibit C to this prospectus or by submitting an enrollment form provided for that purpose. If you decide to participate in our DRIP Plan, all, but not less than all, of your distributions must be invested. In addition, once you have enrolled in our DRIP Plan, you may not terminate your participation in our DRIP Plan until the end of our offering period.

When will Shares be purchased?  We will invest distributions in additional Shares not later than 30 days from the distribution date, to the extent that our Shares are available for purchase. Investment of distributions in our Shares will begin with the next distribution payable after we receive your enrollment form or subscription agreement.

What is the purchase price of the Shares purchased under our DRIP Plan?  Shares purchased with the distributions that you choose to invest in our Shares will be purchased for $900.00 per Share, which represents the public offering price minus Sales Commissions and Underwriting Fees. The purchase of fractional Shares is a permissible, and likely, result of the investment of your distributions under our DRIP Plan.

How long will our DRIP Plan last?  Our DRIP Plan may be terminated at any time by our Manager, in its sole and absolute discretion; however, any termination that would have an adverse effect on the rights or obligations of a participant will require at least 10 business days notice to participants prior to termination. In addition, unless Shares to be issued pursuant to our DRIP Plan are registered with the Securities and Exchange Commission on a separate registration statement, our DRIP Plan will end upon the termination of the offering period.

What is the minimum investment under our DRIP Plan?  If you elect to participate in our DRIP Plan without making the minimum investment in us, you must meet the minimum investment amount in ICON Leasing Fund Eleven, LLC and/or ICON Income Fund Ten, LLC and/or ICON Income Fund Nine, LLC under the same social security number and the same registration type as your initial purchase of such funds. Multiple investments cannot be combined in order to meet the minimum investment requirement. For example, you cannot combine a $2,500 individual investment with a $2,500 joint tenant investment to meet the requirement.

REPORTS TO OUR MEMBERS

Annual Reports

By March 15 of each year, we will send you a statement of your share of our income, gains, losses, deductions and credits, if any, for the year most recently completed to enable you to prepare your federal income tax return.

Within 120 days after the end of the year, in addition to our Annual Report on Form 10-K that will be publicly available with the Securities and Exchange Commission through its EDGAR filing system, we will send to each person who was a member or assignee at any time during the year an annual report that will include:

•	our financial statements for the fiscal year prepared in accordance with GAAP, including a balance sheet as of the year end and related statements of operations, cash flows and changes in members’ equity;

•	a breakdown, by source, of distributions made during the year to you and to our Manager;

•	a status report with respect to each item of equipment that individually represents at least 10% of the aggregate purchase price of our investments at the end of the year, including our knowledge of the condition and utilization of the equipment;

•	a breakdown of the compensation and amounts reimbursed to our Manager (if any), and a summary of the terms and conditions of (a) any contract (if any) with our Manager that was not filed as an exhibit to the registration statement of which this prospectus forms a part and (b) any other programs our Manager sponsors, demonstrating the allocation of the compensation between us and the other programs; and

•	until all amounts invested by members have been invested or committed to investments and reserves, used to pay permitted front-end fees or not committed to investment and therefore returned to investors, information regarding investments made by us during the fiscal year.

Quarterly Reports

Within 60 days after the end of each of the first three quarters of each year, in addition to our Quarterly Reports on Form 10-Q that will be publicly available with the Securities and Exchange Commission through its EDGAR filing system, we will send to each person who was a member or assignee at any time during the quarter an interim report for the quarter that will include:

•	our unaudited financial statements for the quarter, including a balance sheet and related statements of operations, cash flows and changes in members’ equity;

•	a tabular summary of the compensation paid, and any amounts reimbursed, to our Manager, including a statement of the services our Manager performed or expenses it incurred, and a summary of the terms and conditions of any contract (if any) with our Manager that was not filed as an exhibit to the registration statement of which this forms a part; and

•	until all amounts invested by members have been invested or committed to investment and reserves, used to pay permitted front-end fees or not committed to investment and therefore returned to investors, information regarding investments made by us during the quarter.

PLAN OF DISTRIBUTION

General

Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of our LLC Agreement, the dealer-manager will offer, on a best efforts basis, a maximum of 400,000 Shares in the offering, all of which are priced at $1,000.00 per Share, except for certain Shares that may be purchased by: (1) persons affiliated with our Manager or its affiliates (limited to the executive officers of our Manager, who are listed under “Management” in this prospectus); (2) by investors whose broker does not charge a commission for each investment; (3) broker dealers participating in this offering or any of their associated persons purchasing for their own account or their IRAs or qualified plans for the net price of $920.00 per Share or (4) investors who participate in our DRIP Plan for the net price of $900.00 per Share. The minimum subscription is five Shares, except for IRAs and qualified plans for which the minimum investment is four and one half (4 1/2) Shares. If you purchased shares of ICON Leasing Fund Eleven, LLC, ICON Income Fund Ten, LLC or ICON Income Fund Nine, LLC, there is no minimum investment for investors who wish to have all of their distributions reinvested in our Shares pursuant to the terms and conditions of our DRIP Plan. The purchase of Shares by our Manager and its affiliates is limited to a maximum of 10% of the number of Shares sold to non-affiliates and our Manager has already purchased one Share. Not more than sixty (60) Shares purchased by our Manager or its affiliates will be treated as satisfying the minimum offering requirement. Neither our Manager nor its affiliates intend to resell our Shares. See “Subscriptions — How to Subscribe.”

Our offering period will begin on the date of this prospectus. We expect the offering period to terminate no later than two years after the date of this prospectus, but in no event will our offering period continue for longer than two years from the date of this prospectus. We have a reasonable period of time to conclude our closing after the termination of our offering period. We may terminate the offering period at our option at any time.

Subscribers will generally not have the right to withdraw or receive their funds from the escrow account unless and until our offering is terminated, which may be as late as two years after the effective date of this prospectus.

Shares will be sold primarily through selling broker-dealers and, to a limited extent, by the dealer-manager. We will pay selling broker-dealers or the dealer-manager, as the case may be, a sales commission of up to $80.00 per Share.

Payments of sales commissions and underwriting fees to the dealer-manager and participating selling broker-dealers will not exceed 10.0% of the gross offering proceeds from the offering and will not be paid on Shares sold pursuant to our DRIP Plan. One of our Manager’s affiliates, ICON Securities Corp., is the dealer-manager of this offering and will be receiving non-accountable underwriting fees equal to $20.00 per Share in the offering (except for Shares sold pursuant to our DRIP Plan). A portion of the $20.00 per Share may be re-allowed to selling broker-dealers to reimburse them for marketing expenses, such as sales and training seminars and educational conferences and meetings. Additionally, we may, in our sole discretion, pay bona fide due diligence expense reimbursements to the dealer-manager and prospective selling broker-dealers up to an additional 0.5% of the gross offering proceeds. Any payments or advances made in connection with due diligence activities will be paid only on a fully accountable basis and only for bona fide due diligence activities and expense reimbursements. We will require commissions and expenses to be proven by receipt of duly signed subscription documents, invoices and other evidence satisfactory to us. The sums we may expend in connection with due diligence activities are included in the O&O Expense Allowance paid by us to our Manager. See “Compensation of Our Manager.”

To show the maximum amount of dealer-manager and participating broker-dealer compensation that we may pay in this offering, the following table assumes that all of our Shares are sold in the offering and that all sales commissions are paid with respect to such Shares, but excludes Shares sold pursuant to our DRIP Plan, for which no Sales Commissions or Underwriting Fees will be paid.

Dealer-Manager and Participating Broker-Dealer Compensation

		Percentage of
	Amount(1)	Offering

Sales Commissions(2)	$32,000,000	8.0000%
Wholesaling Commissions	$4,480,000	1.1200%
Salaries(3)	$1,658,800	0.4147%
Expense Reimbursements(4)	$918,800	0.2297%
Reimbursement for bona fide due diligence expenses(5)	$2,000,000	0.5000%
Reimbursement for educational conferences and training seminars(6)	$942,400	0.2356%

TOTAL:	$42,000,000	10.5000%

(1)	Amounts shown are estimates.

(2)	The amount shown does not reflect any potential reduction of the Sales Commissions that are not payable for our Shares purchased by affiliates of our Manager or by investors whose broker-dealer has waived or reduced the sales commissions payable.

(3)	Allocation of salaries of sales and marketing managers who do not receive transaction based compensation and are involved in sales and distribution efforts related to the offering.

(4)	Expense reimbursements made to wholesaling personnel based upon actual expenses incurred.

(5)	We may reimburse the dealer-manager for reimbursements it may make to participating broker-dealers for reasonable bona fide due diligence expenses up to a maximum of 0.50% of our gross offering proceeds or such other amount permitted by the NASD Conduct Rules. Such reimbursements will be payable from a portion of our Manager’s O&O Expense Allowance.

(6)	These payments may be reimbursements paid to the dealer-manager for amounts it has paid to participating broker-dealers for the costs and expenses of attending educational conferences and training seminars. These amounts consist primarily of reimbursements for travel, meals, lodging and attendance fees incurred by broker-dealer personnel, financial advisors and wholesalers attending educational conferences and training seminars.

Due diligence activities of broker-dealers that will be reimbursed from the O&O Expense Allowance are comprised of a review of this prospectus and verification of factual matters set forth herein (including operational matters), a review of the Securities and Exchange Commission and blue sky effectiveness letters once available, a review of our financial statements and those of our Manager, ongoing monitoring of our updated financial statements, a review of the financial statements, 10-Q’s and 10-K’s of the equipment leasing programs sponsored by our Manager that are still in operation, a review of the biographies of our Manager’s management and monitoring any future changes in management that may occur, an initial and an ongoing maintenance of files on literature associated with this offering, a review of policies and procedures for providing investors and registered representatives with statements on investments, and a review of NASD no objection letters for any literature that may at any time be used with prospective investors (when such literature is created).

Our total organizational and offering expenses are not expected to exceed at 11.88% of our gross offering proceeds. A portion of our O&O Expense Allowance may be used for the reimbursement of bona fide due diligence expenses to the dealer-manager or participating broker-dealers and would be considered additional underwriting compensation as set forth in the table above.

Organizational and Offering Expenses

		Percentage of
	Amount	Offering

Sales Commissions	$32,000,000	8.0000%
Underwriting Fees	$8,000,000	2.0000%
O&O Expense Allowance(1)	$7,500,000	1.8800%

TOTAL:	$47,500,000	11.8800%

(1)	Our Manager may reimburse the dealer-manager for reimbursements it may make to participating broker-dealers for reasonable bona fide due diligence expenses up to a maximum of 0.50% of our gross offering proceeds.

The dealer-manager agreement and the selling dealer agreements contain provisions for us to indemnify the participating selling broker-dealers with respect to some types of liabilities, including liabilities arising under the Securities Act, unless such liability arises from information in this prospectus relating to the dealer-manager and supplied by the dealer-manager.

Segregation of Subscription Payments

In compliance with Rule 15c2-4 and Rule 10b-9 under the Securities Exchange Act of 1934, as amended, we will place all funds that the dealer-manager receives from subscribers in the offering in an escrow account at JP Morgan Chase Bank at our expense. We will do so beginning on the effective date of this prospectus and until we have accepted subscriptions for 1,200 Shares (or 20,000 Shares in the case of residents of Pennsylvania) and the subscribers have been admitted as members on the initial closing date (or a subsequent closing date in the case of Pennsylvania residents). Investors (other than Pennsylvania investors) who invest prior to the minimum offering size being achieved will receive, upon admission into Fund Twelve, a one-time distribution equal to the initial distribution rate, as determined by us, for each full month their funds were held in escrow but without any interest on their escrow funds. Thereafter, we will deposit funds received through the termination date in an interest-bearing account pending the next closing.

We will promptly accept or reject subscriptions for Shares after we receive a prospective investor’s subscription documents and subscription funds. Broker-dealers have agreed to provide each investor with a final prospectus prior to an investor signing a subscription agreement. Each subscriber has the right to cancel his or her subscription for a period of five business days after receiving a final prospectus. The initial closing date will be as soon as practicable after we receive and accept subscriptions for 1,200 Shares excluding, for this purpose, subscriptions from residents of Pennsylvania. Subsequent to the initial closing date, we anticipate holding daily closings, provided the number of subscribed Shares is sufficient to justify the burden and expense of a closing. Once subscriptions total 20,000 Shares, including subscriptions from residents of Pennsylvania, we will release from escrow all subscription payments then remaining in escrow and terminate the escrow agreement. We anticipate holding daily closings, provided that the number of subscribed Shares is sufficient to justify the burden and expense of a closing. At each closing, we will admit as members, effective as of the next day, all subscribers whose subscriptions have been received and accepted by us and who are then eligible to be admitted.

If 1,200 Shares have not been subscribed on or before the first anniversary of the date of this prospectus, then we will direct the escrow agent to release the applicable subscription payments from escrow and return them within three business days to subscribers, together with all interest earned on the subscriptions, and our offering will be terminated. For a subscriber from Pennsylvania, this will happen if 20,000 Shares have not been sold within 120 days of the escrow agent’s receipt of their subscription, and the subscriber has been offered and has elected to rescind his or her subscription. We will apply the same procedure to return subscription payments which are held in the escrow account for one year from the date of this prospectus. In addition, any proceeds from the sale of our Shares that have not been invested or committed for investment within two years after the date of this prospectus, except for reserves and necessary operating capital, will be returned, without interest, to our members in proportion to their respective investments within three business days of determination of the amount of any reserves or working capital required by us. These returned proceeds will include a return of the proportionate share of the underwriting fees and any sales commissions paid to our Manager or any of its affiliates.

SUBSCRIPTIONS

Minimum Investment

If you are a U.S. citizen with a resident address in the United States or Puerto Rico (individuals only) or a resident alien residing in the United States, the minimum number of Shares you can purchase is five. For IRAs and qualified plans, you must purchase at least four and a half (4 1/2) Shares. There is no minimum investment if, among other requirements, you purchased shares in ICON Leasing Fund Eleven, LLC, ICON Income Fund Ten, LLC or ICON Income Fund Nine, LLC and wish to have all of your distributions reinvested in our Shares pursuant to the terms and conditions of our DRIP Plan. See “— Distribution Reinvestment Plan.”

Subscriber Representations and Subscription Procedures

Each potential investor, whom we sometimes call a subscriber, must sign the Subscription Agreement found on pages C-1 to C-5. We will promptly review each subscription and will accept or decline to accept you as a member in our sole and absolute discretion. If we accept your subscription, either we or an agent of ours will give you prompt written confirmation of your admission as a member.

By your signature and initials in Section 5 of the Subscription Agreement (on page C-3), you are indicating your desire to become a member and to be bound by all the terms of our LLC Agreement. You also appoint ICON Capital Corp., as the manager, to be your true and lawful attorney-in-fact to sign documents, including our LLC Agreement, that may be required for your admission as a member.

Your signature and initials in Section 5 also serve as your affirmation that the representations printed in that section and on page C-4 of the Subscription Agreement are true, by which you confirm that:

(1)	you have received a copy of the prospectus;

(2)	you received a copy of the prospectus at least five business days before we accepted your subscription (except for residents of the States of Maine and Minnesota);

(3)	you have read the General Instructions on Page C-2 of the Subscription Agreement;

(4)	you understand that an investment in our Shares is not a liquid investment;

(5)	you affirm that we may rely on the accuracy of the factual data about yourself that you report in the Subscription Agreement, including your representation that:

a.	if you are purchasing Shares for an IRA, qualified plan or other benefit plan, you have accurately identified the subscriber as such;

b.	you have accurately identified yourself, or the investing entity, as a U.S. citizen, having determined citizenship in the manner described below;

c.	you have accurately reported your social security number or the federal taxpayer identification number of the investing entity;

d.	you are not subject to backup withholding of federal income taxes; and

e.	you agree to redeem all of your Shares if you are an individual and are no longer a U.S. citizen with a resident address in the United States or Puerto Rico (individuals only) or a resident alien, or if you otherwise are or become a foreign partner for purposes of Section 1446 of the Code at any point during the life of Fund Twelve.

(6)	you meet the minimum income and net worth standards established by us; and

(7)	you are purchasing Shares for your own account and not with a view to distribution.

We will require that everyone who wishes to purchase our Shares make these representations in order to assist NASD-registered securities sales representatives, selling broker-dealers and the dealer-manager in determining whether this investment is suitable for each subscriber. We will rely upon the accuracy and completeness of your representations in complying with our obligations under State and federal securities laws.

The Subscription Agreement asks that you acknowledge receipt of this prospectus and of the instruction to rely only on information contained in this prospectus, so that we may make an informed judgment as to whether we should accept your offer to subscribe for our Shares. While we recognize that in the sales process a potential investor will usually discuss an investment in our Shares with his or her broker, it is possible that you may misunderstand what you are told or that someone might tell you something different from, or contrary to, the information contained in this prospectus. You might also read or hear something that contradicts the information contained in this prospectus.

If you become a member and later make a claim against us, the dealer-manager and/or us alleging that you did not receive a prospectus for this offering, or that although you received a prospectus you relied on information that is contradictory to that disclosed in this prospectus, then we anticipate relying on the representations you made in your Subscription Agreement. Your signature on the Subscription Agreement is your acknowledgment that you did receive this prospectus and the instructions to rely exclusively on the information contained in the prospectus in making your investment decision. Do not sign the Subscription Agreement if you do not understand this section.

Instructions Concerning “Important Information”

The Important Information on page C-2 of the Subscription Agreement asks you to review the disclosures in this prospectus concerning certain conflicts of interest we face, certain risks involved in this investment, our Manager’s management, and possible adverse effects on the federal income tax treatment we expect may occur as a result your purchase of Shares. These disclosures are found in the sections entitled “Risk Factors,” “Conflicts of Interest,” “Management” and “Federal Income Tax Consequences.”

We included this instruction because, as this investment involves inherent conflicts of interest and risks, we do not intend to admit you as a member unless we have reason to believe that you are aware of the risks involved in this investment. If you become a member and later make claims against us, the dealer-manager and/or our Manager to the effect that you were not aware that this investment involved the inherent risks described in this prospectus, we, our Manager, and the dealer-manager anticipate relying on this instruction as evidence that you were aware of the degree of risk involved in this investment.

Binding Effect of Our LLC Agreement on You

The representation in the Subscription Agreement that you have agreed to all the terms and conditions of our LLC Agreement is necessary because our Manager and every member are bound by all of the terms and conditions of that agreement, notwithstanding the fact that members do not actually sign our LLC Agreement. Though you do not actually sign our LLC Agreement, your signature on the Subscription Agreement gives our Manager the power of attorney pursuant to which it obligates you to be bound by each of the terms and conditions of our LLC Agreement. If you become a member and later make claims against us, our Manager and/or the dealer-manager that you did not agree to be bound by all of the terms of our LLC Agreement and the Subscription Agreement, we, our Manager and/or the dealer-manager anticipate relying on your representation and on the power of attorney as evidence of your agreement to be bound by all of the terms of our LLC Agreement and the Subscription Agreement.

Your Citizenship and Residency

All investors will be required to represent and warrant that they are either a United States citizen or a resident alien, each with an address in the United States. We will not admit anyone as a member who is either a United States citizen living outside of the United States or a non-resident of the United States. All investors will be required to tender to us for sale, upon demand, all of their Shares pursuant to our share repurchase plan if, in the case of an individual, such investor is no longer a United States citizen, resident in the

United States or Puerto Rico (individuals only), or a resident alien or if an investor otherwise is or becomes a foreign partner for purposes of Section 1446 of the Code at any time during the life of Fund Twelve.

Co-Signature By Selling Broker-Dealer

Selling broker-dealers must countersign each Subscription Agreement for subscribers solicited by their firm. By this signature, the selling broker-dealer certifies that it has obtained information from the potential investor sufficient to enable the selling broker-dealer to determine that the investment is suitable for the investor based on the investor’s income, net worth and other characteristics. Since our Manager and the dealer-manager will not have had the opportunity to obtain financial and other relevant information directly from you, we will rely on the selling broker-dealer’s representation to determine whether to admit you as a member. If you become a member and later make claims against us, the dealer-manager and/or our Manager alleging that our Shares were not a suitable investment because you did not meet the financial requirements contained in the investor suitability standards, our Manager and the dealer-manager anticipate relying upon the selling broker-dealer’s representation (and your representation) as evidence that you did meet the financial requirements for this investment. The NASD’s conduct rules require that any member of or person associated with the dealer-manager or a selling broker-dealer who sells or offers to sell Shares must make every reasonable effort to ensure that a potential subscriber is a suitable investor for this investment in light of such subscriber’s age, education level, knowledge of investments, need for liquidity, net worth and other pertinent factors.

How to Subscribe

If you are an individual investor, you must personally sign the Subscription Agreement and deliver it, together with a check for all subscription monies payable in connection with your subscription, to a selling broker-dealer. In the case of IRA, SEP and Keogh Plan, the trustee or custodian must sign the Subscription Agreement. In the case of donor trusts or other trusts in which the donor is the fiduciary, the donor must sign the Subscription Agreement. In the case of other fiduciary accounts in which the donor neither exercises control over the account nor is a fiduciary of the account, the plan fiduciary alone may sign the Subscription Agreement.

Until subscriptions for 1,200 Shares (or 20,000 Shares in the case of residents of Pennsylvania) from the offering are received by us, checks for the purchase of our Shares should be made payable to “JP Morgan Chase Bank as Escrow Agent for ICON Leasing Fund Twelve, LLC.” After the initial closing date, checks for the purchase of Shares should be made payable to “ICON Leasing Fund Twelve, LLC” for deposit into an interest bearing account pending the next closing.

FURTHER INFORMATION

Experts

The audited balance sheet data of Fund Twelve as of October 18, 2006 and ICON Capital Corp. and subsidiary as of March 31, 2006 have been included herein in reliance on the reports of Hays & Company LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Legal Matters

Arent Fox LLP of Washington, D.C. has provided us with an opinion on the legality of our Shares offered in this prospectus and the tax matters set forth under “Federal Income Tax Consequences.”

Additional Information

A registration statement under the Securities Act of 1933, as amended, has been filed with the Securities and Exchange Commission, Washington, D.C., with respect to our Shares. This prospectus, which forms a part of the registration statement, contains information concerning us and includes a copy of our LLC Agreement, but it does not contain all the information set forth in the registration statement and its exhibits. The information omitted may be examined at the public reference room of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549 (1-800-SEC-3030), without charge, and copies may be obtained from that office upon payment of the fee prescribed by the rules and regulations of the Securities and Exchange Commission. Additionally, it can be viewed via the website of the Securities and Exchange Commission at http://www.sec.gov. We will file periodic reports with the Securities and Exchange Commission, copies of which will be available on our Manager’s website at http://www.iconcapital.com. The information on our Manager’s website does not constitute a part of this prospectus.

Tabular Information Concerning Prior Public Programs

Exhibit B contains prior performance and investment information for our previous publicly offered income-oriented programs: Series B, Series C, Series D; Series E; LP Six; LP Seven; Fund Eight A; Fund Eight B; Fund Nine, Fund Ten and Fund Eleven. Tables I through V of Exhibit B contain unaudited information relating to our Manager’s experience in raising and investing funds, the compensation paid to our Manager and its affiliates, the operating results of, and sales or dispositions of investments by most of these prior public programs. Purchasers of Shares will not acquire any ownership interest in any of these prior public programs and should not assume that the results of any of these prior public programs will be indicative of our future results. Moreover, the operating results for these prior public programs should not be considered indicative of the future results of these prior public programs or of whether the prior public programs will achieve their investment objectives. Future results and the achievement of investment objectives will in large part depend on facts that we cannot determine, including the residual value of equipment held by these prior public programs.

Sales Material

In addition to this prospectus, we may use sales material in connection with the offering of our Shares. In some jurisdictions sales material may not be available. This material will include information relating to this offering, our Manager and to its affiliates, and may include brochures, articles and publications about equipment leasing. If required by regulatory agencies, we will use only sales material that they have approved. The offering of our Shares, however, is made only by means of this prospectus. Although the information contained in sales material does not conflict with any of the information contained in this prospectus, the material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus by reference or as forming the basis of this offering of our Shares.

GLOSSARY

The following terms used in this prospectus have the meanings set forth below:

“Acquisition Fee” means, in connection with any investment, the amount payable from all sources in respect of all fees and commissions paid by any party in connection with the selection and purchase of any item of Equipment or Lease, however designated and however treated for tax and accounting purposes.

“Affiliate” means:

(1)	any person or entity, directly or indirectly controlling, controlled by or under common control with another person or entity;

(2)	any person or entity owning or controlling 10% or more of the outstanding voting securities or beneficial interests of another entity; or

(3)	any officer, director, member or partner of an entity; and

(4)	if such person is an officer, director, member or partner, any other business entity for which the person acts in such capacity.

However, affiliates will not include a person or entity who is a partner in a partnership, member of a limited liability company or joint venturer in a joint venture with Fund Twelve if such person or entity is not otherwise an affiliate.

“Dealer-Manager” means ICON Securities Corp., an affiliate of our Manager, who will act as the manager of this offering of Shares.

“DRIP Plan” means our Distribution Reinvestment Plan, a copy of which is attached to this prospectus as Exhibit D.

“Fund Twelve” means ICON Leasing Fund Twelve, LLC, a Delaware limited liability company.

“Gross Rental Payments” means the total amount of rental payments paid, whether directly to us or pledged or assigned, by lessees of our equipment. For the avoidance of doubt, Gross Rental Payments includes receipts from any and all sources (whether received by us or by a lender) realized and whether or not recognized as income with respect to any Growth Lease or Income Lease that is a net lease, as applicable, regardless of whether (a) such receipts are pledged and/or assigned for payment to a lender by us, the Lessee or a third party or (b) title to the equipment is held by us or a lender.

“Growth Leases” means equipment leases that will generate little or no current cash flow for us because the rental payments will be paid directly to the lender that provided us a portion of the purchase price of the equipment. For the avoidance of doubt, a Growth Lease includes any agreement, arrangement or other understanding entered into or acquired by us, whether directly or indirectly by us and regardless of whether such lease is structured as an acquisition of a lease agreement or similar document or of an interest in the residual value of the investment that is the subject of such agreement, arrangement or other understanding.

“ICON Capital Corp.” means the Connecticut corporation (and its successors and assigns) that serves as the manager of Fund Twelve, and is referred to in this prospectus as “our Manager.”

“Income Leases” means equipment leases that are expected to provide current cash flow to us, as none or very little of the cash flow from these leases have been pledged or assigned. For the avoidance of doubt, an Income Lease includes any agreement, arrangement or other understanding entered into or acquired by us, whether directly or indirectly by us and regardless of whether such lease is structured as an acquisition of a lease agreement or similar document or of an interest in the residual value of the investment that is the subject of such agreement, arrangement or other understanding.

“Lessee” means the party that is leasing the equipment from the owner of the equipment.

“Leverage” means the use of debt in the acquisition of equipment.

“Liquidation Period” means the phase after the Operating Period during which we will sell our assets; however, if our Manager believes it would benefit our members to reinvest the proceeds received from our investments in additional investments during the liquidation period, we may do so.

“LLC Agreement” means the Limited Liability Company Agreement of Fund Twelve, as it may be amended from time to time.

“Management Fee” means the fee payable by us to our Manager for actively managing our equipment portfolio.

“Maximum Offering” means the offering of up to 400,000 Shares of Fund Twelve.

“Member” means a holder of at least one Share and who has been admitted into Fund Twelve as a member.

“Non-Recourse Indebtedness” means indebtedness for which the lender can only look to our assets acquired with the debt as a source for repayment of the loan obligation in the event of default.

“O&O Expense Allowance” means an allowance payable by us to our Manager, the dealer-manager or both for expenses incurred in our organization as well as expenses relating to this offering of our Shares. We will pay or advance bona fide due diligence fees and expenses of the Dealer-Manager and actual and prospective Selling Broker-Dealers on a fully accountable basis from the O&O Expense Allowance up to a maximum of 0.50% of the gross offering proceeds.

“Operating Period” means the time frame during which we will make investments, which period is anticipated to last 5 years commencing with the completion of the offering, but which may be extended at our Manager’s discretion for an additional 3 years.

“Payout” means the point in time when members have received total cash distributions equal to the amount of their investment, plus an 8% cumulative annual return, compounded daily, on their unreturned investment.

“Publicly Traded Partnership” means a limited liability company or other unincorporated business association that is taxed as a corporation rather than a partnership.

“Recourse Indebtedness” means indebtedness for which the lender can look to all of our assets as a source for repayment of the loan obligation in the event of default.

“Reinvestment” means the use of cash generated from our investment portfolio to acquire additional items of equipment.

“Re-Leasing Fee” means the fee payable to our Manager in connection with re-leasing our investment portfolio during the operating period.

“Repurchase” means the purchase of our Shares from a member by us pursuant to the share repurchase plan.

“Re-Sale Fee” means the fee payable by us to our Manager in connection with the sale of our equipment portfolio, but not payable with respect to any investments made during the liquidation period.

“Residual Value” means the value of an item of equipment upon the expiration of its lease.

“Sales Commission” means a commission payable by us to selling dealers who are not affiliated with our Manager for selling Shares.

“Selling Broker-Dealer” means brokers unaffiliated with our Manager who will be selling our Shares in this offering.

“Shares” means ownership interests in Fund Twelve, which entitle the holder to the rights described in the prospectus and in our LLC Agreement.

“Underwriting Fees” means the fees payable by us to ICON Securities Corp., the dealer-manager of this offering and an affiliate of our Manager, in connection with the sale of Shares.

DAVID A. LIFSON, CPA	477 MADISON AVENUE
EDWARD A. KUCZMARSKI, CPA	NEW YORK, NY 10022-5892
JOHN A. BASILE, CPA	TELEPHONE: 212-572-5500
RONALD B. HEGT, CPA	FACSIMILE: 212-572-5572
STUART M. FRIEDMAN, CPA	www.haysco.com
CAROL S. MESSMAN, CPA
TIMOTHY H. BOEHMER, CPA

Hays & Company LLP
CERTIFIED PUBLIC ACCOUNTANTS
Globally: MOORE STEPHENS HAYS LLP
The Members
ICON Leasing Fund Twelve, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of ICON Leasing Fund Twelve, LLC (a Delaware limited liability company) as of October 18, 2006. The financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of ICON Leasing Fund Twelve, LLC as of October 18, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  Hays & Company LLP

January 4, 2007
New York, New York

A MEMBER OF MOORE STEPHENS INTERNATIONAL LIMITED AS: MOORE STEPHENS HAYS LLP
MOORE STEPHENS INTERNATIONAL LIMITED IS A GROUP OF INDEPENDENT FIRMS WITH
OFFICES IN PRINCIPAL CITIES WITHIN NORTH AMERICA AND THROUGHOUT THE WORLD

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)

Balance Sheet
October 18, 2006

ASSETS
Cash	$2,000

LIABILITIES AND MEMBERS’ EQUITY
Commitments and Contingencies
Members’ equity:
Manager (one share outstanding, $1,000 per share original issue price)	$1,000
Additional member (one share outstanding, $1,000 per share original issue price)	1,000

$2,000

See accompanying notes to balance sheet

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)

NOTES TO BALANCE SHEET
October 18, 2006

(1)  The Limited Liability Company

ICON Leasing Fund Twelve, LLC (the “LLC”) was formed on October 3, 2006 as a Delaware Limited Liability Company. The initial capitalization of the LLC was $2,000. The LLC will continue until December 31, 2026, unless terminated sooner. The LLC is offering membership interests on a “best efforts” basis with the intention of raising up to $410,800,000 of capital, consisting of 412,000 shares of limited liability company interests, of which 12,000 have been reserved for the LLC’s Distribution Reinvestment Plan. Upon raising a minimum of $1,200,000, members will be admitted.

With the proceeds from membership interests sold, the LLC intends to invest in equipment subject to leases and in residual ownership rights in leased equipment and establish a cash reserve as described more fully in the LLC’s prospectus. The Manager of the LLC is ICON Capital Corp. (the “Manager”), a Connecticut corporation. The Manager will acquire the assets on behalf of and manage the business of the LLC.

During the offering period prior to the commencement of operations, the Manager will pay, on behalf of the LLC, sales commissions incurred to third parties, as outlined in the LLC’s prospectus. The LLC will also make payments to the Manager and its affiliates for various fees upon commencement of operations, as outlined in the LLC’s prospectus.

(2)  Capital Contribution

The Manager has made an initial capital contribution of $1,000 to the LLC. In addition, an additional member was admitted on October 3, 2006. The additional member is an officer and director of the Manager.

ICON Capital Corp. and Subsidiaries

Consolidated Balance Sheet
September 30, 2006

ASSETS
Cash and cash equivalents	$4,218,429
Receivables from Managed Funds	1,456,293
Prepaid expenses and other assets	428,024
Employee loans, notes and advances receivable — related parties	798,587
Deferred charges, net	1,519,231
Fixed assets and leasehold improvements, net of accumulated depreciation and amortization of $2,192,994	795,225
Restricted cash	875,030

Total assets	$10,090,819

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Accounts payable and accrued expenses	$1,024,029
Deferred revenue	56,874
Deposits payable	158,349
Due to Parent and affiliates, net	4,991,582
Notes payable	307,323
Capitalized lease obligations	18,521
Deferred state income taxes	22,544

Total liabilities	6,579,222

Commitments and contingencies (Notes 3, 4, 5, 6 and 7)
Stockholder’s Equity:
Common stock: no par value; $10 stated value: 3,000 shares authorized; 1,500 shares issued and outstanding	15,000
Additional paid-in capital	1,087,400
Retained earnings	2,409,197

Total stockholder’s equity	3,511,597

Total liabilities and stockholder’s equity	$10,090,819

See accompanying notes to consolidated balance sheet.

ICON Capital Corp. and Subsidiaries

Consolidated Balance Sheet
September 30, 2006
(Unaudited)

(1)  Organization

ICON Capital Corp. (the “Company”) is a wholly-owned subsidiary of ICON Holdings Corp. (“Holdings” or “Parent”). The primary activity of the Company is the development, marketing and management of publicly registered equipment leasing funds in the United States of America.

The Company is the general partner or managing member of seven publicly owned Partnerships or Limited Liability Companies (the “Managed Funds”) as follows:

•	ICON Cash Flow Partners L.P. Seven (“ICON Cash Flow Seven”)

•	ICON Income Fund Eight A L.P. (“ICON Fund Eight A”)

•	ICON Income Fund Eight B L.P. (“ICON Fund Eight B”)

•	ICON Income Fund Nine, LLC (“ICON Fund Nine”)

•	ICON Income Fund Ten, LLC (“ICON Fund Ten”)

•	ICON Leasing Fund Eleven, LLC (“ICON Fund Eleven”)

•	ICON Leasing Fund Twelve, LLC (“ICON Fund Twelve”)

The Managed Funds are publicly registered equipment leasing entities that were formed for the purpose of acquiring equipment and leasing such equipment to third parties. The Company has a one percent interest in each of the Managed Funds.

The following table includes pertinent offering information for each of the Managed Funds:

	Date of Initial	Date of Final	Gross Proceeds
	Offering	Offering	Raised

ICON Cash Flow Seven	January 19, 1996	September 16, 1998	99,999,683
ICON Fund Eight A	October 14, 1998	May 17, 2000	75,000,000
ICON Fund Eight B	May 25, 2000	October 17, 2001	75,000,000
ICON Fund Nine	December 18, 2001	April 30, 2003	99,653,474
ICON Fund Ten	August 22, 2003	April 15, 2005	149,994,501
ICON Fund Eleven	May 6, 2005	Active	274,156,657	*
ICON Fund Twelve	In Process	In Process	—

			$773,894,315

*	Total gross proceeds raised as of November 30, 2006.

ICON Fund Eleven was formed on December 2, 2004 as a Delaware Limited Liability Company with the Company contributing its initial capital of $1,000 for a 1% interest. ICON Fund Eleven began offering membership interests to the public on May 6, 2005.

ICON Fund Eleven originally was offering members shares with the intention of raising up to $200,000,000 of capital. On March 8, 2006, ICON Fund Eleven commenced a consent solicitation of its members to amend and restate its Limited Liability Company Agreement in order to increase the maximum offering amount from up to $200,000,000 to up to $375,000,000. The consent solicitation was completed on April 21, 2006 with the requisite consents received from its members.

ICON Capital Corp. and Subsidiaries

Consolidated Balance Sheet — (Continued)
September 30, 2006
(Unaudited)

(1)  Organization — (Continued)

ICON Fund Twelve was formed on October 3, 2006 as a Delaware Limited Liability Company. The initial capitalization was $2,000. ICON Fund Twelve will continue until December 31, 2026, unless terminated sooner. ICON Fund Twelve will be offering membership interests on a “best efforts” basis with the intention of raising up to $410,800,000 of capital, consisting of 412,000 shares of limited liability company interests, of which 12,000 have been reserved for ICON Fund Twelve’s Distribution Reinvestment Plan. Upon raising a minimum of $1,200,000, members will be admitted.

The Company earns fees from the Managed Funds from the sales proceeds of limited partnership units or limited liability company shares. Additionally, the Company earns acquisition and management fees during the Managed Funds’ operating lives and shares in each Managed Fund’s earnings and cash distributions, generally at 1%.

ICON Securities Corp., a wholly-owned subsidiary of the Company, is a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. Its primary business activity is to underwrite and sell units in the Managed Funds.

(2)  Summary of Significant Accounting Policies

Consolidation

The consolidated balance sheet includes the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents. Restricted cash is unavailable to the Company until certain contractual terms and conditions are met.

The Company has deposits with commercial financial institutions, which, at times, may exceed FDIC insured limits. Management periodically evaluates the creditworthiness of these institutions and has not experienced any losses on such deposits.

Concentrations of Credit Risk

Concentrations of credit risk with respect to receivables from Managed Funds are limited to the various funds that the Company manages. Accordingly, the Company is exposed to business and economic risk. Although the Company does not currently foresee a significant credit risk associated with these receivables, repayment is dependent upon the financial stability of each of the Managed Funds.

Allowance for Doubtful Accounts

When evaluating the adequacy of the allowance for doubtful accounts, the Company estimates uncollectibility of receivables from the Managed Funds by analyzing historical bad debts, concentrations, credit worthiness and current economic trends. Management of the Company has determined that no allowance was required at September 30, 2006.

Deferred Charges

Under the terms of the offering agreements with the Managed Funds, the Company is entitled to a fee for organizing and offering units of the Managed Funds from the gross proceeds raised, subject to certain limitations, based on the number of investment units sold. The costs of organizing and offering the Managed Funds are capitalized by the Company and amortized over the Managed Fund’s estimated offering period,

ICON Capital Corp. and Subsidiaries

Consolidated Balance Sheet — (Continued)
September 30, 2006
(Unaudited)

(2)  Summary of Significant Accounting Policies — (Continued)

generally two years from the initial closing date of the Managed Fund. The unamortized balance of these costs is reflected in the consolidated balance sheet as deferred charges, net.

Fixed Assets and Leasehold Improvements

Fixed assets and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight line method over the estimated useful lives of the assets. Estimated useful lives are generally three years for computer equipment and software and five years for furniture and fixtures, office equipment and telephone equipment. Amortization of leasehold improvements is computed using the shorter of the lease term or the estimated useful life of the improvement. Normal maintenance and repair costs, which do not extend the useful lives of the fixed assets and leasehold improvements, are expensed as incurred while renewal, betterments and major repairs that materially extend the useful lives of the assets are capitalized.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. An impairment loss is recognized only if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. If there is an indication of impairment, the Company estimates the future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If an impairment is determined to exist, an impairment loss is measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

Deposits Payable

The Company may require a deposit when evaluating a potential deal with a lessee. If the Company decides not to pursue the transaction the deposit is returned. If the Company approves the transaction on behalf of a Managed Fund and the potential lessee decides not to pursue the transaction the Company records the deposit to other income. If the transaction is completed the deposit is used to pay a portion of the first months rent and the deposit is transferred to the appropriate Managed Fund.

Revenue Recognition

The Company earns fees from the Managed Funds for the organization and offering of each Managed Fund, ranging from 1.5% to 3.5% of the gross proceeds and is recognized at each closing. Additionally, the Company earns an underwriting fee of 2.0% of the gross proceeds from the capital raised which is recognized at each closing.

The Company also earns an acquisition fee equal to 3.0% of the gross value of the equipment acquired by the Managed Funds. Under the terms of the Managed Fund’s agreements with the Company, the Company is entitled to receive acquisition fees upon the execution of a binding purchase agreement to acquire equipment on behalf of the Managed Funds. The payment of acquisition fees is recorded as deferred revenue until completion of the related transaction at which time it is recognized as revenue.

The Company earns a management fee from each of the Managed Funds ranging from 1.0% to 7.0% based on a percentage of the rentals recognized either directly by the Managed Funds or through their joint ventures. In addition, the Company is reimbursed for administrative expenses incurred based upon an

ICON Capital Corp. and Subsidiaries

Consolidated Balance Sheet — (Continued)
September 30, 2006
(Unaudited)

(2)  Summary of Significant Accounting Policies — (Continued)

allocation of the time its employees spend working on each Managed Funds operations. From time to time, the Company has agreed to waive certain of its fees and expense reimbursements due from the Managed Funds.

Income Taxes

Warrenton Capital Corp., the parent of Holdings (“Parent”), files a consolidated federal income tax return and combined state income tax returns with the Company in states where such a filing is permitted. These consolidated income tax returns include the operations of the Company and its wholly-owned subsidiaries. In states that do not permit or require the Company to file on a combined basis, the Company files separate state income tax returns.

Deferred state income taxes are provided for in states in which the Company files separate income tax returns, and are the result of temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities.

The Company accounts for its deferred state income taxes using the liability method. Under this method, deferred state income tax assets and liabilities are determined based on the differences between the financial reporting basis and tax basis of assets and liabilities. Deferred state income tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when it is determined that it is more likely than not that the deferred state income tax assets will not be realized.

The Company records its provision for income taxes as amounts due to its Parent based upon the estimated taxes that would be due if the Company had filed its income tax returns on a separate entity basis. The Company’s share of current and deferred consolidated federal tax obligations and its share of current and deferred combined state tax obligations are recorded as payables to Holdings. Amounts due to Holdings for current and deferred income taxes are included in due to Parent and affiliates in the accompanying consolidated balance sheet.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements. Actual results could differ from those estimates.

ICON Capital Corp. and Subsidiaries

Consolidated Balance Sheet — (Continued)
September 30, 2006
(Unaudited)

(3)  Fixed Assets and Leasehold Improvements

Fixed assets and leasehold improvements at September 30, 2006 consist of the following:

Computer equipment and software	$1,323,208
Furniture and fixtures	424,438
Office and other equipment	425,345
Telephone equipment	125,087
Leasehold improvements	690,141

2,988,219
Less: accumulated depreciation and amortization	(2,192,994)

$795,225

The Company has entered into leases for certain of its equipment which have been accounted for as capitalized leases. Fixed assets acquired under capitalized leases, and included in the above table, consist of the following:

Office and other equipment	$98,762
Less: accumulated depreciation	(43,871)

$54,891

(4)  Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at September 30, 2006 consist of the following:

Trade payables and accrued expenses	$601,286
Accrued salaries and benefits	422,742

$1,024,029

(5)  Notes Payable

On September 1, 2004, the Company issued a note payable for the purchase of computer software. The note payable accrues interest at 7.5% per year, is payable in thirty-six equal monthly installments of $2,939, including principal and interest, and matures on September 1, 2007. At September 30, 2006, the remaining outstanding principal balance of this note payable was $33,885.

On November 1, 2004, the Company issued a note payable for the purchase of additional computer software for use in its lease management business. The note payable accrues interest at 7.5% per year, is payable in thirty-six equal installments of $523, including principal and interest, and matures on November 1, 2007. At September 30, 2006 the remaining outstanding principal balance of this note payable was $6,990.

On July 19, 2005, the Company issued a note payable for the purchase of fixed assets. The note payable accrues interest at 6.1% per year, is payable in sixty equal monthly installments of $2,463, including principal and interest, and matures on August 2, 2010. At September 30, 2006, the remaining outstanding principal balance of this note payable was $102,719.

On January 31, 2006, the Company issued two notes payable to finance its purchase of directors and officers insurance. Both notes payable accrue interest at 6.45% per year, are payable in nine equal installments

ICON Capital Corp. and Subsidiaries

Consolidated Balance Sheet — (Continued)
September 30, 2006
(Unaudited)

(5)  Notes Payable — (Continued)

of $11,191 and $7,029, respectively, including principal and interest. At September 30, 2006 the remaining outstanding principal balance of the two notes was $18,123.

On June 30, 2006, the Company issued a note payable for the purchase of fixed assets. The note payable accrues interest at 6.99%, is payable in thirty-six installments of $1,513 and matures on July 14, 2009. At September 30, 2006 the remaining outstanding principal balance was $51,437.

On July 1, 2006, the Company issued a note payable for the purchase of various types of business insurance. The note payable accrues interest at 6.99% per year, is payable in ten equal installments of $12,082, including principal and interest and matures on May 1, 2007. At September 30, 2006, the remaining outstanding principal balance was $94,169.

The aggregate annual maturities of notes payable at September 30, 2006 are as follows:

Year Ending
September 30,
2007	$194,232
2008	$44,639
2009	$42,173
2010	$26,279

(6)  Leases

The Company leases certain equipment, for use in its leasing management business and accounts for these leases as capitalized leases. The annual repayment schedule for all capitalized leases which are payable in monthly installments, are as follows:

Year Ending
September 30,
2007	$15,973
2008	2,548

$18,521

The Company has entered into non-cancelable operating leases for its office space located in New York, Massachusetts, California and Florida, with terms expiring through September 2012.

On September 22, 2006, the Company entered into a lease extension for its office space in Braintree, Massachusetts, which expires on October 31, 2009. Under the terms of this office lease, the Company is obligated to pay certain operating and escalation charges associated with this lease. Rent expense is charged to operations on the straight line basis over the life of the lease.

Effective October 1, 2005, the Company entered into a new lease for its office space in New York, New York, which expires on September 30, 2012. Under the terms of this office lease, the Company was entitled to rent abatements, ranging from one to three months, as defined in the lease, and is obligated to pay certain operating and escalation charges associated with the lease. Rent expense is charged to operations on the straight line basis over the life of the lease.

On June 1, 2005, the Company entered into a new lease for its office space in San Francisco, California, which expires on February 29, 2008. Under the terms of this office lease, the Company is obligated to pay

(6)  Leases — (Continued)

certain operating and escalation charges associated with this lease. Rent expense is charged to operations on the straight line basis over the life of the lease.

On August 1, 2006, the Company entered into a new lease for office space in London, England, which expires on July 31, 2007. The Company has the option to extend the lease for two additional one year terms. Rent expense is charged to operations on the straight line basis over the life of the lease.

Non-cancelable rents due under the terms of the Company’s office leases are as follows:

Year Ending
September 30,
2007	$1,069,000
2008	$673,100
2009	$592,700
2010	$565,000
2011	$562,500

(7)  Transactions with Related Parties

As discussed in Note 2, the Company earns fees from the Managed Funds for the organization and offering of each Managed Fund and for the underwriting, asset acquisition, management and reimbursement for administrative expenses of each Managed Fund’s investments. At September 30, 2006, the Company had amounts due from the Managed Funds for the various fees earned and reimbursements totaling $1,456,293. Substantially all of these amounts have been collected subsequent to September 30, 2006.

At September 30, 2006, the Company has a payable due to its Parent of $5,080,668, which principally relates to changes in current and deferred income taxes. In addition, at September 30, 2006, the Company is owed $89,086 from its affiliates for advances made in the current and prior years. Amounts owed between the Parent and other affiliates are non-interest bearing and due on demand.

Total dividends declared to Holdings for the six months ended September 30, 2006, amounted to $2,437,469. The Company anticipates that it will make similar dividend payments during the next two quarters.

In accordance with the terms of a management agreement dated August 29, 2003 between the Company and its Parent (the “Agreement”) the Company is required to pay to its Parent a monthly management fee computed under the terms of the Agreement. For the three months ended September 30, 2006, the Company paid $613,148 of management fees to its Parent under the terms of the Agreement.

From time-to-time, the Company advances funds to its employees, affiliates and related parties. Advances to affiliates and related parties do not accrue interest and had an outstanding balance at September 30, 2006 of $698,587. Employee loans accrue interest at 5.01% per year and had an outstanding balance at September 30, 2006 of $100,000. All employee loans, notes and advances receivable to related parties are due on demand.

On January 13, 2006, in connection with the acquisition of substantially the entire equipment leasing portfolio of Clearlink Capital Corporation (“Clearlink”), an Ontario corporation, on behalf of ICON Fund Eleven, the Company established a restricted cash account for the settlement of certain acquisition related obligations. The cash is unavailable to the Company until March 7, 2008 and may be reduced if the Company has any indemnification obligations to Clearlink prior to that time. At September 30, 2006, the restricted cash balance is $875,030.

INDEPENDENT AUDITOR’S REPORT

The Board of Directors
ICON Capital Corp.

We have audited the accompanying consolidated balance sheet of ICON Capital Corp. and Subsidiaries as of March 31, 2006. This consolidated financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statement referred to above presents fairly, in all material respects, the consolidated financial position of ICON Capital Corp. and Subsidiaries as of March 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  Hays & Company LLP

June 16, 2006
New York, New York

ICON Capital Corp. and Subsidiaries

Consolidated Balance Sheet
March 31, 2006

ASSETS
Cash and cash equivalents	$203,814
Receivables from Managed Funds	842,471
Prepaid expenses and other assets	425,443
Notes and advances receivable — related parties	470,762
Deferred charges, net	1,468,183
Fixed assets and leasehold improvements, net of accumulated depreciation and amortization of $2,024,481	866,861
Restricted cash	861,082

Total assets	$5,138,616

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Accounts payable and accrued expenses	$1,280,663
Deferred revenue	143,480
Due to Parent and affiliates, net	521,270
Notes payable	298,704
Capitalized lease obligations	31,909
Deferred state income taxes	22,544

Total liabilities	2,298,570

Commitments and contingencies (Notes 3, 4, 5, 6 and 7)
Stockholder’s Equity:
Common stock: no par value; $10 stated value: 3,000 shares authorized; 1,500 shares issued and outstanding	15,000
Additional paid-in capital	1,087,400
Retained earnings	1,737,646

Total stockholder’s equity	2,840,046

Total liabilities and stockholder’s equity	$5,138,616

See accompanying notes to consolidated balance sheet.

ICON Capital Corp. and Subsidiaries

Notes to Consolidated Balance Sheet
March 31, 2006

(1)  Organization

ICON Capital Corp. (the “Company”) is a wholly-owned subsidiary of ICON Holdings Corp. (“Holdings” or “Parent”). The primary activity of the Company is the development, marketing and management of publicly registered equipment leasing funds in the United States of America.

The Company is the general partner or managing member of six publicly owned Partnerships or Limited Liability Companies (the “Managed Funds”) as follows:

•	ICON Cash Flow Partners L.P. Seven (“ICON Cash Flow Seven”)

•	ICON Income Fund Eight A L.P. (“ICON Fund Eight A”)

•	ICON Income Fund Eight B L.P. (“ICON Fund Eight B”)

•	ICON Income Fund Nine, LLC (“ICON Fund Nine”)

•	ICON Income Fund Ten, LLC (“ICON Fund Ten”)

•	ICON Leasing Fund Eleven, LLC (“ICON Fund Eleven”)

The Managed Funds are publicly registered equipment leasing entities that were formed for the purpose of acquiring equipment and leasing such equipment to third parties. The Company has a one percent interest in each of the Managed Funds.

The following table includes pertinent offering information for each of the Managed Funds:

	Date of Initial	Date of Final	Gross Proceeds
	Offering	Offering	Raised

ICON Cash Flow Seven	January 19, 1996	September 16, 1998	$99,999,683
ICON Fund Eight A	October 14, 1998	May 17, 2000	75,000,000
ICON Fund Eight B	May 25, 2000	October 17, 2001	75,000,000
ICON Fund Nine	December 18, 2001	April 30, 2003	99,743,474
ICON Fund Ten	August 22, 2003	April 15, 2005	149,994,501
ICON Fund Eleven	May 6, 2005	Active	192,151,027	*

			$691,888,685

*	Total gross proceeds raised as of June 16, 2006.

ICON Fund Eleven was formed on December 2, 2004 as a Delaware Limited Liability Company with the Company contributing its initial capital contribution of $1,000 for a 1% interest. ICON Fund Eleven began offering membership interests to the public on May 6, 2005.

ICON Fund Eleven originally was offering members shares with the intention of raising up to $200,000,000 of capital. On March 8, 2006, ICON Fund Eleven commenced a consent solicitation of its members to amend and restate its Limited Liability Company Agreement in order to increase the maximum offering amount from up to $200,000,000 to up to $375,000,000. The consent solicitation was completed on April 21, 2006 with the requisite consents received from its members.

The Company earns fees from the Managed Funds from the sales proceeds of limited partnership units or limited liability members’ shares. Additionally, the Company earns acquisition and management fees during the Managed Funds’ operating lives and shares in each Managed Fund’s earnings and cash distributions, generally at 1%.

ICON Capital Corp. and Subsidiaries

Notes to Consolidated Balance Sheet — (Continued)
March 31, 2006

(1)  Organization — (Continued)

ICON Securities Corp., a wholly-owned subsidiary of the Company, is a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. Its primary business activity is to underwrite and sell units in the Managed Funds.

(2)  Summary of Significant Accounting Policies

Consolidation

The consolidated balance sheet includes the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents. Restricted cash is unavailable to the Company until certain contractual terms and conditions are met.

The Company has deposits with commercial financial institutions, which, at times, may exceed FDIC insured limits. Management periodically evaluates the credit worthiness of these institutions and has not experienced any losses on such deposits.

Concentration of Credit Risk

Concentrations of credit risk with respect to receivables from Managed Funds are limited to the various funds that the Company manages. Accordingly, the Company is exposed to business and economic risk. Although the Company does not currently foresee a significant credit risk associated with these receivables, repayment is dependent upon the financial stability of each of the Managed Funds.

Allowance for Doubtful Accounts

When evaluating the adequacy of the allowance for doubtful accounts, the Company estimates uncollectibility of receivables from the Managed Funds by analyzing historical bad debts, concentrations, credit worthiness and current economic trends. Management of the Company has determined that no allowance was required at March 31, 2006.

Deferred Charges

Under the terms of the offering agreements with the Managed Funds, the Company is entitled to a fee for organizing and offering units of the Managed Funds from the gross proceeds raised, subject to certain limitations, based on the number of investment units sold. The costs of organizing and offering the Managed Funds are capitalized by the Company and amortized over the Managed Fund’s estimated offering period, generally two years from the initial closing date of the Managed Fund. The unamortized balance of these costs is reflected in the consolidated balance sheet as deferred charges.

Fixed Assets and Leasehold Improvements

Fixed assets and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight line method over the estimated useful lives of the assets. Estimated useful lives are generally three years for computer equipment and software and five years for furniture and fixtures, office equipment and telephone equipment. Amortization of leasehold improvements is computed using the shorter of the lease term or the estimated useful life of the improvement. Normal

ICON Capital Corp. and Subsidiaries

Notes to Consolidated Balance Sheet — (Continued)
March 31, 2006

(2)  Summary of Significant Accounting Policies — (Continued)

maintenance and repair costs, which do not extend the useful lives of the fixed assets and leasehold improvements, are expensed as incurred while renewal, betterments and major repairs that materially extend the useful lives of the assets are capitalized.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. An impairment loss is recognized only if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. If there is an indication of impairment, the Company estimates the future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If an impairment is determined to exist, an impairment loss is measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

Revenue Recognition

The Company earns fees from the Managed Funds for the organization and offering of each Managed Fund, ranging from 1.5% to 3.5% of the gross proceeds and is recognized at each closing. Additionally, the Company earns an underwriting fee of 2.0% of the gross proceeds from the capital raised which is recognized at each closing.

The Company also earns an acquisition fee equal to 3.0% of the gross value of the equipment acquired by the Managed Funds. Under the terms of the Managed Fund’s agreements with the Company, the Company is entitled to receive acquisition fees upon the execution of a binding purchase agreement to acquire equipment on behalf of the Managed Funds. The payment of acquisition fees is recorded as deferred revenue until completion of the related transaction at which time it is recognized as revenue.

The Company earns a management fee from each of the Managed Funds ranging from 1.0% to 7.0% based on a percentage of the rentals recognized either directly by the Managed Funds or through their joint ventures. In addition, the Company is reimbursed for administrative expenses incurred based upon an allocation of the time its employees spend working on each Managed Funds operations. From time to time, the Company has agreed to waive certain of its fees and expense reimbursements due from the Managed Funds.

Income Taxes

Warrenton Capital Corp., the parent of Holdings, files a consolidated federal income tax return and combined state income tax returns with the Company in states where such a filing is permitted. These consolidated income tax returns include the operations of the Company and its wholly-owned subsidiaries. In states that do not permit or require the Company to file on a combined basis, the Company files separate state income tax returns.

Deferred state income taxes are provided for in states in which the Company files separate income tax returns, and are the result of temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities.

The Company accounts for its deferred state income taxes using the liability method. Under this method, deferred state income tax assets and liabilities are determined based on the differences between the financial reporting basis and tax basis of assets and liabilities. Deferred state income tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

ICON Capital Corp. and Subsidiaries

Notes to Consolidated Balance Sheet — (Continued)
March 31, 2006

(2)  Summary of Significant Accounting Policies — (Continued)

Valuation allowances are established when it is determined that it is more likely than not that the deferred state income tax assets will not be realized.

The Company records its provision for income taxes as amounts due to its Parent based upon the estimated taxes that would be due if the Company had filed its income tax returns on a separate entity basis. The Company’s share of current and deferred consolidated federal tax obligations and its share of current and deferred combined state tax obligations are recorded as payables to Holdings. Amounts due to Holdings for current and deferred income taxes are included in due to Parent and affiliates in the accompanying consolidated balance sheet.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements. Actual results could differ from those estimates.

(3)  Fixed Assets and Leasehold Improvements

Fixed assets and leasehold improvements at March 31, 2006 consist of the following:

Computer equipment and software	$1,301,450
Furniture and fixtures	407,586
Office and other equipment	370,316
Telephone equipment	121,849
Leasehold improvements	690,141

2,891,342
Less: accumulated depreciation and amortization	(2,024,481)

$866,861

During the year ended March 31, 2006, the Company disposed of fully depreciated telephone equipment and leasehold improvements with an original cost basis of $147,381.

The Company has entered into leases for certain of its equipment which have been accounted for as capitalized leases. Fixed assets acquired under capitalized leases, and included in the above table, consist of the following:

Office and other equipment	$98,762
Less: accumulated depreciation	(33,994)

$64,768

ICON Capital Corp. and Subsidiaries

Notes to Consolidated Balance Sheet — (Continued)
March 31, 2006

(4)  Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at March 31, 2006 consist of the following:

Trade payables	$881,139
Accrued salaries and benefits	382,591
State income taxes payable	16,933

$1,280,663

(5)  Notes Payable

On September 1, 2004, the Company issued a note payable for the purchase of computer software. The note payable accrues interest at 7.5% per annum, is payable in thirty-six equal monthly installments of $2,939, including principal and interest, and matures on September 1, 2007. At March 31, 2006, the remaining outstanding principal balance of this note payable was $49,899.

On November 1, 2004, the Company issued a note payable for the purchase of additional computer software for use in its lease management business. The note payable accrues interest at 7.5% per annum, is payable in thirty-six equal installments of $523, including principal and interest, and matures on November 1, 2007. At March 31, 2006 the remaining outstanding principal balance of this note payable was $9,804.

On July 19, 2005, the Company issued a note payable for the purchase of fixed assets. The note payable accrues interest at 6.1% per annum, is payable in sixty equal monthly installments of $2,463, including principal and interest, and matures on August 2, 2010. At March 31, 2006, the remaining outstanding principal balance of this note payable was $114,157.

On January 31, 2006, the Company issued two notes payable to finance its purchase of directors and officers insurance. Both notes payable accrue interest at 6.45%, are payable in nine equal installments of $11,191 and $7,029, respectively. At March 31, 2006 the remaining outstanding principal balance of the two notes was $124,844.

The aggregate annual maturities of notes payable at March 31, 2006 are as follows:

Year Ending
March 31,
2007	$186,446
2008	46,015
2009	26,235
2010	27,881
2011	12,127

$298,704

ICON Capital Corp. and Subsidiaries

Notes to Consolidated Balance Sheet — (Continued)
March 31, 2006

(6)  Leases

The Company leases certain equipment, for use in its leasing management business and accounts for these leases as capitalized leases. The annual repayment schedule for all capitalized leases which are payable in monthly installments, are as follows:

Year Ending
March 31,
2007	$21,906
2008	10,003

$31,909

The Company has entered into non-cancelable operating leases for its office space located in New York, Massachusetts and California, with terms expiring through September 2012.

Effective October 1, 2005 the Company entered into a new lease for its office space in New York, New York, which expires on September 30, 2012. Under the terms of this office lease, the Company was entitled to rent abatements, ranging from one to three months, as defined in the lease, and is obligated to pay certain operating and escalation charges associated with the lease. Rent expense is charged to operations on the straight line basis over the life of the lease.

On June 1, 2005, the Company entered into a new lease for its office space in San Francisco, California, which expires on February 29, 2008. Under the terms of this office lease, the Company is obligated to pay certain operating and escalation charges associated with this lease. Rent expense is charged to operations on the straight line basis over the life of the lease.

Non-cancelable rents due under the terms of the Company’s office leases are as follows:

Year Ending
March 31,
2007	$930,100
2008	728,900
2009	562,500
2010	562,500
2011	562,500
Thereafter	843,800

$4,190,300

(7)  Transactions with Related Parties

As discussed in Note 2, the Company earns fees from the Managed Funds for the organization and offering of each Managed Fund and for the underwriting, asset acquisition, management and reimbursement for administrative expenses of each Managed Fund’s investments. At March 31, 2006, the Company had amounts due from the Managed Funds for the various fees earned and reimbursements totaling $842,471. Substantially all of these amounts have been collected subsequent to March 31, 2006.

At March 31, 2006, the Company has a payable due to its Parent of $611,203, which principally relates to changes in current and deferred income taxes. In addition, at March 31, 2006, the Company is owed $89,933 from its affiliates for advances made in the current and prior years. Amounts owed between the Parent and other affiliates are non-interest bearing and due on demand.

ICON Capital Corp. and Subsidiaries

Notes to Consolidated Balance Sheet — (Continued)
March 31, 2006

(7)  Transactions with Related Parties — (Continued)

Total dividends declared and paid to Holdings for the year ended March 31, 2006, amounted to $1,496,439 which includes $118,931 relating to the dividend of advances to an affiliate.

In accordance with the terms of a management agreement dated August 29, 2003 between the Company and its Parent (the “Agreement”) the Company is required to pay to its Parent a monthly management fee computed under the terms of the Agreement. For the year ended March 31, 2006, the Company paid $947,002 of management fees to its Parent under the terms of the Agreement.

From time-to-time, the Company advances funds to its affiliates and related parties. Advances do not accrue interest and had an outstanding balance at March 31, 2006 of $470,762. All notes and advances receivable are due on demand.

On January 13, 2006, in connection with the acquisition of substantially all of the equipment leasing portfolio of Clearlink Capital Corporation (“Clearlink”), an Ontario corporation, on behalf of ICON Fund Eleven, the Company established a restricted cash account for the settlement of certain acquisition related obligations. The cash is unavailable to the Company until March 7, 2008 and may be reduced if the Company has any indemnification obligations to Clearlink prior to that time. At March 31, 2006, the restricted cash balance is $861,082.

Exhibit A

FORM OF LIMITED LIABILITY COMPANY AGREEMENT
OF
ICON LEASING FUND TWELVE, LLC

This Limited Liability Company Agreement of ICON Leasing Fund Twelve, LLC, is executed as of the           day of          , 2007 by its manager, ICON Capital Corp., a Connecticut corporation (the “Manager”) and Thomas W. Martin, its Initial Member.

WITNESSETH:

WHEREAS, ICON Leasing Fund Twelve, LLC, (the “Company”) was formed as a Delaware limited liability company pursuant to a Certificate of Formation filed on October 3, 2006, under and pursuant to the Delaware Act on the following terms and conditions.

Section 1.  ESTABLISHMENT OF THE COMPANY.

The parties hereto hereby enter into this Agreement and do hereby set forth the terms of the Company established under and pursuant to the provisions of the Delaware Act, which terms shall govern the rights and liabilities of the Members, except as otherwise herein expressly stated.

Section 2.  NAME, PRINCIPAL OFFICE AND ADDRESS.

2.1  Legal Name and Address.

The name of the Company is “ICON Leasing Fund Twelve, LLC.” The principal office and place of business of the Company shall be 100 Fifth Avenue, Fourth Floor, New York, New York 10011 or at such other address as the Manager may from time to time determine and specify by written notice to the Members. The Company may also maintain such other offices and places of business as the Manager may deem advisable at any other place or places within the United States and, in connection therewith, the Manager shall qualify and remain qualified, and shall use its best efforts to qualify and keep the Company qualified, to do business under the laws of all such jurisdictions as may be necessary to permit the Company legally to conduct its business in such jurisdictions. The registered office of the Company shall be at 2711 Centerville Road, Suite 400, Wilmington (New Castle County), Delaware 19808. The name of its registered agent at such address shall be Corporation Service Company. The Manager may change the registered office and the registered agent of the Company, with written notice to the Members.

2.2  Address of Members.

The principal place of business of the Manager and the places of residence of the other Members shall be those addresses set forth opposite their respective names in Schedule A to this Agreement (as such may be supplemented or amended from time to time). Any Member may change his, her or its respective place of residence by giving Notice of such change to the Company (and, in the case of the Manager, by also giving Notice thereof to all of the Members), which Notice shall become effective five (5) days after receipt.

Section 3.  PURPOSES AND POWERS.

3.1  Purposes.

The Company has been organized for the purposes of: (a) acquiring, investing in, purchasing, owning, acquiring options to purchase, holding, leasing, re-leasing, financing, refinancing, borrowing, managing, maintaining, operating, improving, upgrading, modifying, exchanging, assigning, encumbering, creating security interests in, pledging, selling, transferring or otherwise disposing of, and in all respects otherwise dealing in or with, equipment and any other type of direct or indirect interest (including residual interests, which encompass, among other things, the right to Equipment rental and sales proceeds after the payout of debt associated with the Equipment) in Equipment and Leases of all kinds and purchasing controlling equity interests in Equipment-owning entities or entities owning direct or indirect interests in Equipment; and

(b) establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection therewith.

3.2  Types of Equipment.

The Equipment acquired by the Company shall be selected from among new or used: (a) transportation equipment such as aircraft (including airframes, engines, avionics, parts and ground handling equipment), rail equipment (including boxcars, tank cars, hopper cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their railroad track), heavy duty trucks, truck trailers and intermodal (rail, over-the-road and marine) containers and chassis, and marine vessels (including oceangoing vessels, towboats and barges and offshore energy exploration and production equipment that may characterized as vessels); (b) machine tools and manufacturing equipment such as computer- and mechanically-controlled lathes, drill presses, vertical and horizontal milling machines, rotary and cylindrical grinders, metal fabrication and slitting equipment, and other metal forming equipment, and entire facilities dedicated to manufacturing, production or distribution of goods; (c) materials handling equipment such as fork-lifts and more specialized equipment for moving materials in warehouse or shipping areas; (d) furniture and fixtures, store fixtures, display cases, freezers, manufacturing equipment, electronic test equipment, medical diagnostic and testing equipment (such as radiology equipment, sonographic equipment, patient monitoring equipment) and miscellaneous medical equipment (including lab test equipment, blood-gas analyzers and treatment room furniture); (e) office technology, personal computers and computer networks, servers, communication and related peripheral equipment, scanners and copy machines; (f) any real property or leasehold or other interests in real property that are incidental to any Equipment or Leases; and (g) other types of equipment which the Manager believes may be an attractive investment, including future technology equipment, custom made or specialized equipment similar to those types of equipment described above, data gathering equipment and upgrades and retrofits to existing equipment.

3.3  Powers.

In furtherance of the above purposes, the Company shall have the power, directly or indirectly:

(a)	to acquire, invest in, purchase and/or make future commitments to purchase, own, acquire options to purchase, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment and Leases;

(b)	to enter into Joint Ventures, partnerships and other business, financing and legal and beneficial ownership arrangements with respect to Equipment and Leases;

(c)	to purchase and hold trust certificates, debt securities and equity securities issued by any Person;

(d)	to lend and borrow money, to issue and accept evidences of indebtedness in respect thereof, and to secure the same by mortgages or pledges or grants of liens on, or other security interests in, Investments of the Company and accept such kinds and amounts of security for loans and leases it makes to others as the Manager, in its sole and absolute discretion, shall deem appropriate; and

(e)	to do all things, carry on any activities and enter into, perform, modify, supplement or terminate any contracts necessary to, connected with, or incidental to, or in furtherance of, the purposes of the Company consistent with the terms of this Agreement.

Section 4.  TERM.

The term of the Company commenced upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware on October 3, 2006 and shall terminate at midnight on December 31, 2026, unless sooner dissolved or terminated as provided in Section 11 of this Agreement (the “Term”).

Section 5.  MEMBERS AND CAPITAL.

5.1  The Manager.

The Manager, as a Member, has contributed $1,000, in cash, as its Capital Contribution to the Company.

5.2  Members.

(a)	The Initial Member shall contribute the sum of $1,000 in cash to the Company. On the first business day following the admission of additional Members, the Initial Member’s $1,000 Capital Contribution shall be returned, without interest, and he shall cease to be a Member. The Members hereby consent to the Initial Member’s withdrawal of his Capital Contribution and waive any right, claim or action they may have against him by reason of his having been a Member.

(b)	From and after the Initial Closing Date, there shall be one class of members, whose interests in the Company shall consist of up to the number of Shares outstanding on the Final Closing Date.

(c)	Any Person desiring to become a Member shall execute and deliver to the Manager a Subscription Agreement substantially in the form that is attached as an exhibit to the Prospectus, and such other documents as the Manager shall request, which other documents shall be in form and substance satisfactory to the Manager, pursuant to which, among other things, such Person shall, subject to acceptance of his or her subscription by the Manager, agree to be bound by all terms and provisions of this Agreement.

(d)	Each Member shall make a Capital Contribution, in cash, in an amount equal to the Gross Share Price to the capital of the Company for each Share or fraction thereof purchased.

(e)	Qualified Plans, including IRAs, need only purchase a minimum of four and one half (4.5) Shares. All other eligible subscribers must purchase a minimum of five (5) Shares.

(f)	The Manager and any Affiliate of the Manager shall have the right to subscribe for Shares for its own account for investment purposes only; provided, however, that the aggregate number of Shares purchased by the Manager and such Affiliates collectively shall not exceed ten percent (10%) of all Shares subscribed for by non-Affiliated Persons.

(g)	No subscribers shall be admitted to the Company unless and until the Minimum Offering shall be achieved. Upon the determination by the Manager that the Minimum Offering has been achieved, the Manager shall set the Initial Closing Date. Following the Initial Closing Date, daily Closings may be held. As promptly as is practicable following the admission of each subscriber as Member, the Manager shall send or cause to be sent notice to such Member in confirmation thereof. Subscribers who tender Subscription Monies and who are accepted as Members shall be admitted not later than the last day of the calendar month following the date their subscription was accepted.

(h)	Subscriptions for Shares received after the Initial Closing Date shall promptly be accepted or rejected by the Manager after their receipt by the Company (but in any event not later than 30 days thereafter) and a confirmation of receipt thereof sent or cause to be sent to the subscriber. The Manager retains the unconditional right to refuse to admit any subscriber as a Member.

(i)	Each subscriber who is admitted to the Company as a Member shall, for all purposes of this Agreement, become and be treated as a Member as of the first day immediately following the Closing Date as of which such subscriber is admitted to the Company or the Final Closing Date next following the acceptance of their subscriptions by the Manager and the receipt by the Manager of all Subscription Monies payable in connection therewith.

(j)	The name and address of each Member and the amount of the Capital Contribution made by such Member are set forth on Schedule A hereto, as such may be supplemented or amended from time to time, which shall be no less frequently than quarterly; provided, that any failure so to amend such Schedule A following any Closing Date shall not in any way affect the admission of any Member to the Company for all purposes of this Agreement if such Member was duly and properly admitted to the Company as a result of such Closing.

(k)	From the date hereof to, but not including, the Initial Closing Date, all Subscription Monies shall be deposited into the Escrow Account. From and after the Initial Closing Date, all Subscription Monies (other than those Subscription Monies from residents of the Commonwealth of Pennsylvania whose

Subscription Monies must be held in the Escrow Account until Subscription Monies equal to $20,000,000 shall have been received and accepted), shall be held by the Company in a Qualified Subscription Account until the release thereof on the applicable Closing Date.

(l)	On the Initial Closing Date or any subsequent Closing Date, whichever may be applicable, all Subscription Monies then held in the Escrow Account (taking into account the requirements for Subscription Monies from residents of the Commonwealth of Pennsylvania) or any Qualified Subscription Account, as the case may be, with respect to Shares purchased by any Member admitted to the Company as a result of such Closing, together with any interest earned thereon, shall be released to the Company. If the number of Shares subscribed for as of the Termination Date are insufficient to constitute the Minimum Offering, all Subscription Monies deposited by any subscriber shall be returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. Furthermore, any Subscription Monies deposited by any subscriber who is not accepted by the Manager to become a Member shall be promptly returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. In no event shall any Subscription Monies be held in the Escrow Account or a Qualified Subscription Account for more than one year beyond the Effective Date before either being released to the Company upon a Closing or returned to the subscriber.

5.3  Company Capital.

(a)	No Member shall be paid interest on any Capital Contribution (except any interest earned on Subscription Monies as provided in Section 5.2(l)).

(b)	Except as provided in the Company’s Share Repurchase Plan or Section 10.5 hereof, the Company shall not repurchase any Shares. No Member shall have the right to withdraw or receive any return of such Member’s Capital Contribution, except as specifically provided in this Agreement, and no Capital Contribution may be returned to any Member in the form of property other than cash.

(c)	Except as otherwise specifically provided herein, no Member shall have priority over any other Member as to: (i) the return of such Member’s Capital Contribution or Capital Account; (ii) such Member’s share of Profits and Losses; or (iii) such Member’s share of distributions of Cash From Operations and Cash From Sales.

(d)	Neither the Manager nor any of its Affiliates shall have any personal liability for the repayment of the Capital Contribution of any Member except to the extent as may be set forth in this Agreement.

5.4  Capital Accounts.

(a)	A separate Capital Account shall be established and maintained for the Manager and for each Member.

(b)	The initial Capital Account balance of each of the Manager and the Initial Member shall be $1,000, representing the purchase of one Share.

(c)	The initial Capital Account balance of each Member shall be the amount of such Member’s Capital Contribution.

(d)	The Capital Account of each Member shall be increased by: (i) the amount of any additional money contributed by such Member to the Company; and (ii) allocations to such Member of Profits (or items thereof), and items of income or gain specially allocated pursuant to Section 8.2(f) hereof. The Capital Account of each Member shall be decreased by: (i) the amount of money distributed to or on behalf of such Member by the Company; (ii) if a liquidating trust is utilized pursuant to Section 8.8, the fair market value of any property distributed to such trust for the benefit of such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752); and (iii) allocations to such Member of Losses (or items thereof), and items of expense, loss or deduction specially allocated pursuant to Section 8.2(f) hereof.

(e)	For purposes of this Agreement, a Member who has more than one Share in the Company shall have a single Capital Account that reflects all such Shares, regardless of the time or manner in which such Shares were acquired.

(f)	If a Share is sold or otherwise transferred, the Capital Account of the transferor with respect to such Share shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l).

(g)	For any taxable year in which the Company has a Code Section 754 election in effect, the Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m).

(h)	Upon the occurrence of the events specified in Treas. Reg. Section 1.704-1(b)(2)(iv)(f), the Members’ Capital Accounts shall be adjusted and thereafter maintained to reflect the revaluation of Company assets on the books of the Company in accordance with such Treasury Regulation and Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) through (h); provided, however, that, other than upon liquidation of the Company within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(g), such an adjustment shall be made only if the Manager determines in its sole discretion that such an adjustment is necessary to reflect the relative economic interests of the Members in the Company.

(i)	Notwithstanding anything herein to the contrary, the Members’ Capital Accounts shall at all times be maintained in the manner required by Treas. Reg. Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising hereunder shall be resolved by reference to such Treasury Regulations. Further, such Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement is silent as to the treatment of a particular item. In the event Treas. Reg. Section 1.704-1(b)(2)(iv) shall fail to provide guidance as to how adjustments to the Capital Accounts should be made to reflect particular adjustments to the capital on the books of the Company, such Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Members and is based, wherever practicable, on federal tax accounting principles.

5.5  Additional Capital Contributions.

(a)	The Manager shall not be required to make any Capital Contributions in addition to its initial $1,000 Capital Contribution except pursuant to and in accordance with Section 11.2(a)(iii) of this Agreement.

(b)	No Member shall be required to make any Capital Contribution in addition to the Gross Share Price paid for such Member’s Shares pursuant to the Offering.

5.6  Loans by Members.

Except as provided in Section 11.2(a)(iii), no loan by any Member or any Affiliate of any Member to the Company (including, without limitation, any Company Loan) shall constitute a Capital Contribution to the Company or increase the Capital Account balance of any Member, but shall be treated, for all purposes, as Indebtedness of the Company payable or collectible only out of the assets of the Company in accordance with the terms and conditions upon which such loan was made.

5.7  No Right to Return of Capital.

No Member shall be entitled to demand any distribution of or with respect to such Member’s Capital Contribution or Capital Account.

Section 6.  MANAGER.

6.1  Extent of Powers and Duties.

(a)	General. Except as expressly limited by the provisions of this Agreement, the Manager shall have complete and exclusive discretion in the management and control of the affairs and business of the Company and shall be authorized to employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Company. Without limiting the generality of the foregoing, the Manager shall provide such personnel and services as the Manager, in its sole and absolute discretion, may deem necessary or appropriate to conduct the business activities of the Company and the day-to-day management of its assets, and shall possess and enjoy with respect to the Company all of the rights and powers of a manager of a limited liability company to the extent permitted by Delaware law. The Manager may employ on behalf of the Company, to the extent that it, in its sole judgment shall deem advisable, managerial, sales, maintenance, administrative or secretarial personnel, agents, consultants, professional advisors, appraisers, attorneys, accountants, brokers and other Persons for the maintenance of any of the Company’s property, and/or the operation of the business of the Company. The Manager may employ the services of its Affiliates to assist the Manager in its managerial duties, and may compensate all such Persons from the assets of the Company at rates which it, in its sole judgment, deems fair and reasonable; provided, however, that, other than as provided in Section 6.4 hereof: (i) the compensation, price or fee payable to any of its Affiliates shall not exceed an amount which is comparable and competitive with the compensation, price or fee which would be charged by non-Affiliates of the Manager to render comparable services which could reasonably be made available to the Company upon comparable terms; (ii) all services for which the Manager’s Affiliates are to receive compensation from the Company shall be embodied in a written contract which (A) precisely describes the services to be rendered and all compensation to be paid therefor and (B) is terminable by either party without penalty upon 60 days written notice; (iii) the compensation, price and fees and other terms of any such contract shall be fully disclosed in the Prospectus; (iv) the Manager’s Affiliates must, at the time such services are to be rendered, be engaged in the business of providing such services to non-Affiliates and derive at least 75% of their gross revenues for such services therefrom; and (v) any such contract may only be amended in a manner which is either more favorable to the Manager’s Affiliates or less favorable to the Company by the vote or consent of a Majority Interest.

(b) Powers and Duties.

(i)	General Duties. The Manager shall diligently and faithfully exercise its discretion to the best of its ability and use its best efforts to carry out the purposes and conduct the business of the Company in accordance with this Agreement and in the best interests of the Company. The Manager shall have responsibility as a fiduciary for the safekeeping and use of all funds and assets of the Company, whether or not in its immediate possession or control, and shall not employ, or permit any other Person to employ, such funds or assets in any manner other than as permitted by this Agreement. Except as specifically herein stated or implied, the Members may not contract away the fiduciary duty owed to such Members by the Manager. The Manager shall devote that amount of its time deemed necessary in its absolute discretion to carry out its duties to the Company.

(ii)	General Powers. The Manager shall have full power and authority, subject to the provisions of this Agreement or as provided in the Delaware Act, on behalf of the Company, to carry out and accomplish its purposes and functions including, without limitation, the power to: (A) acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment and Leases and to contract with others, including Affiliates, to do the same on behalf of the Company; (B) select and supervise the activities of any equipment management agents for the Company; (C) assure the proper application of revenues of the Company; (D) maintain proper books of account for the Company and to prepare reports of operations and tax returns required to be furnished to the Members pursuant to this Agreement or taxing bodies or other governmental agencies in accordance with applicable laws and regulations; (E) employ the Dealer-Manager to select Selling Dealers to offer and sell Shares; (F) expend Company capital; (G) purchase, lease, sell, exchange, improve, divide, combine and otherwise in all respects transact business with respect to interests in real and personal property of any and all kinds whatsoever, both tangible and intangible, including, without limitation, equipment, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general), limited liability companies, joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature), and, in connection therewith, to execute, deliver, amend, modify and cancel documents and instruments relating to real and personal property of whatever kind and description, including, but not limited to, mortgages, leases and other documents of title or conveyance, assumption agreements pertaining to such agreements, powers of attorney and other contracts, instruments and agreements of all kinds and to employ engineers, contractors, attorneys, accountants, brokers, appraisers, and such other consultants, advisors, artisans and workmen as may be necessary or advisable, in the sole and absolute discretion of the Manager, for all such purposes; (H) invest any and all funds held by the Company; (I) designate depositories of the Company’s funds, and the terms and conditions of such deposits and draws thereon; (J) borrow money or otherwise to procure extensions of credit for the Company and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents or instruments constituting obligations or evidences of Indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in the Equipment and Leases and other assets of the Company as security therefor; (K) hold all or any portion of the Investments and other assets of the Company in the name of one or more trustees, nominees or other entities or agents of or for the Company; (L) establish Reserves; (M) assure the doing of all other things necessary, convenient or advisable in connection with the supervision of the affairs, business and assets of the Company; and (N) take all such actions and execute all such documents, agreements and other instruments as the Manager may deem necessary, convenient or advisable to accomplish or further the purposes of the Company or to protect and preserve Company assets to the same extent as if the Manager were itself the owner thereof.

(iii)	Authority to Admit Members. The Manager shall have the authority to do all things necessary or advisable, in the sole and absolute discretion of the Manager, to effect the admission of Members, including, but not limited to, registering the Shares under the Securities Act and effecting the qualification of, or obtaining exemptions from the qualification of, the Shares for sale with state securities regulatory authorities.

(iv)	Authority to Enter into the Dealer-Manager Agreement. The Manager shall have the authority to enter into, on behalf of the Company, the Dealer-Manager Agreement with the Dealer-Manager and, on behalf of the Company, to assist the Dealer-Manager in making any and all necessary filings with the NASD to obtain a “no objections” determination from the NASD with respect to the Offering.

(v)	Authority to Enter into Selling Dealer Agreements. The Manager shall have the authority to enter into, on behalf of the Company, or to authorize the Dealer-Manager to so enter into, separate Selling Dealer Agreements with NASD member broker-dealers selected by the Dealer-Manager.

(vi)	Authority to Enter into the Escrow Agreement. The Manager shall have the authority to enter into, on its own behalf and on behalf of the Company, the Escrow Agreement, pursuant to which, among other things, the Escrow Agent shall agree to act as the Escrow Agent with respect to all Subscription Monies received prior to the Initial Closing Date (and thereafter with respect to Subscription Monies received from residents of the Commonwealth of Pennsylvania until Subscription Monies for $20,000,000 have been received and accepted) and the Escrow Agent shall be entitled to receive for its services in such capacity such compensation as the Manager may deem reasonable under the circumstances, which compensation shall be deemed to be and shall constitute an Organizational and Offering Expense.

(vii)	Authority to Contract for Insurance. The Manager shall have the authority to cause the Company to purchase and maintain such insurance policies as the Manager, in its sole discretion (except to the extent limited elsewhere in this Agreement), deems reasonably necessary to protect the interests of the Company, including, without limitation, extended coverage liability and casualty and workers’ compensation, and the Manager and any Affiliate of the Manager and their respective employees and agents may be named as additional insured parties thereunder, provided that the cost of premiums payable by the Company is not increased thereby.

(viii)	Authority to Enter into Certain Transactions in its Own Name. The Manager shall have the authority to purchase or otherwise make Investments in its own name, an Affiliate’s name, the name of a nominee or nominees, or a trust or trustees or otherwise temporarily (generally not more than six months) hold title thereto for the purpose of facilitating the Investment by the Company; provided, however, that the Company will not acquire Equipment from any Program, except as expressly provided in this Agreement.

(ix)	Authority to Enter into Joint Ventures. The Manager shall have the authority to cause the Company to enter into Joint Ventures, subject to the limitations of Section 6.2(e), for the purpose of acquiring Investments, borrowing funds, managing or disposing of Investments, or for such other activities which the Manager deems necessary or appropriate.

(x)	Authority to Reinvest. During the Operating Period (and the Liquidation Period, to the extent the Manager determines it would benefit Members), the Manager may reinvest all or a substantial portion of the Company’s Cash Flow in additional Investments in furtherance of, and consistent with, the Company’s purposes and investment objectives set forth in Sections 3.1 and 3.2.

(xi)	Authority to Adopt a Distribution Reinvestment Plan. The Manager shall have the authority to adopt, amend and terminate a Distribution Reinvestment Plan on behalf of the Company.

(c)	Delegation of Powers. Except as otherwise provided under this Agreement or by law, the Manager may, in its sole and absolute discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person (including, without limitation, any of its Affiliates).

(d)	Reliance by Third Parties. No Person dealing with the Company or its assets, whether as assignee, lessee, purchaser, mortgagee, grantee or otherwise, shall be required to investigate the authority of the Manager in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Investments or other assets or any part thereof, nor shall any such assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Company be required to inquire as to whether the approval of the Members for any such assignment, lease, sale, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority signed by the Manager, or in accepting any instrument signed by the Manager, in the name and behalf of the Company or the Manager.

6.2  Limitations on the Exercise of Powers of Manager.

The Manager shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the Manager shall be subject to the following in the administration of the Company’s business and affairs:

(a)	Investment Company Status. The Manager shall not exercise its powers in a manner which causes the Company to be deemed an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(b)	Sales and Leases of Equipment from or to the Manager and its Affiliates. The Company shall neither purchase nor sell Investments, nor sell nor lease Equipment, to or from the Manager or any of its Affiliates, except as provided in this Section. Notwithstanding the first sentence of this subsection (b), the Company may purchase Affiliated Investments if:

(i)	the Manager determines that making the Affiliated Investment is in the best interests of the Company;

(ii)	such Affiliated Investment is acquired by the Company at a price which does not exceed the sum of (A) the net cost to the Manager or such Affiliate of acquiring and holding the Investment (adjusted for any income received and expenses paid or incurred while holding same) plus (B) any compensation to which the Manager and any Affiliate is otherwise entitled to receive pursuant to this Agreement;

(iii)	there is no difference in the interest terms of any Indebtedness secured by the Affiliated Investment at the time it is acquired by the Manager or its Affiliate and the time it is acquired by the Company;

(iv)	neither the Manager nor any of its Affiliates realizes any benefit, other than compensation for its services, if any, permitted by this Agreement, as a result of the Company making such Affiliated Investment; and

(v)	at the time the Affiliated Investment is transferred to the Company, the Manager or its Affiliate had held such Affiliated Investment on an interim or temporary basis (generally not longer than six months) for the purposes of (A) facilitating the acquisition of such Affiliated Investment by the Company, (B) borrowing money or obtaining financing for the Company or (C) any other lawful purposes related to the business of the Company.

(c)	Loans to or from the Manager and its Affiliates. No loans shall be made by the Company to the Manager or any of its Affiliates. The Manager or any of its Affiliates, however, may, from time to time, loan or advance funds to the Company (each such loan or advance being hereinafter called a “Company Loan”) in accordance with this subsection (c). The terms of any Company Loan permitted to be made shall include the following:

(i)	any interest payable by the Company in connection with such Company Loan shall be charged at an annual rate of interest not in excess of the lesser of the following: (A) the rate of interest payable by the Manager or its Affiliate in connection with the borrowing (in the event that the Manager or any Affiliate shall borrow money for the specific purpose of making such Company Loan) or (B) the rate of interest that would be charged to the Company (without reference to the Manager’s or its Affiliate’s financial abilities or guarantees) by unrelated lending institutions on a comparable loan for the same purpose in the same geographic area (if neither the Manager nor an Affiliate borrowed money to make such Company Loan);

(ii)	all payments of principal and interest on such Company Loan shall be due and payable within twelve months after the date on which such Company Loan is made; and

(iii)	neither the Manager nor any Affiliate may receive points or other financial charges or fees in any amount in respect of such Company Loan (except that the Manager or an Affiliate may be reimbursed, dollar for dollar, for the actual reasonable out-of-pocket expenses (including, without limitation, any points or other financial charges or fees) incurred by it in connection with the making of such Company Loan); provided, however, that nothing in this clause (iii) shall prohibit any increase in Acquisition Fees and Management Fees otherwise payable to the Manager or an Affiliate in accordance with this Agreement, notwithstanding that such increase may be an indirect result of the making of such Company Loan.

If the Manager or any of its Affiliates purchase Investments in its own name and with its own funds in order to facilitate ultimate purchase by the Company, the Manager or an Affiliate, as the case may be, shall be deemed to have made a Company Loan in an amount equal to the Purchase Price paid for such Equipment and shall be entitled to receive interest on such amount in accordance with clause (i) above. Any advances made by the Manager or any of its Affiliates for the purpose of paying Organizational and Offering Expenses shall not constitute a Company Loan, but shall be reimbursed to the Manager or such Affiliate (to the extent possible) from the O&O Expense Allowance, without interest, in accordance with, and to the extent provided in, Section 6.4(e) of this Agreement.

(d)	No Exchange of Interests for Investments. The Company shall not acquire any Investments in exchange for Shares.

(e)	Joint Venture Investments. The Company may make Investments in Joint Ventures, provided that:

(i)	the Manager shall have determined that:

(A) such Investment is in the best interests of the Company; and

(B) such Investment shall not result in duplicate fees to the Manager or any of its Affiliates;

(ii)	in the case of any Joint Venture with any non-Affiliated Person, the Company must have the right to control the Joint Venture and any Joint Venture must own specific Equipment or Leases; and

(iii)	in the case of any Joint Venture with any Program, all of the following conditions are met:

(A)	all Programs, including the Company, participating in such Joint Venture shall have substantially identical investment objectives and shall participate in such Joint Venture on substantially the same terms and conditions;

(B)	the compensation payable to the Manager or any of its Affiliates by the Company and by each other Program shall be substantially identical; and

(C)	the Company shall have a right of first refusal with respect to the purchase of any Equipment or Lease held by the Joint Venture if the other joint owner decides to sell its interest.

(f)	Sale of All or Substantially All Assets; Dissolution. During the Operating Period, the Manager may not dissolve the Company or sell or otherwise dispose of all or substantially all of the assets of the Company without the Consent of the Majority Interest.

(g)	No Investments in Other Programs. The Company shall not invest in any other Program; provided, however, that nothing herein shall preclude the Company from making investments in Joint Ventures, to the extent and in the manner provided in this Section.

(h)	Exclusive Right to Sell Company Equipment. The Company shall not give the Manager or any of its Affiliates the exclusive right to sell nor exclusive employment to sell Equipment for the Company.

6.3  Limitation on Liability of the Manager and its Affiliates; Indemnification.

(a)	Except in the case of negligence or misconduct, neither the Manager nor any of its Affiliates (sometimes referred to as an “Indemnitee”) in acting on behalf of or performing services for the Company shall be liable, responsible or accountable in damages or otherwise to the Members or the Company for the doing of any act or the failure to do any act, the effect of which may cause or result in loss or damage to the Company, if done in good faith to promote the best interests of the Company. Each Indemnitee shall be entitled to be indemnified by the Company from the assets of the Company, or as an expense of the Company, but not by the Members, against any liability or loss, as a result of any claim or legal proceeding relating to the performance or nonperformance of any act concerning the activities of the Company, except in the case where such Indemnitee is negligent or engages in misconduct, provided such act or omission was done in good faith to promote the best interests of the Company. The indemnification authorized by this Section 6.3(a) shall include the payment of reasonable attorneys’ fees and other expenses (not limited to “taxable costs”) incurred in settling or defending any claim, threatened action or finally adjudicated legal proceedings.

(b)	Notwithstanding subsection (a), above, the Manager and its Affiliates (when acting within the scope of authority of the Manager) and the Dealer-Manager and any Selling Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee and the court approves indemnification of the litigation costs, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee and the court approves indemnification of the litigation costs, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Commission, and any other applicable regulatory authority with respect to the issue of indemnification for securities law violations. The Company shall not incur the cost of that portion of any liability insurance which insures any Indemnitee for any liability as to which the Indemnitee is prohibited from being indemnified under this Section.

6.4  Compensation of the Manager and its Affiliates.

Neither the Manager nor any of its Affiliates shall, in their respective capacities as such, receive any salary, fees, profits, distributions, commissions or other compensation (including in connection with the reinvestment or distribution of Cash From Operations or from the proceeds from the sale, exchange or refinance of Investments), except in accordance with Section 6.1 or this Section 6.4; or pay or award any commissions or other compensation to any Person engaged by a potential Member as an investment advisor as an inducement to the Person to advise the potential Member about the Company (but this does not prohibit the payment of Underwriting Fees and Sales Commissions otherwise in accordance with this Section 6.4). In furtherance thereof, no rebates or give-ups may be received by the Manager nor may the Manager or any of its Affiliates participate in any reciprocal business arrangement which would circumvent the provisions of this Section 6.4. Furthermore, the sum of all Organizational and Offering Expenses, Sales Commissions and Underwriting Fees paid shall not exceed fifteen percent (15%) of the Gross Offering Proceeds.

(a)	Allocations and Distributions. The Manager shall be entitled to receive the allocations and distributions provided for under Sections 8 and 11.3, in addition to any such allocations and distributions with respect to the Shares it holds.

(b)	Underwriting Fees. Fees in the amount equal to $20.00 per Share sold (“Underwriting Fees”) shall be paid by the Company to the Dealer-Manager, which is an Affiliate of the Manager; provided, however, that such Underwriting Fees shall not be payable with respect to any Shares sold pursuant to the DRIP Plan.

(c)	Sales Commissions. Commissions in the amount of up to $80.00 per Share sold (“Sales Commissions”) shall be paid by the Company to the Dealer-Manager and each Selling Dealer in respect of the Shares sold by each of them, provided that no Sales Commissions shall be payable by the Company in respect of any Shares sold to Affiliated Members or with respect to Shares sold pursuant to the DRIP Plan.

(d)	Due Diligence Expenses. Fees and expenses actually incurred for bona fide due diligence efforts expended in connection with the Offering in a maximum amount not to exceed the lesser of (i) 0.5% of the Gross Offering Proceeds and (ii) the maximum amount permitted to be reimbursed under Rule 2810 of the NASD Conduct Rules (“Due Diligence Expenses”) may, in the Manager’s sole discretion, be reimbursed by the Company to the Dealer-Manager and each Selling Dealer; provided, however, that the amount of Due Diligence Expenses actually paid to the Dealer-Manager shall reduce, dollar-for-dollar, the amount of the O&O Expense Allowance otherwise payable by the Company to the Manager pursuant to Section 6.4(e) of this Agreement.

(e)	O&O Expense Allowance. The Company shall pay to the Manager or its Affiliates immediately following each Closing Date $35.00 per Share of the first $50,000,000 or less of Gross Offering Proceeds; $25.00 per Share for Gross Offering Proceeds in excess of $50,000,000 but not more than $100,000,000; and $15.00 per Share for Gross Offering Proceeds exceeding $100,000,000 (“O&O

Expense Allowance”), whether or not the full amount thereof is actually incurred by the Manager or any of its Affiliates. The Manager or such Affiliate shall distribute to the Dealer-Manager all or such portion of the O&O Expense Allowance as the Manager or such Affiliate shall, in its sole and absolute discretion, deem appropriate and the Company shall have no separate liability to the Dealer-Manager for any Organizational and Offering Expenses incurred by the Dealer-Manager. The Manager shall bear any Organizational and Offering Expenses incurred by the Manager or any of its Affiliates (including, without limitation, the Dealer-Manager) in excess of the O&O Expense Allowance.

(f)	Acquisition Fees. Once the Company has entered into a binding contract to make an Investment, and substantially all of the material conditions to the closing of such Investment have been satisfied, the Company shall pay the Manager or its Affiliates, for services rendered in connection with acquiring the Investment, a fee (“Acquisition Fees”) equal to the difference (to the extent greater than zero) between (i) 3.0% of the Purchase Price paid by the Company for any Investment, and (ii) the aggregate amount of Acquisition Fees paid by or on behalf of the Company to any other Person in connection with such Investment; provided, however, that:

(i)	no Acquisition Fees may be paid by or on behalf of the Company to any finder or broker that is an Affiliate of the Manager;

(ii)	the Company shall not pay any Acquisition Fees, or part thereof, if it would cause the aggregate Purchase Price (without deducting Front-End Fees) for the Company’s Investments to be less than the greater of (x) 80% of the Gross Offering Proceeds, reduced by .0625% for each 1% of Indebtedness encumbering Investments, or (y) 75% of such Gross Offering Proceeds; and

The formula in clause (ii), is illustrated as follows:

(A)	No Indebtedness — 80% of the Gross Offering Proceeds must be committed to Investments.

(B)	50% Indebtedness — 50% x .0625% = 3.125% 80% — 3.125% = 76.875% of the Gross Offering Proceeds must be committed to Investments.

(C)	80% Indebtedness — 80% x .0625% = 5% 80% — 5% = 75% of the Gross Offering Proceeds must be committed to Investments.

(iii)	the aggregate sum of (A) Acquisition Fees and (B) all other Front-End Fees, which, in each case, may be paid to any Person pursuant to this Agreement in connection with all Investments made by the Company from any source (including, without limitation, Net Offering Proceeds, Company Indebtedness or reinvestment) shall not exceed an amount equal to 25% of the Gross Offering Proceeds.

If the Company purchases an Investment from the Manager or one of its Affiliates pursuant to Section 6.2(b) for a Purchase Price which includes an Acquisition Fee amount, such Acquisition Fee amount shall be deemed paid pursuant to this Section 6.4(f) and there shall be no duplicative payment thereof.

(g)	Management Fees. Each month, the Company shall pay to the Manager or its Affiliates Management Fees attributable to the Gross Revenues of the Company (excluding any interest income component thereof) during such month; provided, however, that only fifty percent (50%) of such Management Fees shall be paid in any month during the Offering Period and Operating Period if the sum of all distributions paid to Members in such month does not equal or exceed the required First Cash Distributions for such month. To the extent that the Company does not have sufficient cash in any month to pay the required amount of all First Cash Distributions, the payment of fifty percent (50%) of Management Fees for such month shall be deferred and paid, without interest, in the next following month in which the Company has paid all previously required and current First Cash Distributions. Notwithstanding the foregoing, neither the Manager nor its Affiliates shall receive any Management Fees with respect to any Investments made during the Liquidation Period.

(h)	Re-Sale Fees. For providing services in connection with the sale of any Investment, the Company shall pay to the Manager or its Affiliates the applicable Re-Sale Fee; provided that:

(i)	in no event shall any Re-Sale Fees be paid prior to Payout;

(ii)	the Manager or its Affiliates shall not be entitled to receive any Re-Sale Fees to the extent that such amount would cause the total commissions paid to all Persons in connection with the sale of such Investments to exceed a fee for services which is reasonable, customary and competitive in light of the size, type and location of such Investment; and

(iii)	Re-Sale Fees that cannot be paid to the Manager or its Affiliates when earned because Payout has not been achieved shall accrue, without interest, and be paid to the Manager at Payout.

(i)	Re-Leasing Fees. Until the end of the Operating Period, the Company shall pay the Manager or its Affiliates Re-Leasing Fees for providing substantial re-leasing services (including, but not limited to, ongoing marketing or hiring or arranging for the hiring of crews or operating personnel) in connection with the re-lease of the Company’s Equipment. In addition, the Re-Leasing Fee shall only be payable to the Manager or its Affiliates if the Equipment is not re-leased to the same lessee or its affiliates. In connection therewith, the Manager shall maintain adequate staff for rendering re-leasing services to the Company.

(j)	Other Company Expenses.

(i)	Except as otherwise provided in this Section 6.4(j), expenses of the Company, including Acquisition Expenses, other than those incurred and otherwise reimbursed in accordance with Sections 6.4(b) through (i), shall be billed directly to and paid by the Company.

(ii)	Subject to clause (iii) of this Section 6.4(j), the Manager and any of its Affiliates may be reimbursed for Operating Expenses which are actually incurred by it or them in connection with the performance or arrangement of administrative services reasonably necessary, convenient or advisable, in the discretion of the Manager, to the prudent operation of the Company; provided, however, that the reimbursement for same shall be limited to the lesser of (A) its or their actual cost of providing same or (B) the amount the Company would be required to pay to non-Affiliates for comparable administrative services in the same geographic location; and provided, further, that no reimbursement is permitted for such services if the Manager or any Affiliate is entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 6.4.

(iii)	Neither the Manager nor any of its Affiliates shall be reimbursed by the Company for amounts expended by it with respect to the following:

(A)	salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any Controlling Person of the Manager or of any such Affiliate;

(B)	expenses for rent, depreciation, utilities, capital equipment or other administrative items (other than as specified in paragraph (ii) of this Section 6.4(j), above).

6.5  Other Interests of the Manager and its Affiliates.

The Manager shall be required to devote only such time to the affairs of the Company as the Manager shall, in its sole and absolute discretion, determine in good faith to be necessary for the business and operations of the Company. The Manager and its Affiliates are engaged directly and indirectly in the business of acquiring and leasing equipment for their own respective accounts as well as for other Programs. The Manager or any of its Affiliates may in the future form, sponsor, act as a manager or general partner of, or as an advisor to, other investment entities (including other public equipment ownership and leasing companies) which have investment objectives similar to the Company’s and which may be in a position to acquire the same Investments at the same time as the Company. Neither the Manager nor its Affiliates shall be obligated to present any particular investment opportunity to the Company, and the Manager and its Affiliates shall have the right, subject only to the provisions of the following paragraph, to take for its or their own accounts

(without the use of Company funds), or to recommend to any Affiliate of the Manager (including the Company), any particular investment opportunity.

The Manager and its Affiliates are not prohibited from investing in equipment leasing acquisitions, financing, refinancing, leasing and re-leasing opportunities on its or their own behalf or on behalf of the Programs. The Manager and each such Affiliate shall have the right, subject only to the provisions of the immediately following paragraph, to take for its own account (individually or otherwise), or to recommend to any Program (including the Company), any particular investment opportunity after considering the factors in the following paragraph.

If the aggregate amount of Investments available from time to time to the Company and to other Programs is less than the aggregate amount of Investments then sought by them, in addition to the factors listed below, the Manager will take into account the time period the particular Program has been seeking Investments. In allocating Investments among Programs, the Manager will take into consideration:

(a)	whether the required cash needed for the Investment is greater than the cash available for Investment by the Programs;

(b)	whether the amount of debt to be incurred or assumed is above levels deemed acceptable for the Programs;

(c)	whether the investment is appropriate for the Programs’ objectives, which include the avoidance of concentration of exposure to any one class of Equipment;

(d)	whether the Lessee credit quality satisfies the Programs’ objectives, which include maintaining high-quality portfolios with creditworthy Lessees while avoiding concentrations of exposure to any individual Lessee;

(e)	whether the term of the Investment extends beyond the liquidation period of the Programs;

(f)	whether the available cash flow (or lack thereof) is sufficient to purchase the Investment and is commensurate with the Programs’ need to make certain distributions to their investors during their operating periods;

(g)	whether the transaction structure, particularly with respect to the end-of-lease options governing the Equipment, provides the Programs with the residual value opportunity commensurate with the total return requirements of the Programs; and

(h)	whether the transaction complies with the terms of the Programs’ operating agreement or partnership agreement.

Any conflicts in determining and allocating Investments between the Manager and Programs, on the one hand, and the Company, on the other hand, will be resolved by the Investment Committee, which will evaluate the suitability of all prospective lease acquisitions for investment by the Company or other Programs.

If conflicts arise between the Company and one or more other Programs, which may be seeking to re-lease or sell similar Equipment at the same time, the first opportunity to re-lease or sell Equipment shall generally be allocated by the Manager to the Program attempting to re-lease or sell Equipment which has been subject to the Lease which expired first, or, if the Leases expire simultaneously, the Lease which was first to take effect. However, the Manager, in its discretion, may make exceptions to this general policy where Equipment is subject to remarketing commitments which provide otherwise or in cases in which, in the Manager’s judgment, other circumstances make the application of such policy inequitable or not economically feasible for a particular Program, including the Company.

Section 7.  POWERS AND LIABILITIES OF MEMBERS.

7.1  Absence of Control Over Company Business.

The Members hereby consent to the exercise by the Manager of the powers conferred upon the Manager by this Agreement. No Member shall participate in or have any control over the Company’s business or have any right or authority to act for, or to bind or otherwise obligate, the Company (except one who is also the Manager, and then only in its capacity as the Manager). No Member shall have the right to have the Company dissolved and liquidated or to have all or any part of such Member’s Capital Contribution or Capital Account returned except as provided in this Agreement.

7.2  Limited Liability.

The liability of each Member in such capacity shall be limited to the amount of such Member’s Capital Contribution and pro rata share of any undistributed Profits. Except as may otherwise be required by law, after the payment of all Subscription Monies for the Shares purchased by such Member, no Member shall have any further obligations to the Company, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Company.

No Member shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the Company under or pursuant to, or otherwise in connection with, this Agreement or the conduct of the business of the Company.

Section 8.  DISTRIBUTIONS AND ALLOCATIONS.

8.1  Distributions of Cash.

(a)	The Manager shall determine, in its sole discretion, what portion, if any, of cash on hand shall be invested and reinvested in additional Investments and which portion shall be distributed to the Members. Until the end of the Operating Period, the Manager intends to distribute, to the extent available, cash to the Members in an amount at least equal to the following:

Monthly cash distributions equal to one-twelfth of the Initial Distribution Rate, as determined by the Manager, multiplied by the Members’ aggregate Capital Contributions as such Capital Contributions are reduced by any portion thereof which has been (A) returned to Members pursuant to Section 8.6 or (B) received by Members in connection with a repurchase by the Company of Members’ Shares pursuant to Section 10.5 of this Agreement; provided, however, that each monthly cash distribution amount shall be computed as provided in the preceding clause on a non-cumulative basis (that is, without increase for any portion of the monthly cash distribution amount computed above which the Company is unable to make, and without reduction for any cash distributions actually made, in any prior period).

(b)	Prior to Payout, distributions pursuant to this Section 8.1 shall be made 1% to the Manager and 99% to the other Members. After Payout, distributions pursuant to this Section 8.1 shall be distributed 10% to the Manager and 90% to the other Members.

(c)	Notwithstanding the provisions of Section 8.1(b), distributions of cash following a Dissolution Event shall be made in accordance with the provisions of Section 11.3.

(d)	Members who make Capital Contributions to the Company prior to the Initial Closing Date shall be entitled to receive distributions described in this Section 8.1 with respect to the time period between the date of making their Capital Contribution and the Initial Closing Date. A one-time special distribution will be paid to such Members on the date of the first distribution after the Initial Closing Date equal to the greater of (i) 8.6% of the Member’s Capital Contribution or (ii) the amount of the annual Initial Distribution Rate times the Member’s Capital Contribution, the greater of which is divided by a fraction, the numerator of which is the number of full months the Member’s Capital Contributions were held prior to the Initial Closing Date and the denominator of which is 12.

(e)	For purposes of determining the amount described in Section 8.1(a) that the Manager intends, if available, to distribute on a monthly basis and the amount of the special distribution described in Section 8.2(d), the Capital Contribution of a Member who, pursuant to Section 5.2(d), purchased Shares from the Company at a price of less than $1,000 per Share shall be deemed to be $1,000 per Share with respect to such Shares and not net of selling commissions and other expenses.

8.2  Allocations of Profits and Losses.

(a)	The Profits and Losses of the Company shall be determined for each Fiscal Year or Fiscal Period.

(b)	Except as otherwise provided in this Agreement, whenever a proportionate part of the Company’s Profits or Losses is allocated to a Member, every item of income, gain, loss or deduction entering into the computation of such Profits or Losses, or arising from the transactions with respect to which such Profits or Losses were realized, shall be allocated to such Member in the same proportion.

(c)	Profits for any Fiscal Period during the Operating Period shall be allocated as follows:

(i)	first, 1% to the Manager and 99% to the Members (including the Manager with respect to any Shares it owns) until such Members have been allocated in the aggregate an amount equal to the excess of the Unpaid Target Distribution over the sum of their Partially Adjusted Capital Accounts; and

(ii)	thereafter, 10% to the Manager and 90% to the Members (including the Manager with respect to any Shares it owns).

(d)	Profits for any Fiscal Period during the Liquidation Period shall be allocated as follows:

(i)	first, the greater of (A) 1% or (B) the excess of the distributions made to the Manager (other than with respect to any Shares it owns) pursuant to the first sentence of Section 8.1(b) (but only to the extent that such distributions have neither (I) been treated under the Treasury Regulations as attributable to the distribution of the proceeds of Nonrecourse Liabilities nor (II) been matched, as determined by the Manager, with an allocation of gross income pursuant to Section 8.2(f)(v)) over the cumulative amount of income previously allocated to the Manager pursuant to Section 8.2(c)(i) and this Section 8.2(d)(i) (and not offset by Losses allocated pursuant to Section 8.2(e)(ii)) to the Manager and the balance to the Members (including the Manager with respect to any Shares it owns) until such Members have been allocated in the aggregate an amount equal to the excess of the Unpaid Target Distribution over the sum of their Partially Adjusted Capital Accounts; and

(ii)	thereafter, 10% to the Manager and 90% to the Members (including the Manager with respect to any Shares it owns).

(e)	Losses for any Fiscal Period shall be allocated as follows:

(i)	first, 10% to the Manager and 90% to the Members (including the Manager with respect to any Shares it owns) until the cumulative amount of Losses allocated pursuant to this 8.2(e)(i) to those who are then Members equals the cumulative Profits previously allocated to such Members (or their predecessors-in-interest) pursuant to Sections 8.2(c)(ii) and 8.2(d)(ii); and

(ii)	thereafter, 1% to the Manager and 99% to the Members (including the Manager with respect to any Shares it owns); provided, however, that if and to the extent that an allocation of Losses to any Member (other than the Manager) pursuant to this Section 8.2(e) or Section 8.2(f) would result in any such Member having an Adjusted Capital Account Deficit, such Losses shall be allocated to all other Members in accordance with this Section 8.2(e) and, when no Member (other than the Manager) can be allocated any such Losses without violating the limitation contained in this proviso, such remaining Losses shall be allocated to the Manager.

(f)	Special Allocations. The following special allocations shall, except as otherwise provided, be made prior to allocations in Section 8.2(a)-(e) in the following order:

(i)	Minimum Gain Charge-Back. Notwithstanding any other provision of this Section 8, if there is a net decrease in Company Minimum Gain or in any Member Nonrecourse Debt Minimum Gain during any Fiscal Period, prior to any other allocation pursuant this Section 8, each Member shall be specifically allocated items of Company income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner required by Treas. Reg. Sections 1.704-2(f) and 1.704-2(i)(4) or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(j)(2) or any successor provision.

(ii)	Company Nonrecourse Deductions. Company Nonrecourse Deductions for any Fiscal Period shall be allocated 1% to the Manager and 99% to the other Members, including the Manager with respect to any Shares it owns.

(iii)	Member Nonrecourse Deductions. Member Nonrecourse Deductions for any Fiscal Period shall be allocated to the Member who made or guaranteed or is otherwise liable with respect to the Loan to which such Member Nonrecourse Deductions are attributable in accordance with principles of Treas. Reg. Section 1.704-2(i) or any successor provision.

(iv)	Qualified Income Offset. If in any Fiscal Period, any Member has an Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) or otherwise, such Member shall be allocated items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such Fiscal Period) sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, to the extent required by such Treasury Regulation. It is the intention of the parties that this allocation provision constitute a “qualified income offset” within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d), provided that an allocation shall be made pursuant to this Section 8.2(f)(iv) only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 8 had tentatively been made as if this Section 8.2(f)(iv) were not part of this Agreement.

(v)	Special Allocations of Gross Income. During the Liquidation Period, there shall be a special allocation of Gross Income to the Members (including the Manager regardless of its Shares) in proportion to, and to the extent of, the deficit balances, if any, in their respective Capital Accounts in excess of the amounts that such Members are obligated to restore and are deemed obligated to restore pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(i) and 1.704-2(i)(5), provided that an allocation pursuant to this Section 8.2(f)(v) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations pursuant to this Article 8 have been made as if this Section 8.2(f)(v) and Section 8.2(f)(iv) were not part of this Agreement.

(vi)	Curative Allocations. The special allocations provided for in the proviso of Section 8.2(e) and in Sections 8.2(f)(i)-(v) are intended to comply with certain requirements of Treas. Reg. Sections 1.704-1 and 1.704-2. To the extent that any of such special allocations shall have been made, subsequent allocations of income, gains, losses and deductions and items thereof (curative allocations) shall be made as soon as possible and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg. Sections 1.704-1 and 1.704-2, the Members’ Capital Account balances to be as nearly as possible in the same proportions in which they would have been had such special allocations not occurred. In making such curative allocations, due regard shall be given to the character of the Profits and Losses and items thereof that were originally allocated pursuant to the provision of Sections 8.2(e) and Sections 8.2(f)(i)-(v) in order to put the Members as nearly as possible in the positions in which they would have been had such special allocations not occurred.

If the Manager determines, after consultation with counsel, that the allocation of any item of Company income, gain, loss or deduction is not specified in this Section 8 (an “unallocated item”), or that the allocation of any item of Company income, gain, loss or deduction hereunder is clearly inconsistent with the Members’ economic interests in the Company determined by reference to this Agreement, the general principles of Treas. Reg. Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii)(a) “misallocated item”), then the Manager may allocate such unallocated items and reallocate such misallocated items, to reflect such economic interests.

(vii)	Special Allocation of State, Local and Foreign Taxes. Any state, local or foreign taxes imposed on the Company by reason of a Member being a citizen, resident or national of such state, locality or foreign jurisdiction, including any item(s) of taxable income or tax loss resulting therefrom, shall be specially allocated to such Member.

(viii)	Transactions with the Company. If, and to the extent that, any Member is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Member and the Company pursuant to Code Sections 482, 483, 1272-1274, 7872 or any similar provision now or hereafter in effect, any corresponding Profits or Losses or items thereof shall be allocated to the Member who was charged with such item.

(ix)	Fees and Commissions Paid to the Manager. It is the intent of the Company that, any amount paid or deemed paid to the Manager as a fee or payment described in Section 6.4 shall be treated as a “guaranteed payment” or a payment to a Member not acting in his capacity as a Member pursuant to Section 707(c) or (a), respectively, of the Code to the extent possible. If any such fee or payment is deemed to be a distribution to the Manager and not a guaranteed payment or a payment to a Member not acting in his capacity as a Member, the Manager shall be allocated an amount of Company gross ordinary income equal to such payment.

(x)	Syndication Expenses. Syndication Expenses attributable to the Sales Commissions and Underwriting Fees paid on the Company’s sale of any Share shall be specially allocated to the Member who purchased such Share; and all other Syndication Expenses shall be allocated to the Members who are admitted to the Company from time to time so that, to the extent possible, the cumulative Syndication Expenses (other than Sales Commissions and Underwriting Fees) allocated with respect to each Share are the same. If the Manager determines that such result is not likely to be achieved through future allocation of Syndication Expenses, the Manager may allocate a portion of Net Profits or Net Losses or other items of income, gain, loss, deduction or expense to achieve the same effect on the Capital Accounts of the Members.

(xi)	Special Allocation of Gross Income with Respect to Section 8.1(d) Special Distribution. Gross Income shall be specially allocated to those Members who received the one-time special distribution described in Section 8.1(d), to be allocated among such Members in proportion to and to the extent of the amount of their respective special distributions.

8.3  Tax Allocations; Code Section 704(c); Revaluations.

(a)	In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction, and items thereof, with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

(b)	In the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (b) of the definition of Gross Asset Value herein and Section 5.4(h) hereof, subsequent allocations of income, gain, loss and deduction, and items thereof, with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Treas. Reg. Section 1.704-3(a)(6).

(c)	Any elections or other decisions relating to the allocations required by clauses (a) and (b) of this Section 8.3 shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this clause (c) of this Section 8.3 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

8.4  Distributions and Allocations Among the Members.

(a)	Except to the extent otherwise provided herein, all distributions of cash and all allocations of Profits and Losses and items thereof for any Fiscal Year or Fiscal Period to the Members (including the Manager with respect to any Shares it owns) shall be distributed or allocated, as the case may be, among the Members in proportion to their respective numbers of Shares. Each distribution of cash shall be made to the Members or their respective assignees of record as of the last day of the month next preceding the date on which such distribution is made. If the Manager determines at any time that the sum of the monthly distributions made to any such Member during or with respect to a Fiscal Year does not (or will not) properly reflect such Member’s share of the total distributions made or to be made by the Company for such Fiscal Year, the Manager shall, as soon as practicable, make a supplemental distribution to such Member, or withhold from a subsequent distribution that otherwise would be payable to such Member, such amount as shall cause the total distributions to such Member for such Fiscal Year to be the proper amount.

(b)	Notwithstanding the general rule set forth in Section 8.4(a) regarding the allocation of Profits and Losses among Members, beginning with the first Fiscal Year that starts on or after the first day of the Liquidation Period, Profits and Losses allocated to the Members (as distinct from Profits and Losses allocated to the Manager as manager) pursuant to Sections 8.2(c), 8.2(d), or 8.2(e) shall first be allocated among the Members so as to equalize, as soon as practicable, the ratio for each Member of such Member’s Capital Account increased by the amounts for such Member described in clauses (a), (b) and (c) of the definition of Partially Adjusted Capital Account to the number of Shares held by such Member, and thereafter in proportion to their respective number of Shares. If there are not sufficient Profits or Losses so allocated to the Members for such Fiscal Year to bring such ratios into equality, such Profits and Losses shall be allocated among the Members in the same proportions as would have been the case had the minimum amount of Profits or Losses, as the case may be, necessary to produce such equality been available for allocation. For purposes of applying this provision to the Manager with respect to any Shares it owns, the principles set forth in the definition of Partially Adjusted Capital Account for determining such account for the Manager with respect to its Shares shall be applied.

(c)	In connection with any Fiscal Year in which any Members (other than the Manager) are admitted to the Company or, with respect to clause (ii), have Shares repurchased by the Company, Profits and Losses or items thereof shall be allocated, and distributions made, among such Members as follows:

(i)	the Operations and Sales shall be deemed to have occurred ratably over such Fiscal Year, irrespective of the actual results of Operations or Sales.

(ii)	for purposes of determining the Profits, Losses or any other items allocable to any period (including for periods of less than a Fiscal Year to the extent necessary in order to comply with Code Section 706(d)), Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Manager using any permissible method under Code Section 706 and the Treasury Regulations thereunder. If the amount of Profit or Loss allocable to a Member is limited as a result of the use of such method compared to the amount of such Profit or Loss that otherwise would have been allocated to such Member pursuant to Sections 8.2(c), 8.2(d) or 8.2(e) (as amplified by Sections 8.4(a) or 8.4(b), as the case may be), such excess amount shall be reallocated to the other Members in proportion to the amounts allocated to them pursuant to said Section.

(iii)	all monthly distributions made to such Members pursuant to Section 8.1(b) shall be distributed among the Members in the ratio that the number of Shares held by each Member multiplied by the number of days in the month preceding the month in which the distribution is made that such Shares were held by such Member bears to the sum of that calculation for all Members (other than the Manager).

(d)	In the event of a transfer of a Share during a Fiscal Year in accordance with Section 10, the transferor and transferee shall be allocated a ratable share of Profits and Losses for such Fiscal Year based on the number of days in such Fiscal Year that each held such transferred Shares. Monthly distributions made by the Company in accordance with Section 8.1(b) shall be allocated between the transferor and transferee (and subsequently adjusted, if necessary) in the manner set forth in Section 8.4(a).

8.5  Compliance with NASAA Guidelines Regarding Front-End Fees.

Notwithstanding anything in this Agreement to the contrary, in the event the Company fails, at any time after the expiration of 30 months from the date of the Prospectus, to comply with the restrictions set forth in Section 6.4(b) through (i) above, the Manager shall appropriately adjust the allocations and distributions set forth in this Section 8 so as to comply with the requirements contained in NASAA Guidelines. No adjustment proposed to be made pursuant to this Section 8.5 shall require the Manager to obtain the Consent of the Members unless such proposed adjustment adversely effects the allocations or distributions made, or to be made, to any Member.

8.6  Return of Uninvested Capital Contribution.

If an amount equal to 100% of the Net Offering Proceeds has not been used to make Investments or committed to Reserves within the later of (i) twenty four (24) months after the Effective Date of the Offering or (ii) twelve (12) months of the receipt thereof by the Company, the amount of such uninvested Net Offering Proceeds shall be promptly distributed by the Company to the Members, pro rata based upon their respective number of Shares, as a return of capital, without interest and without reduction for Front-End Fees in respect of such uninvested Capital Contributions (which distributions shall not in any event exceed the related Capital Contribution of any Member). Funds shall be deemed to have been committed to Investments and need not be returned to a Member to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings are executed and not terminated during the applicable twenty four (24) or twelve (12) month period described above, if such Investments are ultimately consummated within a further period of twelve (12) months. Funds deemed committed which are not actually so invested within such twelve (12) month period will be promptly distributed, without interest and without reduction for Front-End Fees in respect of such uninvested Net Offering Proceeds, to the Members on a pro rata basis, as a return of capital.

8.7  Members’ Return of Investment in the Company.

Each Member shall look solely to the assets of the Company for the return of his or her Capital Contribution and for any other distributions with respect to his or her Shares. If the assets of the Company remaining after payment or discharge, or provision for payment or discharge, of its debts and liabilities are insufficient to return such Capital Contribution or to make any other distribution to such Member, he or she shall not have any recourse against the personal assets of the Manager or any other Member, except to the limited extent set forth in Section 6.3, Section 9.3(a) and Section 11.2(a)(iii).

8.8  No Distributions in Kind.

Distributions in kind shall not be permitted except upon dissolution and liquidation of the Company’s assets and may only then be made to a liquidating trust established for the purpose of: (a) liquidating the assets transferred to it; and (b) distributing the net cash proceeds of such liquidation in cash to the Members in accordance with the provisions of this Agreement.

8.9  Company Entitled to Withhold.

The Company shall, at all times, be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Member arising as a result of such Member’s participation in the Company. Each such amount so withheld or paid shall be deemed to be a distribution for purposes of Section 8 and Section 11, as the case may be, to the extent such Member is then entitled to a distribution. To the extent that the amount of such withholdings or payments made with respect to any Member exceeds the amount to which such Member is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to twelve percent (12%) per annum simple interest from the date of such payment or withholding until such excess is repaid to the Company (i) by deduction from any distributions subsequently payable to such Member pursuant to this Agreement or (ii) earlier payment of such excess and interest by such Member to the Company. Such excess and interest shall, in any case, be payable not less than 30 days after demand therefor by the Manager, which demand shall be made only if the Manager determines that such Member is not likely to be entitled to distributions within twelve (12) months from the date of such withholding or payment by the Company in an amount sufficient to pay such excess and interest. The withholdings and payments referred to in this Section 8.9 shall be made at the maximum applicable statutory rate under the applicable tax law unless the Manager shall have received an opinion of counsel or other evidence, satisfactory to the Manager, to the effect that a lower rate is applicable, or that no withholding or payment is required.

Section 9.  WITHDRAWAL OF THE MANAGER.

9.1  Voluntary Withdrawal.

The Manager may not voluntarily withdraw as a Manager from the Company unless (a) the Members have received written notice of the Manager’s intention to withdraw 60 days in advance, (b) the Company shall have received an opinion of counsel to the effect that such withdrawal will not constitute a termination of the Company or otherwise materially adversely affect the status of the Company for federal income tax purposes and (c) a Substitute Manager shall have been selected and such Substitute Manager shall have (i) expressed a willingness to be admitted to the Company, (ii) received the specific written Consent of the Majority Interest to such admission and (iii) a Net Worth sufficient to satisfy the net worth requirements for a “sponsor” under the NASAA Guidelines.

9.2  Involuntary Withdrawal.

The Manager shall be deemed to have involuntarily withdrawn as a Manager from the Company upon the removal of the Manager pursuant to the Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect.

For purposes of this Section 9.2 and Section 13, neither the Manager nor any of its Affiliates will participate in any vote by the Members to (a) involuntarily remove the Manager or (b) cancel any management or service contract or agreement with the Manager or any such Affiliate.

9.3  Consequences of Withdrawal.

(a)	Upon the voluntary withdrawal of the Manager in accordance with Section 9.1, the Manager, or its estate, successors or legal representatives, shall be entitled to receive from the Company: (i) an amount equal to the positive balance, if any, in the Manager’s Capital Account (as adjusted to the date of such withdrawal by allocation pursuant to Section 8 of any Profits or Losses or other allocable items realized by the Company through such date of withdrawal and any unrealized gains and losses inherent in the Company’s assets as of such date), provided, however, that in no event shall such amount exceed the fair market value of the interest in the income, losses, distributions and capital of the Company then held by the Manager, as calculated in accordance with the provisions of clause (c) of this Section 9.3, plus or minus, as the case may be, (ii) Management Fees with respect to Investments acquired by the Company prior to the effective date of the Withdrawal of the Manager shall remain payable to the Manager notwithstanding any such Withdrawal as and when the Company receives the Cash Flow from such Investments creating the obligation to pay such Management Fees, and in the event that the Manager pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the Voluntary Withdrawal or Involuntary Withdrawal of the Manager, (iii) an amount equal to the difference between (A) any amounts due and owing to the Manager by the Company and (B) any amounts due and owing by the Manager to the Company, and, upon such payment, the Manager’s interest in the income, losses, distributions and capital of the Company shall be terminated. The right of the Manager, or its estate, successors or legal representatives, to receipt of such amount shall be subject to (x) any claim for damages by the Company or any Member against the Manager, or its estate, successors or legal representatives, that such Withdrawal shall have been made in contravention of this Agreement and (y) if the Manager has a negative balance in its Capital Account after making the adjustments provided for in the first sentence of this subsection (a) of Section 9.3, payment to the Company of an amount equal to the lesser of (1) the amount of such deficit balance or (2) the excess of 1.01% of the total Capital Contributions of the Members (other than the Manager) over the capital previously contributed by the Manager.

(b)	Upon the Involuntary Withdrawal of the Manager in accordance with Section 9.1, the Manager, or its estate, successors or legal representatives, shall be entitled to receive from the Company: (i) the fair market value of its interest in the income, losses, distributions and capital of the Company as calculated in accordance with the provisions of clause (c) of this Section 9.3, plus or minus, as the case may be; (ii) Management Fees with respect to Investments acquired by the Company prior to the effective date of the Withdrawal of the Manager shall remain payable to the Manager notwithstanding any such Withdrawal as and when the Company receives the Cash Flow from such Investments creating the obligation to pay such Management Fees, and in the event that the Manager pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the Voluntary Withdrawal or Involuntary Withdrawal of the Manager; and (iii) an amount equal to the difference between (A) any amounts due and owing to the Manager by the Company and (B) any amounts due and owing by the Manager to the Company, and, upon such payment, the Manager’s interest in the income, losses, distributions and capital of the Company shall be terminated.

(c)	For purposes of this Section 9.3, the fair market value of the withdrawn Manager’s interest in the income, losses, distributions and capital of the Company shall be determined, in good faith, by such Manager and the Company, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association by two independent appraisers, one selected by the withdrawn Manager and one by the Members. In the event that such two appraisers are unable to agree on the value of the withdrawn Manager’s Shares within 90 days, they shall, within 20 days thereafter, jointly appoint a third independent appraiser whose determination shall be final and binding; provided, however, that if the two appraisers are unable to agree within such 20 days on a third appraiser, the third appraiser shall be selected by the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn Manager and the Company.

(d)	The method of payment to the Manager upon Withdrawal, whether voluntary or involuntary, must be fair and must protect the solvency and liquidity of the Company. When the Withdrawal is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest-bearing, unsecured promissory note of the Company, with principal payable, if at all, from distributions that the withdrawn Manager otherwise would have received under Agreement had the Manager not withdrawn. When the withdrawal is involuntary, the method of payment will be presumed to be fair if it provides for a promissory note bearing interest on the outstanding principal amount thereof at the lesser of (i) the rate of interest (inclusive of any points or other loan charges) which the Company would be required to pay to an unrelated bank or commercial lending institution for an unsecured, (sixty) 60-month loan of like amount or (ii) the rate of interest from time to time announced by JP Morgan Chase Bank at its principal lending offices in New York, New York as its prime lending rate plus 3% and providing for repayments of principal thereunder in sixty (60) equal monthly installments, together with accrued but unpaid interest.

9.4  Continuation of Company Business.

In the event that the Manager withdraws from the Company, the Manager, or its estate, successors or legal representatives, shall deliver to the Members Notice stating the reasons for such Withdrawal. If, within 90 days following such Withdrawal, any Person shall be admitted to the Company as a Substitute Manager, such Substitute Manager shall execute a counterpart of this Agreement and the business of the Company shall continue. If no Substitute Manager shall have been so admitted to the Company within 90 days following the date of the Manager’s Withdrawal, then the Company shall be dissolved.

Section 10.  TRANSFER OF SHARES.

10.1  Withdrawal of a Non-Manager Member.

A Member (other than the Manager) may withdraw from the Company only by Assigning or having all of his or her Shares redeemed or repurchased in accordance with this Section 10. The withdrawal of a Member shall not dissolve or terminate the Company. In the event of the withdrawal of any such Member because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Member shall be deemed to be the Assignee of the Shares of such Member and may become a Substitute Member upon compliance with the provisions of Section 10.3.

10.2  Assignment.

(a)	Subject to the provisions of Sections 10.2(b) and (c) and 10.3 of this Agreement, any Member (other than the Manager) may Assign all or any portion of the Shares owned by such Member to any Person (the “Assignee”); provided, that

(i)	such Member and such Assignee shall each execute a written Assignment instrument, which shall:

(A)	set forth the terms of such Assignment;

(B)	evidence the acceptance by the Assignee of all of the terms and provisions of this Agreement;

(C)	include a representation by both such Member and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

(D)	otherwise be satisfactory in form and substance to the Manager.

(b)	Notwithstanding the foregoing, unless the Manager shall specifically consent, no Shares may be Assigned:

(i)	to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

(ii)	to any Person if, in the opinion of counsel, such Assignment would result in the termination of the Company, or its status as a partnership, for federal income tax purposes; provided, however, that the Company may permit such Assignment to become effective if and when, in the opinion of counsel, such Assignment would no longer result in the termination of the Company, or its status as a partnership, for federal income tax purposes;

(iii)	to any Person if such Assignment would affect the Company’s existence or qualification as a limited liability company under the Delaware Act or the applicable laws of any other jurisdiction in which the Company is then conducting business;

(iv)	to any Person not permitted to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;

(v)	if such Assignment would result in the transfer of less than five (5) Shares (unless such Assignment is of all of the Shares owned by such Member);

(vi)	if such Assignment would result in the retention by such Member of less than five (5) Shares;

(vii)	if, in the reasonable belief of the Manager, such Assignment might violate applicable law;

(viii)	if, in the determination of the Manager, such Assignment would not be in the best interest of the Company and its Members; or

(ix)	if such transfer would cause the Shares to be owned by any person who, if an individual, is not a United States citizen resident in the United States or Puerto Rico, or a resident alien with an address in the United States or who would be a “foreign partner” as that term is used in Code Section 1446.

Any attempt to make any Assignment of Shares in violation of this Section 10.2(b) shall be null and void ab initio.

(c)	No transfer, Assignment or repurchase of Shares shall be made, and the Manager shall not recognize any such transfer, Assignment or repurchase for any purpose whatsoever, if it would result in the Company being treated as an association taxable as a corporation or as a “publicly traded partnership” for federal income tax purposes. In addition, the Manager shall not recognize for any purpose whatsoever (including recognizing any rights of the transferee, such as the right of the transferee to receive directly or indirectly Company distributions or to acquire an interest in the capital or profits of the Company), an Assignment of Shares (or interest therein) if such Assignment occurred on an established securities market or a secondary market (or the substantial equivalent thereof) as defined under the Code and any Treasury Regulations or published notices promulgated thereunder (a “Secondary Market”) or fails to meet one or more of the Secondary Market “safe harbor” provisions of Treas. Reg. Section 1.7704-1 or any substitute safe harbor provisions that subsequently may be established by Treasury Regulations or published notices. The Manager may, in its sole discretion, decline to recognize, for any purpose whatsoever, a transfer or Assignment even if it falls within one or more of the foregoing-referenced Secondary Market “safe harbor” provisions. The Members agree to provide all information respecting Assignments which the Manager deems necessary in order to determine whether a proposed transfer occurred or will occur on a Secondary Market, and each Member hereby consents and agrees to any decision made by the Manager, in good faith, to deny a proposed Assignment of Shares hereunder. In no event shall the Company recognize, for any purpose whatsoever, transfers in any taxable year, other than these that the Manager concludes in good faith are described in Treas. Reg. Sections 1.7704-1(e)(1)(i)-(vii), 1.7704-1(e)(1)(ix), or 1.7704-1(g), to the extent such transfers in the aggregate exceed 2% of the total interests in the Company’s capital or profits as determined in accordance with Treas. Reg. Sections 1.7704-1(j) and 1.7704-1(k).

(d)	Assignments made in accordance with this Section 10.2 shall be considered consummated on the last day of the month upon which all of the conditions of this Section 10.2 shall have been satisfied and effective for record purposes and for purposes of Section 8 as of the first day of the month following the date upon which all of the conditions of this Section 10.2 shall have been satisfied. Distributions to the Assignee shall commence the month following effectiveness of the Assignment.

10.3  Substitution.

(a)	An Assignee shall be admitted to the Company as a Substitute Member only if:

(i)	the Manager has reasonably determined that all conditions specified in Section 10.2 have been satisfied and that no adverse effect to the Company does or may result from such admission; and

(ii)	such Assignee shall have executed a transfer agreement and such other forms, including a power of attorney to the effect required by Section 15, as the Manager reasonably may require to determine compliance with this Section 10.

(b)	An Assignee who does not become a Substitute Member in accordance with this Section 10.3 and who desires to make a further Assignment of his or her Shares shall be subject to all the provisions of Sections 10.2, 10.3 and 10.4 to the same extent and in the same manner as a Member desiring to make an Assignment of Shares. Failure or refusal of the Manager to admit an Assignee as a Substitute Member shall in no way affect the right of such Assignee to receive distributions of cash and the share of the Profits or Losses for tax purposes to which his or her predecessor in interest would have been entitled in accordance with Section 8.

10.4  Status of an Assigning Member.

Any Member that shall Assign all of his or her Shares to an Assignee who becomes a Substitute Member shall cease to be a Member and shall no longer have any of the rights or privileges of a Member.

10.5  Limited Right to Request the Repurchase of Shares.

(a)	Commencing with the one-year anniversary of the admission of the Member to the Company, such Member (other than the Manager or an Affiliated Member) may request that the Company repurchase, and, subject to the availability of funds, in accordance with the Company’s Share Repurchase Plan and this Section 10.5, such Member’s Shares. The Company shall not, in any calendar year, repurchase Shares pursuant to this Section 10.5 that, in the aggregate, along with all Shares otherwise transferred in such calendar year (other than those that the Manager in good faith concludes are described in Treas. Reg. Sections 1.7704-1(e)(i)-(vii), 1.7704-1(e)(ix), or 1.7704-1(g)) including Shares repurchased pursuant to Section 10.6(a), exceed 2% of the total interests in the Company’s capital or profits as determined in accordance with Treas. Reg. Sections 1.7704-1(j) and 1.7704-1(k). With the prior Consent of the Manager, the Company shall repurchase, for cash, up to 100% of the Shares of such Member, at the Applicable Repurchase Price. The Company shall be under no obligation to repurchase Shares of a Member and shall do so only in the sole and absolute discretion of the Manager. In this regard, the Manager may take into consideration the time of year during which a repurchase request is made, and the effect such a repurchase would have on the 2% limit (described above).

(b)	No reserves shall be established by the Company for the repurchase of Shares. The availability of funds for the repurchase of any Share shall be subject to the availability of sufficient Cash Flow. Furthermore, Shares may be repurchased only if such repurchase would not impair the capital or the Operations of the Company and would not result in the termination under the Code of the Company’s taxable year or of its federal income tax status as a partnership.

(c)	A Member desiring to have a portion or all of his Shares repurchased shall submit a request in form and substance satisfactory to the Company in accordance with the Share Repurchase Plan. Requests may be withdrawn by the Member at any time.

(d)	In the event that the Manager receives requests for the Company to repurchase more Shares than there are funds sufficient to repurchase, the Manager shall repurchase such Shares on a pro rata basis from all Members who shall so request repurchase in accordance with the Share Repurchase Plan.

(e)	In the event that all Shares of any Member are repurchased, such Member shall be deemed to have withdrawn from the Company and shall, from and after the date of the repurchase of all Shares of such Member, cease to have the rights of a Member.

(f)	The Company has sole discretion with respect to termination, amendment or suspension of the Share Repurchase Plan.

10.6  Repurchase of Shares for Foreign Partners.

(a)	The Company shall have the right, but not the obligation, to repurchase, for cash, up to 100% of the Shares of any Member, at the Applicable Repurchase Price, if such Member becomes a “foreign partner” as that term is used in Code Section 1446 at any time during the Term, provided that the Company concludes that such repurchase would not constitute a transaction on an established securities market or a secondary market (or the substantial equivalent thereof) and would not jeopardize the Company’s treatment as a partnership for federal income tax purposes, and that sufficient cash flow was available to provide the funds for such repurchase, and provided further that the Company shall not, in any calendar year, repurchase Shares pursuant to this Section 10.6(a) that, in the aggregate, along with all Shares otherwise transferred in such calendar year (other than those that the Manager in good faith concludes are described in Treas. Reg. Sections 1.7704-1(e)(i)-(vii), 1.7704-1(e)(ix) or 1.7704-1(g)), including Shares repurchased pursuant to Section 10.5, exceed 2% of the total interests in the Company’s capital or profits as determined in accordance with Treas. Reg. Sections 1.7704-1(j) and 1.7704-1(k).

(b)	In the event that all Shares of any Member are repurchased, such Member shall be deemed to have withdrawn from the Company and shall, from and after the date of the repurchase of all Shares of such Member, cease to have the rights of a Member.

Section 11.  DISSOLUTION AND WINDING-UP.

11.1  Events Causing Dissolution.

The Company shall be dissolved upon the happening of any of the following events (each a “Dissolution Event”):

(a)	the withdrawal of the Manager, unless a Substitute Manager shall have been admitted to the Company in accordance with Section 9.5 of this Agreement; or

(b)	the voluntary dissolution of the Company (i) by the Manager with the Consent of the Majority Interest or (ii) subject to Section 13 of this Agreement, by the Consent of the Majority Interest without action by the Manager; or

(c)	the Sale of all or substantially all of the Investments of the Company; or

(d)	the expiration of the Company term specified in Section 4 of this Agreement; or

(e)	the Operations of the Company shall cease to constitute legal activities under the Delaware Act or any other applicable law; or

(f)	any other event which causes the dissolution or winding-up of the Company under the Delaware Act to the extent not otherwise provided herein.

11.2  Winding-Up of the Company; Capital Contribution by the Manager Upon Dissolution.

(a)	Upon the occurrence of a Dissolution Event, the winding-up of the Company and the termination of its existence shall be accomplished as follows:

(i)	the Manager (or if there shall be none, such other Person as shall be selected by the Consent of the Majority Interest, or if no such other Person is so selected, such other Person as is required by law to wind up the affairs of the Company, which Person, in either event, may exercise all of the powers granted to the Manager herein and is hereby authorized to do any and all acts and things authorized by law and by this Agreement for such purposes and any and all such other acts or things consistent therewith as may be expressly authorized by the Majority Interest) shall proceed with the liquidation of the Company (including, without limitation, the Sale of any remaining Investments and cancellation of the Certificate of Formation), and is hereby authorized to adopt such plan, method or procedure as may be deemed reasonable by the Manager (or such other Person effecting the winding up) to effectuate an orderly winding-up;

(ii)	all Profits or Losses or items thereof and all amounts required to be specially allocated pursuant to Section 8.2(f) for the period prior to final termination shall be credited or charged, as the case may be, to the Members in accordance with Section 8;

(iii)	in the event that, after all requirements of clauses (i) and (ii) of this Section 11.2(a) shall have been accomplished, the Manager shall have a deficit balance in its Capital Account, the Manager shall contribute within thirty (30) days to the Company as a Capital Contribution an amount equal to the lesser of (A) the amount of such deficit balance or (B) the excess of 1.01% of the total Capital Contributions of the Members (other than the Manager) over the capital previously contributed by the Manager (for this purpose, any payments made by the Manager as co-signatory or guarantor of any of the Indebtedness of the Company and not yet reimbursed to the Manager at the time of dissolution of the Company and any amounts due and unpaid to the Manager on, under or with respect to any Company Loans at the time of such dissolution may, at the election of the Manager, be deemed to be Capital Contributions by the Manager to the Company and, in such case, any obligation of the Company to reimburse or repay such amounts shall thereupon cease);

(iv)	the proceeds from Sales and all other assets of the Company shall be applied and distributed in liquidation as provided in Section 11.3; and

(v)	the Manager (or such other Person effecting the winding-up) shall file such certificates and other documents as shall be required by the Delaware Act, the Code and any other applicable laws to terminate the Company.

(b)	If the winding-up of the Company is effected by the Manager, the Manager shall be compensated for its services in connection therewith as provided in Section 6.4 of this Agreement and, if such winding-up is effected by any such other Person (whether selected by the Majority Interest or as required by law), such other Person shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third parties rendering similar services in respect of similar entities in the same geographic location.

11.3  Application of Liquidation Proceeds Upon Dissolution.

Following the occurrence of any Dissolution Event, the proceeds of liquidation and the other assets of the Company shall be applied as follows and in the following order of priority:

(a)	first, to the payment of creditors of the Company in order of priority as provided by law, except obligations to Members or their Affiliates;

(b)	next, to the setting up of any Reserve that the Manager (or such other Person effecting the winding-up) shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the Company or the Members; such Reserve may, in the sole and absolute discretion of the Manager (or such other Person effecting the winding up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such Reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the Manager (or such other Person effecting the winding-up) may deem advisable, to distribute the balance thereafter remaining as provided in clauses (c)-(e) of this Section 11.3.

(c)	next, to the payment of all obligations to the Members in proportion to, and to the extent of advances made by, each Member pursuant to the provisions of this Agreement;

(d)	next, to the payment of all reimbursements to which the Manager or any of its Affiliates may be entitled pursuant to this Agreement; and

(e)	thereafter, to the Members, within the time period specified in Treas. Reg. Section 1.704-1(b)(2) (ii)(b)(2), in proportion to, and to the extent of, the positive balances of their Capital Accounts.

Section 12.  FISCAL MATTERS AND REPORTS.

12.1  Title to Property and Bank Accounts.

Except to the extent that trustees, nominees or other agents are utilized as permitted by Section 6.1(b)(ii)(K), all Investments and other assets of the Company shall be held in the name of the Company. The funds of the Company shall be deposited in the name of the Company in such bank account or accounts as shall be designated by the Manager, and withdrawals therefrom shall be made upon the signature of the Manager or such Person or Persons as shall be designated in writing by the Manager. Except in connection with Joint Ventures, the funds of the Company shall not be commingled with the funds of any other Person.

12.2  Maintenance of and Access to Basic Company Documents.

(a)	The Manager shall maintain at the Company’s principal office, the following documents:

(i)	the Membership List;

(ii)	a copy of the Certificate of Formation and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate of Formation or any such amendment has been executed;

(iii)	copies of this Agreement and any amendments hereto;

(iv)	copies of the audited financial statements of the Company for the three most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Members’ equity at or for such Fiscal Year, together with the report of the Company’s independent auditors with respect thereto;

(v)	copies of the Company’s federal, state and local income tax returns and reports, if any, for the three most recently completed Fiscal Years;

(vi)	records as required by applicable tax authorities including those specifically required to be maintained by “tax shelters,” if so required by the Company; and

(vii)	investor suitability records for Shares sold by any Affiliate of the Manager for a period of six years.

(b)	Each Member and his or her designated representative shall be given access to all of the foregoing records of the Company and such other records of the Company which relate to business affairs and financial condition of the Company, and may inspect the same and make copies of the same (subject, in the case of copying the Membership List, to compliance with clause (c) of this Section 12.2) at a reasonable expense to such Member, during normal business hours upon reasonable advance written notice to the Manager, which notice shall specify the date and time of the intended visit and identify with reasonable specificity the documents which such Member or his or her representative will wish to examine or copy or both.

(c)	In addition, the Manager shall mail a copy of the Membership List to, or as directed by, any Member within ten (10) business days of receipt by the Company of a written request therefor together with a check in payment of the cost to the Manager of preparing and transmitting such list to such party or his designated representative; provided that, in connection with any copying or request for a copy, such Member shall certify to the Company that the Member is not requesting the Membership List for the purpose of (i) providing the Membership List (or any of the information set forth therein) to any third party (other than to the Member’s designated representative(s)), (ii) selling the Membership List, (iii) using the Membership List for a commercial purpose unrelated to the Shares, or (iv) using the Membership List for an unlawful purpose.

(d)	If the Manager refuses or neglects to (i) permit a Member or his or her representative to examine the Membership List at the office of the Company during normal business hours and with reasonable advance written notice to the Manager or (ii) produce and mail a copy of the Membership List within ten (10) business days after receipt of the applicable Member’s written request (evidenced by a U.S. Postal Service registered or certified mail receipt), the Manager shall be liable to such Member who requested such list for the costs, including reasonable attorneys’ fees, incurred by such Member to compel production of the Membership List, and for the actual damages (if any) suffered by such Member by reason of such refusal or neglect. It shall be a defense that the requesting Member (i) has failed to pay the required fee, or (ii) has not provided the Manager with the certification called for by Section 12.2(c) hereof, or (iii) the Manager, in good faith, believes that the Member’s purpose in requesting the Membership List is for the purpose of (A) providing the List (or any of the information set forth therein) to any third party (other than to the Member’s designated representative(s)), (B) selling the Membership List, (C) using the Membership List for a commercial purpose unrelated to the Shares, or (D) using the Membership List for an unlawful purpose. The remedies provided under this Section 12.2 to Members requesting copies of the Membership List are in addition to, and shall not in any way limit, other remedies available to Members under federal law or any applicable state laws.

12.3  Financial Books and Accounting.

The Manager shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Company. Except to the extent otherwise required by the accounting methods adopted by the Company for federal income tax purposes, such books and records shall be kept on an accrual basis and all financial statements of the Company shall be prepared for each Fiscal Year in accordance with generally accepted accounting principles as applied within the United States of America.

12.4  Fiscal Year.

Except as may otherwise be determined from time to time by the Manager (in a manner which is consistent with the Code and the Treasury Regulations thereunder or is consented to by the IRS), the Fiscal Year of the Company for both federal income tax and financial reporting purposes shall end on December 31 of each year.

12.5  Reports.

(a)	Quarterly Reports. Not later than 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the Manager shall send, to each Person who was a Member at any time during such Fiscal Quarter, the following written materials:

(i)	a report containing the same financial information as is contained in the Company’s quarterly report on Form 10-Q filed with the Commission under the Securities Exchange Act of 1934, as amended, which shall include unaudited financial statements for the Company at and for such Fiscal Quarter, including a balance sheet and related statements of operations, cash flows and changes in Members’ equity, all of which financial statements shall be prepared in accordance with the rules and regulations of the Commission;

(ii)	a tabular summary, prepared by the Manager, with respect to the fees and other compensation and costs and expenses which were paid or reimbursed by the Company to the Manager and its Affiliates during such Fiscal Quarter, identified and properly allocated as to type and amount. Such tabulation shall (A) include a detailed statement identifying any services rendered or to be rendered to the Company and the compensation received therefor (if any) and (B) summarize the terms and conditions of any contract (if any), which was not filed as an exhibit to the Registration Statement, as amended and in effect as on the Effective Date. The requirement for such summary shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Manager and its Affiliates; and

(iii)	until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Members (as provided in Section 8.6, above), a special report concerning all Investments made during such Fiscal Quarter which shall include (A) a description of the types of Equipment and Leases acquired, (B) the total Purchase Price paid for such categories of Investments, (C) the amounts of Capital Contributions and Indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Quarter.

(b)	Annual Reports. Not later than 120 days after the end of each Fiscal Year, the Manager shall send to each Person who was a Member at any time during such Fiscal Year the following written materials:

(i)	financial statements for the Company for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Members’ equity, which shall be prepared in accordance with the rules and regulations of the Commission;

(ii)	an analysis, prepared by the Manager (which need not be audited by the Company’s auditors), of distributions made to the Manager and the Members during such Fiscal Year separately identifying the portion (if any) of such distributions from:

(A)	Cash From Operations during such period;

(B)	Cash From Operations during a prior period which had been held as Reserves;

(C)	Cash From Sales;

(D)	Capital Contributions originally used to establish a Reserve;

(iii)	a status report with respect to each piece of Equipment which individually represents at least 10% of the aggregate Purchase Price of the Company’s Investments held at the end of such Fiscal Year, which report shall state:

(A)	the condition of each such item of Equipment, to the knowledge of the Manager;

(B)	how such Equipment was being utilized as of the end of such Fiscal Year (i.e., leased, operated directly by the Company or held for lease, repair or sale), to the knowledge of the Manager;

(C)	the remaining term of any Lease to which such Equipment is subject;

(D)	the projected or intended use of such Equipment during the next following Fiscal Year;

(E)	the method used to determine values set forth therein;

(F)	such other information as may be relevant to the value or use of such Equipment as the Manager, in good faith, deems appropriate;

(iv)	the annual report shall contain a breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to the Manager and its Affiliates by the Company during such Fiscal Year identified (and properly allocated) as to type and amount:

(A)	In the case of any fees and other compensation, such breakdown shall identify the services rendered or to be rendered to the Company and the compensation therefor (if any) and shall summarize the terms and conditions of any contract (if any) which was not filed as an exhibit to the Registration Statement, as amended and in effect on the Effective Date. The requirement for such information shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Manager and its Affiliates;

(B)	In the case of reimbursed costs and expenses, the Manager shall also prepare an allocation of the total amount of all such items and shall include support for such allocation to demonstrate how the Company’s portion of such total amounts were allocated between the Company and any other Programs in accordance with this Agreement and the respective governing agreements of such other Programs. Such cost and expense allocation shall be reviewed by the accountants in connection with their audit of the financial statements of the Company for such Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such independent publicly registered accountants shall state that, in connection with the performance of such audit, such independent publicly registered accountants reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the Manager and its Affiliates, the cost of whose services were reimbursed; and

(C)	The additional costs of the special review required by this subsection (iv) will be itemized by the independent publicly registered accountants on a Program by Program basis and may be reimbursed to the Manager and its Affiliates by the Company in accordance with this subparagraph only to the extent such reimbursement, when added to the cost for all administrative services rendered, does not exceed the competitive rate for such services as determined in such report;

(v)	until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Members (as provided in Section 8.7, above), a special report concerning all Investments made during such Fiscal Year which shall include (A) a description of the types of Equipment or Leases acquired, (B) the total Purchase Price paid for such Investments, (C) the amounts of Capital Contributions and Indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Year.

12.6  Tax Returns and Tax Information.

The Manager shall:

(a)	prepare or cause its accountants to prepare, in accordance with applicable laws and regulations, the tax returns (federal, state, local and foreign, if any) of the Company for each Fiscal Year not later than 75 days after the end of such Fiscal Year; and

(b)	deliver to each Member by March 15 following each Fiscal Year a Form K-1 or other statement setting forth such Member’s share of the Company’s income, gains, losses, deductions, and items thereof, and credits if any, for such Fiscal Year.

12.7  Accounting Decisions.

All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Manager in accordance with the accounting methods adopted by the Company for federal income tax purposes or otherwise in accordance with generally accepted accounting principles. Such decisions must be reasonably acceptable to the accountants, and the Manager may rely upon the advice of the accountants as to whether such decisions are in accordance with the methods adopted by the Company for federal income tax purposes or generally accepted accounting principles.

12.8  Federal Tax Elections.

The Company, in the sole and absolute discretion of the Manager, may make elections for federal tax purposes as follows:

(a)	in case of a transfer of all or some of the Shares of a Member, the Company, in the absolute discretion of the Manager, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law), and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Company. In such event, any basis adjustment attributable to such election shall be allocated solely to the transferee; and

(b)	all other elections, including, but not limited to, the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Company under the Code shall be made by the Manager in such manner as will, in the opinion of the Manager (as advised by counsel or the accountants as the Manager deems necessary) be most advantageous to the Members as a group. The Company shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

12.9  Tax Matters Partner.

(a)	The Manager is hereby designated as the “Tax Matters Partner” under Section 6231(a)(7) of the Code and may hereafter designate its successor as Tax Matters Partner, to manage administrative and judicial tax proceedings conducted at the Company level by the Internal Revenue Service with respect to Company matters. Any Member shall have the right to participate in such administrative or judicial proceedings relating to the determination of Company items at the Company level to the extent provided by Section 6224 of the Code. The Members shall not act independently with respect to tax audits or tax litigation affecting the Company, and actions taken by the Manager as Tax Matters Partner in connection with tax audits shall be binding in all respects upon the Members.

(b)	The Tax Matters Partner shall have the following duties;

(i)	to the extent and in the manner required by applicable law and regulations, to furnish the name, address, number of Shares owned and taxpayer identification number of each Member to the Secretary of the Treasury or his delegate (the “Secretary”); and

(ii)	to the extent and in the manner required by applicable law and regulations, to keep each Member informed of administrative and judicial proceedings for the adjustment at the Company level of any item required to be taken into account by a Member for income tax purposes (such judicial proceedings referred to hereinafter as “judicial review”).

(c)	Subject to Section 6.3 hereof, the Company shall indemnify and reimburse the Tax Matters Partner for all reasonable expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members. The payment of all such expenses shall be made before any distributions are made from Cash Flow. Neither the Manager nor any Affiliate nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Partner; and the provisions on limitations of liability of the Manager and indemnification set forth in Section 6.3 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

(d)	The Tax Matters Partner is hereby authorized, but not required:

(i)	to enter in to any settlement with the IRS or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Members, except that such settlement agreement shall not bind any Member who (within the time prescribed pursuant to Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Member;

(ii)	in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a “final adjustment”) is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United Sates for the district in which the Company’s principal place of business is located, the United States Court of Claims or any other appropriate forum;

(iii)	to intervene in any action brought by any other Member for judicial review of a final adjustment;

(iv)	to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

(v)	to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken in to account by a Member for tax purposes, or an item affected by such item; and

(vi)	to take any other action on behalf of the Members or the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

12.10  Reports to Federal and State Authorities.

The Manager shall prepare and file with all appropriate federal and state regulatory bodies and other authorities all reports required to be so filed by federal and state securities or “blue sky” authorities and by the NASAA Guidelines.

12.11  Special Direction and Consent Regarding Possible Issuance of Final Regulations Affecting Issuance of Partnership Interests for Services.

In the event that proposed regulations under, inter alia, Code Sections 83, 704 and 721 and issued by the Internal Revenue Service on May 24, 2005 under the docket number REG-105346-03, relating to issuance of partnership equity for services become finalized and, as finalized, would apply to the Manager’s interest in the Company upon issuance of Shares in the Company, the Company is hereby authorized and directed to make the analogue found in such final regulations to the “safe harbor” election presently described in Prop. Treas. Reg. Section 1.83-3(l)(1), whereby such Manager’s interest would be valued for federal income tax purposes at its so-called “liquidation value,” as such election is further amplified by a Revenue Procedure presently published in draft form as Notice 2005-43. The Company and each of its Members, including the Manager, agree to comply with all of the requirements of the safe harbor in connection with interests in the Company transferred in connection with the performance of services while the election remains effective, to execute such documentation as the Manager reasonably determines is necessary to comply with such election, and not to take any position for federal income tax purposes inconsistent with such election.

Section 13.  MEETINGS AND VOTING RIGHTS OF THE MEMBERS.

13.1  Meetings of the Members.

(a)	A meeting of the Members may be called by the Manager on its own initiative, and shall be called by the Manager following its receipt of written request(s) for a meeting from Members holding 10% or more of the then outstanding Shares, to act upon any matter on which the Members may vote (as set forth in this Agreement). Every such request for a meeting shall state with reasonable specificity (i) the purpose(s) for which such meeting is to be held and (ii) the text of any matter, resolution or action proposed to be voted upon by the Members at such meeting (with which text the Manager shall, subject to the provisions of Section 13.3, submit an accurate summary of such proposal in its Notice of such meeting to the Members). Within 10 days following the receipt of such a request, the Manager shall give Notice to all Members of such meeting in the manner and for a time and place as specified in paragraph 13.1(b). In addition, the Manager acting on its own initiative may submit for action by Consent of the Members, in lieu of a meeting, any matter on which the Members may vote as set forth in this Section 13 (other than those matters which are the purpose of a meeting called by Members holding 10% or more of the outstanding Shares).

(b)	A Notice of any such meeting (or action by written Consent without a meeting) shall be given to all Members either (i) personally or by certified mail (if such meeting is being called, or Consent action is being solicited, by the Manager upon the request of the Members) or (ii) by regular mail (if such meeting is being called, or Consent action is being solicited, by the Manager on its own initiative) and a meeting called pursuant to such Notice shall be held (or Consent action taken) not less than 15 days nor more than 60 days after the date such Notice is distributed. Such Notice shall be delivered or mailed to each Member at his or her record address, or at such other address as he or she may have furnished in writing to the Manager for receipt of Notices, and shall state the place, date and time of such meeting (which shall be the place, date and time, if any, specified in the request for such meeting or such other place, date and time as the Manager shall determine to be reasonable and convenient to the Members) and shall state the purpose(s) for which such meeting is to be held. If any meeting of the Members is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of the Majority Interest shall constitute a quorum at all meetings of the Members; provided, however, that, if there be no such quorum, holders of a majority of the Shares so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notice of any meeting of Members need be given to any Member who attends in person or is represented by proxy (except when a Member attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Member otherwise entitled to such Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of such Notice.

(c)	For the purpose of determining the Members entitled to vote on any matter submitted to the Members at any meeting of such Members (or to take action by Consent in lieu thereof), or any adjournment thereof, the Manager or the Members requesting such meeting may fix, in advance, a date as the record date, which shall be a date not more than fifty (50) days nor less than ten (10) days prior to any such meeting (or Consent action), for the purpose of any such determination.

(d)	Any Member may authorize any Person or Persons to act for such Member by proxy in respect of all matters as to which such Member is entitled to participate, whether by waiving Notice of any meeting, taking action by Consent or voting as to any matter or participating at a meeting of the Members. Every proxy must be signed by a Member or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

(e)	At each meeting of the Members, the Members present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

13.2  Voting Rights of the Members.

Subject to Section 13.3, the Members (other than the Manager), acting by Consent of the Majority Interest may take the following actions without the concurrence of the Manager:

(a)	amend this Agreement, other than (1) in any manner to allow the Members to take part in the control or management of the Company’s business, and (2) without the specific Consent of the Manager, to alter the rights, powers and duties of the Manager as set forth in this Agreement;

(b)	dissolve the Company;

(c)	remove the Manager and elect one or more Substitute Managers; and

(d)	approve or disapprove of the Sale or series of Sales of all or substantially all the assets of the Company except for any such Sale or series of Sales while liquidating the Investments during the Liquidation Period.

With respect to any Shares owned by the Manager and its Affiliates, the Manager and its Affiliates may not vote on matters submitted to the Members regarding the removal of the Manager and its Affiliates or regarding any transaction between the Company and the Manager and its Affiliates. In determining the requisite percentage of Shares necessary to approve a matter on which the Manager and its Affiliates may not vote or consent, any Shares owned by the Manager and its Affiliates shall not be included.

13.3  Limitations on Action by the Members.

The rights of the Members under Section 13.2 shall not be exercised or be effective in any manner (a) to subject a Member to liability as a Manager under the Delaware Act or under the laws of any other jurisdiction in which the Company may be qualified or own an item of Equipment or (b) to contract away the fiduciary duty owed to such Member by the Manager and its Affiliates under common law. Any action taken pursuant to Section 13.2 shall be void if any non-Affiliated Member, within 45 days after such action is taken, obtains a temporary restraining order, preliminary injunction or declaratory judgment from a court of competent jurisdiction on grounds that, or an opinion of legal counsel selected by the Members to the effect that, such action, if given effect, would have one or more of the prohibited effects referred to in this Section 13.3. For purposes of this Section 13.3, counsel shall be deemed to have been selected by the Members if such counsel is affirmatively approved by the Consent of the Majority Interest within 45 days of the date that the holders of 10% or more of the Shares propose counsel for this purpose.

Section 14.  AMENDMENTS.

14.1  Amendments by the Manager.

Subject to Section 13.2 of this Agreement and all applicable law, this Agreement may be amended, at any time and from time to time, by the Manager without the Consent of the Majority Interest to effect any change in this Agreement for the benefit or protection of the Members, including, without limitation:

(a)	to add to the representations, duties or obligations of the Manager or to surrender any right or power granted to the Manager herein;

(b)	to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the terms of this Agreement;

(c)	to preserve the status of the Company as a “partnership” for federal income tax purposes (or under the Delaware Act or any comparable law of any other state in which the Company may be required to be qualified);

(d)	to delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any “blue sky” commission) or by any Administrator or similar such official;

(e)	to permit the Shares to fall within any exemption from the definition of “plan assets” contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

(f)	if the Company is advised by counsel, by the Company’s accountants or by the IRS that any allocations of income, gain, loss or deduction provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of such counsel, such accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement; and

(g)	to change the name of the Company or the location of its principal office.

14.2  Amendments with the Consent of the Majority Interest.

In addition to the amendments permitted to be made by the Manager pursuant to Section 14.1, the Manager may propose to the Members, in writing, any other amendment to this Agreement. The Manager may include in any such submission a statement of the purpose for the proposed amendment and of the Manager’s opinion with respect thereto. Upon the Consent of the Majority Interest, such amendment shall take effect; provided, however, that no such amendment shall increase the liability of any Member or adversely affect in a disproportionate manner (other than any disproportionate results that are due to a difference in relative number of Shares owned) any Member’s share of distributions of cash or allocations of Profits or Losses for tax purposes or of any investment tax credit amounts of the Company without in each case the consent of each Member affected thereby.

Section 15.  POWER OF ATTORNEY.

15.1  Appointment of Attorney-in-Fact.

By their subscription for Shares and their admission as Members hereunder, Members make, constitute and appoint the Manager, each authorized officer of the Manager and each Person who shall thereafter become a Substitute Manager during the term of the Company, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:

(a)	this Agreement, Schedule A to this Agreement and the Certificate of Formation under the Delaware Act and any other applicable laws of the State of Delaware and any other applicable jurisdiction, and any amendment of any thereof (including, without limitation, amendments reflecting the addition of any Person as a Member or any admission or substitution of other Members or the Capital Contribution made by any such Person or by any Member) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Member (including, without limitation, any Substitute Manager and any Substitute Member);

(b)	any other document, certificate or instrument required to reflect any action of the Members duly taken in the manner provided for in this Agreement, whether or not such Member voted in favor of or otherwise consented to such action;

(c)	any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Company is doing or intends to do business or that the Manager deems necessary or advisable;

(d)	any certificate of dissolution or cancellation of the Certificate of Formation that may be reasonably necessary to effect the termination of the Company; and

(e)	any instrument or papers required to continue or terminate the business of the Company pursuant to Section 9.5 and Section 11 hereof; provided, however, that no such attorney-in-fact shall take any action as attorney-in-fact for any Member if such action could in any way increase the liability of such Member beyond the liability expressly set forth in this Agreement or alter the rights of such Member under Section 8, unless (in either case) such Member has given a power of attorney to such attorney-in-fact expressly for such purpose.

15.2  Amendments to Agreement and Certificate of Formation.

(a)	Each Member is aware that the terms of this Agreement permit certain amendments of this Agreement to be effected and certain other actions to be taken or omitted by, or with respect to, the Company, in each case with the approval of less than all of the Members, if a specified percentage of the Members shall have voted in favor of, or otherwise consented to, such action. If, as and when:

(i)	any amendment of this Agreement is proposed or any action is proposed to be taken or omitted by, or with respect to, the Company, which amendment or action requires, under the terms of this Agreement, the Consent of the Members;

(ii)	Members holding the percentage of Shares specified in this Agreement as being required for such amendment or action have consented to such amendment or action in the manner contemplated by this Agreement; and

(iii)	any Member has failed or refused to consent to such amendment or action (hereinafter referred to as the “non-consenting Member”),

then each non-consenting Member agrees that each attorney-in-fact specified in Section 15.1 is hereby authorized and empowered to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish, for and on behalf of such non-consenting Member, and in his name, place and stead, any and all documents, certificates and instruments that the Manager may deem necessary, convenient or advisable to permit such amendment to be lawfully made or such action lawfully taken or omitted. Each Member is fully aware that he or she has executed this special power of attorney and that each other Member will rely on the effectiveness of such special power of attorney with a view to the orderly administration of the Company’s business and affairs.

(b)	Any amendment to this Agreement reflecting the admission to the Company of any Substitute Member shall be signed by the Manager and by or on behalf of the Substitute Member. Any amendment reflecting the withdrawal or removal of the Manager and the admission of any Substitute Manager of the Company upon the withdrawal of the Manager need be signed only by such Substitute Manager.

15.3  Power Coupled with an Interest.

The foregoing grant of authority by each Member:

(a)	is a special power of attorney coupled with an interest in favor of such attorney-in-fact and as such shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of such Member;

(b)	may be exercised for such Member by a signature of such attorney-in-fact or by listing or referring to the names of all of the Members, including such Member, and executing any instrument with a single signature of any one of such attorneys-in-fact acting as attorney-in-fact for all of them; and

(c)	shall survive the Assignment by any Member of all or less than all of such Member’s Shares, provided that, if any Assignee of all of a Member’s Shares shall have furnished to the Manager a power of attorney complying with the provisions of Section 15.1 of this Agreement and the admission to the Company of such Assignee as a Substitute Member shall have been approved by the Manager, this power of attorney shall survive such Assignment with respect to the assignor Member for the sole purpose of enabling such attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect such Assignment and admission and shall thereafter terminate with respect to such Member.

Section 16.  GENERAL PROVISIONS.

16.1  Notices, Approvals and Consents.

All Notices, approvals, Consents or other communications hereunder shall be in writing and signed by the party giving the same, and shall be deemed to have been delivered when the same are (a) deposited in the United States mail and sent by first class or certified mail, postage prepaid, (b) hand delivered, (c) sent by overnight courier or (d) telecopied. In each case, such delivery shall be made to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Company:

(a)	If to the Company or the Manager, at the principal office of the Company, to:

ICON Leasing Fund Twelve, LLC
c/o ICON Capital Corp.
100 Fifth Avenue, Fourth Floor
New York, NY 10011
Attention: General Counsel
Telephone: (212) 418-4700
Telecopy: (212) 418-4739

(b)	If to any Member, at the address set forth in Schedule A hereto opposite such Member’s name, or to such other address as may be designated for the purpose by Notice from such Member given in the manner hereby specified.

16.2  Further Assurances.

The Members will execute, acknowledge and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

16.3  Captions.

Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

16.4  Binding Effect.

Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Company.

16.5  Severability.

If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and such remaining provisions shall be interpreted consistently with the omission of such invalid, illegal or unenforceable provisions.

16.6  Integration.

This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

16.7  Applicable Law.

This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act (except and solely to the extent that provisions of the laws of any other jurisdiction are stated to be applicable in any section of this Agreement), without giving effect to the conflict of laws provisions thereof.

16.8  Counterparts.

This Agreement may be signed by each party hereto upon a separate counterpart (including, in the case of a Member, a separate subscription agreement or signature page executed by one or more such Members), but all such counterparts, when taken together, shall constitute but one and the same instrument.

16.9  Creditors.

No creditor who makes a loan to the Company shall have or acquire at any time, as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Company other than as a secured creditor except solely by an assignment of the Shares of a Member as provided herein above.

16.10  Interpretation.

Unless the context in which words are used in this Agreement otherwise indicates that such is the intent, words in the singular shall include the plural and in the masculine shall include the feminine and neuter and vice versa.

16.11  Successors and Assigns.

Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto. In furtherance of and not in limitation of the foregoing, the Manager may assign as collateral security or otherwise any items of compensation payable to it pursuant to the terms of this Agreement; notwithstanding any such assignment the Manager and not any such assignee shall remain solely liable for its obligations hereunder.

16.12  Waiver of Action for Partition.

Each of the parties hereto irrevocably waives, during the term of the Company, any right that he or she may have to maintain any action for partition with respect to the property of the Company.

Section 17.  DEFINITIONS.

Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context requires otherwise, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and “Article” and “Section” references are references to the Articles and Sections of this Agreement.

“Acquisition Expenses” means expenses (other than Acquisition Fees) incurred and paid to any Person which are attributable to selection and acquisition of equipment and leases, whether or not acquired or entered into, including legal fees and expenses, travel and communications expenses, costs of credit reports and appraisals and reference materials used to evaluate transactions, non-refundable option payments on equipment and other tangible or intangible personal property not acquired, fees payable to finders and brokers which are not Affiliates of the Manager, accounting fees and expenses, costs of each acquisition of an item of Equipment or Lease (including the negotiation of Leases and the negotiation and documentation of Company borrowings, including commitment or standby fees payable to Lenders), insurance costs and miscellaneous other expenses however designated.

“Acquisition Fees” means, in connection with any Investment, the amount payable from all sources in respect of (a) all fees and commissions paid by any party in connection with the selection and purchase of any item of Equipment or Lease, however designated and however treated for tax and accounting purposes, and (b) all finder’s fees and loan fees or points paid in connection therewith to a lender which is not an Affiliate of the Manager, but not any Acquisition Expenses.

“Adjusted Capital Account Deficit” means with respect to any Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero. For this purpose, a Member’s Capital Account balance shall be (a) reduced for any items described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4),(5), and (6), (b) increased for any amount such Member is unconditionally obligated to contribute to the Company no later than the end of the taxable year in which his or her Shares, or the Manager’s Shares, are liquidated (as defined in Treas. Reg. Section 1.704-1(b)(2)(ii)(g)) or, if later, within 90 days after such liquidation, and (c) increased for any amount such Member is treated as being obligated to contribute to the Company pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5) (relating to minimum gain).

“Administrator” means the official or agency administering the securities laws of a state.

“Affiliate” means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any officer, director or manager of such Person, (c) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person and (d) if such Person is an officer, director or manager, any other Person for which such Person acts in such capacity.

“Affiliated Investment” means any Investment in which the Manager, any of its Affiliates or any Program either has or in the past has had an interest, but excluding any Joint Venture.

“Affiliated Member” means any officer, employee or securities representative of the Manager or any Affiliate of the Manager or of any Selling Dealer who is admitted as a Member at a Closing.

“Agreement” means this Limited Liability Company Agreement, as the same may hereafter be amended, supplemented or restated from time to time.

“Applicable Repurchase Price” means, with respect to any Share, the following amount (determined as of the date of repurchase of such Share):

(a)	during the Offering Period, at $920 per Share, minus cash distributions received;

(b)	during the Operating Period, at $950 per Share plus a 4% annual return for each full year of membership, minus cash distributions received; and

(c)	during the Liquidation Period, at a price per Share equal to the net asset value per Share as determined from the most recent financial statements of the Company.

“Assignee” means any Person to whom any Shares have been Assigned, in whole or in part, in a manner permitted by Section 10.2 of this Agreement.

“Assignment” means, with respect to any Shares, the offer, sale, assignment, transfer, gift or other disposition of, such Share, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto; and the terms “Assign” and “Assigning” have a correlative meaning.

“Capital Account” means the capital account maintained for each Member pursuant to Section 5.4 of this Agreement.

“Capital Contributions” means (a) as to the Manager, its initial $1,000 contribution to the capital of the Company plus such additional amounts as may be contributed to the capital of the Company by the Manager, (b) as to the Initial Member, its initial $1,000 contribution to the capital of the Company, which contribution shall be returned to the Initial Member upon the admission of additional Members to the Company and (c) as to any other Member, the gross amount of initial investment in the Company actually paid by such Member for Shares, without deductions for Underwriting Fees, Sales Commissions and Front-End Fees.

“Cash Flow” means cash on hand derived from Cash From Operations and Cash From Sales.

“Cash From Operations” means cash provided to the Company from operations, without deduction for depreciation, but after deducting cash used to pay all other expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from Reserves).

“Cash From Sales” means the cash received by the Company as a result of a Sale reduced by (a) all Indebtedness of the Company required to be paid as a result of the Sale, whether or not then payable (including, without limitation, any liabilities on an item of Equipment sold that are not assumed by the buyer and any remarketing fees required to be paid to Persons who are not Affiliates of the Manager), (b) any accrued but previously unpaid Management Fees to the extent then payable, (c) any Reserves to the extent deemed reasonable by the Manager and (d) all assets and expenses incurred in connection with such Sale. In the event the Company takes back a promissory note or other evidence of Indebtedness in connection with any Sale, all payments subsequently received in cash by the Company with respect to such note shall be included in Cash From Sales upon receipt, irrespective of the treatment of such payments by the Company for tax or accounting purposes. If, in payment for Equipment sold, the Company receives purchase money obligations secured by liens on such Equipment, the amount of such obligations shall not be included in Cash From Sales until and to the extent the obligations are realized in cash, sold or otherwise disposed of.

“Closing” means the admission of Members to the Company in accordance with Section 5.2 of this Agreement.

“Closing Date” means any date on which any Member shall be admitted to the Company, which may occur on the Initial Closing Date or any subsequent Closing Date up to and including the Final Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended, and in effect from time to time, or corresponding provisions of subsequent laws.

“Commission” means the Securities and Exchange Commission.

“Company” means ICON Leasing Fund Twelve, LLC, a Delaware limited liability company, and its subsidiaries as the context shall require.

“Company Loan” has the meaning specified in Section 6.2(c) of this Agreement.

“Company Minimum Gain” has the same meaning as the term “partnership minimum gain” in Treas. Reg. Sections 1.704-2(b)(2) and (d).

“Company Nonrecourse Deductions” shall have the same meaning as the term “nonrecourse deductions” in Treas. Reg. Sections 1.704-2(b)(1) and 1.704-2(c).

“Consent” means either (a) consent given by vote at a meeting called and held in accordance with the provisions of Section 13.1 of this Agreement or (b) the written consent without a meeting, as the case may be, of any Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

“Controlling Person” means, with respect to the Manager or any of its Affiliates, any of its chairmen, directors, presidents, vice presidents, corporate secretary, treasurer, any holder of a 5% or larger equity interest in the Manager or any such Affiliate, or any Person having the power to direct or cause the direction of the Manager or any such Affiliate, whether through the ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, senior vice president, secretary, controller or treasurer be considered a Controlling Person.

“Dealer-Manager” means ICON Securities Corp., an Affiliate of the Manager, and any successor thereto.

“Dealer-Manager Agreement” means the agreement entered into between the Company and the Dealer-Manager, substantially in the form thereof filed as an exhibit to the Registration Statement.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. Code Ann. tit. 6, Sections 18-101, et seq., as amended from time to time, and any successor thereto.

“Dissolution Event” has the meaning specified in Section 11.1 of this Agreement.

“Distribution Reinvestment Plan” or “DRIP Plan” means a plan adopted by the Company to allow members and members of affiliated programs to purchase additional Shares with distributions received from the Company and/or certain Affiliates of the Company or such other affiliated programs.

“Due Diligence Expenses” has the meaning specified in Section 6.4(d) of this Agreement.

“Effective Date” means the date the Registration Statement is declared effective by the Commission.

“Equipment” means any equipment, rights relating to equipment (including residual rights) and related property, real or personal, acquired by the Company, or in which the Company has acquired a direct or indirect interest, of the types of equipment referred to in Section 3.2 of this Agreement and shall also be deemed to include other tangible and intangible real or personal property which at any time is owned in fee simple or subject to a Lease.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Account” means an interest-bearing account established and maintained by the Manager with the Escrow Agent, in accordance with the terms of the Escrow Agreement, for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, any Subscription Monies received from subscribers, including Persons who are to be admitted as Members as a result of the Closing occurring on the Initial Closing Date.

“Escrow Agent” means JP Morgan Chase Bank or another United States banking institution with at least $50,000,000 in assets, which shall be selected by the Manager to serve in such capacity pursuant to the Escrow Agreement.

“Escrow Agreement” means that certain Escrow Agreement between the Company, the Manager, the Dealer-Manager and the Escrow Agent, substantially in the form thereof filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by the terms thereof.

“Final Closing Date” means the last Closing Date on which any Member (other than a Substitute Member) shall be admitted to the Company, which shall be as soon as practicable following the Termination Date.

“First Cash Distributions” means, with respect to the Members, distributions made to such Members by the Company during the Offering Period and Operating Period on a monthly basis equal to the aggregate amount of such Members’ Capital Contributions (as such Capital Contributions are reduced by any amounts of uninvested Capital Contributions distributed to such Members pursuant to Section 8.6, by any amounts paid to such Members for the repurchase of such Members’ Shares pursuant to Section 10.5 and by distributions in any prior month in excess of one-twelfth of the Initial Distribution Rate on such Members’ Capital Contributions) times one-twelfth of the Initial Distribution Rate.

“Fiscal Period” means any interim accounting period established by the Manager within a Fiscal Year.

“Fiscal Quarter” means, for each Fiscal Year, the three-calendar-month period which commences on the first day of such Fiscal Year or any of each subsequent three-calendar-month period.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 12.4 of this Agreement.

“Front-End Fees” means fees and expenses paid by any Person for any services rendered during the Company’s organizational and offering or acquisition phases including Sales Commissions, Underwriting Fees, O&O Expense Allowance, Acquisition Fees and Acquisition Expenses and Leasing Fees, and all other similar fees however designated.

“Full-Payout Lease” means any lease, entered into or acquired from time to time by the Company, pursuant to which the aggregate noncancellable rental payments due during the initial term of such lease, on a net present value basis, discounted at the Company’s projected internal rate of return, are at least sufficient to permit the Company to recover the Purchase Price of the Equipment subject to such lease. For the avoidance of doubt, a Full-Payout Lease includes any agreement, arrangement or other understanding entered into or acquired by the Company, whether directly by the Company or indirectly through one or more Persons and regardless of whether such lease is documented as a lease agreement or similar document or of an interest in the residual value of the Equipment that is the subject of such agreement, arrangement or other understanding.

“Gross Asset Value” means, with respect to any asset of the Company, the asset’s adjusted tax basis, except that:

(a)	the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the fair market value of such asset on the date of contribution;

(b)	the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values at such times as the Members’ Capital Accounts are adjusted pursuant to Section 5.4(h) hereof;

(c)	the Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution;

(d)	to the extent not otherwise reflected in the Members’ Capital Accounts, the Gross Asset Values of Company assets shall be increased (or decreased) to appropriately reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent that an adjustment pursuant to paragraph (b) above is required in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d); and

(e)	if on the date of contribution of an asset or a revaluation of an asset in accordance with (b)-(d) above, the adjusted tax basis of such asset differs from its fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3).

“Gross Income” means the Company’s gross income for federal income tax purposes.

“Gross Offering Proceeds” mean the aggregate gross amount of Capital Contributions made by the Members other than the Manager and the Initial Member in the Offering.

“Gross Revenues” means revenue or income from any and all sources with respect to a Lease or similar document including, but not limited to, (a) rental and royalty and other payments made by Lessees under or otherwise with respect to Leases or similar documents whether or not pledged to a Lender and including such payments assigned for direct payment to such Lenders and (b) interest earned on funds on deposit for the Company (other than Subscription Monies). For the avoidance of doubt, Gross Revenues includes receipts from any and all sources (whether received by the Company or by a Lender) with respect to any Operating Lease or Full-Payout Lease that is a Net Lease, as applicable, regardless of whether (a) such receipts are pledged and/or assigned for payment to a Lender by the Company, the Lessee or a third party or (b) title to the Equipment is held by the Lessee, the Company or a Lender.

“Gross Share Price” means $1,000.00 for each whole Share purchased by a Member; provided, however, that for Members who purchase Shares from a broker who does not charge a Sales Commission, the Gross Share Price is $920.00 per Share and provided further, that for Members who purchase Shares pursuant to the DRIP Plan, the Gross Share Price is $900.00 per Share.

“Indebtedness” means, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in respect of property purchased in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

“Indemnitee” has the meaning specified in Section 6.3(a) of this Agreement.

“Initial Closing Date” means the first Closing Date for the Company on which Members holding in the aggregate Shares equal to, or greater than, the Minimum Offering are admitted to the Company, and which shall be not later than fifteen (15) days after Subscription Monies are released from the Escrow Account to the Company.

“Initial Distribution Rate” means the initial rate of distributions to be paid on a Member’s Capital Contributions as determined by the Manager, in the Manager’s sole discretion.

“Investment Committee” means a committee established by the Manager to set Investment review policies and procedures, and approve significant Investments and Investments which differ from the standards and procedures it has established. The Investment Committee will, at all times, consist of at least two persons designated by the Manager.

“Investments” means, collectively, the Company’s portfolio, from time to time, of Equipment and Leases (including any interest of the Company therein, whether direct or indirect, equity or non-equity, through a nominee, Joint Venture or otherwise), working capital reserves allocable to the Investments (except for the working capital reserves in excess of 3%), and other cash payments such as interest and taxes, but excluding Front-End Fees.

“Involuntary Withdrawal” means, with respect to the Manager, the removal or involuntary withdrawal of the Manager from the Company pursuant to Section 9.2 of this Agreement.

“IRA” means an Individual Retirement Account and its related funding vehicle.

“IRS” or “Service” means the Internal Revenue Service or any successor agency thereto.

“Joint Venture” means any syndicate, group, pool, partnership, limited liability company, business trust or other unincorporated organization through or by means of which the Company acts jointly with any Program or with any non-Affiliated Person to make Investments.

“Lease” means any Full-Payout Lease and any Operating Lease and any residual value interest therein.

“Leasing Fees” means the total of all fees and commissions paid by any party in connection with the initial Lease of Equipment.

“Lender” means any Person that lends cash or cash equivalents to the Company, including any Person that acquires by purchase, assignment or otherwise an interest in the future rents payable under any Lease and in the related Equipment, and any property securing, any such transaction. For the avoidance of doubt, a Lender includes any Person that lends cash or cash equivalents to the Company or any other Person in connection with a transaction whereby the Person so lending acquires by purchase, assignment or otherwise an interest in the future rents payable under any Lease and in the related Equipment, and any property securing, any such transaction.

“Lessee” means a lessee under a Lease.

“Liquidation Period” means the period commencing on the first day following the end of the Operating Period and continuing for the amount of time deemed necessary by the Manager for orderly termination of its operations and affairs and liquidation or disposition of the Company’s Investments and other assets and the realization of the maximum proceeds therefor, which period is expected to continue for at least thirty six (36) months beyond the end of the Operating Period but which could last until the expiration of the term of the Company as set forth in Section 4.

“Majority” or “Majority Interest” means Members owning more than 50% of the aggregate outstanding Shares.

“Management Fees” means, for any Fiscal Year, a fee in an amount equal to the lesser of (a) the sum of (i) an amount equal to 5% of annual Gross Revenues realized under Operating Leases (except for Operating Leases for which management services are performed by non-Affiliates under the Manager’s supervision for which 1% of annual Gross Revenues realized shall be payable) and (ii) an amount equal to 2% of annual Gross Revenues realized under Full-Payout Leases that are Net Leases; (b) an amount equal to 7% of annual Gross Revenues from Equipment owned and operated by the Company in the manner contemplated by the NASAA Guidelines (i.e., the Manager provides both asset management and additional services relating to the continued and active operation of such Equipment, such as ongoing marketing or re-leasing of Equipment, hiring or arranging for the hiring of crews or operating personnel for such Equipment and similar services); and (c) the amount of reasonable management fees customarily paid to non-affiliated third parties rendering similar services in the same geographic location and for similar types of equipment.

“Manager” means ICON Capital Corp., a Connecticut corporation, and it successors and any Person who subsequently becomes an additional or Substitute Manager duly admitted to the Company in accordance with this Agreement, in such Person’s capacity as a Manager of the Company. For purposes of Sections 6.2 (b) and (c), and Section 6.4, “Manager” shall also mean any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will manage or participate in the management of the Company, and any Affiliate of such person; provided, however, it does not include a Person whose only relation with the Company is that of an independent equipment manager and whose only compensation is as such nor wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Shares.

“Maximum Offering” means receipt and acceptance by the Company of subscriptions by Persons eligible to purchase a total number of Shares on or before the Final Closing Date registered pursuant to a Registration Statement.

“Member” means any Person who is the owner of at least one Share and who has been admitted to the Company as a Member and any Person who becomes a Substitute Member in accordance with this Agreement, in such Person’s capacity as a Member of the Company.

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Treas. Reg. Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treas. Reg. Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” shall have the same meaning as the term “partner nonrecourse deductions” in Treas. Reg. Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Membership List” means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Shares held by, each Member, which list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

“Minimum Offering” means receipt and acceptance by the Company of subscriptions for not less than 1,200 Shares (excluding any Shares in excess of 60 Shares collectively subscribed for by the Manager or any Affiliate of the Manager).

“NASAA Guidelines” means the Statement of Policy regarding Equipment Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of the Prospectus.

“NASD” means the National Association of Securities Dealers, Inc.

“Net Lease” means a Lease under which the Lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where the noncancellable rental payments pursuant to such Lease are absolutely net to the Company. For the avoidance of doubt, a Net Lease includes any Lease under which the Lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where the noncancellable rental payments pursuant to such Lease are absolutely net to the Company, a Lender or other Person that receives such rental payments.

“Net Offering Proceeds” means the Gross Offering Proceeds minus Underwriting Fees, Sales Commissions and the O&O Expense Allowance payable by the Company.

“Net Worth” means, with respect to any Person as of any date, the excess, on such date, of assets over liabilities, as such items would appear on the balance sheet of such Person in accordance with generally accepted accounting principles.

“Nonrecourse Liability” has the meaning set forth in Treas. Reg. Section 1.704-2(b)(3).

“Notice” means a writing containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person.

“O&O Expense Allowance” has the meaning specified in Section 6.4(e) of this Agreement.

“Offering” means the offering of Shares pursuant to a Prospectus.

“Offering Period” means the period from the Effective Date to the Termination Date.

“Operating Expenses” includes (a) all costs of personnel (including officers or employees of the Manager or its Affiliates other than Controlling Persons) involved in the business of the Company, allocated pro rata to their services performed on behalf of the Company, but excluding overhead expenses attributable to such personnel; (b) all costs of borrowed money, taxes and assessments on Investments and other taxes applicable to the Company; (c) legal, audit, accounting, brokerage, appraisal and other fees; (d) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Company or in connection with the business of the Company; (e) fees and expenses paid to independent contractors, bankers, brokers and services, leasing agents and sales personnel consultants and other equipment management personnel, insurance brokers and other agents (all of which shall only be billed directly by, and be paid directly to, the provider of such services); (f) expenses (including the cost of personnel as described in (a) above) in connection with the disposition, replacement, alteration, repair, refurbishment, leasing, licensing, re-leasing, re-licensing, financing, refinancing and operation of Equipment (including the costs and expenses of insurance premiums, brokerage and leasing and licensing commissions, if any, with respect to its Investments and the cost of maintenance of its Equipment; (g) expenses of organizing, revising, amending, converting, modifying or terminating the Company; (h) expenses in connection with distributions made by the Company to, and communications and bookkeeping and clerical work necessary in maintaining relations with, its Members, including the costs of printing and mailing to such Person evidences of ownership of Shares and reports of meetings of the Members and of preparation of proxy statements and solicitations of proxies in connection therewith; (i) expenses in connection with preparing and mailing reports required to be furnished to the Members for investor, tax reporting or other purposes, and reports which the Manager deems it to be in the best interests of the Company to furnish to the Members and to their sales representatives; (j) any accounting, computer, statistical or bookkeeping costs necessary for the maintenance of the books and records of the Company (including an allocable portion of the Company’s costs of acquiring and owning computer equipment used in connection with the operations and reporting activities of the Company and any other investment programs sponsored by the Manager or any of its Affiliates, the Company’s interest in which equipment shall be liquidated in connection with the Company’s liquidation); (k) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, refinancing or other disposition of Equipment; (l) the costs and expenses incurred in qualifying the Company to do business in any jurisdiction, including fees and expenses of any resident agent appointed by the Company; and (m) the costs incurred in connection with any litigation or regulatory proceedings in which the Company is involved.

“Operating Lease” means any lease, entered into or acquired from time to time by the Company, pursuant to which the aggregate noncancellable rental payments during the initial term of such lease, on a net present value basis, discounted at the Company’s projected internal rate of return, are not sufficient to recover the Purchase Price of the Equipment leased thereby. For the avoidance of doubt, an Operating Lease includes any agreement, arrangement or other understanding entered into or acquired by the Company, whether directly by the Company or indirectly through one or more Persons and regardless of whether such lease is documented as a lease agreement or similar document or of an interest in the residual value of the Equipment that is the subject of such agreement, arrangement or other understanding.

“Operating Period” means the period commencing with the Initial Closing Date and ending five (5) years after the Final Closing Date; provided, however, that such period may be extended, by notice to the Members, at the sole and absolute discretion of the Manager for a further period of not more than an additional 36 months.

“Operations” means all operations and activities of the Company except Sales.

“Organizational and Offering Expenses” means (a) all costs and expenses incurred in connection with, and in preparing the Company for, qualification under federal and state securities laws, and subsequently offering and distributing the Shares to the public (except for Sales Commissions and Underwriting Fees payable to the Dealer-Manager or any Selling Dealer), including, but not limited to, (i) printing costs, (ii) registration and filing fees, (iii) attorneys’, accountants’ and other professional fees and (iv) Due Diligence Expenses and (b) the direct costs of salaries to and expenses (including costs of travel) of officers and directors of the Manager or any of its Affiliates while engaged in organizing the Company and registering the Shares.

“Partially Adjusted Capital Account” means, with respect to any Member (including the Manager with respect to that portion of its Capital Account and the adjustments described below attributable to any Shares it owns) for any Fiscal Period, the Capital Account balance of such Member as of the beginning of such Period, adjusted as set forth in the definition of Capital Account for all contributions and distributions during such period and all special allocations pursuant to Section 8.2(f) with respect to such Period before giving effect to the allocations pursuant to Sections 8.2(c), 8.2(d) and 8.2(e), increased by the sum of (a) the Member’s share of Company Minimum Gain (as determined pursuant to Treas. Reg. Section 1.704-2(g)), (b) the Member’s share of Member Nonrecourse Debt Minimum Gain (as determined pursuant to Treas. Reg. Section 1.704-2(i), and (c) the amount, if any, which such Member is obligated to contribute to the capital of the Company pursuant to this Agreement (but only to the extent that such capital contribution obligation has not been taken into account in determining such Member’s share of Member Nonrecourse Debt Minimum Gain).

“Payout” means the time when the aggregate amount of cash distributions to the Members (including the Manager, but only with respect to the Shares, if any, it owns) equals the aggregate amount of such Members’ Capital Contributions plus an amount equal to an eight percent (8.0%) annual cumulative return, compounded daily, on such Capital Contributions, determined by treating such distributions as first being applied to satisfy such 8.0% return which has accrued but has not yet been paid and treating any excess distributions as a return of the Members’ Capital Contributions. For these purposes:

(a)	contributions and distributions made on or before the 15th day of the month shall be treated as having been made on the 1st day of such month and contributions and distributions made after the 15th day of the month shall be treated as having been made on the 1st day of the following month;

(b)	a Member who, pursuant to Section 5.2(d), made a Capital Contribution of less than $1,000 per Share purchased from the Company shall be treated as having made a Capital Contribution of $1,000 per share with respect to such Shares;

(c)	The one-time special distribution made pursuant to Section 8.1(d) shall not be taken into account; and

(d)	distributions made with respect to, and payments made in redemption of, shares redeemed pursuant to Sections 10.5 and 10.6 shall not be taken into account.

Income earned on escrowed funds and distributed to Members may be taken into account in determining whether Payout has been achieved.

“Person” shall mean any natural person, partnership, limited liability company, trust, corporation, association or other legal entity, including, but not limited to, the Manager and any of its Affiliates.

“Profits” or “Losses” means, for any Fiscal Year, the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)	any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be applied to increase such taxable income or reduce such loss;

(b)	any expenditure of the Company described in Code Section 705(a)(2)(B), or treated as such pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits and Losses shall be applied to reduce such taxable income or increase such loss;

(c)	gain or loss resulting from a taxable disposition of any asset of the Company shall be computed by reference to the Gross Asset Value of such asset and the special depreciation calculations described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value;

(d)	in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery determined pursuant to the method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3); and

(e)	any items which are specially allocated pursuant to Section 8.2(f) shall not be taken into account in computing Profits or Losses.

“Program” means, in addition to the Company, a limited or general partnership, joint venture, limited liability company, unincorporated association or similar organization, formed and/or operated by the Manager or any of its Affiliates for the primary purpose of investment in and the operation of or gain from an interest in Equipment or Leases.

“Prospectus” means the prospectus included as part of the Registration Statement in the final form in which such prospectus is filed with the Commission pursuant to Rule 424 under the Securities Act and as thereafter supplemented or amended pursuant thereto.

“Purchase Price” means, with respect to any Investment, the price paid by, or on behalf of, the Company, including the cash paid, Indebtedness incurred, assumed or to which the Company’s share of proceeds from the Lease, re-Lease, Lease renewal or Equipment sale are subject, and the amount of the related Acquisition Fees on such item of Equipment or Lease, plus that portion of the reasonable, necessary and actual expenses incurred by the Manager or any of its Affiliates in acquiring Investments on an arm’s length basis with a view to transferring such Investments to the Company, which is allocated to the Investments in question in accordance with allocation procedures employed by the Manager or such Affiliate from time to time and within generally accepted accounting principles. With respect to any Investment sold by the Company, “Purchase Price” means the price paid to the Company, including the cash paid, Indebtedness incurred, assumed or to which the buyer’s share of proceeds from the Lease, re-Lease, Lease renewal or Equipment sale are subject. Purchase Price shall also include, with respect to options to acquire Equipment or any interest therein, the sum of the exercise price (including Indebtedness that would be assumed if the option were concurrently exercised) and the price to acquire the option. For the avoidance of doubt, Purchase Price, with respect to any Investment, including, but not limited to, a residual interest, a joint venture interest or an option to acquire a residual interest, may include the Indebtedness incurred, assumed or to which the Company’s share of proceeds from the Lease, re-Lease, Lease renewal or Equipment sale are subject, as well as the net present value of the non-cancelable rental payments associated with such residual interest, joint venture interest or an option to acquire a residual interest.

“Qualified Plan” means a pension, profit-sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Sections 401 et seq. of the Code, as amended, and its related trust.

“Qualified Subscription Account” means the interest-bearing account established and maintained by the Company for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, of Subscription Monies received from Persons who are to be admitted as Members as a result of Closings to be held subsequent to the Initial Closing Date.

“Registration Statement” means the registration statement for the Shares on a proper form filed with the Commission under the Securities Act which registration statement was declared effective by the Commission.

“Re-Leasing Fees” means, a fee in an amount equal to the lesser of: (i) 2% of monthly Gross Revenues from the re-Lease of Equipment to a party who was not previously a lessee thereof; or (ii) fees which are competitive and/or customarily charged by others rendering comparable leasing services for similar Equipment transactions; provided, however, that no Re-Leasing Fees shall be paid if the Manager receives Management Fees equal to 7% of the Gross Revenues pursuant to Section 6.4(g) of this Agreement.

“Re-Sale Fees” means the lesser of: (i) 3% of the Purchase Price paid to the Company by the purchaser of the Investment; or (ii) one-half of reasonable, customary and competitive brokerage fees paid for services rendered in connection with the sale of Investments of similar size, type and location.

“Reserves” means reserves established by the Company for working capital and contingent liabilities, including repairs, replacements, contingencies, accruals required by lenders for insurance, compensating balances required by lenders and other appropriate items, in an amount not less than (a) 0.5% of the Gross Offering Proceeds until the end of the Operating Period and (b) during the Liquidation Period, the lesser of (i) 0.5% of the Gross Offering Proceeds and (ii) 0.5% of the Company’s aggregate Adjusted Capital Contributions.

“Sale” means the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of any of the Company’s Investments.

“Sales Commissions” has the meaning specified in Section 6.4(c) of this Agreement.

“Schedule A” means Schedule A attached to, and made a part of, this Agreement, which sets forth the names, addresses, Capital Contributions and number of Shares owned by the Members, as amended or supplemented from time to time to add or delete, as the case may be, such information with respect to any Member.

“Secondary Market” has the meaning specified in Section 10.2(c) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Dealer” means each member firm of the National Association of Securities Dealers, Inc. which has been selected by the Dealer-Manager to offer and sell Shares and which has entered into a Selling Dealer Agreement with the Dealer-Manager.

“Selling Dealer Agreement” means each of the agreements entered into between the Dealer-Manager and any Seller Dealer, each substantially in the respective form thereof filed as an exhibit to the Registration Statement.

“Share” means a membership interest in the Company.

“Share Repurchase Plan” means the Share Repurchase Plan described in the Prospectus.

“Subscription Agreement” means the Subscription Agreement substantially in the form thereof attached as an exhibit to the Prospectus.

“Subscription Monies” means the funds received from a subscriber in respect of a purchase of Shares.

“Substitute Manager” means any successor to the Manager admitted to the Company in accordance with Section 9.5 of the Agreement.

“Substitute Member” means any Assignee of Shares who is admitted to the Company as a Member pursuant to Section 10.3 of this Agreement.

“Syndication Expenses” means all expenditures classified as syndication expenses pursuant to Treasury Regulations Section 1.709-2(b), including, but not limited to, O&O Expense Allowance. Syndication Expenses shall be taken into account under this Agreement at the time they would be taken into account under the Company’s method of accounting if they were deductible expenses.

“Tax Matters Partner” means the Person designated pursuant to Section 6231(a)(7) of the Code to manage administrative and judicial tax proceedings conducted at the Company level by the Internal Revenue Service with respect to Company matters. The Manager is designated Tax Matters Partner for the Company in Section 12.9 of this Agreement.

“Term” has the meaning specified in Section 4 of this Agreement.

“Termination Date” means the earliest of (a) the date on which the Maximum Offering has been sold, (b) twelve (12) months following the Effective Date provided that such twelve-month period may be extended at the sole and absolute discretion of the Manager for a further period of not more than an additional twelve (12) months and (c) the termination of the Offering by the Manager at any time.

“Treasury Regulation” or “Treas. Reg.” means final or temporary regulations issued by the United States Treasury Department pursuant to the Code.

“Underwriting Fees” has the meaning specified in Section 6.4(b) of this Agreement.

“Unpaid Target Distribution” means, as of any given date, that amount that would be needed to be then distributed to the Members (including the Manager, but only with respect to the Shares, if any, it owns), in light of all previous distributions to the Members pursuant to Section 8.1(b), to achieve Payout.

“Voluntary Withdrawal” means, with respect to the Manager, the voluntary withdrawal from the Company of the Manager as the Manager of the Company, or the voluntary sale, assignment, encumbrance or other disposition of all of the Manager’s Shares pursuant to Section 9.1 of this Agreement.

“Withdrawal” means, with respect to the Manager, the Voluntary or Involuntary Withdrawal of such Manager.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

MANAGER:	ICON CAPITAL CORP.

By: Thomas W. Martin, Chief Operating Officer

INITIAL MEMBER:	Thomas W. Martin

SCHEDULE A

NAMES, ADDRESSES AND CAPITAL CONTRIBUTIONS OF MEMBERS

Name and Address	Capital Contribution Made	Shares

Manager: ICON Capital Corp. 100 Fifth Avenue 4th Floor New York, NY 10011	$1,000	1.0

Initial Member: Thomas W. Martin c/o ICON Capital Corp. 100 Fifth Avenue 4th Floor New York, NY 10011	$1,000	1.0

Prior Performance Tables

The following unaudited tables disclose certain information relating to the performance, operations and investment for eleven of the previous publicly-offered income-oriented programs sponsored by our Manager (collectively, the “Prior Public Programs”):

•	ICON Cash Flow Partners, L.P., Series B (“Series B”)

•	ICON Cash Flow Partners, L.P., Series C (“Series C”)

•	ICON Cash Flow Partners, L.P., Series D (“Series D”)

•	ICON Cash Flow Partners, L.P., Series E (“Series E”)

•	ICON Cash Flow Partners L.P. Six (“LP Six”)

•	ICON Cash Flow Partners L.P. Seven (“LP Seven”)

•	ICON Income Fund Eight A L. P. (“Fund Eight A”)

•	ICON Income Fund Eight B L.P. (“Fund Eight B”)

•	ICON Income Fund Nine, LLC (“Fund Nine”)

•	ICON Income Fund Ten, LLC (“Fund Ten”)

•	ICON Leasing Fund Eleven, LLC (“Fund Eleven”)

Purchasers of Shares in Fund Twelve being offered by this prospectus will not acquire any ownership interest in any of the Prior Public Programs and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in the Prior Public Programs. ICON Capital Corp. is sometimes referred to as the General Partner in the Tables that follow rather than the Manager because some of the Prior Public Programs are limited partnerships rather than limited liability companies.

Some of the Prior Public Programs have investment objectives that are similar to those of Fund Twelve. We considered the following factors in determining that the investment objectives of the Prior Public Programs were similar to those of Fund Twelve:

•	The types of equipment to be acquired;

•	The structure of the leases to such equipment;

•	The credit criteria for lessees;

•	The intended investment cycles; and

•	The reinvestment policies and the investment goals.

Therefore, all of the information set forth in the following tables may be deemed to relate to programs with investment objectives similar to those of Fund Twelve.

Additional information concerning the Prior Public Programs will be contained in the Annual Reports on Form 10-K for each such Program, which may be obtained (after their respective filing dates) without charge by contacting ICON Capital Corp., 100 Fifth Avenue, 4th Floor, New York, New York 10011. Such Annual Reports on Form 10-K will also be available upon request at the office of the Securities and Exchange Commission. The results of the Prior Public Programs should not be considered indicative of the likely results of Fund Twelve. Moreover, the information presented below should not be considered indicative of the extent to that the Prior Public Programs will achieve their objectives, because this will in large part depend upon facts which cannot now be determined or predicted.

Three of the equipment leasing programs sponsored by our Manager, Series A, Series B and Series C, experienced unexpected losses in 1992 and the effects of such losses are discussed in the risk factor entitled “The results of our Manager’s prior equipment leasing programs are not necessarily indicative of our future results” and reflected in Table III for Series B and Series C as well as for Series D. Series A experienced losses of $133,569 in 1992, primarily related to the bankruptcy of Richmond Gordman Stores, Inc. In 1992, Series B wrote down its residual positions by $506,690, of which $138,218 was related to the bankruptcy of Richmond Gordman Stores, Inc. and $368,472 was related to rapid obsolescence of equipment due to unexpected withdrawal of software support by the manufacturer. Series C wrote down its residual position in

1992 by $1,412,365, relating to the bankruptcy of PharMor, Inc., which involved the reported misappropriation of funds by the management of that company and the overstatement of inventory on its audited financial statements.

Series A, Series B, Series C and Series D were all syndicated before 1996 by ICON Capital Corp. under prior ownership and management. In 1996, our Manager was acquired by Messrs. Clarke and Martin along with Mr. Paul Weiss with Messrs. Clarke and Martin comprising its executive management since that time through the date hereof. All members of our Manager’s acquisition and remarketing departments joined those departments upon or subsequent to the ownership change. Each of Series A, Series B, Series C and Series D had investment objectives and policies significantly different than those of ours. For example, the majority of the equipment acquired by those programs was new or recently delivered, whereas a significant portion of the equipment that we will purchase may be used equipment already subject to lease, which our Manager believes presents substantially less risk than purchasing new equipment. Additionally, Series A, Series B, Series C and Series D attempted to compete with large commercial lending institutions in the highly competitive business of originating new leases. Finally, the amount of the gross offering proceeds raised by each of Series A, Series B, Series C and Series D was substantially smaller than what we are likely to raise. Less offering proceeds result in smaller portfolios of equipment and less portfolio diversification. For example, Series A raised only $2.5 million, Series B and Series C each raised only $20 million, Series D raised only $40 million Series E raised only $60 million and LP Six raised only $38 million. Other equipment leasing programs our Manager has sponsored under current management have raised in excess of 99% of the amounts offered, which have been between $75 and $375 million.

Fund Eight B had a $2.2 million investment in a Boeing 767 aircraft that became a total loss and Fund Eight A had a total of $5.7 million invested in two Boeing 737 aircraft on lease to two different lessees that also became total losses. In the foregoing examples, the remaining loan balance at the expiration of each respective lease was greater than the fair market value of each aircraft. In these instances, the aircraft could not have been sold for an amount to satisfy the debt balance and could not be re-leased to a third-party at a lease rate high enough lease to make the debt service payments owed to a lender. As a consequence, equipment was either voluntarily returned to the lender or repossessed by the lender and the businesses received no additional proceeds from the aircraft. Additionally, LP Seven had a $7.5 million investment in five off- shore supply tug vessels on bareboat charter to SEACOR Marine, Inc. The loan balance at charter expiration exceeded the fair market value of the vessels, thereby similarly making it impossible to remarket the vessels in a way that would be advantageous to the business. The vessels were subsequently repossessed by the lender.

Each of Series E and LP Six made its final liquidating distribution in March 2006 and were dissolved in April 2006. Series E had not made a distribution to its limited partners since May 1, 2004. LP Six had not made a distribution to its limited partners since March 1, 2004. Fund Seven has not made a distribution to its limited partners since April 2003; however, it currently has a significant asset remaining to be liquidated and is currently in its liquidation period.

If you purchase Shares in Fund Twelve, you will not have any ownership interest in any other business as a result of your purchase. You should not assume that you will experience returns, if any, comparable to those experienced by investors in the Prior Public Programs.

Additionally, see Table VI “Acquisition of Equipment by the Prior Public Programs” which is contained in Part II to the registration statement, as amended, of which this prospectus is a part.

TABLE I

Experience in Raising and Investing Funds
December 31, 2005
(unaudited)

The following table sets forth certain information, as of December 31, 2005, concerning the experience of ICON Capital Corp. in raising and investing funds in all Prior Public Programs the offering of which have closed since December 31, 2003. Information is provided with respect to the manner in which the offering proceeds have been applied. Also presented is information pertaining to the timing and length of these offerings and the time periods over which the offering proceeds have been invested in equipment.

	Fund Nine		Fund Ten		Fund Eleven

Dollar amount offered	$100,000,000		$150,000,000		$200,000,000

Dollar amount raised	$99,653,474		$149,994,502		$107,098,773
Less offering expenses:
Sales Commissions	7,960,481		11,996,101		8,576,018
Organizational and Offering Expenses paid to the Manager	2,237,745		3,374,911		3,106,481
Underwriting Fees paid to the Manager’s affiliate	1,994,858		2,999,885		2,141,975
Cash Reserves	997,435		1,499,945		1,070,988

Offering proceeds available for investment	$86,462,955	86.76%	$130,123,660	86.75%	$92,203,311	86.09%

Total acquisition costs	$288,544,984		$161,584,205		$16,118,846

Percent leverage (debt proceeds divided by total equipment acquired)	80.63%		49.64%		0.00%
Date offering commenced	November 26, 2001		June 2, 2003		April 21, 2005
Original offering period (in months)	24		24		—
Actual offering period (in months)	17		23		—
Months to invest 90% of amount available for investment (measured from the beginning of offering)	17		21		—

TABLE II

Compensation to ICON Capital Corp. and Affiliates
December 31, 2005
(unaudited)

The following table sets forth certain information, for the three years ended December 31, 2005, concerning the compensation received by ICON Capital Corp. and the affiliates from the Prior Public Programs:

				All Other
	Fund Nine	Fund Ten	Fund Eleven	Programs(1)

Date offering commenced	November 26, 2001	June 2, 2003	April 21, 2005
Dollar amount raised	$99,653,474	$149,994,502	$107,098,773	$431,927,548

Amounts paid to the Manager and its affiliates from proceeds of the offering:
Underwriting Fees	$1,994,858	$2,999,885	$2,141,975	$8,697,042

Organizational and Offering Expense allowance	$2,237,745	$3,374,911	$3,106,481	$14,206,949

Dollar amount of cash generated from operations before deducting such payments/accruals to the Manager and its affiliates(2)	$16,595,738	$9,085,352	$(14,845,589)	$304,415,725

Management fee	$6,121,161	$2,286,813	$—	$52,046,680

Administrative expense reimbursements	$2,621,102	$2,130,272	$1,082,658	$22,368,665

Acquisition fees	$8,557,110	$—	$2,398,346	$46,637,791

Prepaid service fees	$—	$9,749,626	$—	$—

Distributions	$259,394	$171,151	$25,834	$403,156

(1)	All other programs is comprised of nine programs.

(2)	Payments/ accruals to the Manager and its affiliates only include management fees and administrative expense reimbursements.

TABLE III

Operating Results of Prior Public Programs — ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
December 31, 2005
(unaudited)

The following table summarizes the operating results of ICON Income Fund Eight B L.P. for the three years ended December 31, 2005. Fund Eight B’s records are maintained in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for financial statement purposes.

	Years Ended December 31,
	2005	2004	2003

Revenue	$21,098,999	$21,297,865	$24,351,597
Net gain on sales of equipment	4,827,527	293,932	798,490

Gross revenue	25,926,526	21,591,797	25,150,087
Less:
Depreciation and amortization	12,573,850	14,749,143	17,125,741
Interest expense	4,285,629	5,688,282	7,486,199
Management fees — General Partner	1,311,990	1,500,347	2,008,870
Administrative expense reimbursement — General Partner	515,934	862,030	936,605
Aircraft maintenance	—	171,180	745,872
General and administrative	543,819	1,188,050	1,277,570
Bad debt (reversal) expense(1)	(411,742)	411,742	—
Impairment loss	3,855,316	1,801,788	900,000
Minority interest	(116,855)	(171,759)	(149,561)

Net income (loss) — GAAP	$3,368,585	$(4,609,006)	$(5,181,209)

Net income (loss) — GAAP — allocable to limited partners	$3,334,899	$(4,562,916)	$(5,129,397)

Taxable income (loss):
— from operations	$11,343,862	$2,132,933	$(7,384,299)

— from gain on sales	$8,335,352	$2,993,493	$834,533

Cash generated from operations(2)	$437,563	$128,736	$(561,741)
Cash generated from sales of equipment	9,438,738	6,004,595	6,291,597
Cash generated from refinancing	—	—	—

Cash generated from operations, sales and refinancing	9,876,301	6,133,331	5,729,856
Less:
Cash distributions to limited partners from operations	5,945,540	5,955,151	7,008,299
Cash distributions to General Partner from operations	60,056	60,155	70,347

Cash generated from (used by) operations	$3,870,705	$118,025	$(1,348,790)

TABLE III

Operating Results of Prior Public Programs — ICON Income Fund Eight B L.P. — (Continued)
(A Delaware Limited Partnership)
December 31, 2005
(unaudited)

	Years Ended December 31,
	2005	2004	2003

Tax data and distributions per $1,000 limited partner investment
Federal income tax results:
Taxable income from operations (3)
— from operations	$152.64	$28.65	$(98.83)
— from gain on sales	$112.16	$40.21	$11.17
Cash distributions to investors
Source (on GAAP basis)
— Investment income	$44.87	$—	$—
— Return of capital	$35.13	$79.99	$93.80
Source (on Cash basis):
— Operations	$5.89	$1.73	$(7.52)
— Sales	$127.01	$80.66	$84.20
— Refinancing	$—	$—	$—
— Other	$—	$—	$—
Weighted average number of limited partnership ($100) units outstanding	743,161	744,463	747,189

Amount remaining invested in program assets at December 31, 2005	60.45%

(1)	Fund Eight B records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on direct finance leases.

(2)	Included in the cash generated from operations are distributions received from joint ventures net of investments made in the joint ventures.

(3)	The difference between net income — GAAP and taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on direct finance leases.

TABLE III

Operating Results of Prior Public Programs — ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
December 31, 2005
(unaudited)

The following table summarizes the operating results of ICON Income Fund Nine, LLC for the three years ended December 31, 2005. Fund Nine’s records are maintained in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for financial statement purposes.

	Years Ended December 31,
	2005	2004	2003

Revenues	$30,650,519	$33,305,390	$34,984,809
Net loss on sale of equipment	(301,052)	(65,074)	(2,753)

Gross revenues	30,349,467	33,240,316	34,982,056
Less:
Depreciation and amortization	21,328,939	22,968,907	24,843,250
Interest expense	5,653,467	6,170,420	7,716,000
Management fee — Manager	2,131,445	2,109,282	1,897,722
Administrative expense reimbursement — Manager	647,534	1,139,479	834,089
General and administrative	596,519	528,722	346,080
Impairment loss	3,182,485	236,003	—
Minority interest	(413,794)	105,271	138,752

Net income (loss) — GAAP	$(2,777,129)	$(17,768)	$(793,837)

Net income (loss) — GAAP allocable to additional members	$(2,749,357)	$(17,590)	$(785,899)

Taxable income (loss):
— from operations	$3,513,309	$(97,868)	$(1,033,797)

— from gain on sales	$(259,180)	$(128,396)	$(588,436)

Cash generated from operations(1):	$4,769,961	$2,270,012	$1,388,229
Cash generated from sales of equipment	800,845	296,009	554,407
Cash generated from refinancing	—	—	—

Cash generated from operations, sales, refinancing	5,570,806	2,566,021	1,942,636
Less:
Cash distributions for investors from operations	8,840,105	8,758,942	7,955,313
Cash distributions to Manager from operations	89,294	89,744	80,356

Cash generated from (used by) operations	$(3,358,593)	$(6,282,665)	$(6,093,033)

TABLE III

Operating Results of Prior Public Programs — ICON Income Fund Nine, LLC — (Continued)
(A Delaware Limited Liability Company)
December 31, 2005
(unaudited)

	Years Ended December 31,
	2005	2004	2003

Tax and distributions data per $1,000 investment
Federal income tax results:
Taxable income (loss) from operations(2)
— from operations	$35.77	$(0.99)	$(11.38)
— from gain on sales	$(2.64)	$(1.30)	$(6.48)
Cash distributions to investors
Source (on GAAP basis)
— Investment income	$—	$—	$—
— Return of capital	$90.01	$88.75	$87.60
Source (on Cash basis):
— Operations	$48.57	$23.00	$15.29
— Sales	$8.15	$3.00	$6.10
— Refinancing	$—	$—	$—
— Other	$—	$—	$—
Weighted average number of additional member shares outstanding	98,215	98,695	90,813

Amount remaining invested in program assets at December 31, 2005	89.15%

(1)	Included in the cash generated from operations are distributions received from joint ventures net of investments made in the joint ventures.

(2)	The difference between net income — GAAP and taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on direct finance leases.

TABLE III

Operating Results of Prior Public Programs — ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
December 31, 2005
(unaudited)

The following table summarizes the operating results of ICON Income Fund Ten, LLC for the three years ended December 31, 2005. Fund Ten’s records are maintained in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for financial statement purposes.

			Period from
			August 22, 2003
			(Commencement
			of Operations)
	Years Ended December 31,		through
	2005	2004	December 31, 2003

Revenues	$24,889,260	$10,301,513	$370,684
Net gain on sales of equipment	113,845	18,893	—

Gross revenue	25,003,105	10,320,406	370,684
Less:
Depreciation expense	19,440,143	8,396,861	274,102
Amortization of prepaid service fees	3,818,196	1,511,351	127,986
Interest expense	3,606,187	1,544,254	—
Management fees — Manager	1,624,238	644,184	18,391
Administrative expense reimbursements — Manager	906,570	1,216,345	7,357
General and administrative	410,194	151,987	76,119
Impairment loss	97,900	—	—
Minority interest	44,377	39,281	—

Net loss — GAAP	$(4,944,700)	$(3,183,857)	$(133,271)

Net loss — GAAP — additional members	$(4,895,253)	$(3,152,018)	$(131,938)

Taxable income (loss):
— from operations	$5,355,083	$462,551	$160,150

— from gain on sales	$7,684	$8,578	$—

Cash generated from operations(1)	$3,689,941	$575,864	$402,462
Cash generated from sales of equipment	256,260	61,000	—
Cash generated from refinancing	—	—	—

Cash generated from operations, sales, refinancing	3,946,201	636,864	402,462
Less:
Cash distributions to investors from operations	11,998,617	4,662,642	273,126
Cash distributions to Manager from operations	121,233	47,159	2,759

Cash generated from (used by) operations	$(8,173,649)	$(4,072,937)	$126,577

TABLE III

Operating Results of Prior Public Programs — ICON Income Fund Ten, LLC — (Continued)
(A Delaware Limited Liability Company)
December 31, 2005
(unaudited)

			Period from
			August 22, 2003
			(Commencement
			of Operations)
	Years Ended December 31,		through
	2005	2004	December 31, 2003

Tax and distributions data per $1,000 investment
Federal income tax results:
Taxable income (loss) from operations (2)
— from operations	$37.35	$7.56	$12.27
— from gain on sales	$0.05	$0.14	$—
Cash distributions to investors
Source (on GAAP basis)
Investment income	$—	$—	$—
Return of capital	$83.69	$76.20	$20.93
Source (on Cash basis):
— Operations	$25.74	$9.41	$30.84
— Sales	$1.79	$1.00	$—
— Refinancing	$—	$—	$—
Weighted average number of additional member shares outstanding	143,378	61,190	13,050

Amount remaining invested in program assets at December 31, 2005	99.85%

(1)	Included in the cash generated from operations are distributions received from joint ventures net of investments made in the joint ventures.

(2)	The difference between net income — GAAP and taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on direct finance leases.

TABLE III

Operating Results of Prior Public Programs — ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
December 31, 2005
(unaudited)

The following table summarizes the operating results of ICON Leasing Fund Eleven, LLC for the period from May 6, 2005 (Commencement of Operations) through December 31, 2005. Fund Eleven’s records are maintained in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for financial statement purposes.

Period from
May 6, 2005
(Commencement
of Operations)
through
December 31, 2005

Revenues	$761,758

Gross revenue	761,758
Less:
Amortization	6,201
Administrative expense reimbursements — Manager	1,082,658
General and administrative	77,100

Net loss — GAAP	$(404,201)

Net loss — GAAP — additional members	$(400,159)

Taxable income (loss):
— from operations	$(404,200)

— from gain on sales	$—

Cash generated from operations(1)	$(15,928,247)
Cash generated from sales of equipment	—
Cash generated from refinancing	—

Cash generated from operations, sales, refinancing	(15,928,247)
Less:
Cash distributions to investors from operations	2,556,112
Cash distributions to Manager from operations	25,834

Cash generated from (used by) operations	$(18,510,193)

TABLE III

Operating Results of Prior Public Programs — ICON Leasing Fund Eleven, LLC — (Continued)
(A Delaware Limited Liability Company)
December 31, 2005
(unaudited)

Period from
May 6, 2005
(Commencement
of Operations)
through
December 31, 2005

Tax and distributions data per $1,000 investment
Federal income tax results:
Taxable income (loss) from operations(2)
— from operations	$(6.89)
— from gain on sales	$—
Cash distributions to investors
Source (on GAAP basis)
Investment income	$—
Return of capital	$43.57
Source (on Cash basis):
— Operations	$(271.51)
— Sales	$—
— Refinancing	$—
— Other	$—
Weighted average number of additional member shares outstanding	58,665

Amount remaining invested in program assets at December 31, 2005	100.00%

(1)	Included in the cash generated from operations are distributions received from joint ventures net of investments made in the joint ventures.

(2)	The difference between net income — GAAP and taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on direct finance leases.

TABLE IV

Results of Completed Prior Public Programs — ICON Cash Flow Partners, L.P., Series B
December 31, 2005
(Unaudited)

The following table summarizes the operating results of ICON Cash Flow Partners, L.P., Series B. Series B’s records were maintained in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for financial statement purposes.

Dollar Amount Raised	$20,000,000
Number of Assets Purchased	269
Date of Closing of Offering	November 16, 1990
Date of First Sale of Property	December 1990
Date of Final Sale of Property	September 2001

Tax and distribution data per $1,000 investment through September 30, 2001:

Federal income tax results:
Ordinary income (loss):
from operations	$32.06
from recapture	$—
Capital gain (loss)	$908.01
Deferred gain:
Capital	$—
Ordinary	$—
Cash distributions to investors:
Source (on GAAP basis):
Investment income	$154.13
Return of capital	$803.47
Source (on cash basis):
Sales	$908.01
Refinancing	$—
Operations	$18.76
Other	$13.30
Receivable on net purchase money financing	$—

TABLE IV

Results of Completed Prior Public Programs — ICON Cash Flow Partners, L.P., Series C
December 31, 2005
(Unaudited)

The following table summarizes the operating results of ICON Cash Flow Partners, L.P., Series C. Series C’s records were maintained in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for financial statement purposes.

Dollar Amount Raised	$20,000,000
Number of Properties Purchased	261
Date of Closing of Offering	June 20, 1991
Date of First Sale of Property	December 1991
Date of Final Sale of Property	September 2001

Tax and distribution data per $1,000 investment through September 30, 2001:

Federal income tax results:
Ordinary income (loss):
from operations	$841.64
from recapture	$—
Capital gain (loss)	$147.16
Deferred gain:
Capital	$—
Ordinary	$—
Cash distributions to investors:
Source (on GAAP basis):
Investment income	$183.62
Return of capital	$784.83
Source (on cash basis):
Sales	$147.16
Refinancing	$—
Operations	$758.99
Other	$82.65
Receivable on net purchase money financing	$—

TABLE IV

Results of Completed Prior Public Programs — ICON Cash Flow Partners, L.P., Series D
December 31, 2005
(Unaudited)

The following table summarizes the operating results of ICON Cash Flow Partners, L.P., Series D. Series D’s records were maintained in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for financial statement purposes.

Dollar Amount Raised	$40,000,000
Number of Properties Purchased	2,054
Date of Closing of Offering	June 5, 1992
Date of First Sale of Property	November 30, 1994
Date of Final Sale of Property	November 5, 2005

Tax and distribution data per $1,000 investment through November 30, 2005:

Federal income tax results:
Ordinary income (loss):
from operations	$489.21
from recapture	$—
Capital gain (loss)	$(54.66)
Deferred gain:
Capital	$—
Ordinary	$—
Cash distributions to investors:
Source (on GAAP basis):
Investment income	$317.26
Return of capital	$875.51
Source (on cash basis):
Sales	$(54.66)
Refinancing	$—
Operations	$327.59
Other	$161.62
Receivable on net purchase money financing	$—

TABLE V

Sales or Dispositions of Equipment — Prior Public Programs
(unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the three years ended December 31, 2005.

			Total				Federal
	Year of	Year of	Acquisition	Net Book	Net	GAAP	Taxable
Type of Equipment	Acquisition	Disposition	Cost(1)	Value(2)	Proceeds(3)	Gain (Loss)	Gain (Loss)

Retail equipment	1997	2003	$27,933	$—	$348	$348	$—
Manufacturing equipment	2001	2003	74,728	258,547	141,956	116,591	141,956
Automotive equipment	1997	2004	42,070	—	—	—	(4,762)
Restaurant & Brewing Equipment	1996	2005	274,771	19,458	30,000	10,542	—
Air Craft	1997	2005	1,809,625	650,000	650,000	—	(331,591)

			$2,229,127	$928,005	$822,304	$127,482	$(194,397)

(1)	Acquisition cost includes acquisition fee.

(2)	Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.

(3)	Cash received and/or principal amount of debt reduction less any direct selling cost.

TABLE V

Sales or Dispositions of Equipment — Prior Public Programs Series E
(unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the three years ended December 31, 2005.

			Total				Federal
	Year of	Year of	Acquisition	Net Book	Net	GAAP	Taxable
Type of Equipment	Acquisition	Disposition	Cost(1)	Value(2)	Proceeds(3)	Gain (Loss)	Gain (Loss)

Computers	1995	2003	$40,681	$(55)	$—	$55	$—
Fixture	1998	2003	160,148	1,925	9,306	7,381	7,381
Computers	1998	2003	338,605	14,977	21,429	6,452	6,452
Manufacturing	1998	2003	1,150,000	(3)	—	3	—
Telecomm	1999	2003	21,315	357	957	600	(262)
Manufacturing	2001	2003	848,858	(61,841)	390,845	452,686	797,529
Telecomm	1993	2003	106,346	—	—	—	—
Telecomm	1993	2003	5,175	—	—	—	—
Restaurant	1996	2004	97,037	48,810	—	7,228	7,228
Fixture	1998	2004	468,685	197,138	232,731	35,594	232,731
Retail	1998	2004	599,164	140,741	116,651	(24,090)	116,651
Telecomm	1998	2004	205,010	8,076	31,007	22,931	31,007
Medical	1998	2004	647,377	201,563	356,123	154,560	356,123
Furniture	1997	2004	51,622	—	—	—	—
Telecomm	1997	2004	20,218	—	—	—	—
Mnfg & Prod	1997	2004	19,194	—	—	—	—
Fixture	1997	2004	334,930	—	—	—	—
Computers	1997	2004	29,575	(172)	8	180	—
Restaurant	1997	2004	48,899	—	—	—	—
Computers	1997	2004	54,797	—	—	—	—
Medical	1997	2004	115,664	—	—	—	—
Auto	1997	2004	11,864	—	113	113	—
Auto	1997	2004	4,537	1,808	1,808	—	—
Auto	1997	2004	9,278	1,974	2,124	150	—
Mnfg & Prod	1997	2004	28,324	—	—	—	—
Telecomm	1997	2004	16,475	—	—	—	—
Telecomm	1997	2004	53,764	—	—	—	—
Mnfg & Prod	1997	2004	12,737	538	—	(538)	—
Mnfg & Prod	1997	2004	6,961	—	—	—	—
Restaurant	1997	2004	66,216	—	—	—	—
Mnfg & Prod	1997	2004	58,216	—	—	—	—
Restaurant	1997	2004	12,355	(246)	—	246	—
Restaurant	1997	2004	11,940	—	—	—	—
Restaurant	1998	2004	57,041	(304)	—	304	—
Mnfg & Prod	1998	2004	50,991	—	—	—	—
Furniture	1998	2004	264,314	—	—	—	—
Telecomm	1998	2004	28,700	—	—	—	—

TABLE V

Sales or Dispositions of Equipment — Prior Public Programs Series E
(unaudited)

			Total				Federal
	Year of	Year of	Acquisition	Net Book	Net	GAAP	Taxable
Type of Equipment	Acquisition	Disposition	Cost(1)	Value(2)	Proceeds(3)	Gain (Loss)	Gain (Loss)

Telecomm	1998	2004	387,640	—	—	—	—
Office Equipment	1997	2004	53,427	—	—	—	—
Mnfg & Prod	1997	2004	53,431	—	—	—	—
Restaurant	1998	2004	54,863	—	—	—	—
Mnfg & Prod	1998	2004	33,617	—	—	—	—
Restaurant	1998	2004	73,189	—	—	—	—
Computers	1998	2004	17,419	—	—	—	—
Restaurant	1998	2004	30,767	—	—	—	—
Furniture	1998	2004	61,083	—	—	—	—
Computers	1998	2004	18,821	—	—	—	—
Furniture	1998	2004	7,269	(13)	—	13	—
Computers	1998	2004	85,466	—	—	—	—
Restaurant	1998	2004	32,895	—	—	—	—
Auto	1998	2004	63,543	—	—	—	—
Fixture	1998	2004	58,617	—	—	—	—
Auto	1998	2004	35,845	—	—	—	—
Printing	1997	2004	54,998	584	—	(584)	—
Auto	1997	2004	42,058	2,644	—	(2,644)	—
Printing	1997	2004	53,929	662	—	(662)	—
Computers	1998	2004	36,337	731	—	(731)	—
Other	1998	2004	358,401	3,854	53	(3,801)	—
Printing	1998	2004	47,272	13,080	—	(6,540)	—
Restaurant	1997	2004	21,584	2,902	—	(1,451)	—
Restaurant	1998	2004	74,099	37,217	—	—	—
Construction	1998	2004	720,765	604,970	10,000	(297,485)	—
Photography	1998	2004	43,143	22,805	13,875	—	—
Computers	1998	2004	54,602	26,823	—	(13,412)	—
Computers	1998	2004	32,654	20,101	—	(10,051)	—
Computers	1998	2004	27,220	16,143	—	(8,071)	—
Mnfg & Prod	1997	2004	10,639	—	—	—	—
Printing	1997	2004	13,270	—	—	—	—
Computers	1997	2004	13,692	—	271	271	—
Office Equipment	1997	2004	15,542	—	—	—	—
Fixture	1997	2004	19,516	—	—	—	—
Auto	1997	2004	11,293	—	—	—	—
Construction	1997	2004	24,308	—	—	—	—
Fixture	1997	2004	50,581	—	—	—	—
Telecomm	1997	2004	29,502	—	—	—	—
Restaurant	1997	2004	78,586	—	—	—	—

TABLE V

Sales or Dispositions of Equipment — Prior Public Programs Series E
(unaudited)

			Total				Federal
	Year of	Year of	Acquisition	Net Book	Net	GAAP	Taxable
Type of Equipment	Acquisition	Disposition	Cost(1)	Value(2)	Proceeds(3)	Gain (Loss)	Gain (Loss)

Restaurant	1997	2004	52,503	—	—	—	—
Copiers	1997	2004	73,810	715	9	—	—
Mnfg & Prod	1997	2004	49,294	22,776	948	—	—
Computers	1997	2004	20,904	—	—	—	—
Computers	1997	2004	12,671	—	—	—	—
Restaurant	1997	2004	18,710	—	—	—	—
Computers	1998	2004	49,152	385	—	—	—
Mnfg & Prod	1998	2004	34,508	—	—	—	—
Telecomm	1998	2004	983,835	—	—	—	—
Mnfg & Prod	1998	2004	49,346	—	229	229	—
Construction	1998	2004	44,690	—	—	—	—
Auto	1998	2004	388,303	—	—	—	—
Equipment	1998	2004	207,307	—	—	—	—
Fixture	2000	2004	213,983	—	—	—	—
Computers	1997	2004	13,033	—	—	—	—
Video Production	1997	2004	55,030	—	—	—	—
Computers	1997	2004	20,784	—	—	—	—
Medical	1998	2004	233,484	118,528	50	(89,473)	—
Fixture	1998	2004	46,976	—	—	—	—
Fixture	1998	2004	49,823	—	—	—	—
Restaurant	1998	2004	6,547	2,815	—	—	—
Fixture	1998	2004	71,180	1,975	1,975	—	—
Telecomm	1998	2004	32,429	—	3	3	—
Auto	1998	2004	41,466	—	2,586	2,586	—
Auto	1998	2004	54,630	—	—	—	—
Restaurant	1998	2004	45,869	7,159	—	—	—
Computers	1998	2004	20,355	10,101	—	—	—
Computers	1998	2004	14,681	6,005	225	—	—
Computers	1998	2004	15,152	—	—	—	—
Retail/Computers	1998	2004	16,004	8,070	—	—	—
Computers	1998	2004	7,407	—	—	—	—
Mnfg & Prod	1998	2004	768,583	177,419	109,600	—	—
Furniture	1998	2004	139,688	—	220	220	—
Furniture	1998	2004	280,626	—	260	260	—
Mnfg & Prod	1998	2004	408,000	272,128	—	—	—
Medical	1998	2004	233,484	118,528	50	(89,473)	—
Medical	1998	2004	233,484	118,528	50	(89,473)	—
Medical	1998	2004	233,484	118,528	50	(89,473)	—
Medical	1998	2004	233,484	118,528	50	(89,473)	—

TABLE V

Sales or Dispositions of Equipment — Prior Public Programs Series E
(unaudited)

			Total				Federal
	Year of	Year of	Acquisition	Net Book	Net	GAAP	Taxable
Type of Equipment	Acquisition	Disposition	Cost(1)	Value(2)	Proceeds(3)	Gain (Loss)	Gain (Loss)

Auto	1998	2004	70,916	943	—	—	—
Restaurant	1998	2004	14,642	4,649	72	—	—
Restaurant	1998	2004	10,918	1,045	104	—	—
Computers	1998	2004	166,982	94,721	—	—	—
Auto	1998	2004	93,306	6,257	—	—	—
Restaurant	1998	2004	59,033	29,199	—	—	—
Restaurant	1998	2004	72,916	35,390	—	—	—
Computers	1998	2004	47,781	16,302	4,281	—	—
Restaurant	1998	2004	61,053	23,285	185	—	—
Computers	1998	2004	21,634	1,789	—	(768)	—
Retail/Computers	1998	2004	19,531	149	—	—	—
Computers	1998	2004	73,019	32,282	—	—	—
Auto	1998	2004	118,990	39,421	17,587	—	—
Computers	1998	2004	57,298	1,461	—	—	—
Computers	1998	2004	9,819	6,029	62	—	—
Computers	1997	2004	51,947	110	161	51	—
Mnfg & Prod	1997	2004	12,211	897	10	—	—
Printing	1997	2004	31,245	16,207	—	—	—
Construction	1997	2004	76,340	25,828	—	—	—
Computers	1997	2004	32,985	4,494	—	—	—
Office Equipment	1997	2004	48,516	404	479	75	—
Retail	1997	2004	56,990	5,468	—	(5,468)	—
Fixture	1997	2004	60,361	540	—	(448)	—
Furniture	1997	2004	6,375	208	803	596	803
Furniture	1997	2004	18,533	460	2,335	1,875	2,335
Furniture	1997	2004	75,198	7,430	8,830	1,400	8,830
Agriculture	1997	2004	29,159	19,073	5,266	5,266	—
Retail	1997	2004	20,488	11,041	159	43	—
Construction	1997	2004	22,839	3,999	—	(373)	—
Restaurant	1997	2004	435,339	99,430	146	(48,895)	146
Computers	1997	2004	35,795	2,532	—	(801)	—
Mnfg & Prod	1998	2004	79,287	8,302	—	(1,732)	—
Fixture	1998	2004	118,994	67,637	—	—	—
Restaurant	1998	2004	5,426	51	5	(45)	—
Restaurant	1998	2004	3,711	36	—	(36)	—
Automotive	1998	2004	58,484	1,716	—	(1,716)	—
Automotive	1998	2004	38,958	1,404	—	(1,404)	—
Automotive	1998	2004	70,777	2,454	—	—	—
Restaurant	1998	2004	52,158	20,912	921	921	—

TABLE V

Sales or Dispositions of Equipment — Prior Public Programs Series E
(unaudited)

			Total				Federal
	Year of	Year of	Acquisition	Net Book	Net	GAAP	Taxable
Type of Equipment	Acquisition	Disposition	Cost(1)	Value(2)	Proceeds(3)	Gain (Loss)	Gain (Loss)

Automotive	1998	2004	58,312	4,907	—	(2,940)	—
Automotive	1998	2004	51,967	4,252	—	(4,252)	—
Video Production	1997	2004	33,380	10,010	—	—	—
Mnfg & Prod	1998	2004	1,498,917	43,100	—	(43,100)	—
Mnfg & Prod	1997	2004	30,254	—	(1,263)	(1,263)	—
Computers	1997	2004	24,148	1,749	—	(258)	—
Fixture	1997	2004	27,759	678	5,752	5,074	5,752
Video Production	1997	2004	51,657	5,319	79	(1,579)	—
Computers	1997	2004	78,341	8,001	130	(7,871)	—
Automotive	1997	2004	43,444	381	—	(381)	—
Furniture	1997	2004	59,492	24,303	—	(2,814)	—
Mnfg & Prod	1997	2004	45,076	11,551	899	899	—
Mtl Handling	1997	2004	28,410	1,550	—	(882)	—
Mtl Handling	1997	2004	19,797	1,122	—	(656)	—
Restaurant	1997	2004	106,434	37,453	—	—	—
Restaurant	1997	2004	33,981	1,149	58	(270)	—
Restaurant	1998	2004	22,368	769	—	(250)	—
Medical	1998	2004	12,926	386	—	(386)	—
Video Production	1998	2004	18,311	11,189	—	(378)	—
Telecomm	1998	2004	9,818	454	—	(454)	—
Audio	1998	2004	26,596	8,673	94	69	—
Agriculture	1998	2004	43,602	1,597	—	(624)	—
Construction	1997	2004	54,509	2,995	—	—	—
Video Production	1997	2004	54,948	28,173	—	(1,566)	—
Computers	1997	2004	44,014	9,927	79	79	—
Furniture	1997	2004	42,955	4,513	—	75	—
Automotive	1998	2004	59,515	28,957	12,151	6,793	—
Computers	1997	2004	429,880	121,892	—	(121,892)	—
Fixture	1998	2004	175,229	31,958	—	(31,958)	—
Telecomm	1998	2004	62,430	11,949	16,584	4,635	16,584
Telecomm	1998	2004	44,566	—	—	—	—
Medical	1998	2004	64,015	—	4,018	4,018	1,467
Computers	1998	2004	129,865	5,383	—	(5,383)	—
Computers	1998	2004	3,591	98	—	(98)	—
Medical	1998	2004	139,285	26,128	4,057	(22,070)	4,057
Medical	1993	2004	9,536	—	616	616	616
Retail	1998	2004	513,434	105,275	40,406	(64,870)	—
Sanitation	1998	2004	1,014,544	326,691	14,399	(312,293)	14,399
Material Handling	1997	2005	721,413	57,437	132,861	75,424	40,000

TABLE V

Sales or Dispositions of Equipment — Prior Public Programs Series E
(unaudited)

			Total				Federal
	Year of	Year of	Acquisition	Net Book	Net	GAAP	Taxable
Type of Equipment	Acquisition	Disposition	Cost(1)	Value(2)	Proceeds(3)	Gain (Loss)	Gain (Loss)

Telecomm	1998	2005	28,341	4,776	—	4,776	—
Telecomm	1998	2005	205,293	1	—	(1)	—
Aircraft(4)	1994	2005	20,765,250	9,553,731	9,733,457	179,726	8,819,960
Lab Equipment	1998	2005	7,735	4,349	—	4,349	—
Lab Equipment	1998	2005	7,231	—	—	—	—
Fixtures	1998	2005	56,459	6,455	4,281	(2,174)	4,250
Manufacturing	1998	2005	1,929,459	—	—	—	—
Aircraft Rotables	1998	2005	1,599,758	141,444	133,393	(8,051)	—
Aircraft(5)	1995	2005	193,172	167,387	96,193	6,377	86,238

			$47,454,965	$13,821,643	$11,543,256	$(522,621)	$10,560,277

(1)	Acquisition cost includes acquisition fee.

(2)	Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.

(3)	Cash received and/or principal amount of debt reduction less any direct selling cost.

(4)	Represents the entities 99% ownership interest in the aircraft sold. The other 1% was owned by ICON Cash Flow Partners, L.P. Six.

(5)	Represents the entities 1% ownership interest in the aircraft sold. The other 99% was owned by ICON Cash Flow Partners, L.P. Six.

TABLE V

Sales or Dispositions of Equipment — Prior Public Programs
(unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners L.P. Six for the three years ended December 31, 2005.

			Total				Federal
	Year of	Year of	Acquisition	Net Book	Net	GAAP	Taxable
Type of Equipment	Acquisition	Disposition	Cost(1)	Value(2)	Proceeds(3)	Gain (Loss)	Gain (Loss)

Tractors/Trucks	2000	2003	$143,067	$52,870	$78,750	$25,880	$32,270
Manfctg	1998	2003	9,407	3,737	42	(3,695)	—
Manfctg	1996	2003	130,488	50,439	50,439	—	50,439
Trailers	2000	2003	49,468	42,093	23,630	(18,463)	4,923
Trailers	2000	2003	355,587	200,000	99,037	(100,963)	(15,958)
Trailers	2000	2003	356,501	200,000	135,005	(64,995)	19,580
Manfctg	1995	2003	124,688	28,365	26,594	(1,771)	30,051
Manfctg	1996	2003	359,130	103,868	24,996	(78,872)	97,297
Manfctg	1996	2003	88,956	17,358	28,692	11,334	42,698
Manfctg	1996	2003	80,402	15,689	25,935	10,246	38,594
Manfctg	1996	2003	62,197	12,928	22,000	9,072	30,959
Manfctg	1996	2003	24,728	5,429	8,991	3,562	12,554
Manfctg	1996	2003	377,790	89,150	27,778	(61,372)	80,388
Manfctg	1996	2003	46,555	10,851	17,336	6,485	23,820
Computers	1997	2004	8,948	—	—	—	—
Packaging Equipment	2000	2004	172,056	76,800	12,000	(64,800)	(12,473)
Telecomm	1996	2004	173,820	56,765	—	(56,765)	34,394
Aircraft(4)	1995	2005	19,124,056	8,881,883	9,523,147	641,264	8,537,534
Aircraft(5)	1994	2005	209,750	96,502	98,328	1,826	89,091
Fixtures	1994	2005	113,031	—	2,296	2,296	2,296
Haul Trucks	2000	2005	114,158	64,320	50,000	(14,320)	43,164
Manufacturing	1998	2005	1,929,459	—	—	—	—

			$24,054,242	$10,009,047	$10,254,996	$245,949	$9,141,621

(1)	Acquisition cost includes acquisition fee.

(2)	Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.

(3)	Cash received and/or principal amount of debt reduction less any direct selling cost.

(4)	Represents the entities 99% ownership interest in the aircraft sold. The other 1% was owned by ICON Cash Flow Partners, L.P., Series E.

(5)	Represents the entities 1% ownership interest in the aircraft sold. The other 99% was owned by ICON Cash Flow Partners, L.P., Series E.

TABLE V

Sales or Dispositions of Equipment — Prior Public Programs

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners L.P. Seven for the three years ended December 31, 2005.

			Total				Federal
	Year of	Year of	Acquisition	Net Book	Net	GAAP	Taxable
Type of Equipment	Acquisition	Disposition	Cost(1)	Value(2)	Proceeds(3)	Gain (Loss)	Gain (Loss)

Retail	1998	2003	$60,028	$—	$—	$—	$—
Computers	1998	2003	60,509	—	—	—	—
Fixture	1998	2003	102,237	37,444	43,157	5,713	—
Telecomm	1999	2003	—	2,658	274	(2,384)	—
Mnfctg	1996	2003	171,941	46,631	82,500	35,869	57,992
Medical	2000	2003	26,752	432	2,837	2,405	—
Fixture	1998	2003	1,156,650	496,528	574,889	78,361	(16,119)
Computers	1998	2003	32,207	—	784	784	—
Telecomm	1998	2003	153,853	25,000	14,000	(11,000)	—
Medical	1998	2003	71,196	125	10,901	10,776	—
Telecomm	1998	2003	14,121	—	—	—	—
Furniture	1998	2003	12,802	—	—	—	—
Retail	1998	2003	95,463	—	—	—	—
Cleaning Equipment	1996	2004	51,484	40,473	40,473	—	—
Compress/Saw	1996	2004	13,753	8,759	8,759	—	—
Floor Washer	1998	2004	53,429	—	10,489	10,489	10,489
Floor Washer	1998	2004	53,429	984	—	(984)	—
Video Equipment	1998	2004	29,679	16,756	—	(16,756)	—
Computer Equipment	1998	2004	74,565	48,751	—	(48,751)	—
Oil Supply Ships	1998	2004	8,935,608	773,283	750,000	(23,283)	4,652,271
Oil Supply Ships	1998	2004	6,507,253	1,396,155	750,000	(646,155)	2,486,098
Oil Supply Ships	1997	2004	11,403,333	2,067,372	1,000,000	(1,067,372)	1,000,000
DC-10-30 Jet	1996	2004	6,099,390	209,043	173,413	(35,630)	3,399,660
Mfg & Prod	1998	2004	523,640	—	3,501	3,501	37,443
Computer Equipment	2001	2004	2,358,147	70,903	157,664	86,761	157,664
Oil Supply Ships	1998	2005	3,399,710	103,293	200,000	96,707	200,000
Production Facility	1998	2005	3,858,918	745,000	745,000	—	—

			$45,320,097	$6,089,590	$4,568,641	$(1,520,949)	$11,985,498

(1)	Acquisition cost includes acquisition fee.

(2)	Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.

(3)	Cash received and/or principal amount of debt reduction less any direct selling cost.

TABLE V

Sales or Dispositions of Equipment — Prior Public Programs

The following table summarizes the sales or dispositions of equipment for ICON Income Fund Eight A L.P. for the three years ended December 31, 2005.

			Total				Federal
	Year of	Year of	Acquisition	Net Book	Net	GAAP	Taxable
Type of Equipment	Acquisition	Disposition	Cost(1)	Value(2)	Proceeds(3)	Gain (Loss)	Gain (Loss)

Furniture	1998	2003	$1,521,870	$497,593	$807,620	$310,027	$298,837
Furniture	2000	2003	1,910,231	479,873	764,077	284,204	(452,147)
Aircraft	1997	2003	20,136,500	16,701,389	13,871,979	(2,829,410)	(99,588)
Aircraft	1997	2003	19,872,166	14,503,285	10,665,502	(3,837,783)	(2,245,321)
Automotive	1999	2004	1,459,432	394,353	480,843	86,490	437,550
Automotive	1999	2004	2,062,392	651,840	686,136	34,296	624,957
Aircraft	1999	2005	6,650,000	1,629,570	2,337,897	708,327	1,472,978
Aircraft	1999	2005	6,650,000	1,637,661	1,671,998	34,337	807,079
Coal Handling Facility	1998	2005	27,421,810	16,416,183	21,250,000	4,833,817	18,803,590
Office Furniture	2000	2005	1,264,126	293,540	234,002	(59,538)	2,309

			$88,948,527	$53,205,287	$52,770,054	$(435,233)	$19,650,244

(1)	Acquisition cost includes acquisition fee.

(2)	Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.

(3)	Cash received and/or principal amount of debt reduction less any direct selling cost.

TABLE V

Sales or Dispositions of Equipment — Prior Public Programs

The following table summarizes the sales or dispositions of equipment for ICON Income Fund Eight B L.P. for the three years ended December 31, 2005.

			Total				Federal
	Year of	Year of	Acquisition	Net Book	Net	GAAP	Taxable
Type of Equipment	Acquisition	Disposition	Cost(1)	Value(2)	Proceeds(3)	Gain (Loss)	Gain (Loss)

Trailers	2000	2003	$5,682	$4,716	$2,500	$(2,216)	$590
Office Equipment	2000	2003	95,933	33,376	44,808	11,432	(1,828)
Trucks	2000	2003	101,141	59,907	47,000	(12,907)	12,986
Materials	2000	2003	17,832	7,306	8,000	694	3,490
Materials	2000	2003	45,568	17,448	20,780	3,332	269
Forklifts	2000	2003	66,564	—	6,774	6,774	(13,255)
Forklifts	2000	2003	68,458	—	6,250	6,250	(14,349)
Forklifts	2000	2003	37,082	47,854	37,394	(10,460)	(3,489)
Tractor/Truck	2000	2003	28,308	38,328	55,648	17,320	23,137
Circuit Board	2000	2003	61,087	78,080	30,171	(47,909)	(16,002)
Circuit Board	2000	2003	33,260	40,000	15,000	(25,000)	(4,852)
Forklifts	2000	2003	8,463	—	2,132	2,132	(1,552)
Trailers	2000	2003	86,917	119,080	147,824	28,744	87,822
Misc Material	2000	2003	62,390	85,476	129,500	44,024	60,574
Misc Material	2000	2003	13,953	19,481	23,566	4,085	13,282
Production	2000	2003	11,962	17,258	18,421	1,163	4,949
Production	2000	2003	8,271	11,548	12,737	1,189	3,421
Production	2000	2003	53,931	75,299	83,051	7,752	22,312
Computers	2000	2003	2,024,558	674,388	1,000,907	326,519	344,879
Retail Signs	2001	2003	4,250,000	2,234,060	2,669,632	435,572	312,149
Mnfg & Production	2000	2004	1,211,669	311,669	232,320	(79,349)	(359,701)
Computers	2000	2004	576,372	426,530	12,100	(414,430)	12,100
Production	2000	2004	405,279	157,372	203,079	45,707	133,210
Production	2000	2004	434,813	207,748	172,490	(35,258)	95,754
Fork Lifts	2000	2004	12,463	3,137	763	(2,374)	(1,355)
Haul Trucks	2000	2004	96,439	45,818	12,818	(33,000)	(3,569)
Trailers	2000	2004	61,641	31,892	10,349	(21,543)	(125)
Lifts	2000	2004	1,632,562	630,000	690,000	60,000	412,595
Haul Trucks	2000	2004	350,000	329,677	233,593	(96,084)	233,593
Forklifts	2000	2004	5,342	—	287	287	(621)
Trucks	2000	2004	382,223	139,230	327,611	188,381	96,681
Trucks	2000	2004	1,791,332	736,020	734,657	(1,363)	430,274
Trucks	2000	2004	3,373,237	1,474,483	1,387,044	(87,439)	813,863
Forklifts	2000	2004	3,111	1,600	—	(1,600)	(530)
Misc Material	2000	2004	180,927	46,722	17,542	(29,180)	17,543
Forklifts	2000	2004	82,624	18,395	14,150	(4,245)	2,451
Construction	2000	2004	242,382	95,955	310,928	214,973	110,625
Machine Tools	2000	2004	427,600	213,534	222,040	8,506	95,441
Circuit Board	2000	2004	425,255	170,865	60,000	(110,865)	(216)
Production	2000	2004	25,115	12,685	14,310	1,625	6,881

TABLE V

Sales or Dispositions of Equipment — Prior Public Programs Fund Eight B — (Continued)

			Total				Federal
	Year of	Year of	Acquisition	Net Book	Net	GAAP	Taxable
Type of Equipment	Acquisition	Disposition	Cost(1)	Value(2)	Proceeds(3)	Gain (Loss)	Gain (Loss)

Production	2000	2004	350,789	151,301	30,653	(120,648)	(19,020)
Production	2000	2004	467,746	255,451	268,073	12,622	239,342
Circuit Board	2000	2004	295,086	121,718	50,000	(71,718)	8,215
Tractors/Trucks	2000	2004	71,850	29,918	21,841	(8,077)	21,841
Forklifts	2000	2004	38,643	34,663	22,237	(12,426)	41
Forklifts	2000	2004	—	3,270	10,524	7,254	10,524
Trailers	2000	2004	486,534	260,416	321,880	61,464	—
Other/Conveyor Belt	2001	2004	509,760	509,760	1,332,472	822,712	637,656
Photo Labs	2001	2005	5,229,358	1,803,016	1,847,219	44,203	1,226,726
Aircraft Simulator	2001	2005	13,229,358	3,609,134	8,000,000	4,390,866	6,392,586
Lift Trucks	2001	2005	23,241	2,031	5,474	3,443	120
Lift Trucks	2001	2005	38,600	3,372	7,085	3,713	(11,141)
Lift Trucks	2001	2005	41,577	11,888	21,000	9,112	11,421
Lift Trucks	2001	2005	41,577	11,888	21,000	9,112	11,421
Lift Trucks	2001	2005	105,544	30,179	26,000	(4,179)	1,682
Forklifts	1995	2005	11,869	697	11,500	10,803	8,766
Forklifts	2002	2005	16,055	2,962	3,000	38	(4,642)
Forklifts	2002	2005	5,311	886	1,500	614	276
Forklifts	2002	2005	190,281	63,486	25,000	(38,486)	(54,988)
Forklifts	1995	2005	11,939	126	10,500	10,374	7,749
Forklifts	1995	2005	9,993	106	6,200	6,094	3,898
Forklifts	1995	2005	9,993	106	6,200	6,094	(2,890)
Forklifts	2002	2005	55,097	9,191	14,000	4,809	(15,923)
Forklifts	1995	2005	50,981	6,812	50,000	43,188	(14,728)
Forklifts	2001	2005	40,608	11,661	8,400	(3,261)	(11,745)
Mnfg Equipment	2000	2005	7,844	(450)	500	950	403
Machinery	2000	2005	536,197	162,811	173,959	11,148	124,490
Forklifts	2000	2005	2,949	—	1,000	1,000	843
Forklifts	2000	2005	105,555	20,083	13,850	(6,233)	12,373
Forklifts	2000	2005	4,440	(810)	3,500	4,310	3,335
Forklifts	2000	2005	22,245	—	17,561	17,561	17,285
Forklifts	2000	2005	5,088	314	3,500	3,186	3,500
Forklifts	2000	2005	19,030	—	14,917	14,917	14,917
Production	2000	2005	107,147	—	22,100	22,100	22,100
Production	2000	2005	160,298	(2,395)	81,908	84,303	53,226
Production	2000	2005	78,226	38,907	48,634	9,727	32,887
Production	2000	2005	321,442	38,000	38,000	—	(6,455)
Production	2000	2005	453,518	(2,852)	7,000	9,852	(4,162)
Production	2000	2005	19,564	1,947	10,082	8,135	5,269
Production	2000	2005	384,532	—	211,156	211,156	142,353
Production	2000	2005	371,795	65,522	211,156	145,634	136,316

TABLE V

Sales or Dispositions of Equipment — Prior Public Programs Fund Eight B — (Continued)

			Total				Federal
	Year of	Year of	Acquisition	Net Book	Net	GAAP	Taxable
Type of Equipment	Acquisition	Disposition	Cost(1)	Value(2)	Proceeds(3)	Gain (Loss)	Gain (Loss)

Forklifts	2000	2005	719,280	366,301	108,725	(257,576)	64,166
Forklifts	2000	2005	3,599	1,600	935	(665)	49
Lift Trucks	2000	2005	45,726	25,841	7,500	(18,341)	3,535
Lift Trucks	2001	2005	101,976	8,674	16,000	7,326	9,683
Lift Trucks	2000	2005	162,873	—	62,500	62,500	150,651

			$43,766,860	$16,274,468	$22,194,417	$5,919,949	$12,163,378

(1)	Acquisition cost includes acquisition fee.

(2)	Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.

(3)	Cash received and/or principal amount of debt reduction less any direct selling cost.

TABLE V

Sales or Dispositions of Equipment — Prior Public Programs

The following table summarizes the sales or dispositions of equipment for ICON Income Fund Nine, LLC for the three years ended December 31, 2005.

			Total				Federal
	Year of	Year of	Acquisition	Net Book	Net	GAAP	Taxable
Type of Equipment	Acquisition	Disposition	Cost(1)	Value(2)	Proceeds(3)	Gain (Loss)	Gain (Loss)

Computer	2001	2003	$298,325	$61,297	$75,767	$14,470	$(116,570)
Computer	2001	2003	1,040,479	218,965	237,552	18,587	(380,800)
Material Handling	2001	2003	28,816	11,356	17,500	6,144	(1,316)
Copier	2001	2003	6,882	613	1,858	1,245	(2,704)
Copier	2001	2003	219,881	84,263	98,028	13,765	(42,696)
Railcars(11)	2002	2003	150,205	139,886	81,041	(58,845)	(30,827)
Trailer	2003	2003	38,855	38,183	39,079	896	—
Material Handling	2002	2003	20,345	2,708	2,131	(577)	(11,639)
Material Handling	2002	2003	6,369	630	2,192	1,562	(1,884)
Material Handling	2001	2004	91,750	25,427	38,542	13,115	3,310
Material Handling	2001	2004	19,929	1,689	1,500	(189)	(6,153)
Material Handling	2001	2004	88,104	36,656	24,054	(12,602)	(10,027)
Material Handling	2001	2004	233,483	82,295	35,370	(46,925)	(54,287)
Material Handling	2001	2004	68,280	20,884	8,250	(12,634)	(17,969)
Material Handling	2002	2004	31,180	19,177	23,975	4,798	12,003
Material Handling	2002	2004	47,638	11,024	10,881	(143)	—
Material Handling	2002	2004	47,638	11,024	10,881	(143)	—
Material Handling	2002	2004	47,638	11,024	10,881	(143)	—
Material Handling	2002	2004	47,638	11,024	10,881	(143)	—
Material Handling	2002	2004	45,537	10,538	10,710	172	—
Material Handling	2002	2004	39,504	9,142	10,219	1,077	—
Material Handling	2002	2004	24,693	5,714	6,128	414	—
Material Handling	2002	2004	26,658	6,169	6,267	98	—
Material Handling	2002	2004	49,585	11,474	12,500	1,026	—
Material Handling	2002	2004	49,585	11,474	12,500	1,026	—
Material Handling	2002	2004	16,900	3,911	5,475	1,564	—
Material Handling	2002	2004	90,157	24,948	20,036	(4,912)	(14,585)
Material Handling	2001	2004	67,423	14,243	11,000	(3,243)	(14,890)
Material Handling	2001	2004	27,732	2,064	3,271	1,207	(7,379)
Material Handling	2001	2004	79,521	20,611	12,117	(8,494)	(18,419)
Computer Equipment	2003	2005	606,154	556,511	366,797	(189,714)	(159,283)
Fixtures & Fittings	2003	2005	582,010	570,571	368,457	(202,114)	(133,478)
Telephone Systems	2003	2005	56,677	56,677	64,553	7,876	7,876
Plant	2003	2005	13,989	13,989	14,889	900	900
Refrigeration equipment	2003	2005	13,203	13,203	8,619	(4,584)	(4,584)
Books	2003	2005	29,822	29,822	29,325	(497)	(497)
Electronics	2003	2005	5,531	5,531	6,587	1,056	1,056
Miscellaneous	2003	2005	11,419	11,419	10,864	(555)	(555)
Copiers	2003	2005	18,800	18,800	48,183	29,385	29,385

			$4,388,335	$2,127,741	$1,758,860	$(368,879)	$(976,012)

(1)	Acquisition cost includes acquisition fee.

(2)	Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.

(3)	Cash received and/or principal amount of debt reduction less any direct selling cost.

TABLE V

Sales or Dispositions of Equipment — Prior Public Programs

The following table summarizes the sales or dispositions of equipment for ICON Income Fund Ten, LLC for the two years ended December 31, 2005.

			Total				Federal
	Year of	Year of	Acquisition	Net Book	Net	GAAP	Taxable
Type of Equipment	Acquisition	Disposition	Cost(1)	Value(2)	Proceeds(3)	Gain (Loss)	Gain (Loss)

Airplane Parts	2003	2004	$51,840	$42,107	$61,000	$18,893	$8,578
Computer Equipment	2005	2005	25,053	26,201	26,280	79	79
Airplane Parts	2003	2005	41,774	29,877	85,000	55,123	6,380
Airplane Parts	2003	2005	11,246	8,042	34,000	25,958	1,717
Airplane Parts	2003	2005	15,278	10,929	34,000	23,071	2,333
Airplane Parts	2003	2005	94,190	67,366	76,980	9,614	(2,825)

			$239,381	$184,522	$317,260	$132,738	$16,262

(1)	Acquisition cost includes acquisition fee.

(2)	Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.

(3)	Cash received and/or principal amount of debt reduction less any direct selling cost.

TABLE V

Sales or Dispositions of Equipment — Prior Public Programs

The following table summarizes the sales or dispositions of equipment for ICON Leasing Fund Eleven, LLC for the two years ended December 31, 2005.

			Total				Federal
	Year of	Year of	Acquisition	Net Book	Net	GAAP	Taxable
Type of Equipment	Acquisition	Disposition	Cost(1)	Value(2)	Proceeds(3)	Gain (Loss)	Gain (Loss)

			$—	$—	$—	$—	$—
			—	—	—	—	—
NONE			—	—	—	—	—
			—	—	—	—	—
			—	—	—	—	—
			—	—	—	—	—

			$—	$—	$—	$—	$—

(1)	Acquisition cost includes acquisition fee.

(2)	Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.

(3)	Cash received and/or principal amount of debt reduction less any direct selling cost.

Exhibit C

ICON LEASING FUND TWELVE, LLC

INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT

Consult with your financial planner regarding suitability requirements and subscriber representations.

1. INVESTMENT	• Each Share costs $1,000.00 (except Shares purchased pursuant to our DRIP Plan).

• The minimum initial investment for U.S. citizens with a resident address in the U.S. or Puerto Rico (individuals only) or U.S. resident aliens is 5 Shares ($5,000.00). For IRAs and Qualified Plans, the minimum initial investment is 4 1/2 Shares ($4,500.00). There is no minimum investment required for our DRIP Plan for qualified participants.

2. REGISTRATION INFORMATION	• Complete all of the information requested in 2(a) and 2(c).

• Complete section 2(b) only if this investment is for an IRA, Qualified Plan or Trust.

3. FORM OF OWNERSHIP	• Mark only one box.

• Consult your registered representative with any questions for designation on form of ownership.

4. DISTRIBUTION ALTERNATIVES	• For non-qualified accounts only, complete this section if you want your distributions sent to an address other than as shown in Section 2(a).

5. SIGNATURES AND INITIALS	• Signature(s) and initials of subscriber(s) are required for all parties in each of the spaces provided. Subscriptions cannot be accepted without signature(s) and initials.

• Signature of an authorized partner or officer is required for a Partnership or Corporation.

• Signature of a trustee is required for a Custodial or Trust account.

6. BROKER/DEALER INFORMATION
• The registered representative must complete this section of the Subscription Agreement. An authorized branch manager or registered principal of the broker/dealer firm must sign the Subscription Agreement. Subscriptions cannot be accepted without this broker/dealer authorization.

7. INVESTMENT CHECK & SUBSCRIPTIONS
• If your registered representative notifies you that the sale of 1,200 Shares (or 20,000 Shares in the case of residents of Pennsylvania) has not been completed, make checks payable to “The JP Morgan Chase Bank ICON Leasing Fund Twelve, LLC Escrow Account.” Otherwise, make checks payable to “ICON Leasing Fund Twelve, LLC.” Your check should be in the amount of your subscription as shown in Section 1 of the Subscription Agreement.

• Wiring instructions are available upon request.

Mailing:

For IRA or Qualified Accounts, mail the subscription document with your check and any transfer instructions to your designated Custodian.

• For all other accounts, mail the subscription document with your check to:

Equity Department ICON Capital Corp. 100 Fifth Avenue, Fourth Floor New York, New York 10011

• The pink copy of the Subscription Agreement will be returned to you for your records upon confirmation of your investment.

• The yellow copy of the Subscription Agreement is for the Registered Representative.

NO SUBSCRIPTION AGREEMENT WILL BE PROCESSED UNLESS FULLY COMPLETED AND ACCOMPANIED BY PAYMENT IN FULL. ANY SUBSCRIPTION PAYMENT THAT IS DISHONORED WILL CAUSE THE SUBSCRIPTION AND ANY CERTIFICATE FOR SHARES TO BE VOID AS OF THE SUBSCRIPTION DATE AND SHALL OBLIGATE THE SUBSCRIBER TO PAY ALL COSTS AND CHARGES ASSOCIATED THEREWITH.

If you have any questions about completing this Subscription Agreement, please call ICON Capital Corp., Subscription Processing Desk, at (800) 343-3736 x140.

Important Information About Opening an Account:  In order to assist the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. When opening an account, you will be asked by your Selling Dealer for your name, address, date of birth and other information that will be used to identify you, including a driver’s license or other identifying documents.

IMPORTANT INFORMATION FOR SUBSCRIBER(S)

•	No offer to sell Shares may be made except by means of this prospectus.

•	You should not rely upon any oral statements by any person, or upon any written information other than as specifically set forth in this Prospectus and supplements thereto or in promotional brochures clearly marked as being prepared and authorized by the Manager of Fund Twelve, ICON Capital Corp., or by the Dealer-Manager, ICON Securities Corp., for use in connection with the offering of Shares to the general public by means of this Prospectus.

•	An investment in our Shares involves certain risks including, without limitation, the matters set forth in the Prospectus under the captions “Risk Factors,” “Conflicts of Interest,” “Management” and “Federal Income Tax Consequences.”

•	The representations you are making on page C-3 do not constitute a waiver of any of your rights under the Delaware Limited Liability Company Act or applicable federal and State securities laws.

•	Our Shares are subject to substantial restrictions on transferability.

•	There will be no public market for our Shares.

•	It may not be possible for you to readily liquidate your Shares, if at all, even in the event of an emergency.

•	Any transfer of our Shares is subject to our approval and must comply with the terms of Section 10 of our LLC Agreement.

•	Some States impose more stringent standards than the general requirements described under the “Investor Suitability” section in the Prospectus.

•	The State of California has additional restrictions on the transfer of our Shares, as summarized in the following legend:

“It is unlawful to consummate a sale or transfer of this security, or any interest therein, or to receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner’s rules.”

ICON

ICON USE ONLY
Date: ____________
No. of Shares: ____________
Blue Sky State: ____________
Officer Approval:

1. Type of Investment : (check one)

☐ DRIP Investment
☐ Initial Investment
☐ Additional Investment

Dollar Amount $ ____________
No. of Shares ____________

2. Registration Information: (Please type or print clearly)

(a *Subscriber Information)*

Name(s) Mr./Mrs./Ms.____________
Tax I.D. No. or Social Security No.____________
Residential Address____________
City____________ State____________ Zip Code____________
Telephone No: ____________

(c Citizenship (check one))

☐ U.S. Citizen
☐ U.S. Resident Alien
☐ Jurisdiction of Formation

(b)*Trustee or Custodial Information (Qualified Plans, other SEP, Keogh, Trustee, etc.) (if applicable)*
Trustee/Custodian's Name(s)____________ Tax I.D. No.____________
FBO____________ Acct. No.____________
Date Trust or Account Established____________ Year to Which Subscription Applicable____________
Trustee's or Custodian's Address____________
Street____________
City____________ State____________ Zip Code____________
Contact Name____________ Telephone No.____________

3. Form of Ownership: (check only one)

☐ Individual Ownership
☐ Husband and Wife, as Community Property
☐ Corporation
☐ Trust
☐ Joint Tenants
☐ Partnership
☐ Custodial Account
☐ Profit Sharing Plan
☐ Tenants in Common
☐ IRA, SEP, Keogh
☐ 401(k)
☐ Defined Benefit Plan

FIDUCIARY ACCOUNTS ONLY (all Sections in 2(b) must be filled out)
____________ IRA, SEP, Keogh
____________ Custodial Account
____________ Profit Sharing Plan

For Individual Ownership or JTWROS Only: Transfer Upon Death (optional)
*Transferee Name and Social Security No.

4. Distribution Alternatives

Check if:
☐ You would like to have all distributions reinvested pursuant to the Distribution Reinvestment Plan.
☐ You would like to have direct deposits of distributions or to have your distributions split between one or more Payees. (If you elect this alternative you must complete the Special Payment Instruction Form).
☐ You would like to have distributions sent to the Payee and Address listed below. Complete the following section:

Payee Name____________
Branch____________ Acct. No.____________ ABA No.____________
Street Address____________
City____________ State____________ Zip Code____________

5. Initials and Signatures

The undersigned confirms that he/she/it:
- (Initial ________) Received the Prospectus at least five business days prior and has read page C-2 hereof (second clause not applicable to subscribers in the States of Maine and Minnesota).
- (Initial ________) Makes the representations contained on page C-4 hereof.
- (Initial ________) Acknowledges that an investment in the Shares is not liquid.
- (Initial ________) Declares that, to the best of his/her/its knowledge, all information in Sections 1-4 on this page C-3 is accurate and may be relied upon by the Manager.
- (Initial ________) Appoints the Manager as his/her/its attorney-in-fact as described in Paragraph 2 on page C-4.
- (Initial ________) Meets the minimum income and net worth standards established by Fund Twelve.
- (Initial ________) Is purchasing the Shares for his/her/its own account and not with a view to distribution.

BY SIGNING THIS AGREEMENT, THE SUBSCRIBER IS NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED .

Subscriptions cannot be accepted without initials and signature(s)

X ____________
Subscriber's Signature Date

X ____________
Subscriber's Signature Date

X ____________
Authorized Signature Date
(Custodian/Trustee/Officer/Partner)

X ____________
Authorized Signature Date
(Custodian/Trustee/Officer/Partner)

6. Broker/Dealer Information: (Please type or print clearly)

The Selling Dealer must sign below and, by doing so, represents that both it and its registered representative which solicited the subscription (the "Registered Representative"): (i) is duly licensed by, and in good standing with, the NASD and may lawfully offer Shares in the State(s) listed in Section 2(a); (ii) has reasonable grounds to believe, based on information obtained from the Subscriber concerning his/her investment objectives, other investments, financial situation and needs and any other information known by the Selling Dealer or Registered Representative, that the Investment described in Section 1 is suitable in light of Subscriber's income, net worth and other characteristics; (iii) the Registered Representative has (a) informed the Subscriber as to the risk of ownership and limited liquidity of the Shares and (b) delivered a current copy of the Prospectus to the Subscriber in connection with the offering of the Shares; and (iv) the Selling Dealer has complied with all of the terms of the Selling Dealer Agreement and (v) the Selling Dealer or Registered Representative has complied with the Customer Identification Program pursuant to the USA Patriot Act.

Brokerage Firm Name____________
Supervisor____________ Telephone No.____________
Registered Representative Name____________
Rep. No.____________ Telephone No.____________
Representative's Street Address____________
City____________ State____________ Zip Code____________
Authorized Signature X____________

(Branch Manager or Registered Principal)
Subscription cannot be accepted without signature

7. Investment Check & Subscriptions: Mail the completed Subscription Agreement with a check payable as indicated in the instructions to Section 7 to: ICON Capital Corp., Attn: Equity Department, 100 Fifth Avenue, Fourth Floor, New York, NY 10011.
Wiring instructions available upon request.

ACCEPTANCE BY MANAGER OF ICON LEASING FUND TWELVE, LLC

ICON Capital Corp., Manager

By: ____________
Authorized Signature Date

INVESTOR SUITABILITY REQUIREMENTS AND SUBSCRIBER REPRESENTATIONS

1.	Subscription for Shares.

•	Each Subscriber, by signing his/her name in Section 5 on Page C-3, thereby: (a) subscribes for the number and dollar amount of Shares set forth in Section 1 on Page C-3; (b) agrees to become a member of Fund Twelve upon acceptance of his/her subscription by the Manager; and (c) adopts, and agrees to be bound by each and every provision of Fund Twelve’s LLC Agreement and this Subscription Agreement.

•	Each Subscriber is tendering good funds herewith in full payment for the Shares (computed at $1,000 per Share), subject to waiver of commissions by some brokers (as described in the “Plan of Distribution” section of the Prospectus) and to the minimum investment requirements (as described in the “Subscriptions — Minimum Investment” section of the Prospectus).

2.	Appointment of the Manager as Subscriber’s Attorney-in-Fact.

•	By signing his/her name in Section 5 on Page C-3 (and effective upon admission as a member of Fund Twelve), each Subscriber thereby makes, constitutes and appoints the Manager, each authorized officer of the Manager and each person who shall thereafter become a substitute Manager during the term of Fund Twelve, with full power of substitution, as the true and lawful attorney-in-fact of, in the name, place and stead of, such member, to the full extent, and for the purposes and duration, set forth in Section 15 of the LLC Agreement (all of the terms of which are hereby incorporated herein by this reference).

•	Such purposes include, without limitation, the power to make, execute, sign, acknowledge, affirm, deliver, record and file any (a) document or instrument that the Manager deems necessary or desirable to carry out fully the provisions of the LLC Agreement (in the manner and for the purposes provided in Section 15.1 of the LLC Agreement) and (b) amendment to the LLC Agreement and to the Certificate of Formation of Fund Twelve (in the manner and for the purposes provided in Section 15.2 of our LLC Agreement, including, without limitation, admission of Members to Fund Twelve and any application, certificate, instrument, affidavit or other document required or appropriate in connection with registration or documentation of Fund Twelve’s investments).

•	The foregoing appointment shall not in any way limit the authority of the Manager as attorney-in-fact for each Member of Fund Twelve under Section 15 of the LLC Agreement. The power of attorney hereby granted is coupled with an interest, is irrevocable and shall survive the Subscriber’s death, incapacity, insolvency or dissolution or his/her/its delivery of any assignment of all or any portion of his/her/its Shares.

3.	General Subscriber Representations.

•	As a condition to Subscriber’s being admitted as a member of Fund Twelve, Subscriber hereby represents that he/she/it:

(a) Either (i) has annual gross income of $60,000 plus a net worth of $60,000 (exclusive of his/her investment in Fund Twelve, home, home furnishings and automobiles) or a net worth of $225,000 (determined in the same manner), or (ii) meets any higher investor gross income and/or net worth standards applicable to residents of his/her/its State, as set forth in the “Investor Suitability” Section of the Prospectus;

(b) If Subscriber is an IRA or a Qualified Plan, it has been accurately identified as such in Sections 2(b) and 3 on Page C-3;

(c) Has accurately identified himself/herself in Section 2(c) on Page C-3 as a U.S. Citizen, resident in the U.S. or Puerto Rico (individuals only) or a U.S. resident alien; and

(d) Each subscriber who is purchasing Shares for Individual Ownership (as indicated in Section 3 on Page C-4) is in fact purchasing for his or her or its own account and not with a view to distribution.

(e) Subscribers who are purchasing Shares for Individual Ownership agree to redeem, upon demand, all of their Shares if, in the case of an individual, they are no longer U.S. citizens, residents of the United States or Puerto Rico (individuals only), or resident aliens or if they otherwise are or become foreign partners for purposes of Section 1446 of the Internal Revenue Code of 1986 at any time during the life of Fund Twelve.

•	If Subscriber is investing in a fiduciary or representative capacity, such investment is being made for one or more persons, entities or trusts meeting the above requirements.

4.	Additional Fiduciary and Entity Representations.

If the person signing this Subscription Agreement is doing so on behalf of another person or entity who is the Subscriber, including, without limitation, a corporation, a partnership, an IRA, a Qualified Plan, or a trust (other than a Qualified Plan), such signatory, by signing his/her/its name in Section 5 of Page C-3, thereby represents and warrants that

(a) He or she is duly authorized to (i) execute and deliver this Subscription Agreement, (ii) make the representations contained herein on behalf of Subscriber and (iii) bind Subscriber thereby; and

(b) This investment is an authorized investment for Subscriber under applicable documents and/or agreements (articles of incorporation or corporate by-laws or action, partnership agreement, trust indenture, etc.) and applicable law.

5.	Under penalty of perjury, by signing his/her/its name in Section 5 on Page C-3, each Subscriber thereby certifies that:

(a) The Taxpayer Identification Number or Social Security Number listed in Section 2(a) or 2(b) (if applicable) on Page C-3 is correct; and

(b) He/she/it is not subject to backup withholding either because the Internal Revenue Service has (i) not notified such Subscriber that he/she/it is subject to backup withholding as a result of a failure to report all interest or dividends or (ii) has notified such Subscriber that he/she/it is no longer subject to backup withholding. (If a subscriber has been notified that he/she/it is currently subject to backup withholding, strike the language under clause (b) of this paragraph 5 before signing).

UPON THE SUBSCRIBER’S EXECUTION OF THIS SUBSCRIPTION AGREEMENT AND ACCEPTANCE THEREOF BY THE MANAGER, THIS SUBSCRIPTION AGREEMENT (CONSISTING OF PAGES C-1 THROUGH C-5) WILL BECOME A PART OF THE LLC AGREEMENT.

ICON LEASING FUND TWELVE, LLC
100 Fifth Avenue, Fourth Floor, New York, New York 10011

SPECIAL PAYMENT INSTRUCTION FORM

Please use this form only if you would like your cash distributions to be directly deposited into an account and/or sent to more than one account, location or payee. Note that all distributions in an IRA must be sent to the custodian. You may designate up to five accounts, locations or payees.

First Payee Choose One: Direct Deposit by ACH OR Check	Name of
Bank Name _ _	Account Holder _ _
Bank Address _ _	Account No. _ _
City _ _ State _ _ Zip _ _	Account Type _ _
Branch No. _ _	Bank Routing No. _ _

% to be Paid* ☐
Second Payee Choose One: Direct Deposit by ACH OR Check	Name of
Bank Name _ _	Account Holder _ _
Bank Address _ _	Account No. _ _
City _ _ State _ _ Zip _ _	Account Type _ _
Branch No. _ _	Bank Routing No. _ _

% to be Paid* ☐
Third Payee Choose One: Direct Deposit by ACH OR Check	Name of
Bank Name _ _	Account Holder _ _
Bank Address _ _	Account No. _ _
City _ _ State _ _ Zip _ _	Account Type _ _
Branch No. _ _	Bank Routing No. _ _

% to be Paid* ☐
Fourth Payee Choose One: Direct Deposit by ACH OR Check	Name of
Bank Name _ _	Account Holder _ _
Bank Address _ _	Account No. _ _
City _ _ State _ _ Zip _ _	Account Type _ _
Branch No. _ _	Bank Routing No. _ _

% to be Paid* ☐
Fifth Payee Choose One: Direct Deposit by ACH OR Check	Name of
Bank Name _ _	Account Holder _ _
Bank Address _ _	Account No. _ _
City _ _ State _ _ Zip _ _	Account Type _ _
Branch No. _ _	Bank Routing No. _ _

% to be Paid* ☐

Original signatures of all joint investors or custodial authorizations are required.
* Please note that the total of all the “to be Paid” boxes should equal 100%.

Original Signature — Subscriber — Member Or Authorized/Custodial Representative	Original Signature — Subscriber — Member Or Authorized/Custodial Representative

Date Signed

Original Signature — Subscriber — Member Or Authorized/Custodial Representative

Please make a copy for your records
Attach this form to the Subscription Agreement.

CONSENT TO ELECTRONIC DELIVERY OF OFFERING MATERIALS

ICON Leasing Fund Twelve, LLC, as well as all other funds managed by ICON Capital Corp. or funds for which ICON Securities Corp. acts as a broker-dealer (collectively, “ICON Funds”), can deliver offering materials to investors electronically. By signing the consent provided below, investors can choose to have ICON Funds electronically deliver offering materials to them, including:

•	prospectuses;

•	prospectus supplements;

•	prospectus amendments;

•	annual, quarterly and periodic reports;

•	notices; and

•	supplemental sales literature (collectively “Offering Materials”).

ICON Funds may accomplish electronic delivery via:

•	posting Offering Materials to the ICON Capital Corp. Internet Website (http://www.iconcapital.com), whereby investors will be notified that such materials are available for viewing on the Website by e-mail, physical mail or telephone;

•	sending e-mails to investors containing Offering Materials (including portable document format (.pdf) of such material); and

•	sending CD-ROMs to investors containing Offering Materials (including portable document format (.pdf) of such material).

Investors should note that electronic delivery may impose costs on an investor that he or she would not bear with traditional, physical mailing. Investors may incur Internet online costs for accessing e-mail.

At the same time, investors may need to download a .pdf document viewer, such as Adobe Acrobat®, in order to view Offering Materials sent as a .pdf file. Investors can download the Adobe Acrobat® software free of charge at http://www.adobe.com/products/acrobat/readermain.html.

ICON Capital Corp. will try to provide assistance to investors in connection with electronic delivery of Offering Materials free of charge. Investors in need of such assistance should contact ICON Capital Corp. at (212) 418-4700.

The undersigned hereby consents to electronic delivery of all Offering Materials by ICON Funds in any or all of the manners described above. Information provided below as to the undersigned’s e-mail address will be used by ICON Funds in lieu of different instructions from the undersigned.

The undersigned understands that he or she may revoke this consent at any time by providing timely notice of revocation to ICON Capital Corp. Revocation of such consent will act to revoke consent as to all future electronic deliveries of Offering Materials by ICON Funds.

The undersigned also understands that he or she may elect to receive paper copies of Offering Materials at any time upon request, with or without revoking this consent.

The undersigned also understands that this Consent to Electronic Delivery of Offering Materials is optional, and is not a part of the ICON Leasing Fund Twelve, LLC Subscription Agreement, which must be executed in accordance with the instructions on page C-1.

Print Name

Signature		Date

E-mail Address (please print, and include domain extension (.com, .net, etc.)

I am a limited partner in:	ICON Cash Flow Partners, L.P. Seven	☐
	ICON Income Fund Eight A L.P.	☐
	ICON Income Fund Eight B L.P.	☐
I am a member in:	ICON Income Fund Nine, LLC	☐
	ICON Income Fund Ten, LLC	☐
	ICON Leasing Fund Eleven, LLC	☐
	ICON Leasing Fund Twelve, LLC	☐

DISTRIBUTION REINVESTMENT PLAN

ICON Leasing Fund Twelve, LLC, a Delaware limited liability company (the “Company”), has adopted a Distribution Reinvestment Plan (the “DRIP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s limited liability company agreement unless otherwise defined herein.

1. Number of Shares Issuable.   The maximum number of Shares that may be issued under the DRIP is 12,000.

2. Participants.  “Participants” are holders of the Company’s Shares who elect to participate in the DRIP. In addition, members of ICON Leasing Fund Eleven, LLC, ICON Income Fund Ten, LLC and ICON Income Fund Nine, LLC (“Other Fund Members”) who elect to invest the distributions they receive from those funds in our Shares pursuant to the DRIP and who invested at least $5,000 for an individual account or $3,000 for a plan account (qualified plans or IRAs) may participate in the DRIP until such time as $200,000,000 in gross offering proceeds have been raised by the Company, at which time, no new Other Fund Members shall be allowed to participate in the DRIP. The Manager has the right to prohibit qualified plan investors from participating in the DRIP if such participation would cause the Company’s assets to constitute “plan assets.”

3. Distribution Reinvestment.  The Company will apply all of the distributions paid in respect of a Participant’s Shares to the purchase of additional Shares for such Participant. To the extent required by federal or state securities laws, such Shares will be sold through the broker-dealer and/or dealer manager through whom the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will pay no Sales Commissions or Underwriting Fees on such Shares purchased through such distribution reinvestments.

4. Procedures for Participation.  Qualifying Members may elect to become a Participant by completing and executing the Subscription Agreement, the enrollment form attached hereto as Exhibit A or any other Company-approved authorization form as may be available from the Company, the dealer manager or participating broker-dealers. Participation in the DRIP will begin with the next distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRIP within 30 days of the date that the Company makes a distribution to the extent that Shares are available for purchase. Distributions from the Company are expected to be paid monthly during the offering period for the Company’s Shares.

5. Purchase Price of Shares.  Participants will acquire Shares at $900.00 per Share, which represents the public offering price of the Shares less Sales Commissions and Underwriting Fees.

6. Taxation of Distributions.  The investment of distributions in the DRIP does not relieve Participants of any taxes that may be payable as a result of those distributions and their reinvestment pursuant to the terms of the DRIP.

7. Share Certificates.  The Shares issuable under the DRIP shall be uncertificated unless and until the Manager determines otherwise.

8. Voting of DRIP Shares.  In connection with any matter requiring the vote of the Company’s Members, each Participant will be entitled to vote all Shares acquired by a Participant through the DRIP.

9. Reports.  Each month, the Company shall provide each Participant with a statement confirming the amounts of their distributions for such month, as well as their total investment amount.

10. Amendment or Termination of DRIP by the Company.  The Manager may amend or terminate the DRIP for any reason; provided, that any amendment that adversely affects the rights or obligations of a Participant (as determined in the sole discretion of the Manager) shall only take effect upon 10 days’ written notice to the Participants. The DRIP shall terminate upon the termination of the offering period unless the Company determines to continue the DRIP through a separate registration statement declared effective by the Securities and Exchange Commission.

11. Liability of the Manager.  The Manager shall not be liable for any act done in good faith, or for any good faith omission to act.

12. Governing Law.  The DRIP shall be governed by the laws of the State of Delaware.

13. Effective Date.  The DRIP shall become effective on          , 2007.

D-1

EXHIBIT A — ENROLLMENT FORM

ICON Capital Corp.
Equity Department
100 Fifth Avenue, Fourth Floor
New York, NY 10011

Re: ICON Leasing Fund Twelve, LLC (“Fund Twelve”)

I currently own investment(s) totaling *$5,000 or more in ICON Income Fund Nine, LLC and/or ICON Income Fund Ten, LLC and/or ICON Leasing Fund Eleven, LLC.

I hereby elect to invest distributions into Fund Twelve without making the minimum investment in Fund Twelve. I understand that all distributions from ICON Income Fund Nine, LLC and/or ICON Income Fund Ten, LLC and/or ICON Leasing Fund Eleven, LLC that I elect to be used to purchase shares of Fund Twelve must continue to be invested in shares of Fund Twelve until the termination of the offering of shares of Fund Twelve.

Please reinvest my distributions from the Funds that I have checked off below:

             ICON Income Fund Nine, LLC

             ICON Income Fund Ten, LLC

             ICON Leasing Fund Eleven, LLC

I have also attached my Subscription Agreement to purchase shares in Fund Twelve, which is necessary to process this investment request.

Investor Name(s):                                                                                 (please print)

_ _ (signature)

Investor Social Security Number(s):	- - - -

Date:

* FOR IRA ACCOUNTS,
THE INVESTMENT AMOUNT IS $3,000 IN YOUR QUALIFIED PLAN ACCOUNT. THE CUSTODIAN MUST SIGN THE LETTER.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR IN SUPPLEMENTS HERETO OR IN SUPPLEMENTAL SALES LITERATURE ISSUED BY FUND TWELVE AND REFERRED TO IN THIS PROSPECTUS OR IN SUPPLEMENTS THERETO, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SHARES TO WHICH IT RELATES OR ANY OF SUCH SHARES TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

ICON LEASING FUND TWELVE, LLC

Up to 412,000 Shares of Limited Liability Company Interests

_ _

PROSPECTUS

ICON SECURITIES CORP.
Dealer-Manager
          , 2007

ICON Securities Corp.
100 Fifth Avenue, Fourth Floor
New York, New York 10011
(212) 418-4700

ICON SECURITIES CORP.
(800) 435-5697
www.iconsecurities.com

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	Other Expenses of Issuance and Distribution

The estimated expenses of the Company in connection with the offering (assuming the sale of the maximum of 412,000 of Shares) are as follows:

Securities and Exchange Commission Registration Fee	$43,955
National Association of Securities Dealers, Inc. Filing Fee	$41,580
Blue Sky Expenses	$125,000
Legal Fees and Expenses	$250,000
Accounting Fees and Expenses	$125,000
Printing	$750,000
Advertising	$425,000
Miscellaneous	$482,000
Total	$2,242,535

ITEM 14.	Indemnification of Managers and Officers

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless its members or manager or other persons from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in a limited liability company’s limited liability company agreement.

Section 6.3 of the LLC Agreement of the Company, included in the prospectus as Exhibit A, provides for indemnification of the manager, its affiliates and individual officers under certain circumstances. Reference is made to such section of the LLC Agreement, and to “Summary of Our LLC Agreement — Indemnification” and “Fiduciary Responsibility — Indemnification” in the prospectus.

The above discussion of Section 18-108 and of the Company’s LLC Agreement is not intended to be exhaustive and is respectively qualified in its entirety by such statute and the Company’s LLC Agreement.

ITEM 15.	Recent Sales of Unregistered Securities

On October 3, 2006, the Company was capitalized with the issuance to each of ICON Capital Corp. and Thomas W. Martin of 1 Share for a purchase price of $1,000 per Share for an aggregate purchase price of $2,000. The Shares were purchased for investment and for the purpose of organizing the Company. The Company issued these Shares in reliance on an exemption from registration under Section 4(2) of the Securities Act.

ITEM 16.	Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit
No.	Exhibit

1.1	Form of Dealer-Manager Agreement***
1.2	Form of Selling Dealer Agreement
3.1	Certificate of Formation of ICON Leasing Fund Twelve, LLC filed with the Delaware Secretary of State.**
4.1	ICON Leasing Fund Twelve, LLC Limited Liability Company Agreement (included as Exhibit A to the prospectus)
4.2	Subscription Agreement, including the member signature page and power of attorney (included as Exhibit C to the prospectus)
5.1	Opinion of Arent Fox LLP with respect to the legality of the shares
8.1	Opinion of Arent Fox LLP with respect to certain tax matters
10.1	Form of Escrow Agreement***
23.1	Consent of Hays & Company LLP
23.2	Consent of Arent Fox LLP (included in Exhibit 5.1)
23.3	Consent of Arent Fox LLP (included in Exhibit 8.1)
24.1	Power of Attorney (included on Signature Page)**

**	Previously filed as an exhibit to the Registration Statement filed on November 13, 2006.

***	Previously filed as an exhibit to Amendment No. 1 to the Registration Statement filed on January 9, 2007.

(b) Financial Statement Schedules.

All schedules have been omitted as the requested information is inapplicable or is presented in the prospectus, the balance sheets, financial statements or related notes.

ITEM 17.	Undertakings

(a) Rule 415 Offering.

The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To send to each member at least on an annual basis a detailed statement of any transactions with the manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(5) To send to our members, within 45 days after the close of each quarterly fiscal period, the information specified by the Form 10-Q, if such report is required to be filed with the Securities and Exchange Commission.

(6) To send to our members the financial statements required by Form 10-K for the first full fiscal year of operations of the Company.

(7) That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The Company undertakes that in a primary offering of securities of the Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company; and

(iv)	Any other communication that is an offer in the offering made by the Company to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Manager of the Company (or controlling persons of the Manager or of the Company) pursuant to the provisions described under Item 14 above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the manager or controlling person of the manager or of the Company in the successful defense of any action suit or proceeding) is asserted by any such manager or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c) The Company further undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 describing each lease transaction not described in the prospectus or a prior supplement to the registration statement promptly after there arises a reasonable probability that such transaction will be acquired if the transaction would require a commitment by the Company of an amount of offering proceeds in excess of 10 percent of the offering proceeds received as of that date by the Company.

(d) The Company hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

TABLE VI

Acquisition of Equipment — Current Public Programs
December 31, 2005
(unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Income Fund Eight A L.P. for the three years ended December 31, 2005:

Original Lessee			Date	Total	Cash	Other Capitalized	Total
or Equipment User	Location	Equipment	Purchased	Financing(1)	Expended(2)	Costs(3)	Costs

Federal Express Corporation(4)	Memphis, TN	Aircraft	March 1, 2004	$15,904,827	$3,435,606	$580,213	$19,920,646

Playcore Wisconsin, Inc.	Various	Manufacturing equipment	December 15, 2005	—	4,161,200	—	4,161,200

Global Crossing Telecommunications, Inc.(5)	Various	Telecommunications equipment	December 30, 2005	—	2,060,000	—	2,060,000

				$15,904,827	$9,656,806	$580,213	$26,141,846

(1)	This represents the financing at the date of acquisition.

(2)	Cash expended is equal to cash paid plus amounts payable on equipment purchases and acquisition fees paid to its General Partner.

(3)	Other Capitalized Costs consist of legal fees capitalized, if applicable.

(4)	This equipment was acquired through a joint venture in which ICON Income Fund Eight A L.P. has a 90% ownership interest. This amount represents Fund Eight A’s ownership interest in the joint venture.

(5)	This equipment was acquired through a joint venture in which ICON Income Fund Eight A L.P. has a 12% ownership interest. This amount represents Fund Eight A’s ownership interest in the joint venture.

TABLE VI

Acquisition of Equipment — Current Public Programs — (Continued)
December 31, 2005
(unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Income Fund Eight B L.P. for the three years ended December 31, 2005:

Original Lessee			Date	Total	Cash	Acquisition	Total
or Equipment User	Location	Equipment	Purchased	Financing(1)	Expended(2)	Cost(3)	Costs

Federal Express Corporation(4)	Memphis, TN	Aircraft	March 11, 2003	$21,789,972	$3,505,674	$—	$25,295,646

				$21,789,972	$3,505,674	$—	$25,295,646

(1)	This represents the financing at the date of acquisition.

(2)	Cash expended is equal to cash paid plus amounts payable on equipment purchases and acquisition fees paid to its General Partner.

(3)	Other Capitalized Costs consist of legal fees capitalized, if applicable.

(4)	This equipment was acquired through a joint venture in which ICON Income Fund Eight B L.P. has a 90% ownership interest. This amount represents Fund Eight B’s ownership interest in the joint venture.

TABLE VI

Acquisition of Equipment — Current Public Programs — (Continued)
December 31, 2005
(unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Income Fund Nine, LLC for the three years ended December 31, 2005:

Original Lessee			Date	Total	Cash	Other Capitalized	Total
or Equipment User	Location	Equipment	Purchased	Financing(1)	Expended(2)	Costs(3)	Costs

Federal Express Corporation(4)	Memphis, TN	Aircraft	March 11, 2003	$2,421,108	$389,519	$—	$2,810,627
Wildwood Industries, Inc	Illinois	Manufacturing Equipment	April 30, 2003	—	1,390,500	—	1,390,500
Metaldyne Corporation	Various	Manufacturing Equipment	May 30, 2003	—	2,483,902	—	2,483,902
Advanced Micro Devices, Inc.	Texas	Manufacturing Equipment	June 20, 2003	—	6,582,996	—	6,582,996
Advanced Micro Devices, Inc.	Various	Memory Testing Equipment	July 24, 2003	—	4,697,707	—	4,697,707
Wildwood Industries, Inc	Illinois	Manufacturing Equipment	August 20, 2003	—	985,710	—	985,710
Wildwood Industries, Inc	Illinois	Manufacturing Equipment	September 24, 2003	—	1,199,950	—	1,199,950
Conwell Corp	Oklahoma	Various	September 30, 2003	—	2,061,041	—	2,061,041
Summit Asset Management Limited	United Kingdom	Technology equipment	December 31, 2003	—	4,454,000	—	4,454,000
Medco I	New Jersey	Computers	March 31, 2004	2,961,761	74,044	—	3,035,805
Medco II	New Jersey	Computers	March 31, 2004	1,708,399	42,710	—	1,751,109
Yamaha	California	Computers	March 31, 2004	3,309,340	82,734	—	3,392,074
GEICO	Various	Computers	April 1, 2004	—	1,567,218	—	1,567,218
CompUSA	Various	Phone system	December 31, 2004	—	177,868	—	177,868
Rite Aid Corporation	Various	Photo Minilabs	December 31, 2004	—	411,241	—	411,241
Short Hill/Hudson	New Jersey	Medical Equipment	December 31, 2004	—	2,045,902	—	2,045,902

				$10,400,608	$28,647,042	$—	$39,047,650

(1)	This represents the financing at the date of acquisition.

(2)	Cash expended is equal to cash paid plus amounts payable on equipment purchases and acquisition fees paid to its Manager.

(3)	Other capitalized costs consist of legal fees capitalized, if applicable.

(4)	This equipment was acquired through a joint venture in which ICON Income Fund Nine, LLC has a 10% ownership interest. This amount represents Fund Nine’s ownership interest in the joint venture.

TABLE VI

Acquisition of Equipment — Current Public Programs — (Continued)
December 31, 2005
(unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Income Fund Ten LLC, for the three years ended December 31, 2005:

Original Lessee			Date	Total	Cash	Other Capitalized	Total
or Equipment User	Location	Equipment	Purchased	Financing(1)	Expended(2)	Costs(3)	Costs

Air Atlanta Icelandic	Reykjavik, Iceland	Aircraft engine parts	September 1, 2003	$—	$3,600,000	$—	$3,600,000

Federal Express Corporation(4)	Memphis, TN	Aircraft	March 1, 2004	1,767,203	381,734	—	2,148,937

Government Employees Insurance Company(5)	Various	Technology equipment	April 1, 2004	—	4,330,626	—	4,330,626

ZIM Israel Navigation Co., Ltd.	Haifa, Israel	Container vessels	June 1, 2004	52,300,000	18,400,000	810,238	71,510,238

P.W. Supermarkets	Livermore, CA	Refrigeration equipment	July 1, 2004	—	1,309,951	—	1,309,951

CompUSA	Various	Phone system	December 31, 2004	—	2,993,901	—	2,993,901

Rite Aid Corporation	Various	Photo minilabs	December 31, 2004	—	9,098,024	—	9,098,024

ZIM Israel Navigation Co., Ltd.	Haifa, Israel	Container vessel	January 14, 2005	26,150,000	9,200,000	359,470	35,709,470

Summit Asset Management III	United Kingdom	Various	February 28, 2005	—	2,843,411	—	2,843,411

CompUSA	Various	Phone system	March 1, 2005	—	1,174,399	—	1,174,399

Williamson Production Service	New Iberia, LA	Cranes	April 1, 2005	—	894,048	—	894,048

Premier Telecom Contracts Limited(6)	United Kingdom	Bedside Entertainment Units	July — December 31, 2005	—	9,844,544	—	9,844,544

Global Crossing Telecommunications, Inc.(7)	Various	Telecommunications equipment	December 30, 2005	—	7,670,000	25,494	7,695,494

EAM Assets Limited(8)	United Kingdom	Industrial Gas Meters	December 30, 2005	—	5,617,625	27,500	5,645,125

AeroTV Limited(8)	United Kingdom	Digital Audio/Visual Entertainment Systems	December 30, 2005	—	2,786,037	—	2,786,037

				$80,217,203	$80,144,300	$1,222,702	$161,584,205

(1)	This represents the financing at the date of acquisition.

(2)	Cash expended is equal to cash paid plus amounts payable on equipment purchase or future purchases and acquisition fees paid to its Manager.

(3)	Other Capitalized Costs consist of legal fees capitalized, if applicable.

(4)	This equipment was acquired through a joint venture in which ICON Income Fund Ten, LLC has a 10% ownership interest. This amount represents Fund Ten’s ownership interest in the joint venture.

(5)	This equipment was acquired through a joint venture in which ICON Income Fund Ten, LLC has a 74% ownership interest. This amount represents Fund Ten’s ownership interest in the joint venture.

(6)	This equipment is being purchased at various intervals from July through December 31, 2005.

(7)	This equipment was acquired through a joint venture in which ICON Income Fund Ten, LLC had a 44% ownership interest. This amount represents Fund Ten’s ownership interest in the joint venture.

(8)	This equipment was acquired through a joint venture in which ICON Income Fund Ten, LLC has a 50% ownership interest. This amount represents Fund Ten’s ownership interest in the joint venture.

TABLE VI

Acquisition of Equipment — Current Public Programs — (Continued)
December 31, 2005
(unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Leasing Fund Eleven, LLC, for the three years ended December 31, 2005:

Original Lessee			Date	Total	Cash	Other Capitalized	Total
or Equipment User	Location	Equipment	Purchased	Financing(1)	Expended(2)	Costs(3)	Costs

Global Crossing Telecommunications, Inc.(4)	Various	Telecommunications equipment	December 30, 2005	$—	$7,670,000	$25,494	$7,695,494

EAM Assets Limited(5)	United Kingdom	Industrial Gas Meters	December 30, 2005	—	5,608,200	27,500	5,635,700

AeroTV Limited(5)	United Kingdom	Digital Audio/Visual Entertainment Systems	December 30, 2005	—	2,787,652	—	2,787,652

				$—	$16,065,852	$52,994	$16,118,846

(1)	This represents the financing at the date of acquisition.

(2)	Cash expended is equal to cash paid plus amounts payable on equipment purchase or future purchases and acquisition fees paid to its Manager.

(3)	Other Capitalized Costs consist of legal fees capitalized, if applicable.

(4)	This equipment was acquired through a joint venture in which ICON Leasing Fund Eleven, LLC had a 44% ownership interest. This amount represents Fund Eleven’s ownership interest in the joint venture.

(5)	This equipment was acquired through a joint venture in which ICON Leasing Fund Eleven, LLC has a 50% ownership interest. This amount represents Fund Eleven’s ownership interest in the joint venture.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 2, 2007.

ICON LEASING FUND TWELVE, LLC
(a Delaware limited liability company)

By: ICON Capital Corp., its Manager

By:	/s/ Beaufort J.B. Clarke
Name: Beaufort J.B. Clarke

Title:	Chief Executive Officer and
Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on February 2, 2007.

Signatures		Title(s)

/s/ Beaufort J. B. Clarke Beaufort J. B. Clarke		Chief Executive Officer and Chairman of ICON Capital Corp., the Manager of the Company; Principal Executive Officer

* Thomas W. Martin		Chief Operating Officer and Director of ICON Capital Corp.

/s/ Michael A. Reisner Michael A. Reisner		Executive Vice President and Chief Financial Officer of ICON Capital Corp.; Principal Financial Officer and Principal Accounting Officer

*By:	/s/ Joel S. Kress Joel S. Kress Attorney in Fact

EXHIBIT INDEX

Exhibit
No.	Exhibit

1.1	Form of Dealer-Manager Agreement***
1.2	Form of Selling Dealer Agreement
3.1	Certificate of Formation of ICON Leasing Fund Twelve, LLC filed with the Delaware Secretary of State**
4.1	ICON Leasing Fund Twelve, LLC Limited Liability Company Agreement (included as Exhibit A to the prospectus)
4.2	Subscription Agreement, including the member signature page and power of attorney (included as Exhibit C to the prospectus)
5.1	Opinion of Arent Fox LLP with respect to the legality of the Shares
8.1	Opinion of Arent Fox LLP with respect to certain tax matters
10.1	Form of Escrow Agreement***
23.1	Consent of Hays & Company LLP
23.2	Consent of Arent Fox LLP (included in Exhibit 5.1)
23.3	Consent of Arent Fox LLP (included in Exhibit 8.1)
24.1	Power of Attorney (included on Signature Page)**

**	Previously filed as an exhibit to the Registration Statement filed on November 13, 2006.

***	Previously filed as an exhibit to Amendment No. 1 to the Registration Statement filed on January 9, 2007.